  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1996

                                                        FILE NO. 333-05017
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                          UIH AUSTRALIA/PACIFIC, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        COLORADO                   4841                      84-1341958
     (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
      JURISDICTION       CLASSIFICATION CODE NO.)        IDENTIFICATION NO.)
   OF INCORPORATION OR
      ORGANIZATION)

                           4643 SOUTH ULSTER STREET
                            DENVER, COLORADO 80237
                                (303) 770-4001
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               BERNARD G. DVORAK
                            CHIEF FINANCIAL OFFICER
                          UIH AUSTRALIA/PACIFIC, INC.
                           4643 SOUTH ULSTER STREET
                            DENVER, COLORADO 80237
                                (303) 770-4001
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                             GARTH B. JENSEN, ESQ.
                           HOLME ROBERTS & OWEN LLC
                           1700 LINCOLN, SUITE 4100
                            DENVER, COLORADO 80203
                                (303) 861-7000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                          UIH AUSTRALIA/PACIFIC, INC.

                                    FORM S-4

                             REGISTRATION STATEMENT

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

  ITEM                                             LOCATION OR CAPTION
 NUMBER DESIGNATION IN FORM S-1                       IN PROSPECTUS
 ------ -----------------------                    -------------------
 A.     INFORMATION ABOUT THE TRANSAC-
         TION
   1.   Forepart of the Registration
         Statement Outside Front Cover
         Page of Prospectus............   Cover Page
   2.   Inside Front and Outside Back
         Cover Pages of Prospectus.....   Inside Front and Outside Back Cover
   3.   Risk Factors, Ratio of Earnings   Pages
         to Fixed Charges and Other
         Information...................   Prospectus Summary; Risk Factors
   4.   Terms of the Transaction.......   The Exchange Offer
   5.   Pro Forma Financial
         Information...................   Not Applicable
   6.   Material Contracts with Company
         being Acquired................   Not Applicable
   7.   Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be
         Underwriters..................   Not Applicable
   8.   Interests of Named Experts and
         Counsel.......................   Legal Matters; Experts
   9.   Disclosure of Commission
         Position on Indemnification
         for Securities Act
         Liabilities...................   Not Applicable
 B.     INFORMATION ABOUT THE REGIS-
         TRANT
  10.   Information with Respect to S-3
         Registrants...................   Not Applicable
  11.   Incorporation of Certain
         Information by Reference......   Not Applicable
  12.   Information with Respect to S-2
         or S-3 Registrants............   Not Applicable
  13.   Incorporation of Certain
         Information by Reference......   Not Applicable
 C.     INFORMATION ABOUT THE COMPANY
         BEING ACQUIRED
  14.   Information with Respect to
         Registrants Other than S-3 or
         S-2 Registrants...............   Outside Front Cover Page; Prospectus
                                          Summary; Risk Factors;
                                          Capitalization; Selected Consolidated
                                          Financial Data; Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations;
                                          Business; Regulation; Corporate
                                          Organizational Structure; Management;
                                          Certain Relationships; Australis
                                          Transaction; Security Ownership;
                                          Description of Other Debt;
                                          Description of Senior Notes

  15.   Information with Respect to S-3
         Companies.....................   Not Applicable
  16.   Information with Respect to S-2
         or S-3 Companies..............   Not Applicable
  17.   Information with Respect to
         Companies Other than S-3 or S-
         2 Companies...................   Not Applicable
 D.     VOTING AND MANAGEMENT INFORMA-
         TION
  18.   Information if Proxies,
         Consents or Authorizations are
         to be Solicited...............   Not Applicable
  19.   Information if Proxies,
         Consents or Authorizations are
         not to be Solicited or in an
         Exchange Offer................   Management; Certain Relationships;
                                          Security
                                          Ownership

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 26, 1996

PROSPECTUS
    , 1996
                           OFFER FOR ALL OUTSTANDING
          14% SENIOR DISCOUNT NOTES DUE 2006, SERIES A IN EXCHANGE FOR
                14% SENIOR DISCOUNT NOTES DUE 2006, SERIES B OF
                          UIH AUSTRALIA/PACIFIC, INC.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
              NEW YORK CITY TIME, ON      , 1996, UNLESS EXTENDED

  UIH Australia/Pacific, Inc., a Colorado corporation (the "Issuer"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount at maturity of up to $443,000,000 of 14% Senior Discount Notes due 2006, Series B (the "New Notes") of the Issuer for a like principal amount at maturity of the issued and outstanding 14% Senior Discount Notes due 2006, Series A (the "Old Notes" and, together with the New Notes, the "Notes") of the Issuer from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except (i) for certain transfer restrictions and registration rights relating to the Old Notes and (ii) that,
if the Exchange Offer is not consummated by          , 1996, or the Company
fails to comply with certain other registration obligations with respect to the Old Notes, the Company is required to pay liquidated damages to the Holders of the Notes in an amount equal to the rate per annum of up to 2.50% of the Accreted Value (as defined) of the Old Notes (the "Liquidated Damages") from and including August 13, 1996, until but not including the date of the consummation of the Exchange Offer or, as the case may be, compliance by the Company with such other registration obligations. Any Liquidated Damages will be payable in cash semiannually in arrears each May 15 and November 15, commencing November 15, 1996.

  If the Issuer does not consummate on or prior to May 15, 1997, an issuance of capital stock resulting in gross proceeds to the Issuer of at least $70.0 million (an "Equity Sale"), then from such date the principal amount of the Notes will accrete, and from and after May 15, 2001, cash interest will accrue on the Notes, at an additional 0.75% per annum, until such time as the Issuer effects an Equity Sale. In addition, if the Issuer does not consummate an Equity Sale on or prior to November 15, 1997, the then holders of the Notes will be entitled to receive warrants (the "Warrants") to purchase common stock of the Issuer or, in certain circumstances, of the immediate parent of the Issuer ("Parent"). The Notes and Warrants are collectively referred to herein as the "Securities." See "Description of the Securities" and "Certain U.S. Income Tax Considerations."

  The Notes will mature on May 15, 2006 and will be redeemable at the option of the Issuer on or after May 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to May 15, 1999, the Issuer may redeem up to 33% of the aggregate principal amount at maturity of the Notes with the net proceeds of certain public or private sales of equity interests of the Issuer at a redemption price equal to 113% of the Accreted Value thereof on the redemption date; provided that not less than 67% of the principal amount at maturity of the Notes originally issued are outstanding immediately after giving effect to such redemption. Upon a Change of Control, each holder of the Notes will have the right to require the Issuer to purchase such holder's Notes at 101% of the Accreted Value thereof in the case of any such purchase prior to May 15, 2001 or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest in the case of any such purchase on or after May 15, 2001. There can be no assurance that the Issuer will have available funds sufficient to pay for all of the Notes that might be delivered by holders of the Notes upon a Change of Control.
                                                        (Continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR HAS ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-TIES AND EXCHANGE COMMISSION OR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. HAS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(Continued from previous page)

  The Old Notes were issued at a substantial discount from their principal amount at maturity. Except for any Special Interest, cash interest will not accrue on the Notes prior to May 15, 2001. Commencing November 15, 2001, cash interest on the Notes will be payable on May 15 and November 15 of each years at a rate of 14% per annum. For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Original Issue Discount on the New Notes will accrue from the date of original issuance of the Old Notes. Holders whose Old Notes are accepted for exchange may, in the limited circumstances referred to above, have the right to receive, in cash, Special Interest (if any) thereon.

  The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreements (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. The Issuer acknowledges and each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined) and ending at the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Notes will be senior unsecured obligations of the Issuer and will rank pari passu in right and priority of payment with all existing and future indebtedness of the Issuer, other than indebtedness that by its terms is expressly subordinated in right and priority of payment to the Notes. As of the date hereof, the Issuer has no significant outstanding indebtedness other than the Notes. The Issuer conducts all of its business through its subsidiaries and the Notes will be effectively subordinated to the claims of creditors of such subsidiaries. As of March 31, 1996, on a pro forma basis after giving effect to the Offering and the estimated use of proceeds therefrom, the consolidated liabilities of the Issuer and its subsidiaries (including trade payables of subsidiaries) would have been approximately $243.7 million (including $225.1 million with respect to the Notes), all of which, except for the Notes, would have been obligations of the Issuer's subsidiaries and structurally senior to the Notes. See "Use of Proceeds."

  If issued, each Warrant will entitle the holder thereof to purchase one share of Common Stock at an exercise price per share equal to the fair market value thereof, assuming an equity valuation of the Issuer of $150.0 million. Upon exercise, the holders of Warrants would be entitled, in the aggregate, to purchase Common Stock which would represent 3.0% of the Common Stock determined on a fully diluted basis after giving effect to the exercise of the Warrants. The Warrants will expire on May 15, 2006. See "Description of the Securities--Description of the Warrants."

  The Issuer will not receive any proceeds from the Exchange Offer. The Issuer will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, the Issuer will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer." The Notes have been approved for trading in the Private Offering, Resale and trading through Automated Linkages ("PORTAL") market upon issuance.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission, a Registration Statement on Form S-4 under the Securities Act, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048.

                                    *  *  *

  The Company intends to furnish holders of the Senior Notes with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                                    *  *  *

  Until         (90 days after the date of this Prospectus) all dealers
effecting transactions in the New Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context requires, the "Issuer" refers to UIH Australia/Pacific, Inc, a majority owned subsidiary of United Australasian Communications, Inc. ("UAC"), which is an indirect wholly-owned subsidiary of United International Holdings, Inc. ("UIH"), and the "Company" refers collectively to the Issuer, its subsidiaries and non-majority owned affiliates and their respective predecessors. The Issuer owns, through directly and indirectly held interests, a combined 94% economic interest in two Australian companies, CTV Pty Ltd. ("CTV") and STV Pty Ltd. ("STV"), which are collectively referred to herein as "Communications and Entertainment Television" or "CEtv." The "Operating Companies" refer to CEtv and XYZ, Saturn, Telefenua and United Wireless (each as defined below). Unless the context requires otherwise, "UIH" includes UIH and all of its subsidiaries other than the Issuer and its subsidiaries. All references to "$" or "dollars" are to U.S. dollars. For information regarding foreign currency amounts translated to U.S. dollars, see "Exchange Rate Data."

                                  THE COMPANY

OVERVIEW

  The Company, a leading provider of multi-channel television services in the Australia and Pacific region, is currently constructing and operating multi-channel television systems in three markets: (i) Australia, in which the Company is constructing and operating wireless cable ("MMDS") systems and marketing a direct-to-home ("DTH") service in its regional franchise areas which encompass approximately 1.5 million serviceable television homes; (ii) New Zealand, in which the Company is constructing a wireline cable and telephony system intended to pass approximately 135,000 homes; and (iii) Tahiti, in which the Company has completed the initial phase of construction and is operating an MMDS system which, upon completion, will pass approximately 31,000 homes. In addition, the Company's other assets include a 25% interest in XYZ Entertainment Pty Ltd. ("XYZ"), a programming company which provides four channels to the Australian multi-channel television market as part of the eight channel "Galaxy" package. To date, UIH, the Company's parent, and its partners have invested significant capital and have devoted substantial management resources and expertise to establish the infrastructure necessary to implement a rapid roll-out of the Company's operating systems. As of May 31, 1996, the Company's multi-channel television systems and operations were capable of serving over 1.1 million homes of which 170,596 had been marketed and 29,145 were subscribers.

CETV (AUSTRALIA)

  The Company believes that Australia, the largest undeveloped English speaking multi-channel television market in the world, represents an attractive market for multi-channel television providers. Prior to 1995, subscription television services were not available on a wide scale basis and, as a result, current market penetration for such services is less than 3%. However, there exists strong demand for television programming, as evidenced by high average daily television viewing, high television and videocassette recorder ("VCR") penetration and the early success of the multi-channel television industry. In addition, Australia is a mature economy with a high GDP per capita, characteristics which the Company believes are favorable to multi-channel television growth.

  The Company owns, directly and indirectly, a combined 94% economic interest (and has agreed to acquire the remaining 6% economic interest, subject to certain conditions) in CEtv, which has acquired virtually all of the available MMDS licenses in an area encompassing approximately 1.5 million serviceable television homes in Australia. CEtv's franchise areas represent approximately 25% of the Australian market. CEtv has strategically focused on regional areas located outside of Australia's largest capital cities. CEtv is currently the only multi-channel television provider in markets representing over 90% of these serviceable homes and believes that it has several competitive advantages over any potential competitor in its markets. Of the serviceable homes in its franchise areas, CEtv believes that approximately 800,000 homes are in markets which CEtv will serve primarily by MMDS. CEtv is servicing homes in its MMDS markets that are not reachable by its MMDS signals with a DTH service which CEtv is marketing in its franchise areas on an exclusive basis. CEtv launched MMDS service in August 1995 and as of May 31, 1996 had completed construction and launched service in markets that contained an aggregate of approximately 422,000 homes. As of such date, CEtv had completed its initial direct marketing program to approximately 148,600 of these homes, and had 21,412 metropolitan subscribers, representing a 14% penetration rate of marketed homes. In addition, in March 1996, CEtv began marketing its programming services via DTH in less densely populated areas outside its MMDS markets that are more efficiently served by DTH technology. These DTH service areas contain approximately 700,000 homes, the majority of which are located within a fifty-kilometer radius of its MMDS markets. As of May 31, 1996, CEtv has 2,212 DTH subscribers in these markets. CEtv also plans to construct wireline cable networks in two small regions in its franchise areas containing an aggregate of approximately 25,700 serviceable homes. CEtv expects to complete construction and launch service to all of its 1.5 million potential customers by the end of 1996.

  The Company believes that programming is a critical component in building successful multi-channel television systems. CEtv has entered into franchise agreements providing it with the right through 2004 (which is extendable at CEtv's option through 2014) to distribute the eight-channel Galaxy package over all transmission technologies (MMDS, DTH and wireline cable) in its franchise areas. See "Business--CEtv (Australia)--Australis Franchise Agreements" and "Risk Factors--Reliance on Australis and Other Principal Suppliers." The Galaxy package, the most widely distributed programming package in Australia, was developed exclusively for the Australian market by several of the world's leading programming companies including Paramount Pictures Corporation ("Paramount"), Sony Pictures Entertainment Inc. ("Sony"), Universal City Studios, Inc. ("Universal"), Twentieth Century Fox ("Fox") and Viacom International, Inc. ("Viacom"). The Galaxy package includes two movie services (Showtime and Encore), Fox Sports, two general entertainment services (TV-1 and Arena), Australia's only 24-hour music video service (Red) and two family programming services (Nickelodeon/Nick at Nite and The Discovery Channel). To supplement the Galaxy package, CEtv has also secured additional programming on a non-exclusive basis from providers of both locally-originated and satellite-delivered programming services including CNN International, Turner Network Television (TNT), Cartoon Network, Country Music Television (CMT), Asia Business News (ABN), BBC World News and World Movies, a premium channel which is currently only available to its MMDS subscribers.

XYZ (AUSTRALIAN PROGRAMMING)

  Through its 25% interest in XYZ, the Company provides four of the eight channels offered in the Galaxy package. XYZ's channels consist of Nickelodeon/Nick at Nite, The Discovery Channel, Arena and Red. XYZ has entered into an agreement that provides for carriage of its four channels by virtually all existing Australian MMDS and DTH providers, including CEtv, Australis Media Limited ("Australis") and East Coast Television Pty Limited ("ECT"), as well as by the largest cable television operator in Australia, Foxtel Management Pty Limited ("Foxtel"). The Company believes that this agreement, which extends through 2010 for MMDS and DTH subscribers and 2020 for Foxtel subscribers and provides for fixed per subscriber prices (and in the case of Foxtel, substantial minimum subscriber guarantees), will cause XYZ's programming package to be available to virtually all of Australia's 6.0 million television households through at least 2010. Foxtel, which owns 50% of XYZ, is a joint venture between News Corporation Limited and Telstra Corporation Limited ("Telstra"), the Australian government-owned telephone company. The Company's other partner in XYZ is Century Communications Corp. ("Century"), a large U.S. multiple system cable operator and the parent of ECT. XYZ launched its channels in April 1995 and as of May 31, 1996, XYZ provided its channels to approximately 200,000 subscribers in Australia.

SATURN (NEW ZEALAND)

  The Company believes that New Zealand is an attractive market for multi-channel television providers. New Zealand has a demographic profile similar to Australia, including high per capita income and strong television and VCR penetration. In addition, New Zealand permits operators to offer combined multi-channel television and telephony services over one network. The New Zealand multi-channel television market is also relatively undeveloped with only one competitor currently offering a five-channel UHF subscription service.

  The Company owns a 100% of Saturn Communications Limited ("Saturn"), which has begun constructing an integrated wireline cable network that will allow it to provide multi-channel television services to approximately 135,000 homes in the Wellington area as well as business and residential telecommunications services. Wellington is New Zealand's capital and its second largest city. Saturn expects construction of its Wellington network to be completed in 1997. In addition, Saturn owns a wireline cable television system on the Kapiti Coast, north of Wellington, that as of May 31, 1996, passed approximately 6,000 homes, of which approximately 4,500 had been marketed, and serviced approximately 1,150 subscribers.

TELEFENUA (TAHITI)

  The Company believes Tahiti is an attractive multi-channel television market due to the favorable competitive environment, Tahiti's relatively high income levels and the Tahitian consumers' high propensity to spend on entertainment. The Company holds an indirect 90% economic interest in Telefenua S.A. ("Telefenua"), a Tahitian MMDS operator that holds 30-year local franchises, many of which are exclusive, to provide multi-channel television services to approximately 31,000 serviceable homes on the islands of Tahiti and Moorea. Telefenua has completed the initial phase of construction of its MMDS system and is currently marketing its 14-channel service to approximately 17,500 homes. As of May 31, 1996, Telefenua had approximately 4,400 subscribers (representing a 25% penetration rate) paying an average monthly rate of approximately $65. Telefenua is currently expanding its network to reach all 31,000 serviceable homes in its franchise areas. Telefenua's only subscription television competitor offers a single-channel UHF-delivered service for approximately the same price as Telefenua's service. See "Regulation--Tahiti."

UNITED WIRELESS (AUSTRALIAN MOBILE DATA)

  In September 1995, the Company acquired a 100% interest in BellSouth Mobile Data Australia Pty Limited ("BellSouth Mobile Data"), which was renamed United Wireless Pty Limited ("United Wireless"), a provider of two-way wireless mobile data services in Australia. United Wireless is providing wireless data services on a limited basis in Sydney, Melbourne and Brisbane. The wireless mobile and fixed data industry is in an early stage of development; services were first introduced on a limited basis in 1992. In order to meet growing demand for its services, United Wireless is in the process of expanding and upgrading its existing networks and deploying additional networks in other capital cities.

COMPANY STRENGTHS

  The Company believes that it is well positioned to capitalize on its progress to date and to establish itself as a leading provider of multi-channel television and related services in each of its markets. The Company benefits from the following:

  . ATTRACTIVE DEMOGRAPHICS OF TARGET POPULATIONS. Each of the countries in which the Company operates has demographics and other characteristics that are favorable to multi-channel television operators. Australia, New Zealand and Tahiti are all characterized by high per capita incomes and high television and VCR penetration rates. Television viewers in those countries, however, have limited over-the-air television options. In addition, consumers in each of these markets are generally receptive to new technologies and services, as demonstrated by their high cellular telephone penetration rates. The following table summarizes selected demographic characteristics of the Company's markets, compared to the comparable statistic for the more mature multi-channel television markets of the United States and the United Kingdom:

                             GDP PER              YEARS OF   TELEVISION SUBSCRIPTION  CELLULAR
                             CAPITA  HOMES WITH SUBSCRIPTION   HOMES     TELEVISION   TELEPHONE
                             IN 1994 TELEVISION  TELEVISION   WITH VCR  PENETRATION  PENETRATION
                             ------- ---------- ------------ ---------- ------------ -----------
    United States........... $25,900     99%         40+         80%         66%          13%
    Australia...............  19,544     99           1          85           3           17
    New Zealand.............  16,484     99           6          78          17           10
    Tahiti..................  14,340     99           2          66          21          N/A
    United Kingdom..........  15,800     97          12          72          23           10

  . LICENSE RIGHTS/LIMITED COMPETITION. CEtv believes that its exclusive MMDS licenses, franchise agreements and status as the first entrant in its markets provide significant competitive advantages in its franchise areas. CEtv owns virtually all of the available MMDS licenses exclusive in its franchise areas and is aggressively constructing its systems and marketing its services. CEtv believes that its early entrance into and rapid construction throughout its markets will enable it to continue to build customer loyalty and establish a meaningful subscriber base within the next twelve months. CEtv believes that the relatively low housing densities and relatively small size of the individual markets in the substantial majority of its franchise areas generally do not support the higher cost of wireline cable construction. In addition, CEtv has entered into franchise agreements providing it with the exclusive right through 2004 (which is extendable at CEtv's option through 2014) to offer the Galaxy programming package over all technologies (MMDS, DTH and wireline cable) in its franchise areas. These franchise agreements provide that the franchisor will not grant the right to any other person to transmit the Galaxy package over any transmission technology in CEtv's franchise areas. See "Business--CEtv (Australia)--Australis Franchise Agreements."

   Similarly, Telefenua has secured exclusive MMDS spectrum and 30-year local franchise rights, the majority of which are exclusive, on the islands of Tahiti and Moorea. Tahitians have limited television viewing options with only two free-to-air broadcast channels and one subscription television service offering a single channel of movies and sports programming at approximately the same price as Telefenua's 14-channel service.

  . SECURED PROGRAMMING RIGHTS. The Company has secured attractive and diverse programming for each of its markets. In Australia, CEtv has entered into franchise agreements providing it with the exclusive right through 2004 (which is extendable at CEtv's option through 2014) to offer the Galaxy programming package over all technologies (MMDS, DTH and wireline cable) in all of its franchise areas. See "Business-- CEtv(Australia)--Australis Franchise Agreements." Management believes that the Galaxy channels represent the premier programming package available in Australia and that CEtv's right to broadcast the Galaxy package provides a significant competitive advantage in substantially all of its franchise areas. CEtv has secured additional satellite-delivered programming services, including CNBC, TNT, BBC World Service and CMT, to supplement the Galaxy package to its MMDS customers.

   Saturn offers a basic package of 22 channels and is actively seeking to expand its channel line-up, including the introduction of pay-per-view services. There are currently only four national broadcast networks in New Zealand and one multi-channel television provider which offers a five-channel UHF delivered subscription service. Telefenua provides a basic and premium package consisting of nine and fourteen channels, all of which, except for CNN International and ESPN International, are in French (the primary language spoken in Tahiti). There are currently two national networks in Tahiti and one competing subscription television operator which provides a single-channel service for approximately the same price as Telefenua's 14-channel service.

  . SUCCESSFUL SERVICE LAUNCH. CEtv and Telefenua have successfully launched their respective services and have achieved high penetration rates through aggressive and focused marketing. As of May 31, 1996, CEtv had launched MMDS service in markets containing approximately 422,000 homes. CEtv believes that its operating results to date demonstrate that there is strong demand for its services. As of May 31, 1996, CEtv had achieved a penetration rate of 14% of those homes in its franchise areas for which CEtv had completed its initial direct marketing program. CEtv plans to complete construction of its MMDS systems and initiate the marketing of rural DTH services in all of its franchise areas (encompassing approximately 1.5 million serviceable homes) by the end of 1996.

   Telefenua has completed construction of its MMDS system in areas containing approximately 17,500 homes and expects to complete the construction of its systems by the end of 1996. As of May 31, 1996, Telefenua completed its initial marketing to these homes and had already achieved a 25% penetration rate. XYZ began offering its programming service in April 1995, and as of May 31, 1996, XYZ's channels were distributed to approximately 200,000 subscribers.

  . ABSENCE OF PRICING REGULATION. The Company's systems are generally not subject to pricing or tiering restrictions and have limited content requirements. See "Regulation." These regulatory environments will enable the Company to pursue optimal multi-channel television pricing and programming structures, including attractive basic rates to maximize penetration with incremental charges for additional services such as expanded tiers and premium channels.

  . STRONG LOCAL MANAGEMENT. Each of the Company's operating systems are managed by a team of experienced professionals selected by UIH. These management teams consist of senior professionals who have participated in the successful launch and management of multi-channel television operations in the U.S. and international markets. In addition, UIH provides management and technical support to each of the Company's multi-channel television systems under the terms of technical service agreements (each, a "Technical Service Agreement"). See "Certain Relationships."

SPONSORSHIP BY UNITED INTERNATIONAL HOLDINGS, INC.

  The Issuer is an indirect majority owned subsidiary of UIH, a leading provider of multi-channel television services outside the United States. UIH together with its strategic and financial partners, have ownership interests in multi-channel television systems in operation or under construction in 24 countries in Europe, Latin America, Asia and the Pacific. As of December 31, 1995, UIH's multi-channel television systems had approximately 8.5 million television homes in their respective service areas, passed approximately 4.7 million homes and had approximately 2.5 million subscribers. Many of these multi-channel television systems were built by, or are currently in construction under the direction and management of, UIH. Through May 31, 1996, UIH and its partners had invested total debt and equity capital of approximately $142.0 million to fund the initial construction and marketing of the Operating Companies. In addition, UIH also invested a total of approximately $50.7 million in cash and preferred stock to acquire an additional 40% interest in CEtv.

  UIH and each of CEtv, Saturn and Telefenua are parties to Technical Service Agreements, pursuant to which UIH provides its expertise in system design and engineering, construction, marketing, programming acquisition, subscriber management and other areas critical for the success of each Operating Company for a fee based, in part, upon the revenues of such Operating Companies. In addition, UIH and the Company are parties to a management agreement (the "UIH Management Agreement"), pursuant to which UIH performs certain administrative, accounting, financial reporting and other services for the Company for a fee. See "Certain Relationships."

AUSTRALIS TRANSACTION AND AUSTRALIS SETTLEMENT

  On April 19, 1996, a group consisting of Publishing and Broadcasting Limited ("PBL"), Lenfest Communications Inc. ("Lenfest"), UIH, and Guiness Peat Group PLC ("Guiness Peat") (the "Guarantors") committed (the "Australis Transaction") to make or procure guarantees for a total of $125.0 million of obligations of Australis, a principal supplier of CEtv's programming, under a new Australis bank facility (the "Australis Bank Facility"). The Company understands that approximately $105 million of the available credit and other cash on hand had been drawn as of June 15, 1996. Pursuant to the Australis Transaction, UIH formed a subsidiary ("UIH AML") that guaranteed $10.0 million of the Australis Bank Facility (the "Australis Guarantee"). UIH contributed $10.0 million in cash to UIH AML, which cash was used to collateralize the guarantee. The Issuer acquired UIH AML on May 14, 1996 for $10.0 million in cash. In connection with the Australis Transaction, UIH AML received warrants to purchase approximately
4.2 million ordinary shares or convertible notes of Australis at an exercise price of A$0.20 per share (the "Australis Warrants"). UIH AML has agreed to acquire $4.0 million of ordinary shares of convertible notes of Australis by converting a portion of the Australis Guarantee or exercising the Australis Warrants, subject to certain conditions described below. See "Australis Transaction."

  Pursuant to the terms of its franchise agreements with Australis, CEtv was granted the exclusive license and right to distribute the Galaxy programming package in its franchise areas. In March 1995, Australis granted Foxtel a license to distribute the Galaxy package over cable television systems throughout Australia, including CEtv's franchise areas. The Company believes that because of such action Australis was in breach of its franchise agreements. Foxtel is currently distributing Galaxy programming on its cable television system in the Gold Coast. On June 19, 1996, CEtv and the Company agreed, subject to certain conditions described below, to settle their dispute with Australis with respect to this matter (the "Australis Settlement"). As part of the Australis Settlement, the parties agreed that Australis is entitled to grant Foxtel the non-exclusive right to distribute Galaxy programming by cable, but that Foxtel may not sublicense or assign this right without CEtv's consent. Australis agreed to pay to CEtv an amount equal to the amount Australis received from Foxtel for programming service for the period from March 1995 through June 30, 1996, less the amount Australis paid to third party programming suppliers for such programming with respect to Foxtel subscribers located in CEtv's franchise areas during such period. In addition, from June 30, 1996 though the term of the franchise agreements, CEtv has the right to in its sole discretion, to either: (i) sublicense to Foxtel the right to transmit the services provided to it by Australis (and any other services) by cable transmission in its franchise areas or (ii) require Australis to pay to it an amount each month equal to the sum of (a) the greater of A$4.50 per subscriber and all revenues (less programming costs) per subscriber during such month received under the agreement between Foxtel and Australis with respect to Foxtel subscribers located in CEtv's franchise areas and (b) an additional amount (if any) to put CEtv in the position that it would have been in had it sublicensed the services provided to it by Australis directly to Foxtel. The Company believes that, because its programming costs are less than the revenue to be generated by sublicensing such programming to Foxtel, the benefits to be gained from this portion of the Australis Settlement will be substantial over the years. As part of the Australis Settlement, Australis agreed to extend the term of the franchise agreements by five years to an initial 15-year term and amended favorably certain financial and strategic terms of the franchise agreements. Effectiveness of the Australis Settlement is subject to completion of anticipated financing to Australis of at least $250 million, including at least $50 million of equity (the "Australis Financing"), which conditions may be waived by the Company and CEtv. See "Business--CEtv (Australia)-- Competition" and "Risk Factors--Reliance on Australis and Other Principal Suppliers." In connection with the Australis Settlement, the Company and Australis have agreed for the Company to purchase Australis' 6% interest in CEtv for approximately $8.0 million.

OTHER

  The Issuer was incorporated in 1994 as a Colorado corporation. The principal executive office of the Company is located at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, and its telephone number is (303) 770-4001.

                               THE EXCHANGE OFFER

Securities Offered..........  Up to $443.0 million principal amount at maturity of New Notes. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and reg-istration rights relating to the Old Notes and except for certain special interest provisions relating to the Old Notes summarized below under "--The New Notes."

The Exchange Offer..........  The New Notes are being offered in exchange for a like principal amount at maturity of Old Notes. The issuance of the New Notes is intended to sat-isfy obligations of the Company contained in the Registration Rights Agreement (the "Registration Rights Agreement") dated May 14, 1996, by and among the Issuer, Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorpo-rated as the initial purchasers with respect to the initial sale of the Old Notes (the "Initial Purchasers"). For procedures for tendering, see "The Exchange Offer."

Expiration Date;
 Withdrawal.................  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on      , 1996, or such later
                              date and time to which it is extended (the "Expi-ration Date"). Each holder tendering Old Notes must acknowledge that it is not engaging in, nor intends to engage in, a distribution of the New Notes. The tender of the Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be re-turned without expense to the tendering holder thereof as promptly as practicable after the ex-piration or termination of the Exchange Offer.

Federal Income Tax
 Consequences...............  In the opinion of counsel, the exchange of Notes pursuant to the Exchange Offer should not consti-tute a taxable exchange for federal income tax purposes. See the discussion under "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds.............  There will be no proceeds to the Issuer from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  American Bank National Association is serving as
                              Exchange Agent in connection with the Exchange Offer.

Shelf Registration
 Statement..................  Under certain circumstances, certain holders of
                              Notes (including holders who may not participate in the Exchange Offer, or who may not freely re-sell New Notes received in the Exchange Offer) may require the Issuer to file, and cause to be-come effective, a shelf registration statement under the Securities Act, which would cover re-sales of Notes by such holders. See "Description of Notes--Registration Rights."

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

  Generally, Holders of Old Notes (other than any Holder who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such New Notes are acquired in the ordinary course of the Holders' business and such Holders, other than brokers-dealers, are not engaged in do not intend to engage in and have no arrangement or understanding with any person to participate in, a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Issuer has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such New Notes reasonably requests in writing. Unless the Issuer is so requested the Issuer does not intend to register or qualify the sale of the New Notes in any such jurisdictions. If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to provisions of the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer contained in the legend on the Old Notes. In general, Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange" and "Registration Rights--The Notes."

                                 THE NEW NOTES

  The terms of the New Notes and the Old Notes are identical in all material respects, except (i) for certain transfer restrictions and registration rights relating to the Old Notes and (ii) that, if the Exchange Offer is not
consummated by      , 1996, or if the Company fails to comply with certain
other registration obligations with respect to the Old Notes, Liquidated Damages shall accrue on the Old Notes at a rate of up to 2.50% per annum of the Accreted Value of the Old Notes. Any Liquidated Damages on the Old Notes will be payable in cash semiannually in arrears each May 15 and November 15, commencing November 15, 1996. See "Registration Rights--The Notes."

Securities Offered..........  Up to $443.0 million principal amount at maturity of 14% Senior Discount Notes Due 2006, Series B.

Maturity....................  May 15, 2006.

Yield and Interest..........  14% per annum (computed on a semiannual bond equivalent basis) calculated from May 14, 1996. Cash interest on the Notes will not accrue prior to May 15, 2001. Thereafter, cash interest on the Notes will accrue at a rate of 14% per annum, and will be payable semi-annually on each May 15 and November 15, commencing November 15, 2001. If the Issuer does not consummate, subsequent to the Is-sue Date and on or prior to May 15, 1997, an Eq-uity Sale, then from such date through May 15, 2001 the principal amount of the Notes will accrete, and, from and after May 15, 2001, cash interest will accrue on the Notes, at an addi-tional 0.75% per annum, until such time as the Issuer effects an Equity Sale.

Contingent Warrants.........  If the Issuer does not effect an Equity Sale sub-
                              sequent to the Issue Date and on or prior to No-vember 15, 1997, the holders of the Notes will be entitled to receive Warrants exercisable for 3.0% of the Common Stock of the Issuer or, in certain circumstances, of Parent, on a fully diluted ba-sis as of the date of such issuance after giving affect to the exercise of such Warrants. See "De-scription of the Securities--Description of the Warrants" and "Description of Capital Stock."

Federal Income Tax
 Matters....................  The Old Notes were issued on May 14, 1996, at an issue price of $508.16 per $1,000 principal amount at maturity. The New Notes will have sub-stantial "original issue discount" for United States federal income tax purposes. Thus, al-though cash interest will not be payable on the Notes prior to November 15, 2001, original issue discount will accrue from the issue date of the Notes and will generally be included as interest income periodically in a Noteholder's gross in-come for United States federal income tax purposes in advance of receipt of the cash pay-ments to which the income is attributable. See "Certain U.S. Income Tax Considerations--Taxation of Original Issue Discount."

Optional Redemption.........  The Notes may be redeemed, in whole or in part, at the option of the Issuer, at any time on or after May 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time prior to May 15, 1999, the Issuer may redeem up to 33% of the aggregate principal amount at matu-rity of the Notes with the net proceeds of cer-tain public or private sales of equity interests of the Issuer at a redemption price equal to 113% of the Accreted Value thereof on the redemption date; provided that not less than 67% of the principal amount at maturity of the Notes origi-nally issued are outstanding immediately after giving effect to such redemption. See "Descrip-tion of the Securities--Description of the Notes--Redemption."

Ranking.....................  The Notes will be senior unsecured obligations of the Issuer and will rank pari passu in right and priority of payment with all existing and future indebtedness of the Issuer, other than indebted-ness that by its terms is expressly subordinated in right and priority of payment to the Notes. The Issuer conducts all of its business through its subsidiaries and the Notes will be effec-tively subordinated to the claims of creditors of such subsidiaries. As of March 31, 1996, after giving effect to the sale of the Old Notes and the use of proceeds therefrom, the Issuer and its subsidiaries would have had an aggregate of ap-proximately $243.7 million of consolidated lia-bilities outstanding (including trade payables of subsidiaries and the Notes) all of which except for the Notes, would have been obligations of the Issuer's subsidiaries and effectively rank prior in right of payment to the Notes. See "Capital-ization."

Change of Control...........  Upon a Change of Control, each holder of the
                              Notes will have the right to require the Issuer to purchase such holder's Notes at 101% of the Accreted Value thereof, in the case of any such purchase prior to May 15, 2001, or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, in the case of any such purchase on or after May 15, 2001. A Change of Control includes the sale by the Issuer of substantially all of its assets. As what con-stitutes "substantially all of its assets" has not been quantified under applicable law, it may not be possible for the Trustee or a holder of the Notes to readily determine if a sale by the Issuer of less than all of its assets constitutes a Change of Control for purposes of this cove-nant. See "Description of the Securities--De-scription of the Notes--Certain Covenants--Change of Control."

Certain Covenants...........  The indenture under which the Notes will be is-
                              sued (the "Indenture") will contain certain cove-nants which, among other things, will restrict the ability of the Issuer and/or its Restricted Subsidiaries (as defined herein) to (i) incur ad-ditional indebtedness or issue certain preferred stock, (ii) pay dividends or make distributions in respect of the capital stock of the Issuer or make certain other Restricted Payments, (iii) conduct a business other than a Related Business (as defined herein) or transfer certain assets to certain subsidiaries, (iv) create certain liens,
                              (v) enter into certain transactions with affili-ates or other interested persons and (vi) consum-mate certain asset sales. In addition, the Inden-ture will limit the ability of the Issuer to con-solidate, merge or sell all or substantially all of its assets. These covenants are subject to im-portant exceptions and qualifications. See "De-scription of the Notes."

                                  THE WARRANTS

Issuance of Warrants........  If the Issuer does not consummate an Equity Sale subsequent to the Issue Date and on or prior to November 15, 1997, the Issuer will be obligated to issue Warrants to the holders of the Notes. At the Issuer's option, this obligation may be sat-isfied by the issuance of Warrants by the Is-suer's Parent. See "Description of Securities-- Description of Warrants."

Total Number of Warrants....  The Warrants will, if issued, entitle the holders thereof to acquire initially such number of shares of Common Stock (the "Warrant Shares") collectively representing 3.0% of the outstanding Common Stock of the Issuer or the Parent, as the case may be, on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Warrant Shares. See "Description of Securities--Description of the Warrants." The Warrants will be issued pursuant to the Warrant Agreement (as defined).

Expiration Date.............  May 15, 2006.

Exercise....................
                              Each Warrant will entitle the holder thereof to purchase one share of Common Stock of the Issuer or the Parent, as the case may be, at an exercise price equal to (i) $4.5 million, divided by (ii) the aggre gate number of Warrant Shares issuable upon exer-cise of all of the Warrants as of the date the Warrants are issued. The number of shares of Com-mon Stock for which a Warrant is exercisable is subject to adjustment upon the occurrence of cer-tain events as provided in the Warrant Agreement.

Registration Rights.........  If the Warrants are issued, the Issuer will agree pursuant to the Warrant Agreement to cause a shelf registration statement (the "Warrant Shelf Registration Statement") to be filed under the Securities Act covering the Warrant Shares and, if required under applicable law, the Warrants and to use its best efforts to cause the Warrant Shelf Registration Statement to be declared ef-fective by the Commission on or prior to the date the Warrants are issued. If the Issuer does not comply with its registration obligations under the Warrant Agreement, it will be required to pay liquidated damages to holders of the Warrants un-der certain circumstances. See "Exchange Offer; Registration Rights."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors relating to the Company and the Securities that should be considered by Holders who tender their Old Notes in the Exchange Offer.

                             SUMMARY OPERATING DATA

  The following table sets forth certain unaudited financial and operating data of certain of the Operating Companies. The table reflects aggregate statistics of the multi-channel television systems and programming venture in which the Issuer has an ownership interest rather than the Issuer's proportionate interest in such statistics. See "Business" for a full description of the Operating Companies and the Issuer's ownership interest therein.

                                            AS OF MAY 31, 1996
                         ------------------------------------------------------------
                         TELEVISION                                                     CUMULATIVE
                          HOMES IN                                        PENETRATION   SHAREHOLDER    ECONOMIC
                          SERVICE        HOMES      HOMES                  TO HOMES    FUNDING AS OF   OWNERSHIP
OPERATING SYSTEM            AREA        PASSED   MARKETED(1) SUBSCRIBERS   MARKETED   MAY 31, 1996(2) INTEREST(3)
- ------------------------ ----------    --------- ----------- -----------  ----------- --------------- -----------
                                                                                      (IN THOUSANDS)
CEtv                                                                                      $81,600(4)      94.0%
 MMDS(5)................   800,000       422,000   148,638      21,412         14%
 DTH....................   700,000       700,000       --        2,212        -- (6)
Saturn..................   141,000         6,000     4,500       1,129         25%         12,020(7)     100.0%
Telefenua...............    31,000        17,458    17,458       4,392         25%         14,300         90.0%
XYZ.....................       N/A(8)        N/A       N/A     200,000(9)     N/A          31,510         25.0%
                         ---------     ---------   -------                               --------
  Total................. 1,672,000     1,145,458   170,596                               $139,430(4)
                         =========     =========   =======                               ========

- --------------------
(1) Homes Marketed represent those homes to which the Company has completed its initial direct marketing program.
(2) Includes all debt and equity funding contributed to the respective Operating Companies by the Issuer and its partners. Certain amounts contributed by the Company's partners were contributed in currencies other than U.S. dollars. Such amounts have been translated to U.S. dollars using a convenience translation.

(3) The Company holds, directly and indirectly, a combined 94% economic interest, through a combination of convertible debentures and ordinary shares, in the two corporations that comprise CEtv. The Company currently has the right to designate all six directors of each of these entities. In connection with the Australis Settlement, the Company and Australis have agreed, subject to certain conditions, for the Company to acquire Australis' approximate 6% economic interest in CEtv for approximately $8.0 million. See "Corporate Organizational Structure--CEtv" and "Risk Factors-- Compliance with Australian Foreign Ownership Restrictions." The Company's interest in Telefenua is held through several intermediate partnerships and holding companies. Generally, the Company is entitled to receive 90%, and then 75%, of all economic distributions from Telefenua until such time as it has received a 20% and 40% rate of return on its invested capital, respectively. Thereafter, the Company is entitled to receive 64% of all economic distributions. The Company controls 40% of the voting power of Telefenua's parent company and has the right to designate three of its six directors. See "Corporate Organizational Structure--Telefenua." The Company holds a 50% interest in a company that holds a 50% interest in XYZ. See "Corporate Organizational Structure--XYZ."
(4) Does not include approximately $50.7 million paid by UIH to acquire additional ownership interests in CEtv. See "Corporate Organizational Structure--CEtv."

(5) CEtv intends to construct MMDS systems in markets containing approximately 774,000 television homes. Homes in these markets which are out of the line-of-sight of the MMDS signals will be offered the DTH service which CEtv is marketing on an exclusive basis. Also includes a wireline cable system with 25,700 homes in the service area.

(6) CEtv initiated DTH marketing efforts in late March 1996. The Company is in the early stages of marketing these homes, all of which are capable of receiving service.

(7) In July 1996, the Company acquired its partner's 50% interest in Saturn (bringing its ownership interest to 100%) in exchange for a 2.6% common equity interest in the Issuer. The amount does not include the value of this 2.6% interest.

(8) The Company expects that XYZ's programming package will be marketed to virtually all of Australia's 6.0 million television households by Australian multi-channel television providers, including CEtv, Australis, Foxtel and ECT.

(9) Total estimated subscribers to the eight channel Galaxy package to which XYZ supplies four channels.

               SUMMARY CONSOLIDATED FINANCIAL DATA OF THE COMPANY

  The following summary consolidated financial data for the years ended December 31, 1994 and 1995, have been derived from the Company's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, whose report indicated a reliance on other auditors relative to certain amounts relating to the Company's interest in Telefenua and XYZ as of and for the year ended December 31, 1995. The following summary consolidated financial data for the three months ended March 31, 1995 and 1996, and at March 31, 1996, have been derived from unaudited financial statements that, in the opinion of the management of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial data for such periods and as of such date. The pro forma statement of operations data for the year ended December 31, 1995 and the three months ended March 31, 1996 (i) includes the results of operations of CEtv, in which the Company increased its economic ownership to 90% from 50% in December 1995 (the "CEtv Transaction"), which interest was subsequently increased to 94% in May 1996, (ii) reflects the sale of a 25% interest in XYZ (reducing the Issuer's interest to 25% from 50%) in September 1995 (the "XYZ Sale"), (iii) includes the results of operations of Saturn, in which the Company has increased its ownership from 50% to 100% in July 1996 (the "Saturn Purchase") and (iv) includes the eight months of operations of United Wireless (the "United Wireless Purchase") as if each such transaction had occurred on January 1, 1995. The data set forth below is qualified by reference to and should be read in conjunction with the audited Consolidated Financial Statements of the Company and Notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Consolidated Condensed Financial Information" included elsewhere in this Offering Memorandum.

                            YEARS ENDED DECEMBER 31,        THREE MONTHS ENDED MARCH 31,
                          ------------------------------ -----------------------------------
                                              PRO FORMA                           PRO FORMA
                           1994      1995       1995        1995        1996        1996
                          -------  --------  ----------- ----------- ----------- -----------
                                                   (IN THOUSANDS)
                                             (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Service revenue.........  $   --   $  1,883    $ 2,507     $   96      $1,934       1,986
Operating expense.......      --     (3,230)    (5,573)      (191)     (5,083)     (5,335)
General and administra-
 tive expense...........     (659)   (3,402)   (11,926)      (389)     (2,336)     (2,775)
Depreciation and amorti-
 zation expense.........      --     (1,003)    (6,253)       (85)     (2,748)     (2,975)
Equity in losses of af-
 filiated companies,
 net....................   (1,015)  (16,379)    (7,597)    (1,494)     (1,033)       (632)
Net loss................   (1,674)  (17,233)   (26,656)    (2,012)     (8,664)     (9,723)
Ratio of earnings to
 fixed charges(1).......      --        --         --         --          --          --

                                                      AS OF MARCH 31, 1996
                                                     -----------------------
                                                      ACTUAL  AS ADJUSTED(2)
                                                     -------- --------------
                                                      (IN THOUSANDS, UNAUDITED)
BALANCE SHEET DATA:
Total assets........................................ $113,181    $323,357
Long-term debt......................................    1,685     226,800
Total liabilities...................................   39,701     243,702
Total shareholders' equity..........................   71,586      77,761

- --------------------

(1) Earnings were inadequate to cover fixed charges in each of the periods presented. The amount of the coverage deficiencies for the years ended December 31, 1994 and 1995 and pro forma 1995 and the three months ended March 31, 1995 and 1996 and pro forma 1996 were $1.1 million, $12.9, $51.7 million, $1.7 million, $8.0 million and $18.1 million respectively. See "Risk Factors--Leverage; Debt Service." In calculating the ratio of earnings to fixed charges, earnings consist of (i) net loss before income tax expense and fixed charges plus (ii) the pro rata share of the losses recognized in minority owned affiliates.

(2) As adjusted for the Notes Offering and the application of the net proceeds thereof and the Saturn Purchase. See "Use of Proceeds." Total assets includes $10.0 million of restricted cash collateralizing the Australis Guarantee. Long-term debt does not include the $10.0 million Australis Guarantee. See "Australis Transaction."

                                 RISK FACTORS

  Holders should consider carefully the following Risk Factors, as well as the other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer.

  Holding Company Structure; Limitations on Access to Cash Flow. The Issuer is a holding company with no business operations of its own. The Issuer's assets consist primarily of its ownership interests in the Operating Companies. The Notes will be effectively subordinated to all existing and future indebtedness and other liabilities of such Operating Companies since the Issuer's right to receive any distribution from any such Operating Company upon its liquidation or reorganization will be subject to prior satisfaction of the claims of such Operating Company's creditors (including trade creditors). As of December 31, 1995, (i) CEtv, in which the Issuer has a 94% economic interest, which is expected to soon be increased to 100%, had $5.4 million of related party loans, $890,000 of capital lease obligations and $6.5 million of other liabilities, (ii) XYZ, in which the Issuer has an indirect 25% interest, had $21.6 million of related party loans and $16.1 million of other liabilities,
(iii) Saturn, in which the Issuer has a 100% interest, had $2.0 million of related party loans and $793,000 of liabilities, (iv) Telefenua, in which the Issuer has a 90% economic interest in distributable profits, had $8.6 million of related party loans and $1.1 million of liabilities, and (v) United Wireless, which is a wholly-owned subsidiary of the Issuer, had no debt and $275,000 of liabilities. Some of these liabilities include fees payable under Technical Service Agreements. See "Certain Relationships." The Operating Companies are expected to incur additional indebtedness in connection with the build-out of their systems, working capital requirements and development costs. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Liquidity and Capital Resources." The Indenture will limit, but not prohibit, the ability of the Issuer and the Restricted Subsidiaries to incur additional Indebtedness. As of the date of the Indenture, only CEtv and Telefenua will be Restricted Subsidiaries under the Indenture. See "Description of the Notes--Certain Covenants." The indentures governing UIH's Senior Discount Notes Due 1999 (collectively, the "UIH Indenture") place restrictions on Saturn's and XYZ's ability to incur debt. The Issuer's obligations under the Notes will be effectively subordinated to any such additional indebtedness of its Operating Companies.

  The Issuer's ability to access the cash flow of its Operating Companies is limited by certain contractual, legal and practical limitations. The Issuer does not own a majority interest in XYZ and, therefore, does not have the ability to cause XYZ to distribute or advance funds to the Issuer. The ability of the Issuer to access the cash flow of its Operating Companies is currently subject to corporate, tax and other laws affecting the ability of such Operating Companies to make dividends or repatriate earnings freely or without deduction, and may be in the future limited by restrictions in debt instruments that are not prohibited by the Indenture. Because Saturn, XYZ and United Wireless do not constitute Restricted Subsidiaries under the Indenture, the Indenture will not restrict such Operating Companies from incurring debt or liens or from entering into agreements which limit the ability of such Operating Companies to make distributions to the Issuer. While the Issuer currently owns a majority of the outstanding securities of CEtv presently entitled to vote for the election of directors and has the right to designate five of six directors of CEtv, such voting rights may, in certain circumstances, be limited under the Australian Foreign Acquisitions and Takeovers Act 1975 (the "FATA") and the Company may not be in a position to control CEtv in the future. See "--Foreign Acquisition and Takeovers Act/Investment Company Act Considerations."

  Leverage; Debt Service. The Company is highly leveraged. In addition, the Indenture permits the Company to incur substantial additional indebtedness to finance the build-out of the multi-channel television systems of its Operating Companies. See "--Need for Additional Financing." The Issuer's consolidated earnings and the earnings of each of the Operating Companies have been inadequate to cover their respective fixed charges since formation. On a pro forma basis, for the year ended December 31, 1995, assuming that the Offering, the CEtv Transaction, the XYZ Sale, the Saturn Purchase and the United
Wireless Purchase had been consummated as of January 1, 1995, the Issuer's pro forma consolidated earnings would have been inadequate to cover its pro forma fixed charges by $51.7 million. The Company expects that its earnings will be inadequate to cover its fixed charges in the current fiscal year and for the foreseeable future. While the Company expects that its EBITDA (as defined below) will cover its fixed charges upon completion of construction and initial marketing of its multi-channel television systems, there can be no assurance that the Company will generate EBITDA sufficient to cover its fixed charges. (As used herein, "EBITDA" represents net income (loss), plus net interest expense, income tax expense, depreciation, amortization, minority interest, currency exchange gains (losses) and other non-operating income (expense) items. The Company believes industry analysts generally consider EBITDA to be an appropriate measure of the performance of multi-channel television operators. EBITDA should not be considered as an alternative to net income or to cash flows or to any other measure of performance or liquidity as an indicator of an entity's operating performance.)

  The degree to which the Company is leveraged could have important consequences to Holders who tender their Old Notes in the Exchange Offer, including (i) the Company's increased vulnerability to adverse general economic and industry conditions, (ii) the Company's ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions or other general corporate purposes, (iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of and interest on indebtedness, thereby reducing funds available for operations and future business opportunities, (iv) certain of the Company's borrowings in the future may be at variable rates of interest which could cause the Company to be vulnerable to increases in interest rates, (v) the possibility that all or a substantial portion of the indebtedness of the Operating Companies may mature prior to the maturity of the Notes and (vi) the possibility that the Company will not have sufficient funds to pay interest on the Notes and to repay the Notes at maturity or will not be able to refinance the indebtedness thereunder at maturity. In addition, the Indenture contains, and it is likely that agreements governing future indebtedness will contain, covenants limiting the Company's operating and financial flexibility.

  Need for Additional Financing. The Company will require substantial additional capital to complete the construction and initial marketing of its Operating Companies' systems. The Issuer is responsible for at least its proportionate share of the capital requirements of its Operating Companies and has funded its share to date primarily with capital contributed directly or indirectly by UIH. The Company anticipates that the proceeds from the sale of the Old Notes (the "Notes Offering") will not provide sufficient funds to complete the development of CEtv and Saturn and that, as a result, the Company will require additional capital in the future. The Company estimates that a total of approximately $411.3 million will be required to complete the build-out of its Operating Companies' systems, of which the Company currently anticipates being required to contribute approximately $391.9 million. The Company intends to use approximately $174.1 million of the net proceeds of the Notes Offering, together with the unrestricted cash on hand, to meet a portion of its commitment, leaving approximately $235.3 million of additional capital requirements for the Operating Companies, of which the Company would be required to contribute approximately $216.0 million, assuming the Company acquires the remaining 6% economic interest in CEtv. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Indenture places limitations on the Issuer and its Restricted Subsidiaries from incurring debt to finance the construction of its existing operating systems, and the UIH Indenture limits the amount of debt that a Restricted Subsidiary or Restricted Affiliate (as defined in the UIH Indenture) may borrow based upon, among other things, the greater of (i) 5.0x Consolidated Cash Flow (as defined in the UIH Indenture) of the particular entity or (ii) 200% of Consolidated Invested Equity Capital (as defined in the UIH Indenture) of such entity, in both cases measured at the time of incurrence. The Issuer and Operating Companies are currently "Restricted" under the UIH Indenture. At May 31, 1996, pro forma for the Notes Offering and the estimated use of proceeds therefrom, the Issuer would have been permitted to borrow an additional $106.8 million under such calculation. In order to meet its total expected remaining commitment of approximately $216.0 million, the Issuer would have needed to increase its Consolidated Invested Equity Capital by approximately $36.1 million in order to increase its borrowing capacity by $72.1 million and provide it with the total funds necessary to meet its commitments. Consolidated Invested Equity Capital includes equity commitments by the Issuer's partners in the Operating Companies which are expected to contribute approximately $19.4 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." As a result, the Issuer does not expect to be required to raise additional equity capital in order to meet its current business plan under the UIH Indenture. However, if the funding requirements for the Operating Companies exceed management's budget or if shareholders of the Operating Companies other than the Issuer fail to make pro rata capital contributions, the Issuer may be required to raise additional capital and would have to raise a portion of such capital in the form of equity in order to remain in compliance with the UIH Indenture. See "--Reliance on Australis and Other Principal Suppliers." In any event, it is the Issuer's current intention to pursue an initial public offering or private placements of capital stock of its parent corporation in order to raise additional equity capital to complete the build-out of its systems and to seek the remainder through capital contributions from its shareholders and privately negotiated transactions with third parties. The Issuer currently intends to complete an Equity Sale before May 15, 1997 so that no additional interest would accrete on the Notes and no Warrants would be issued pursuant to the terms of the Notes. See "Description of Securities." The Company also expects to raise additional capital through borrowings by the Issuer or the Operating Companies. There can be no assurance, however, that the Company will be able to complete any debt or equity financing on satisfactory terms on a timely basis. The restrictions imposed by the UIH Indenture will be eliminated upon the retirement of UIH's Notes at their maturity in November 1999, although similar restrictions may be imposed if UIH refinances the retirement of such notes with new indebtedness.

  There can be no assurance that the Company will be successful in securing additional financing or that its estimated remaining commitments will not substantially exceed anticipated amounts or that new projects requiring further expenditures, and, accordingly, additional financing, will not be undertaken.

  History of Operating Losses; Negative Cash Flows. The Operating Companies have experienced net losses since their respective formation. On a pro forma basis, assuming the CEtv Transaction, the XYZ Sale and the Saturn Purchase had each occurred as of January 1, 1995, the Company had consolidated net operating losses of $20.3 million for fiscal 1995. The Issuer and the Operating Companies expect to incur substantial additional net losses and net operating losses for the foreseeable future as they pursue the development of their respective multi-channel television systems and programming ventures and there can be no assurance that such losses will not continue indefinitely. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, each of the Operating Companies has experienced net losses, net operating losses and negative cash flows from operations since formation, as each has been in the early stages of constructing and marketing its respective operations. In fiscal 1995, net operating losses (translated using a weighted average rate), for CEtv, Saturn, Telefenua and XYZ were $8.3 million, $2.6 million, $4.2 million and $28.9 million, respectively. From the Company's acquisition of United Wireless in September 1995 through December 31, 1995, United Wireless had net operating losses of $589,000. Continuing net losses, net operating losses and negative cash flows could increase the Company's need for additional capital in the future. See "--Need for Additional Financing."

  Limited Operating History; Uncertainties Associated with a New Industry; Customer Acceptance and Market Demand. Each of the Operating Companies is in the initial stages of constructing its multi-channel television and telecommunication systems and/or marketing its respective services. CEtv's success will depend largely upon its ability to quickly deploy networks throughout its franchise areas. The Company expects CEtv to complete the launch of MMDS and DTH services throughout its franchise areas by the end of 1996. Saturn is in the start-up phase of constructing a full-service network in its identified markets and its efforts to date have been focused on network design, equipment procurement, securing pole attachment rights and conducting market research, as well as servicing a small subscriber base which the Company acquired from a predecessor company. Saturn does not expect to begin marketing its services and connecting subscribers beyond its existing base until late 1996. Telefenua launched its service in March 1995 and is still in the early stages of marketing its services. The successful implementation of the Company's operating strategies is subject to factors that may be outside of the control of the Company and difficult to predict, due primarily to the limited history of multi-channel television in Australia and Tahiti and of integrated multi-channel television and telephony services in New Zealand. No assurance can be given that such factors will not negatively affect the implementation of such operating strategies and the Company's financial results.

  Subscription television services were not introduced in Australia and Tahiti until 1995 and 1994, respectively. There can be no assurances that the Company will experience and sustain the levels of customer acceptance required for the Company to be successful. While the subscription television and telecommunications markets in New Zealand have operating histories, there currently are no fully operational integrated video and voice networks, such as Saturn is building. As a result, the size of the New Zealand market for such services, likely rates of penetration of services in this market, acceptance of projected monthly rates for combined services, structure of the competitive environment and long-term attractiveness of the integrated video and voice business in New Zealand is unclear.

  Reliance on Australis and Other Principal Suppliers. Timing of the Operating Companies' delivery of multi-channel television services and, in New Zealand, telephony services is, in part, dependent upon ample supply of network and subscriber equipment for use in MMDS, DTH and wireline cable transmission. The Operating Companies have entered into agreements with their suppliers which meet management's launch schedule and projected subscriber requirements. There can be no assurance that these suppliers' timely delivery of the necessary equipment will continue or that the necessary equipment could be accessed from other sources in the event such suppliers were unable to, or chose not to provide the required equipment.

  The Galaxy programming package is delivered via the Optus Satellite either directly to CEtv's customers in the case of DTH or to CEtv's headends for transmission to CEtv's MMDS customers. Any disruption in service of the Optus satellite could adversely affect the Company. In addition, since the Optus satellite is the only satellite until the end of June 1997 permitted to deliver DTH programming in Australia, CEtv would not currently be permitted to seek access to any other satellite as an alternate means of delivery for its DTH network until that time. See "--Government Regulations; License Renewal."

  Australis, CEtv's primary supplier of programming, is engaged in a rapid roll-out of service that has required a significant amount of capital and has strained its liquidity. To fund working capital to continue to grow its operations, in May 1996 Australis arranged guarantees of up to $125.0 million in obligations under the Australis Bank Facility and sold certain equity securities for a total of $10.0 million. In connection with the Australis Transaction, $97.0 million of new capital on a short term basis was made available to Australis. The Company understands that approximately $105 million of the available credit and other cash on hand had been drawn as of June 15, 1996. Australis has indicated its intention to refinance the Australis Bank Facility prior to its maturity through the sale of debt and/or equity securities and/or the sale of assets to existing shareholders (which include Lenfest, PBL, News Corp., Century, UIH and Guiness Peat) or third parties. There can be no assurance, however, that Australis will be able to secure adequate long term financing on satisfactory terms or, if such financing is secured, how long such financing will satisfy Australis' working capital needs. See "Australis Transaction." If such financing is not sufficient, Australis may have difficulty meeting obligations to pay for the four Galaxy channels distributed directly by Australis, although TCI International Holdings, Inc. and a significant shareholder of Lenfest have guaranteed the obligations with respect to the two movie channels. The Company understands the insolvency of Australis constitutes an event of default under its program supply agreements for the sports and two movie channels included in the Galaxy package and would allow the programmers, who are also investors in these channels, to cancel such agreements. If Australis were to become insolvent and were unable to raise sufficient financing from shareholders or third parties, certain of its agreements, including its franchise agreement with CEtv, could be modified or terminated by a bankruptcy liquidator if determined to be "unprofitable" and such action is necessary for an orderly liquidation. The Company believes that if CEtv is no longer able to obtain the four Galaxy channels provided by Australis on an exclusive basis and it were required to seek replacement programming, it would have access to the same programming directly from the suppliers of the four Galaxy channels or sufficient alternative programming on competitive terms. There can be no assurance however, that this would be the case and the inability of CEtv to procure the same or suitable alternative programming at competitive rates and on an exclusive basis in its service areas could have a material adverse effect on the Company.

  Competitive Industry. The subscription television business in all the countries in which the Company operates is and will remain competitive and is subject to rapid change due to regulatory and other factors. CEtv currently competes in one of its franchise areas with another provider of subscription television services. This competitor also carries the Galaxy package, which the Company believes is a breach of CEtv's franchise agreement. CEtv may face competition as it launches service in other franchise areas. CEtv's existing competitor has substantial financial resources. There is the prospect that additional licenses in different spectra than the Company's existing MMDS licenses may be granted in the future and, after July 1997, there will be no statutory restriction on the issuance of additional licenses for the delivery of DTH services throughout Australia. A number of satellites have been launched recently and a number of additional satellites are anticipated to be launched in the near future with the capability of delivering DTH services to Australia. See "Business--CEtv (Australia)--Competition." Saturn expects to compete with existing providers of multi-channel television and telephony services in New Zealand, certain of which have substantially more resources and experience than Saturn. See "Business--Saturn (New Zealand)--Competition." Telefenua also competes with another provider of subscription television services in its operating area. See "Business--Telefenua (Tahiti)-- Competition."

  Deployment of Network; Access to Infrastructure; Construction Risk. The construction of each of the Company's networks within management's cost estimates and respective launch schedules is dependent upon factors outside of its control. CEtv and Saturn require substantial construction of new systems and additions to the physical plant of existing systems. Since the Australian and New Zealand pay television markets are in their early development stages, access to contractors experienced in the necessary deployment of video networks in Australia and combined cable television and voice networks in New Zealand is limited. The Company's continued access to and successful training of contractors is a key element to meeting management's launch schedules, but there can be no assurances as to such access. The Company's success will depend upon its ability to quickly deploy networks throughout its service areas. No assurance can be given that the Company will succeed with its development schedule or that the Company's financial performance and results of operations will not be adversely affected by its inability to do so.

  Construction projects are subject to cost overruns and delays not within the control of the Company or its subcontractors, such as those caused by acts of governmental entities, financing delays and catastrophic occurrences. Delays also can arise from design changes and material or equipment shortages or delays in delivery. Services to buildings passed by the operating systems can be delayed if easements are not obtained from third parties. Failure to complete construction on a timely basis could jeopardize such Operating Company's ability to preempt its competition and could have material adverse effects on the financial condition and results of operations of one or more of the Operating Companies.

  Adequate transmission sites are necessary for the delivery of subscription television services via MMDS in Australia and Tahiti. MMDS is a line-of-sight technology and the Company's access to existing tower infrastructure and receipt of public rights-of-way, permits, authorizations and environmental and other approvals and leases or acquisitions of well-located sites to construct transmission towers or repeaters is necessary for delivery of its services. Inadequate access to infrastructure and qualified construction personnel could delay CEtv's construction schedule and have a material adverse effect on CEtv's or Telefenua's results of operations and financial condition. In order for Saturn to commence offering local loop telephony services, it must enter into an interconnect agreement with New Zealand's national telephone company, either directly or through another telephony provider which has entered into an interconnect agreement with the national telephone company. No assurance can be given that Saturn will be able to enter into an interconnect agreement on terms which are acceptable to its management. Failure to do so could have a material adverse effect on Saturn's financial performance and results of operations.

  Ability to Procure Additional Programming Services. The Company's success is largely dependent upon management's ability to procure programming that is attractive to its customers at reasonable commercial rates. The Company is dependent upon third parties for the development and delivery of programming services. These programming suppliers will charge the operating companies for the right to distribute the channels to its customers. The costs to the operating companies for additional services will be determined through negotiations between the operating companies and these programming suppliers. Management believes that the availability of sufficient programming on a timely basis will be critical to the Company's future success. There can be no assurance that the operating companies will have access to additional programming services or that management can secure rights to such programming on commercially acceptable terms.

  Rapid Technological Changes. The multi-channel television industry is subject to rapid and significant changes in technology. Although the Company believes that its operating companies' current and planned networks have been designed to be sufficiently flexible to permit them to deliver a variety of existing multi-channel television and, where appropriate, telecommunications services to their respective customers and advanced, integrated entertainment, telecommunications and information services as they become available in the future, the effect of any future technological changes on the viability or competitiveness of the Company's network and services cannot be predicted.

  Government Regulations; License Renewal. Multi-channel television operations and programming services are subject to governmental regulation, which may change from time to time. There can be no assurance that material and adverse changes in the regulation of the Company's existing operating systems will not occur in the future. Regulation can take the form of price controls, service requirements and programming content restrictions, among others. See "Regulation."

  Broadcasting services provided by CEtv are subject to Australian government regulation under the Radiocommunications Act 1992 (the "Radiocommunications Act"), which regulates the use of the radio spectrum in Australia; the Broadcasting Services Act, which, among other things, regulates the delivery and content of broadcasting services in Australia, including subscription broadcast services; and the Telecommunications Act 1991 (the "Telecommunications Act"), which regulates the use of telecommunications facilities to supply telecommunications services and, among other things, regulates program suppliers who deliver a subscription broadcast or narrowcast service using cable or, in some respects, DTH satellite transmission. Changes in existing regulations or laws or in the interpretation of existing regulations or laws by the courts or governmental authorities in Australia, as well as the development of the subscription television industry in Australia generally, may have a material adverse effect on the ability of XYZ and CEtv to compete with other forms of entertainment and may also have a material adverse effect on XYZ's and CEtv's ability to attain their business objectives or on their results of operations. Matters which could adversely affect the profitability of XYZ and CEtv and/or the value of their licenses, include anti-siphoning regulations which have limited and could in the future limit the Company's access to certain sports programming, the loss by CEtv of certain of its licenses, the inability of CEtv to acquire additional licenses, the inability of CEtv to be issued or reissued licenses, the inability of CEtv to comply with class licenses for the provision of broadcasting services or eligible services under the Telecommunications Act, the issuance of additional licenses to competitors of CEtv, changes in the Australian programming content requirements, changes in the amount or calculation of taxes, fees or charges payable for licenses, license renewals or conversions, changes in the conditions attaching to any licenses or any other policies or regulations that modify the present regulatory environment. Such regulatory changes and limitations, or the enactment of future limitations, may adversely affect the ability of XYZ and CEtv to secure additional financing and may also affect the rights and remedies of holders of the Notes in the event of an insolvency or liquidation proceedings involving XYZ or CEtv. The recently elected Australian Federal government has expressed its intent to review certain issues including Australian program content requirements, provisions governing access to wireline and wireless networks and limitations on foreign and cross-media ownership.

  CEtv's MMDS licenses issued under the Radiocommunications Act have an initial term of five years. The terms governing the renewal or conversion of CEtv's existing MMDS apparatus licenses into spectrum licenses has not been announced. The failure to renew such licenses or receive appropriate spectrum licenses upon conversion of existing licenses would have a material adverse effect on the Company's financial condition and ability to perform its obligations under the Notes. See "Regulation--Australia--Licenses--Radio-communications Act."

  While New Zealand currently has an extremely unregulated environment in which to operate multi-channel television and telephony services, there can be no assurance that the regulatory environment will continue to remain unregulated. See "Regulation--New Zealand."

  Foreign Acquisitions and Takeovers Act/Investment Company Act Considerations. The Company currently holds a majority of the outstanding securities presently entitled to vote for the election of directors and has the right to designate five of six directors of CEtv. While the transactions pursuant to which the Company acquired such securities and related rights did not require any advance notification or approval under Australian law, they could in the future be reviewed by the Treasurer of Australia under provisions of the FATA. If so reviewed and determined by the Treasurer to have resulted in a change of control of an Australian person to a foreign person that is against the national interest of the Commonwealth of Australia, there would be no violation of law, but the Treasurer could require the parties to restore the voting control of CEtv so that the Issuer is entitled to appoint directly only three of six directors of CEtv. While the Company believes a determination under the FATA would not affect its 94% economic interest in CEtv, there can be no assurances that such would be the case. See "--Holding Company Structure; Limitations on Access to Cash Flow," "Regulation--Australia--Foreign Acquisitions and Takeovers Act" and "Corporate Organizational Structure--CEtv." In addition, if the manner in which the Issuer designates directors of CEtv is changed as a result of action by the Treasurer, an issue would be presented under the Investment Company Act of 1940 (the "1940 Act") as to whether the Issuer would then be an unregistered investment company. If the Issuer's economic interests in CEtv did not constitute voting securities or the functional equivalent thereof under the 1940 Act, and did not otherwise provide the Issuer sufficient control of CEtv to permit the Issuer to obtain exemptive relief from the SEC, then there would be a risk that the Issuer would be an unregistered investment company and as such, that the Issuer would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that the Issuer would be unable to enforce contracts with third parties and that third parties could seek to obtain recission of transactions undertaken during the period it was established that the Issuer was an unregistered investment company. If the Treasurer were to review the CEtv Transaction, the Issuer would seek to avoid any order that could affect its status under the Investment Company Act and, if any such order were issued, the Issuer would restructure the ownership of its assets and/or seek a favorable interpretation or order from the SEC. The Issuer believes there would be a substantive basis on which to request such an intrepretation or order. If the Issuer were required to register under the 1940 Act, such requirement would constitute a default under the Indenture. There can be no assurance that the Issuer would have sufficient resources to satisfy the claims of Noteholders if the maturity of the Notes were accelerated.

  Challenge to Telefenua Authorization. In 1993 and 1994, Telefenua entered into local franchise agreements to provide cable television services in Tahiti and subsequently obtained authorizations from the Conseil Superieur de l'Audiovisuel ("CSA") permitting a holder of a cable television license to provide subscription broadcast services via MMDS. The authorizations were based in part on a French government decree of July 22, 1993 (the "Decree"). In response to a legal challenge by the territorial government of Tahiti, the Conseil d'Etat of France recently canceled part of the Decree authorizing the issuance of MMDS licenses by the CSA in French Polynesia. The cancellation provides a legal basis to cancel the required authorization already granted to Telefenua by the French communications agency. The territorial government of Tahiti has brought an action in French court seeking such cancellation, although no such cancellation has yet taken place. A law recently enacted by the French Parliament gives Telefenua a statutory basis for seeking a new authorization from the communications agency, should the existing authorization be nullified. There can be no assurance, however, that if the existing authorization is nullified a new authorization will be obtained. In addition, the new authorization would last no more than five years and could differ in other respects from the previous authorization. The Company believes that if the existing authorization is nullified and Telefenua is unable to obtain a new authorization, Telefenua would petition for restitution for the taking of such authorizations. If Telefenua does not obtain a new authorization, however, there is no assurance that Telefenua will receive any restitution. In addition, any available restitution could be limited and could take years to obtain. See "Regulation--Tahiti."

  Dependence on Key Personnel; Relationship with UIH. Many of the personnel performing key managerial and executive functions in the Operating Companies are employees of the Issuer's parent, UIH, over which the Issuer has control. The services of such personnel are made available to the Operating Companies under the terms of Technical Service Agreements and the UIH Management Agreement upon payment by the Operating Companies of certain fees. No assurance can be given as to the continued availability of such key personnel. See "Certain Relationships."

  As the Company continues the construction and marketing of its operating systems, its success and growth strategy depends in large part on its ability to attract and retain local management, marketing and operating personnel at the Operating Company level. There can be no assurance that the Company will be able to attract and retain the qualified personnel needed for its business.

  Risks Inherent in Foreign Investment. The Company has invested its resources outside of the United States. Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks and risks of increases in taxes and governmental royalties and fees. The Company is also exposed to the risk of changes in foreign and domestic laws and policies that govern operations of foreign-based companies.

  Foreign Currency Exchange Rate and Conversion Risks. Although the Operating Companies have attempted, and will continue to attempt, to match costs and revenues and borrowings and repayments in terms of their respective local currencies, payment for a majority of purchased equipment has been, and may continue to be, required to be made in currencies, including dollars, other than local currencies. In addition, the value of the Issuer's investment in an Operating Company is partially a function of the currency exchange rate between the dollar and the applicable local currency. In general, the Company does not execute hedge transactions to reduce its exposure to foreign currency exchange rate risks. Accordingly, the Company may experience economic loss and a negative impact on earnings with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluations against the dollar. Furthermore, certain of the Operating Companies have notes payable to UIH that are denominated in a currency other than their own functional currency. The Company may also experience economic loss and a negative impact on earnings related to these monetary assets and liabilities. The countries in which the Operating Companies now conduct business generally do not restrict the removal or conversion of local or foreign currency; however, there can be no assurance this situation will continue. See "Management's Discussion and Analysis of Financial Condition-- Foreign Currency Exchange Rate Risks; Hedging."

  Limited Insurance Coverage. The Operating Companies obtain insurance in type and amount which management believes is appropriate for the property in their systems. However, they do not insure the entire portion of multi-channel television systems. Accordingly, any catastrophe affecting a significant portion of a system's cable could result in substantial uninsured losses.

  International Tax Risks. In general, a United States corporation may claim a foreign tax credit against its federal income tax expense for foreign income taxes paid or accrued. Because the Company must calculate its foreign tax credit separately for dividends received from each foreign corporation in which the Company owns 10% to 50% of the voting stock and because of certain other limitations, the Company's ability to claim a foreign tax credit may be limited, particularly with respect to dividends paid out of earnings subject to a high rate of foreign income tax. This limitation and the inability of the Company to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective tax rate on the Company's earnings. The Company has an ownership interest in Telefenua, which is located in Tahiti, a self-governing territory of France, with which the United States does not have an income tax treaty. As a result, the Company may be subject to increased withholding taxes on dividend distributions and other payments from Telefenua and also may be subject to double taxation with respect to income generated by Telefenua.

  Original Issue Discount Consequences. The Notes will be issued at a substantial discount from their principal amount. Consequently, the purchasers of the Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of any cash payment on the Notes to which the income is attributable. See "Certain U.S. Income Tax Considerations." If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Notes, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price of the Notes and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would most likely constitute "unmatured interest."

  Absence of Public Market for the Securities; Restrictions on Transfers. The New Notes are being offered to the holders of the Old Notes. The Old Notes are new issues of securities for which there is no established trading market. If a trading market does not develop or is not maintained, holders of the Securities may experience difficulty in reselling the Securities or may be unable to sell the Securities at all. If a market for the New Notes develops, any such market may be discontinued at any time. Although the Initial Purchasers have advised the Issuer that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the pendency of any shelf registration statement. See "Description of Securities--Registration Rights." Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities and, if issued, the Exchange Notes. The Notes are eligible for trading on the PORTAL market. The Issuer does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  No Dividends. It is not expected that any dividends will be paid on the Common Stock in the foreseeable future. In addition, the Indenture limits the Issuer's ability to pay cash dividends. See "Dividend Policy" and "Description of Securities--Description of Notes--Certain Covenants--Limitation on Restricted Payments."

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on    , 1996; provided, however, that if the Issuer, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended, and provided, further, that the Expiration Date shall not, however, be extended to a date beyond 60 days after the date of this Prospectus.

  As of the date of this Prospectus, $443,000,000 aggregate principal amount at maturity of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about , 1996, to all Holders of Old Notes known to the Issuer. The Issuer's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

  The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof; provided that the Expiration Date shall not, however, be extended to a date beyond 60 days after the date of this Prospectus. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

  The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

  The tender to the Issuer of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering Holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility (as defined) system whose name appears on a security position listing as the holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to American Bank National Association (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS

OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instruction" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealer, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or by such other Eligible Institution within the meaning of Rule 17 (A) (d)-15 of the Exchange Act, as amended (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering, each Holder will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer. If any Holder is an affiliate of the Issuer is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holders (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospects delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered, issue the New notes promptly after acceptance of the Old Notes and cause such New Notes to be authenticated. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as an if the Issuer has given oral or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange the Holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the
surrendered Old Note. If the Exchange Offer is not consummated by       ,
1996, Liquidated Damages will accrue from and including       , 1996. Such
Liquidated Damages will be payable in cash semiannually in arrears each May 15 and November 15, respectively, commencing November 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively, at a rate per annum equal to 0.50% of the Accreted Value of the Old Notes (determined daily). The aggregate amount of Liquidated Damages payable pursuant to the above provisions will in no event exceed 2.50% per annum of the Accreted Value (determined daily). Upon the consummation of the Exchange
Offer after       , 1996, the Liquidated Damages payable on the Old Notes from the date of such consummation will cease to accrue and all accrued and unpaid Liquidated Damages as of the consummation of the Exchange Offer shall be paid promptly thereafter to the holders of record of the Old Notes immediately prior to the time of such occurrence.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount at maturity than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchange Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis; a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount at maturity of such Old Notes) and, (where certificates for Old Notes have been transmitted), specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an Eligible Institution, unless such Holder is an Eligible Institution, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

    (a) there shall be threatened instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Issuer, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

    (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole that, in the reasonable judgment of the Issuer, is or may be adverse to the Issuer, or the Issuer shall have become aware of facts that, in the reasonable judgment of the Issuer, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which, in the reasonable judgment of the Issuer in any case, and regardless of the circumstances (including any action by the Issuer) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

  The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

EXCHANGE AGENT

  American Bank National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      Delivery To: American Bank National Association, as Exchange Agent

    By Mail, By Hand and Overnight Courier:              By Facsimile:

      American Bank National Association                (612) 229-0415
       Attention: Frank P. Leslie, III
          Assistant Vice President                   Confirm by Telephone:
           101 East Fifth Street                     Frank P. Leslie, III
          St. Paul, MN 55101-1860                       (612) 229-2600

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer except for reimbursement of mailing expenses.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be
$   .

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and as described in the Offering Memorandum dated May 8, 1996 relating to the Old Notes, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will be required to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders, other than brokers-dealers, are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such New Notes. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or any exemption from registration or qualification is available and is complied with. The Issuer does not currently intend to register or qualify the sale of the Notes in any such jurisdictions.

                                USE OF PROCEEDS

  The Issuer will not receive any cash proceeds from the exchange of Old Notes for the New Notes from the Offering are estimated to be. The Company plans to use the approximately $216.2 million net proceeds from the Notes Offering (i) to fund system construction and initial marketing costs and working capital requirements of the Operating Companies, including approximately $[141.9] million for CEtv, $[6.8] million for XYZ, $15.0 million for Saturn, $[3.1] million for Telefenua and $[5.4] million for United Wireless, and (ii) to acquire the remaining 6% economic interest in CEtv for approximately $8.0 million and (iii) for general corporate purposes. In addition, the Company used the net proceeds of the Notes Offering to acquire approximately $25.0 million of bridge loans extended by UIH to CEtv and Telefenua and to purchase UIH AML from UIH for $10.0 million. UIH extended the bridge loans primarily to fund the construction and initial marketing of CEtv's and Telefenua's systems in anticipation of the Notes Offering. UIH AML was formed by UIH, which contributed to it $10.0 million in cash to collateralize the Australis Guarantee. The amounts for CEtv, Saturn, Telefenua and XYZ are anticipated to be funded over the next 12 months. The amount for United Wireless is expected to be funded over the next two years. Pending use of the net proceeds of the Offering as described above, the Company intends to hold such proceeds in short-term interest-bearing, investment grade securities, including governmental obligations and other money market instruments.

  The Company will require substantial additional capital to complete the construction and launch of CEtv's and Saturn's networks and services. The Company intends to raise such additional funds through issuances of debt by the Company and/or its Operating Companies or sales of its equity (either through public offerings, contributions by existing shareholders or investments by third parties). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Risk Factors--Need for Additional Financing."

                                DIVIDEND POLICY

  Neither the Issuer nor its Parent has ever paid cash dividends on its Common Stock and currently does not expect to pay any cash dividends on its Common Stock for the foreseeable future. In addition, the Indenture will limit the Issuer's ability to pay cash dividends. See "Risk Factors--No Dividends" and "Description of Securities--Description of Notes--Certain Covenants-- Limitation on Restricted Payments."

                              EXCHANGE RATE DATA

  The Issuer's interests in CEtv, XYZ and United Wireless, companies that operate in Australia, represent a substantial portion of its total assets. The following table sets forth, for the periods indicated, certain information concerning the Noon Buying Rate and the high and low exchange rates for Australian dollars expressed in United States dollars per A$1.00. On May 31, 1996, the Noon Buying Rate was US$.80 per A$1.00.

                          AT AND FOR THE YEAR ENDED DECEMBER 31,(1)     AT AND FOR THE
                         -------------------------------------------- THREE MONTHS ENDED
                           1991     1992     1993     1994     1995   MARCH 31, 1996(1)
                         -------- -------- -------- -------- -------- ------------------
Exchange rate at end of
 period.................  US$0.76  US$0.69  US$0.68  US$0.78  US$0.74      US$0.78
Average exchange rate
 during period(2).......     0.78     0.73     0.68     0.73     0.74         0.73
Highest exchange rate
 during period..........     0.80     0.77     0.72     0.78     0.77         0.78
Lowest exchange rate
 during period..........     0.75     0.68     0.65     0.68     0.71         0.73

- ---------------------
(1) Source: Federal Reserve Statistical Release H.10(512). Exchange rates have been rounded to the nearest 1/100th of one dollar.
(2) The average of the Noon Buying Rates on the last day of each month during the applicable period.

  Unless otherwise indicated, foreign currency amounts translated to U.S. dollars have been converted using exchange rates in effect on December 31, 1995, with respect to the historical financial statements and certain amounts with respect to Tahiti, and March 1, 1996 with respect to certain amounts for Australia and New Zealand.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1996 and as adjusted to reflect the issuance of the Notes and the estimated use of proceeds thereof and the Saturn Purchase. The table should be read in conjunction with the audited Consolidated Financial Statements of the Company and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                   AS OF MARCH 31, 1996
                                                 ------------------------------
                                                  ACTUAL       AS ADJUSTED(1)
                                                 ------------  ----------------
                                                 (IN THOUSANDS, UNAUDITED)
 Debt:
 14% Senior Discount Notes due 2006............. $        --      $    225,115
 Bridge notes(2)................................       22,527              --
 Other debt.....................................        1,685            1,685
                                                 ------------     ------------
   Total debt...................................       24,212          226,800
 Minority interest in subsidiaries..............        1,894            1,894
 Parent's equity:
 Common Stock ($.01 par value); 1,000 shares
  authorized; 500 shares issued.................          --               --
 Contributed capital............................       97,649          103,824
 Cumulative translation adjustment..............        1,508            1,508
 Accumulated deficit............................      (27,571)         (27,571)
                                                 ------------     ------------
   Total parent's equity........................       71,586           77,761
                                                 ------------     ------------
       Total capitalization..................... $     97,692     $    306,455
                                                 ============     ============

- ---------------------

(1) As adjusted for the Notes Offering and the estimated use of the net proceeds thereof and the Saturn Purchase. See "Use of Proceeds." Long-term debt does not include the $10.0 million Australis Guarantee, which guarantee is collateralized by cash. See "Australis Transaction."

(2) Represents bridge loans extended by UIH to CEtv and indirectly to Telefenua through its parent, Societe Francaise des Communications et du Cable S.A. ("SFCC"), for system construction and initial marketing, which were acquired with the proceeds from the Notes Offering. Since March 31, 1996, UIH funded additional bridge loans to CEtv. In May 1996, the Issuer acquired $25.0 million of the CEtv bridge loans and repaid UIH with proceeds from the Notes Offering. See "Use of Proceeds." In May 1996, the remaining CEtv bridge loans totalling $25.6 (including accrued interest) were converted to equity of CEtv and an additional $25.0 million in capital calls were funded, thereby increasing the Company's interest to 94%. Prior to closing of the Offering, approximately $5.0 million of the SFCC bridge loans were used to purchase convertible debentures of SFCC, which are convertible into preferred Stock of SFCC. The remaining SFCC bridge loans totalling $556,700 (including accrued interest) acquired by the Issuer will be either (i) repaid by SFCC after which time the Issuer would invest the proceeds of such repayment as permitted under the Indenture or (ii) converted by the Issuer into equity of SFCC.

            PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated balance sheet gives effect to the consummation of the Note Offering and the Saturn Purchase, as if each had occurred on March 31, 1996. The following unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1995 and the three months ended March 31, 1996, gives effect to the CEtv Transaction, the XYZ Sale, the Saturn Purchase and the United Wireless Purchase as if each had occurred January 1, 1995. The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under current circumstances. The unaudited pro forma consolidated financial information and notes thereto do not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on such date. The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and Notes thereto and other financial information pertaining to the Company included elsewhere in this Offering Memorandum.

                                              AS OF MARCH 31, 1996
                                 ----------------------------------------------
                                           THE NOTE     SATURN
                                  ACTUAL  OFFERING(1) PURCHASE(2) PRO FORMA
                                 -------- ----------- ----------- ---------
                                           (IN THOUSANDS, UNAUDITED)
CONSOLIDATED CONDENSED BALANCE
 SHEET
ASSETS
  Cash and cash equivalents..... $  1,791  $193,753     $   10    $195,554
  Investments in and advances to
   affiliated companies.........    4,308       --      (4,308)        --
  Property, plant and equipment,
   net..........................   44,789       --       2,345      47,134
  License fees, net.............   11,678       --         --       11,678
  Goodwill, net.................   44,703       --       5,835      50,538
  Other assets..................    5,912     8,835      3,706      18,453
                                 --------  --------     ------    --------
    Total assets................ $113,181  $202,588     $7,588    $323,357
                                 ========  ========     ======    ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
  Accounts payable and accrued
   liabilities ................. $ 11,482  $    --      $1,413    $ 12,895
  Senior notes..................      --    225,115        --      225,115
  Due to parent.................   26,534   (22,527)       --        4,007
  Other liabilities.............    1,685       --         --        1,685
                                 --------  --------     ------    --------
    Total liabilities...........   39,701   202,588      1,413     243,702
  Minority interest in
   subsidiaries.................    1,894       --         --        1,894
  Shareholders' equity..........   71,586       --       6,175      77,761
                                 --------  --------     ------    --------
    Total liabilities and
     shareholders' equity....... $113,181  $202,588     $7,588    $323,357
                                 ========  ========     ======    ========

- ---------------------

(1) As part of the Note Offering, the Company incurred approximately $8.8 million of deferred offering costs which are capitalized as other assets and amortized using the effective interest method over the life of the Old Notes. From the proceeds of the Offering, the Company paid UIH $22.5 million of bridge loans outstanding at March 31, 1996 and $2.5 million in bridge loans advanced by UIH subsequent to March 31, 1996.

(2) Represents the Company's purchase of the additional 50% interest in Saturn in exchange for 2.6% of the common stock of the Issuer.

                                              YEAR ENDED DECEMBER 31, 1995
                         ------------------------------------------------------------------------
                                                                            UNITED
                                        CETV          XYZ       SATURN     WIRELESS
                          ACTUAL   TRANSACTION(1)   SALE(2)   PURCHASE(3) PURCHASE(4)  PRO FORMA
                         --------  -------------- ----------- ----------- ----------- -----------
                                               (IN THOUSANDS)
                                    (UNAUDITED)   (UNAUDITED) (UNAUDITED)             (UNAUDITED)
CONSOLIDATED CONDENSED
 STATEMENT OF
 OPERATIONS:
Service revenue......... $  1,883     $    443      $   --      $   148     $    33    $  2,507
Operating expense.......   (3,230)        (793)         --         (863)       (687)     (5,573)
General and
 administrative
 expense................   (3,402)      (6,681)         --       (1,502)       (341)    (11,926)
Depreciation and
 amortization expense...   (1,003)      (4,259)         --         (905)        (86)     (6,253)
                         --------     --------      -------     -------     -------    --------
  Net operating loss....   (5,752)     (11,290)         --       (3,122)     (1,081)    (21,245)
Equity in losses of
 affiliated companies,
 net....................  (16,379)       3,212        4,132       1,438         --       (7,597)
Interest, net...........      127        1,230          --          --          --        1,357
Other, net..............    4,771          244       (4,132)        (55)          1         829
                         --------     --------      -------     -------     -------    --------
  Net loss.............. $(17,233)    $ (6,604)     $   --      $(1,739)    $(1,080)   $(26,656)
                         ========     ========      =======     =======     =======    ========

                            THREE MONTHS ENDED MARCH 31, 1996
                            -----------------------------------------
                                                          SATURN
                             ACTUAL        CETV(5)      PURCHASE(3)   PRO FORMA
                            ------------  ----------   -------------- ---------
                                     (IN THOUSANDS, UNAUDITED)
CONSOLIDATED CONDENSED
 STATEMENT OF OPERATIONS:
Service revenue...........  $      1,934   $      --      $       52   $ 1,986
Operating expense.........        (5,083)         --            (252)   (5,335)
General and administrative
 expense..................        (2,336)         --            (439)   (2,775)
Depreciation and
 amortization expense.....        (2,748)         --            (227)   (2,975)
                            ------------   ----------     ----------   -------
  Net operating loss......        (8,233)         --            (866)   (9,099)
Equity in losses of
 affiliated companies,
 net......................        (1,033)         --             401      (632)
Interest, net.............            57          --             --         57
Other, net................           545         (635)            41       (49)
                            ------------   ----------     ----------   -------
  Net loss................       $(8,664)  $     (635)         $(424)  $(9,723)
                            ============   ==========     ==========   =======

- ---------------------
(1) Represents the consolidation of CEtv and the elimination of the previously recorded equity in losses. Included in depreciation and amortization expense is $3.0 million of amortization related to the goodwill recorded in connection with the additional 40% economic interest acquired in December 1995 which will be amortized over 15 years.
(2) Represents the elimination of the gain on the sale of a 25% interest in XYZ and the related 25% of the equity in losses recognized.

(3) Represents the consolidation of Saturn and the elimination of the previously recorded equity in losses. Included in depreciation and amortization expense is $520,000 and $134,000 of amortization for the year ended December 31, 1995 and for the three months ended March 31, 1996, respectively, related to the goodwill recorded in connection with the purchase of the additional 50% interest in Saturn which will be amortized over 15 years.

(4) Represents the additional eight months of activity of United Wireless.

(5) Represents the elimination of 10% of the allocated minority interest losses due to the increase in the economic ownership to 100%.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data for the years ended December 31, 1994 and 1995, and balance sheet data as of December 31, 1994 and 1995, have been derived from the Company's consolidated financial statements which have been audited by Arthur Andersen LLP, independent public accountants, whose report indicated a reliance on other auditors relative to certain amounts relating to the Company's interests in Telefenua and XYZ as of and for the year ended December 31, 1995. The Company did not exist prior to the fiscal year ended December 31, 1994. The following selected consolidated financial data for the three months ended March 31, 1996, and at March 31, 1996, have been derived from the unaudited consolidated financial statements of the Company that, in the opinion of management of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial data for such periods and as of such date. The data set forth below are qualified by reference to, and should be read in conjunction with, the audited Consolidated Financial Statements of the Company and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Offering Memorandum.

                                                                  THREE MONTHS
                                       YEARS ENDED DECEMBER 31,      ENDED
                                       -------------------------   MARCH 31,
                                          1994          1995          1996
                                       ------------ ------------  ------------
                                                  (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Service revenue....................... $       --   $      1,883    $  1,934
Operating expense.....................         --         (3,230)     (5,083)
General and administrative expense....        (659)       (3,402)     (2,336)
Equity in losses of affiliated
 companies, net.......................      (1,015)      (16,379)     (1,033)
Net loss..............................      (1,674)      (17,233)     (8,664)
Ratio of earnings to fixed
 charges(1)...........................         --            --          --
                                          AS OF DECEMBER 31,         AS OF
                                       -------------------------   MARCH 31,
                                          1994          1995          1996
                                       ------------ ------------  ------------
                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents............. $       --   $      8,730    $  1,791
Investments in and advances to
 affiliated companies.................      22,296         2,829       4,308
Goodwill, net.........................         --         45,324      44,703
Total assets..........................      24,084        99,295     113,181
Long-term debt........................         --            890       1,685
Total liabilities.....................          11        21,714      39,701
Parent's equity.......................      24,073        75,066      71,586

- ---------------------
(1) Earnings available for fixed charges were inadequate to cover fixed charges in each of the periods presented. The amount of the coverage deficiencies for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996 were $1.1 million, $12.9 million and $8.0 million respectively. On a pro forma basis, assuming that the Notes Offering, the CEtv Transaction, the XYZ Sale and the Saturn Purchase had been consummated as of January 1, 1995, the Company's pro forma earnings would have been inadequate to cover its pro forma fixed charges for the year ended December 31, 1995 and the three months ended March 31, 1996, by $49.8 million and $17.4 million, respectively. See "Risk Factors-- Leverage; Debt Service." In calculating the ratio of earnings to fixed charges, earnings consist of (i) net loss before income tax expense and fixed charges plus (ii) the pro rata share of the losses recognized in minority owned affiliates.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The Issuer currently holds a (i) 94% economic interest in CEtv, which it has agreed to increase to 100%, (ii) 25% interest in XYZ, (iii) 100% interest in Saturn, (iv) 90% economic interest in Telefenua and (v) 100% interest in United Wireless. Because the Company accounts for its less than majority owned Operating Companies on the equity method, prior to September 1995 only the Company's Tahitian subsidiary, Telefenua, was consolidated. In September 1995, the Company acquired a 100% interest in United Wireless at which time it began consolidating its results of operations. In late December 1995, the Company increased its economic interest in CEtv from 50% to 90% pursuant to the CEtv Transaction, and in late May 1996, the Company increased its economic interest in CEtv to 94% when Australis was diluted after having failed to contribute its pro rata share of a CEtv issued capital call. Prior to the acquisition of the additional 40% interest in CEtv in December 1995, the Company accounted for its investment in CEtv on the equity method of accounting. As a result of the CEtv Transaction, the Company, beginning in fiscal 1996, will consolidate the results of operations of CEtv. The Company accounts for its interests in Saturn and XYZ using the equity method of accounting. Following its recent acquisition of the remaining 50% interest in Saturn, the Company began consolidating the results of operations of Saturn. The Company's financial statements have been prepared on a basis of reorganization accounting as though the Company had performed all foreign development activities, made all investments in the foreign development activities and made all investments in the foreign interests in Australia, New Zealand and Tahiti since inception. The Company reports on the basis of U.S. GAAP and recognizes its proportionate share of affiliated company income (loss) on the basis of U.S. GAAP results.

  The Issuer conducts no operations other than through the Operating Companies in which it holds varying interests. Because the Operating Companies have, since inception, been engaged primarily in organizational and start-up activities, the Company believes that its historical results of operations discussed herein are not indicative of the results of operations which will follow the completion of construction and initial marketing of service by the Operating Companies.

  The Issuer has no employees of its own. UIH, the Company's parent, provides various management, financial reporting, accounting, and other services for the Company pursuant to the terms of the UIH Management Agreement between UIH and the Company. CEtv, Saturn and Telefenua are also parties to Technical Service Agreements with UIH, for which such Operating Companies pay to UIH fees based, in part, on their respective gross revenues. See "Certain Relationships."

 Impact of CEtv Transaction. In December 1995, the Company acquired an additional 40% economic interest in CEtv, increasing its total effective economic interest in both companies to approximately 90%. As a result of the CEtv Transaction, the Company, beginning on January 1, 1996, consolidates the results of operations of CEtv. Through December 31, 1995, the Company accounted for its interest in CEtv on the equity method. By consolidating the financial results of CEtv, the Company will recognize the full amount of CEtv's losses or income before allocation of loss or income to the minority interests until CEtv becomes a wholly owned subsidiary of the Issuer upon consummation of the Company's planned acquisition of the 6% minority interest in CEtv. As CEtv is in the early stages of operations and construction of its multi-channel television systems, CEtv will continue to incur losses for the foreseeable future.

LIQUIDITY AND CAPITAL RESOURCES

  Since commencement of operations, the Company has been financed by capital contributed by UIH. During the year ended December 31, 1994, UIH contributed $25.3 million to the Company, $22.8 million of which was used to finance the Company's investments in CEtv, XYZ and Saturn. Approximately $1.9 million was used for costs incurred in the acquisition and development of its projects, the majority of which was for Telefenua. The remainder was used for non-operating costs.

  During the year ended December 31, 1995, UIH contributed capital of $68.4 million to the Company and made bridge loans of $9.9 million to CEtv and indirectly to Telefenua through its parent, SFCC. The bridge loans were used to fund the construction and initial marketing of CEtv's and Telefenua's systems. The Company used approximately $45.1 million of the contributed capital to acquire an additional 40% effective economic interest in CEtv in December 1995. Approximately $29.8 million of the contributed capital consisted of UIH's preferred stock which the Company used as part of the purchase price for an additional interest in CEtv. The Company used $6.1 million in cash to fund the operations of Telefenua. The Company also made $22.5 million (not including the bridge loans) in capital contributions to the Operating Companies during 1995 using the capital contributed to it by UIH.

  During the three months ended March 31, 1996, UIH contributed capital of $3.9 million to the Company and made bridge loans of $12.6 million to CEtv and Telefenua. The bridge loans were used to fund the construction and initial marketing of CEtv's and Telefenua's systems. The Company also made $3.5 million in capital contributions to Saturn and XYZ during the three months ended March 31, 1996 using the capital contributed to it by UIH. Approximately $17.8 million of the loans and capital contributed was used for the purchase of property, plant and equipment by CEtv and Telefenua as these systems are in the process of building their MMDS and DTH systems. The remainder was used in operations.

  In May 1996, the Company acquired $25.0 million of the CEtv bridge loans and repaid UIH with proceeds from the Offering. In May 1996, the remaining CEtv bridge loans totalling $25.6 (including accrued interest) were converted to equity of CEtv and an additional $25.0 million in capital calls were funded, thereby increasing the Company's interest to 94%. Prior to the closing of the Offering, approximately $5.0 million of the SFCC bridge loans were used to purchase convertible debentures of SFCC, which are convertible into preferred stock of SFCC. The remaining SFCC bridge loans totaling $556,700 (including accrued interest) acquired by the Company will be either (i) repaid by SFCC after which time the Company would invest the proceeds of such repayment as permitted under the Indenture or (ii) converted by the Company into equity of SFCC.

  The Company has generated negative cash flow from operating activities for all periods presented as a result of start-up costs associated with its Operating Companies' constructing and marketing their multi-channel television and telecommunications services and establishing the organizational infrastructure required for the operation of their businesses. The Company is responsible for its proportionate share of the capital requirements of the Operating Companies and has funded its share to date with capital contributed by UIH.

  The following table sets forth, as of May 31, 1996, assuming the Company's purchase of the remaining 6% economic interest in CEtv, (i) the total estimated funding required for the construction and initial marketing of the Operating Companies' systems in their existing license areas, including any capital invested to date or to be funded with the proceeds of the Offering,
(ii) the total amount of capital invested in each of the Operating Companies and the portion funded by the Company, (iii) the amounts the Company expects to invest in the Operating Companies from unrestricted cash on hand (excluding amounts held by the Operating Companies), and (iv) the total estimated additional funding required to complete the construction and marketing of such Operating Companies' existing license areas and the Company's estimated portion of such funding, pro forma for the Notes Offering and application of the net proceeds thereof. To the extent the Operating Companies fund their construction and other costs through project financing, the Company's portion of estimated additional funding would be reduced proportionately. To the extent that the other shareholders of Telefenua or XYZ fail to fund their pro rata share of the additional shareholder capital for such Operating Companies, the Company may fund all or a portion of such shortfall, in which case the other shareholder's ownership interest would be diluted proportionately. To the extent such additional funding may be required, the Company currently anticipates seeking additional equity and/or debt funding. The Company has monthly capital commitments to XYZ that total approximately $6.4 million through December 31, 1996. To the extent the Company fails to make any capital contribution to XYZ, it would face significant and punitive dilution.

                          ESTIMATED TOTAL                                             PRO FORMA
                          PROJECT FUNDING     CAPITAL INVESTED                    ESTIMATED REQUIRED
                            REQUIREMENTS     AS OF MAY 31, 1996                 ADDITIONAL FUNDING(3)
                         ------------------ ---------------------      CASH     ------------------------
OPERATING COMPANY        THE COMPANY TOTAL  THE COMPANY  TOTAL(1)    ON HAND(2)  THE COMPANY   TOTAL
- -----------------        ----------- ------ -----------  --------   ----------- ------------- ----------
                                                       (IN MILLIONS)
CEtv....................   $354.2    $354.2   $ 81.6(4)   $ 81.6(4)   $119.0          $153.6      $153.6
Saturn(5)...............     86.0      86.0     12.0        12.0        12.7            61.3        61.3
Telefenua...............     17.4      17.4     14.3        14.3         3.1             --          --
XYZ.....................     14.3      57.3      7.9        31.5         6.4             --         19.4
United Wireless.........      8.2       8.2      2.3         2.3         4.9             1.0         1.0
                           ------    ------   ------      ------      ------      ----------  ----------
  Total.................   $480.1    $523.2   $118.1(4)   $141.7(4)   $146.1          $216.0      $235.3
                           ======    ======   ======      ======      ======      ==========  ==========

- ---------------------
(1) Certain amounts contributed by the Company's partners were contributed in currencies other than U.S. dollars. Such amounts have been translated to U.S. dollars using a convenience translation.

(2) Represents the anticipated application of the Company's unrestricted cash on hand (excluding amounts held by the Operating Companies) as of May 31, 1996, to fund a portion of the Company's portion of the estimated required additional funding. See "Use of Proceeds."

(3) Represents the estimated additional funding required to complete the construction and marketing of the operating systems of the Company's subsidiaries and to fund the capital requirements of XYZ, pro forma for the Offering and the estimated application of the net proceeds therefrom.

(4) Does not include the $50.7 million used by the Company to increase its economic ownership interest in CEtv to approximately 90%.

(5) In July 1996, the Company acquired its partner's 50% interest in Saturn bringing its ownership interest to 100% in exchange for a 2.6% common equity interest in the Issuer, which, if the Issuer's parent has an initial public offering, may be exchanged for an amount of stock of its parent corporation with an equivalent value. The amount does not include the value of this 2.6% interest.

  The Company also used $10.0 million of the net proceeds of the Offering to fund the acquisition of UIH AML from UIH. UIH AML was formed by UIH to provide guarantees of $10.0 million in borrowings under the Australis Bank Facility. UIH contributed $10.0 million in cash to UIH AML, which cash will be restricted for as long as UIH AML is guaranteeing borrowings under the Australis Bank Facility. Such restricted cash would be released at such time that UIH AML is released from its obligation under the Australis Guarantee unless the cash was used to refinance a portion of the Australis Bank Facility. To the extent that Australis was unable to repay borrowings under the Australis Bank Facility, however, each of the Guarantors would be responsible for funding its pro rata share of the repayment shortfall up to its total guarantee, which in the case of UIH AML is $10.0 million. To the extent amounts are paid pursuant to the guarantees, each Guarantor may elect to have its pro rata portion of such amounts converted, at the rate of A$0.545 per note or share, into ordinary shares or convertible notes of Australis. In addition, at any time during the term of such guarantees, any Guarantor may elect to refinance a portion of the Australis Bank Facility by converting all or a portion of the amount of its guarantee into ordinary shares or convertible notes on the same terms. In connection with the Australis Transaction, UIH AML received warrants to purchase approximately 4.2 million ordinary shares or convertible notes of Australis at an exercise price of A$0.20 per share. UIH AML has agreed, subject to certain conditions, to acquire $4.0 million of ordinary shares or convertible notes of Australis by converting a portion of the Australis Guarantee or exercising the Australis Warrants. Australis has informed the Company that Australis believes it will be able to refinance borrowings under the Australis Bank Facility through debt and/or equity financings as well as potential asset sales. There can be no assurance, however, that Australis will be able to refinance the Australis Bank Facility. See "Risk Factors--Reliance on Australis and Other Principal Suppliers" and "Australis Transaction."

  Pro forma for use of the proceeds of the Offering and unrestricted cash on hand, the Company believes that it will be required to additionally fund a total of approximately $216.0 million (assuming the Company acquires the remaining 6% economic interest in CEtv) to build-out its existing projects over the next four years. The Company expects to raise this additional capital through a combination of sales of its equity, either through public offerings or additional investments by its shareholders or third parties, and borrowings by the Company. See "Risk Factors--Need for Additional Financing."

  The Indenture and the UIH Indenture place restrictions on the Issuer and its Restricted Subsidiaries with respect to incurring additional debt. The Issuer and all of its Operating Companies are currently "Restricted" under the UIH Indenture. The UIH Indenture limits the amount of debt that a Restricted Entity may borrow based upon, among other things, the greater of (i) 5.0x Consolidated Cash Flow (as defined in the UIH Indenture) of such Restricted Entity or (ii) 200% of Consolidated Invested Equity Capital (as defined in the UIH Indenture) of such entity. At May 31, 1996, pro forma for the estimated use of proceeds from the Offering, the Issuer would have been permitted to borrow an additional $106.8 million under such calculation. In order to meet its total expected remaining commitment of approximately $216.0 million, the Issuer would have needed to increase its Consolidated Invested Equity Capital by approximately $36.1 million in order to increase its borrowing capacity by $72.1 million and provide it with the total funds necessary to meet its commitments. Consolidated Invested Equity Capital includes equity commitments by shareholders of the Company's Operating Companies, which are expected to be approximately $19.4 million as summarized above. As a result, the Issuer does not expect that it will be required to raise additional equity capital in order to meet its current business plan. However, if the funding requirements for the Operating Companies exceed management's budget or in the event shareholders of the Operating Companies other than the Issuer fail to make pro rata capital contributions, the Issuer may be required to raise additional capital and would have to raise a portion of such capital in the form of equity in order to remain in compliance with the UIH Indenture. In any event, it is the Issuer's current intention to pursue private placements or an initial public offering of the capital stock of its parent in order to raise additional equity capital to complete the build-out of its systems and to seek the remainder through capital contributions from its shareholders and privately negotiated transactions with third parties. The Issuer currently intends to complete an Equity Sale before May 15, 1997 so that no additional interest would accrete on the Notes and no Warrants would be issued pursuant to the terms of the Notes. See "Description of Securities." The Company also expects to raise additional capital through borrowings by the Issuer or the Operating Companies. The restrictions imposed by the UIH Indenture will be eliminated upon the retirement of UIH's Notes at their maturity in November 1999.

  Under the terms of the respective securityholders' agreements between the Company and the other primary securityholder of each of CTV and STV, if securities of CTV and STV are not publicly listed prior to October 1999, UIH and the other securityholder have the right to offer to sell its respective interests in STV or CTV to the other at an appraised fair market value. If the non-offering securityholder does not agree to purchase such securities at such fair market value from the offering securityholder within 30 days, then the offering securityholder may elect to require that CTV or STV be sold to a third party at or above such fair market value. If the other securityholder offers its interest in CTV or STV to the Company, the Company may choose to acquire such interests, in which case it may seek necessary funding in order to make such acquisition. There can be no assurances that the Company will have, or choose to pursue, the opportunity to increase its interest in CTV and STV, or that it will have sufficient resources to make such acquisition. See "Corporate Ownership Structure--CEtv."

RESULTS OF OPERATIONS

  The Company has experienced losses since its inception. The Operating Companies are in the early stages of constructing and marketing their multi-channel television systems and programming services. The Company does not currently anticipate that such Operating Companies will generate net income during future years as they are completing construction of their respective multi-channel television and telecommunications systems and programming services.

 YEARS ENDED DECEMBER 31, 1994 AND 1995

  Service Revenue. The Company acquired a 90% economic interest in Telefenua in January 1995. The Company recognized service revenues of $1.9 million during 1995, the majority of which resulted from Telefenua, which launched service in March 1995. The Company had no service revenues in 1994.

  Operating Expense. The Company incurred $3.2 million of operating expenses in 1995, of which $2.8 million came from Telefenua. The Company incurred no operating expenses in 1994.

  General and Administrative Expense. The Company's general and administrative expenses for the year ended December 31, 1995 increased to $3.4 million from $0.7 million in the year ended December 31, 1994, primarily due to acquisition of Telefenua in March 1995, which accounted for $2.3 million for the year ended December 31, 1995.

  Depreciation and Amortization. The Company had depreciation and amortization expenses of $1.0 million for the year ended December 31, 1995 due primarily to the acquisition of Telefenua and the launch of its system which began depreciating its system in March 1995. The Company had no such expenses in 1994.

  Equity in Losses of Affiliated Companies, Net. The Company recognized equity in losses of affiliated companies of $1.0 million and $16.4 million for the years ended December 31, 1994 and 1995, respectively, as follows:

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                           -------------------
                                                             1994      1995
                                                           --------- ---------
                                                             (IN THOUSANDS)
     CEtv(1).............................................. $   (551) $  (3,212)
     Saturn(2)............................................     (365)    (1,438)
     XYZ(3)...............................................      (99)   (11,729)
                                                           --------  ---------
       Total equity in losses of affiliated companies,
        net............................................... $ (1,015) $ (16,379)
                                                           ========  =========

    ---------------------
    (1) The companies that comprise CEtv were incorporated in mid-1994. The Issuer acquired an initial interest in these companies in the fall of 1994 and increased its economic interest in these companies to 90% in late December 1995. CEtv launched its first MMDS system in August 1995.
    (2) The Company acquired a 50% interest in Saturn in July 1994. Accordingly, the Company recognized equity in losses for Saturn for only the six months ended December 31, 1994, as compared to the full twelve months for the year ended December 31, 1995. In addition, in 1995, Saturn initiated engineering and design work and started system construction and accordingly incurred more losses in 1995 as compared to 1994.
    (3) XYZ was formed in October of 1994 and began distributing its four channels in April 1995.

  Gain on Sale of Investment. In September 1995 the Company sold one half of its interest in XYZ at cost. As the recognition of equity losses through that date had reduced the Company's investment to zero, the Company recognized a gain on the entire amount received of $4.1 million.

 THREE MONTHS ENDED MARCH 31, 1995 AND 1996

  Service Revenue. The Company's service revenue for the three months ended March 31, 1996 increased $1.8 million (1,915%) compared to the amount for the corresponding three month period in 1995. The increase is due to revenue of CEtv ($1.0 million), which launched service in August 1995, and Telefenua ($862,000), which launched service in March 1995.

  Operating Expenses. The Company's operating expense for the three months ended March 31, 1996 increased $4.9 million (2,561%) compared to the amount for the corresponding three month period in 1995. This increase is due to (i) the consolidation, effective January 1, 1996, of CEtv ($4.2 million), which launched service in August 1995, (ii) the consolidation of Telefenua ($572,000), which launched service in March 1995, and (iii) the acquisition of United Wireless ($288,000) in September 1995, at which time the Company began consolidating its results.

  General and Administrative Expenses. The Company's general and administrative expenses for the three months ended March 31, 1996 increased $2.3 million from $389,000 for the corresponding three month period in 1995, primarily due to (i) the consolidation, effective January 1, 1996, of CEtv ($1.3 million), which launched service in August 1995, (ii) the consolidation of Telefenua ($606,000), which launched service in March 1995, and (iii) the acquisition of United Wireless ($143,000) in September 1995, at which time the Company began consolidating its results.

  Depreciation and Amortization. The Company's depreciation and amortization for the three months ended March 31, 1996 increased $2.7 million (3,133%) compared to the amount for the corresponding three month period in 1995, due primarily to the acquisition of CEtv and the launch of CEtv's system in August 1995 and of Telefenua's system in March 1995.

  Equity in Losses of Affiliated Companies, Net. The Company recognized equity in losses of affiliated companies of $1.0 million and $1.5 million for the three months ended March 31, 1996 and 1995, respectively, as follows:

                                                     FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ---------------------------
                                                         1995          1996
                                                     ------------- -------------
                                                           (IN THOUSANDS)
CEtv(1)............................................. $         290 $         --
Saturn(2)...........................................           261           401
XYZ Entertainment(3)................................           943           632
                                                     ------------- -------------
  Total equity in losses of affiliated companies,
   net..............................................        $1,494        $1,033
                                                     ============= =============

- ---------------------
(1) The Companies that comprise CEtv were incorporated in mid-1994. The Company acquired an initial interest in these companies in the fall of 1994 and increased its economic interest in these companies to 90% in late December 1995. CEtv launched its first MMDS system in August 1995.
(2) The Company acquired a 50% interest in Saturn in July 1994. Accordingly, the Company recognized equity in losses for Saturn for the six months ended December 31, 1994, as compared to the full twelve months for the year ended December 31, 1995. In addition, in 1995, Saturn initiated engineering and design work and started system construction and, accordingly, incurred greater losses in 1996 as compared to 1995.
(3) XYZ was formed in October 1994 and began distributing its four channels in April 1995.

FOREIGN CURRENCY EXCHANGE RATE RISKS; HEDGING

  The Operating Companies' monetary assets and liabilities are subject to foreign currency exchange risk as certain equipment purchases and payments for certain operating expenses, such as programming expenses, are denominated in currencies other than their own functional currency. In addition, certain of the Operating Companies have notes payable and notes receivable which are denominated in a currency other than their own functional currency or intercompany loans payable linked to the U.S. dollar.

  In general, the Issuer and the Operating Companies do not execute hedge transactions to reduce the Company's exposure to foreign currency exchange rate risks. Accordingly, the Company may experience economic loss and a negative impact on earnings with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluations against the dollar. The Company may also experience economic loss and a negative impact on earnings related to these monetary assets and liabilities. In general, exchange rate risk to the Issuer related to Operating Companies' commitments for equipment purchases and operating expenses is generally limited due to the insignificance of the related monetary asset and liability balances; however, exchange rate risk to the Issuer of these notes payable and notes receivable and debt linked to the U.S. dollar have and will continue to impact the Company's reported earnings. Because of the manner in which the Company accounts for its interests in Saturn and XYZ, any adverse effects on reported earnings of these companies would impact the Company through its equity in losses of affiliated companies.

  The countries in which the Operating Companies now conduct business generally do not restrict the removal or conversion of local or foreign currency; however, there is no assurance this situation will continue. The Company may also acquire interests in companies that operate in countries where the removal or conversion of currency is restricted. See "Risk Factors-- Foreign Currency Exchange Rate and Conversion Risks."

                                   BUSINESS

GENERAL

  The Company, a leading provider of multi-channel television services in the Australia and Pacific region, is currently constructing and operating multi-channel television systems in three markets: (i) Australia, in which the Company is constructing and operating MMDS systems and marketing a DTH service in its regional franchise areas which encompass approximately 1.5 million serviceable television homes; (ii) New Zealand, in which the Company is constructing a wireline cable and telephony system intended to pass approximately 135,000 homes; and (iii) Tahiti, in which the Company has completed the initial phase of construction and is operating an MMDS system which, upon completion, will pass approximately 31,000 homes. In addition, the Company's other assets include a 25% interest in XYZ, a programming company which provides four channels to the Australian multi-channel television market as part of the eight channel Galaxy package. To date the Company and its partners have invested significant capital and have devoted substantial management resources and expertise to establish the infrastructure necessary to implement a rapid roll-out of the Company's operating systems. As of May 31, 1996, the Company's multi-channel television systems and operations were capable of serving 1.1 million homes of which 170,596 had been marketed and 29,145 were subscribers.

  CEtv (Australia). The Company believes that Australia, the largest undeveloped English speaking multi-channel television market in the world, represents an attractive market for multi-channel television providers. Prior to 1995, subscription television services were not available on a wide scale basis and, as a result, current market penetration for such services is less than 3%. However, there exists strong demand for television programming, as evidenced by high average daily television viewing, high television and VCR penetration and the early success of the multi-channel television industry. In addition, Australia is a mature economy with a high GDP per capita, characteristics which the Company believes are favorable to multi-channel television growth.

  The Company owns, directly and indirectly, a combined 94% economic interest (and has agreed to acquire the remaining 6% economic interest, subject to certain conditions) in CEtv, which has acquired virtually all of the available MMDS licenses in an area encompassing approximately 1.5 million serviceable television homes in Australia. CEtv's franchise areas represent approximately 25% of the Australian market. CEtv has strategically focused on regional areas located outside of Australia's largest capital cities. CEtv is currently the only multi-channel television provider in markets representing over 90% of these serviceable homes and believes that it has several competitive advantages over any potential competitor in its markets. Of the serviceable homes in its franchise areas, CEtv believes that approximately 800,000 homes are in markets which CEtv will serve primarily by MMDS. CEtv is servicing homes in its MMDS markets that are not reachable by its MMDS signals with a DTH service which CEtv is marketing in its franchise areas on an exclusive basis. CEtv launched MMDS service in August 1995 and as of May 31, 1996, had completed construction and launched service in markets that contained an aggregate of approximately 422,000 homes. As of such date, CEtv had completed its initial direct marketing program to approximately 148,600 of these homes, and had 21,412 metropolitan subscribers, representing a 14% penetration rate of marketed homes. In addition, in March 1996, CEtv began marketing its programming services via DTH in less densely populated areas outside its MMDS markets that are more efficiently served by DTH technology. These DTH service areas contain approximately 700,000 homes, the majority of which are located within a fifty-kilometer radius of its MMDS markets. As of May 31, 1996, CEtv has 2,212 DTH subscribers in these markets. CEtv also plans to construct wireline cable networks in two small regions in its franchise areas containing an aggregate of approximately 25,700 serviceable homes. CEtv expects to complete construction and launch service to all of its 1.5 million potential customers by the end of 1996.

  The Company believes that programming is a critical component in building successful multi-channel television systems. CEtv has entered into franchise agreements providing it with the right through 2004 (which is extendable at CEtv's option through 2014) to distribute the eight-channel Galaxy package over all transmission technologies (MMDS, DTH and wireline cable) in its franchise areas. See "--CEtv (Australia)--Australis Franchise Agreements." The Galaxy package, the most widely distributed programming package in Australia, was developed exclusively for the Australian market by several of the world's leading programming companies including Paramount, Sony, Universal, Fox and Viacom. The Galaxy package includes two movie services (Showtime and Encore), Fox Sports, two general entertainment services (TV-1 and Arena), Australia's only 24-hour music video service (Red) and two family programming services (Nickelodeon/Nick at Nite and The Discovery Channel). To supplement the Galaxy package, CEtv has also secured additional programming on a non-exclusive basis from providers of both locally-originated and satellite-delivered programming services including CNN International, TNT, Cartoon Network, CMT, ABN, BBC World News and World Movies, a premium channel which is currently only available to its MMDS subscribers.

  XYZ (Australian Programming). Through its 25% interest in XYZ, the Company provides four of the eight channels offered in the Galaxy package. XYZ's channels consist of Nickelodeon/Nick at Nite, The Discovery Channel, Arena and Red. XYZ has entered into an agreement that provides for carriage of its four channels by virtually all existing Australian MMDS and DTH providers, including CEtv, Australis and ECT, as well as by the largest cable television operator in Australia, Foxtel. The Company believes that this agreement, which extends through 2010 for MMDS and DTH subscribers and 2020 for Foxtel subscribers and provides for fixed per subscriber prices (and in the case of Foxtel, substantial minimum subscriber guarantees), will cause XYZ's programming package to be available to virtually all of Australia's 6.0 million television households through at least 2010. Foxtel, which owns 50% of XYZ, is a joint venture between News Corporation Limited and Telstra, the Australian government-owned telephone company. The Company's other partner in XYZ is Century, a large U.S. multiple system cable operator and the parent of ECT. XYZ launched its channels in April 1995 and as of May 31, 1996, XYZ provided its channels to approximately 200,000 subscribers in Australia.

  Saturn (New Zealand). The Company believes that New Zealand is an attractive market for multi-channel television providers. New Zealand has a demographic profile similar to Australia, including high per capita income and strong television and VCR penetration. In addition, New Zealand permits operators to offer combined multi-channel television and telephony services over one network. The New Zealand multi-channel television market is also relatively undeveloped with only one competitor currently offering a five-channel UHF subscription service.

  The Company owns a 100% interest in Saturn, which has begun constructing an integrated wireline cable network that will allow it to provide multi-channel television services to approximately 135,000 homes in the Wellington area as well as business and residential telecommunications services. Wellington is New Zealand's capital and its second largest city. Saturn expects construction of its Wellington network to be completed in 1997. In addition, Saturn owns a wireline cable television system on the Kapiti Coast, north of Wellington, that as of May 31, 1996, passed approximately 6,000 homes, of which approximately 4,500 had been marketed, and serviced approximately 1,150 subscribers.

  Telefenua (Tahiti). The Company believes Tahiti is an attractive multi-channel television market due to the favorable competitive environment, Tahiti's relatively high income levels and the Tahitian consumers' high propensity to spend on entertainment. The Company holds an indirect 90% economic interest in Telefenua, a Tahitian MMDS operator that holds 30-year local franchises, many of which are exclusive, to provide multi-channel television services to approximately 31,000 serviceable homes on the islands of Tahiti and Moorea. Telefenua has completed the initial phase of construction of its MMDS system and is currently marketing its 14-channel service to approximately 17,500 homes. As of May 31, 1996, Telefenua had approximately 4,400 subscribers (representing a 25% penetration rate) paying an average monthly rate of approximately $65. Telefenua is currently expanding its network to reach all 31,000 serviceable homes in its franchise areas. Telefenua's only subscription television competitor offers a single-channel UHF-delivered service for approximately the same price as Telefenua's service. See "Regulation--Tahiti."

  United Wireless (Australian Mobile Data). In September 1995, the Company acquired a 100% interest in BellSouth Mobile Data, which was renamed United Wireless, a provider of two-way wireless mobile data services in Australia. United Wireless is providing wireless data services on a limited basis in Sydney, Melbourne and Brisbane. The wireless mobile and fixed data industry is in an early stage of development; services were first introduced on a limited basis in 1992. In order to meet growing demand for its services, United Wireless is in the process of expanding and upgrading its existing networks and deploying additional networks in other capital cities.

COMPANY STRENGTHS

  The Company believes that it is well positioned to capitalize on its progress to date and to establish itself as a leading provider of multi-channel television and related services in each of its markets. The Company benefits from the following:

  . ATTRACTIVE DEMOGRAPHICS OF TARGET POPULATION. Each of the countries in which the Company operates has demographics and other characteristics that are favorable to multi-channel television operators. Australia, New Zealand and Tahiti are all characterized by high per capita incomes and high television and VCR penetration rates. Television viewers in those countries, however, have limited over-the-air television options. In addition, consumers in each of these markets are generally receptive to new technologies and services, as demonstrated by their high cellular telephone penetration rates. The following table summarizes selected demographic characteristics of the Company's markets, compared to the comparable statistic for the more mature multi-channel television markets of the United States and the United Kingdom:

                                                               YEARS OF   TELEVISION   SUBSCRIPTION     CELLULAR
                                  GDP PER       HOMES WITH   SUBSCRIPTION    HOMES      TELEVISION     TELEPHONE
                             CAPITA IN 1994(1) TELEVISION(2)  TELEVISION  WITH VCR(3) PENETRATION(4) PENETRATION(5)
                             ----------------- ------------- ------------ ----------- -------------- --------------
    United States...........      $25,900            99%          40+          80%          66%            13%
    Australia...............       19,544            99            1           85            3             17
    New Zealand.............       16,484            99            6           78           17             10
    Tahiti..................       14,340            99            2           66           21            N/A
    United Kingdom..........       15,800            97           12           72           23             10

   ------------
   (1) U.S. Department of Commerce; Bank of America World Forecasts; UN National Accounts Statistics; Zenith Media Worldwide 1995; European World Year Book 1995.
   (2) Zenithmedia Television in Asia Pacific; Zenith European Market 1995.
   (3) Zenith European Market 1995; Cablevision's Blue Book; Zenithmedia Television in Asia Pacific; Bortz & Company.
   (4) Cable Television Advertising Bureau; New Media Markets; Company estimates for Australia, New Zealand and Tahiti.
   (5) International Cellular.

  . LICENSES RIGHTS/LIMITED COMPETITION. CEtv believes that its exclusive
    MMDS licenses, franchise agreements and status as the first entrant in its markets provide significant competitive advantages in its franchise areas. CEtv owns virtually all of the available MMDS licenses exclusive in its franchise areas and is aggressively constructing its systems and marketing its services. CEtv believes that its early entrance into and rapid construction throughout its markets will enable it to continue to build customer loyalty and establish a meaningful subscriber base within the next twelve months. CEtv believes that the relatively low housing densities and relatively small size of the individual markets in the substantial majority of its franchise areas generally do not support the higher cost of wireline cable construction. In addition, CEtv has entered into franchise agreements providing it with the exclusive right through 2004 (which is extendable at CEtv's option through 2014) to offer the Galaxy programming package over all technologies (MMDS, DTH and wireline cable) in its franchise areas. These franchise agreements provide that the franchisor will not grant the right to any other person to transmit the Galaxy package over any transmission technology in CEtv's franchise areas. See "--CEtv (Australia)--Australis Franchise Agreements."

    Similarly, Telefenua has secured exclusive MMDS spectrum and 30-year local franchise rights, the majority of which are exclusive, on the islands of Tahiti and Moorea. Tahitians have limited television viewing options with only two free-to-air broadcast channels and one subscription television service offering a single channel of movies and sports programming at approximately the same price as Telefenua's 14-channel service.

  . SECURED PROGRAMMING RIGHTS. The Company has secured attractive and diverse programming for each of its markets. In Australia, CEtv has entered into franchise agreements providing it with the exclusive right through 2004 (which is extendable at CEtv's option through 2014) to offer the Galaxy programming package over all technologies (MMDS, DTH and wireline cable) in all of its franchise areas. See "--CEtv (Australia)-- Australis Franchise Agreements." Management believes that the Galaxy channels represent the premier programming package available in Australia and that CEtv's right to broadcast the Galaxy package provides a significant competitive advantage in substantially all of its franchise areas. CEtv has secured additional satellite-delivered programming services, including CNBC, TNT, BBC World Service and CMT, to supplement the Galaxy package to its MMDS customers.

   Saturn offers a basic package of 22 channels and is actively seeking to expand its channel line-up, including the introduction of pay-per-view services. There are currently only four national broadcast networks in New Zealand and one multi-channel television provider which offers a five-channel UHF delivered subscription service. Telefenua provides a basic and premium package consisting of ten and fourteen channels, all of which, except for CNN International and ESPN International, are in French (the primary language spoken in Tahiti). There are currently two national networks in Tahiti and one competing subscription television operator which provides a single-channel service for approximately the same price as Telefenua's 14-channel service.

  . SUCCESSFUL SERVICE LAUNCH. CEtv and Telefenua have successfully launched their respective services and have achieved high penetration rates through aggressive and focused marketing. As of May 31, 1996, CEtv had launched MMDS service in markets containing approximately 422,000 homes. CEtv believes that its operating results to date demonstrate that there is strong demand for its services. As of May 31, 1996, CEtv had achieved a penetration rate of 14% of those homes in its franchise areas for which CEtv had completed its initial direct marketing program. CEtv plans to complete construction of its MMDS systems and initiate the marketing of rural DTH services in all of its franchise areas (encompassing approximately 1.5 million serviceable homes) by the end of 1996.

    Telefenua has completed construction of its MMDS system in areas containing approximately 17,500 homes and expects to complete the construction of its systems by the end of 1996. As of May 31, 1996, Telefenua completed its initial marketing to these homes and had already achieved a 25% penetration rate. XYZ began offering its programming service in April 1995, and as of May 31, 1996, XYZ's channels were distributed to approximately 200,000 subscribers.

  . ABSENCE OF PRICING REGULATION. The Company's systems are generally not subject to pricing or tiering restrictions and have limited content requirements. See "Regulation." These regulatory environments will enable the Company to pursue optimal multi-channel television pricing and programming structures, including attractive basic rates to maximize penetration with incremental charges for additional services such as expanded tiers and premium channels.

  . STRONG LOCAL MANAGEMENT. Each of the Company's operating systems are managed by a team of experienced professionals selected by UIH. These management teams consist of senior professionals who have participated in the successful launch and management of multi-channel television operations in the U.S. and international markets. In addition, UIH provides management and technical support to each of the Company's multi-channel television systems under the terms of Technical Service Agreements. See "Certain Relationships."

TECHNOLOGIES EMPLOYED BY THE COMPANY

  The Company currently uses three principal transmission technologies in the deployment of its multi-channel television services in Australia, New Zealand and Tahiti. These technologies are: (i) microwave multipoint distribution systems ("MMDS" or wireless cable); (ii) direct-to-home ("DTH") satellite broadcast services; and (iii) wireline cable, or CATV, the technology with which multi-channel television services are most frequently delivered in the United States. The Company has carefully evaluated the characteristics of the markets in which it is currently operating or planning to operate multi-channel television systems and has chosen what it believes to be the most appropriate transmission technology for each.

  MMDS is a microwave distribution system for which frequency bands are utilized for transmission of the programming services. MMDS signals originate from a head-end facility, which receives satellite-delivered programming services and delivers such programming via an encoded microwave signal from transmitters located on a tower or on top of a building to a small receiving antenna located at a subscriber's premises, where the microwave signals are decoded. MMDS transmission requires a clear line-of-sight because microwave frequencies will not pass through obstructions; however, many signal blockages can be overcome through the use of low power signal repeaters which retransmit an otherwise blocked signal over a limited area. The initial construction costs of a MMDS system generally are significantly lower than a cable or DTH system. The Company is using MMDS transmission technology in Australia and Tahiti, where housing density and topography make MMDS the most cost effective technology.

  DTH transmits encoded signals directly from a satellite to a subscriber's premises, where it is decoded. Currently in Australia, all DTH subscription television services are transmitted via the Optus Satellite using High Performance Beams ("HP Beams") covering certain geographic areas (commonly referred to as a satellite "footprint"). All of CEtv's franchise areas are within the Optus Satellite footprint. Since this signal will be transmitted at a high power level and frequency utilizing MPEG II technology, its reception can be accomplished with a relatively small (26-35 inch) dish mounted on a rooftop or in the yard for the households located within the innermost satellite transmission "footprint" and with a slightly larger (35-47 inch) dish for the households located outside the innermost footprint. CEtv is using DTH transmission technology for homes in its MMDS markets that are not reachable by its MMDS signals as well as for homes in its franchise areas where household densities do not support the construction of MMDS systems. Due to satellite coverage limitations, DTH service is currently not available in New Zealand or Tahiti.

  A wireline cable television system is a network of coaxial or fiber-optic transmission cables through which programming is transmitted to a subscriber's premises from the system's head-end facility, which receives satellite and tape-delivered programming. Wireline cable television offers a wide bandwidth that generally allows the transmission of a larger number of channels than MMDS. When constructed with a hybrid fiber coaxial network, as the Company plans to do in New Zealand, the system's infrastructure can be used to deliver telephony services. The primary disadvantages of a wireline cable network are the higher costs of construction, especially in areas of low housing density, and the length of time required to construct the network. The Company is constructing a wireline cable system in New Zealand and, due to topography and housing densities, plans to use wireline cable television in at least one market in Australia.

CETV (AUSTRALIA)

  Market Overview. The Company believes that Australia, the largest undeveloped English speaking multi-channel television market in the world, represents an attractive market for multi-channel television providers. Prior to 1995, subscription television services were not available on a wide scale basis and, as a result, current market penetration for such services is less than 3%. However, there exists strong demand for television programming, as evidenced by high average daily television viewing, high television and VCR penetration and the early success of the multi-channel television industry. In addition, Australia is a mature economy with a high GDP per capita, characteristics which the Company believes are favorable to multi-channel television growth.

  Although the Australian television industry was established in 1956 with the introduction of Channel 9 in Sydney, prior to the enactment of the Broadcasting Services Act in October 1992, television programming services were limited to five off-air television networks, while the delivery of subscription television services to residences was prohibited. The Broadcasting Services Act modified the existing regulatory structure to provide, in conjunction with related radiocommunications and telecommunications legislation, a framework to allow for the delivery of multi-channel television services to residences over MMDS, DTH and wireline cable. These changes included the award by auction of licenses to operate certain radio communication devices and certain related frequencies, the award by auction of broadcast licenses for a total of ten satellite-delivered programming channels via DTH on an exclusive basis through July 1997 and the authorization to construct wireline cable systems. One license to broadcast four of the ten allocated satellite-delivered programming channels was issued to Continental Century Pay Television Pty Ltd. (the "A Licenseholder"), to which programming is being supplied by XYZ. XYZ is 25% owned by the Company. See "--XYZ (Australian Programming"). Similarly, a license to broadcast four additional satellite-delivered programming channels was issued to Australis. A third license to broadcast the two remaining satellite-delivered programming channels was issued to the Australian Broadcasting Corporation, a government-owned national broadcaster, which has not yet begun broadcasting its channels. The Company believes that the Broadcasting Services Act created a favorable regulatory environment which, in conjunction with excellent demographics, the existence of well capitalized operators, the availability of satellite-delivered programming services, and the limited entertainment alternatives available, will result in the continued rapid development of multi-channel television services. See "Regulation--Australia."

  Background. The Company entered the Australian multi-channel television market in mid-1994 by acquiring its original interest in CTV, which subsequently acquired virtually all of the available MMDS licenses in markets in northern and northeastern Australia representing approximately 752,000 households. These licenses allow for the transmission of up to 19 analog video channels, are issued for five years and are renewable upon compliance with government regulations. In October 1994, the Company acquired its original interest in STV, which subsequently acquired similar MMDS licenses in markets representing over 823,000 households primarily in southern Australia. Since 1994, the Company has increased to 94% its combined direct and indirect economic interest in both CTV and STV, which operate on a combined basis under the name CEtv. The Company has agreed to acquire the remaining 6% economic interest, subject to certain conditions, for approximately $8.0 million. See "Corporate Organizational Structure--CEtv."

  Because approximately 60% of the Australian population is concentrated in its six largest cities, the competition for MMDS licenses was most intense and expensive in these cities. As a result, the Company chose to focus on multi-channel television system development opportunities outside these six cities. CEtv has obtained exclusive access to frequencies enabling it to broadcast subscription television services using MMDS technology in regional markets of Australia which encompass approximately 1.5 million serviceable television households or approximately 25% of the television households in Australia. In the majority of these regions, the housing densities do not justify the economics of building a wire-line cable system. In addition to its MMDS frequency exclusivity, CEtv has entered into franchise agreements providing it with the exclusive right to broadcast the Galaxy programming package over all distribution technologies (MMDS, DTH and wireline cable) in all of its franchise areas. Management believes that the Galaxy programming package is the premier programming package in Australia and that the right to broadcast the eight Galaxy channels in its franchise areas provides CEtv with a significant competitive advantage over any potential competitor.

  The Company intends to build out its franchise areas using MMDS, DTH and wireline cable, where appropriate but, due to relatively low housing densities, plans to deliver services via MMDS and DTH to the majority of its subscribers. Since MMDS service is less expensive to install than DTH, CEtv intends to service customers by MMDS whenever possible. Of the serviceable homes in its franchise areas, CEtv believes that approximately 757,000 homes are in markets which CEtv will serve primarily by MMDS. CEtv is servicing homes in its MMDS markets that are not reachable by its MMDS signals with a DTH service which CEtv is marketing in its franchise areas on an exclusive basis. In addition, CEtv will market its programming services via DTH in less densely populated areas outside its MMDS markets that are more effectively serviced by DTH technology. CEtv expects to market the DTH service in regions containing approximately 735,000 homes, the majority of which are located within a fifty-kilometer radius of its MMDS markets. Because local topography and vegetation make an MMDS system impractical, CEtv plans to build and operate a wireline cable network in two markets, Darwin and Lismore, which together represent approximately 52,000 serviceable homes.

  The deployment of MMDS networks in combination with DTH allows CEtv to quickly roll out its service and achieve rapid penetration in its franchise areas. CEtv believes that the ability to be the first provider of multi-channel television services in each of its markets will give CEtv a significant market presence which will further diminish the likelihood of competitive pressure. CEtv is currently the only provider of multi-channel television services in substantially all of its franchise area.

  CEtv believes it has established the infrastructure required for the rapid roll-out of service in each of the markets in its franchise areas. As of May 31, 1996, CEtv had launched service in 11 of its MMDS markets representing 422,000 serviceable homes. The early marketing results in each has met or exceeded management's expectations. As of May 31, 1996, CEtv had achieved penetration of approximately 14% of those homes for which CEtv had completed its initial direct marketing program. The following table sets forth the summary operating statistics in CEtv's first 11 MMDS markets:

                                                      AS OF MAY 31, 1996
                                               --------------------------------
                                       LAUNCH  HOMES IN    HOMES
     METROPOLITAN MARKET                DATE    MARKET  MARKETED(1) SUBSCRIBERS
     -------------------              -------- -------- ----------- -----------
     Gold Coast...................... Aug.1995 113,942     60,540      8,758
     Cairns.......................... Aug.1995  32,715     19,170      2,554
     Townsville...................... Nov.1995  37,870     17,687      2,709
     Bendigo......................... Nov.1995  27,975     14,916      1,276
     Toowoomba....................... Jan.1996  53,811      8,810      1,738
     Sunshine Coast.................. Feb.1996  66,201     15,300      1,710
     Mount Isa....................... Feb.1996   7,898        --         870
     Wagga Wagga..................... Mar.1996  17,723      2,460        601
     Ballarat........................ Mar.1996  30,047      8,775      1,012
     Murray Bridge................... Mar.1996   7,049        980        184
     Shepparton...................... May 1996  26,500        --         --
                                               -------    -------     ------
       Total.........................          421,731    148,638     21,412(2)
                                               =======    =======     ======

    ---------------------
    (1) Homes marketed represents those homes to which the Company has completed its initial direct marketing program.

    (2) Does not include 2,212 DTH subscribers in areas outside MMDS markets.

  Operating and Growth Strategy. CEtv believes that the strong initial penetration rates achieved in its first market launches can be duplicated in its other markets. CEtv plans to continue its rapid system launch schedule and systematic marketing and installation efforts to obtain a strong initial subscriber base which it believes will preempt competition. CEtv currently anticipates launching service in its remaining MMDS markets by the end of 1996. The following table sets forth CEtv's remaining MMDS market anticipated launch schedule for the period after May 31, 1996:

                                NUMBER OF NEW TELEVISION
             1996 MONTH         MMDS MARKETS  HOUSEHOLDS
             ------------------ ------------- ----------
             June..............        2        65,858
             July..............        8       155,266
             August............        4        54,153
             September.........        4        47,350
             October...........        3        19,175
             November..........        3        33,390
             December..........        4        15,721
                                     ---       -------
               Total...........       28       390,913
                                     ===       =======

  CEtv's market launches scheduled for June and July have been accomplished as scheduled. The Company anticipates launching all of the remaining MMDS markets by December 1996.

  CEtv plans to market MMDS service to each of the over 800,000 serviceable television households in its MMDS markets, but estimates that approximately 20% of the television households in these markets will be out of the line-of-sight of its microwave signal. CEtv will service these television households through the DTH service which it is marketing. In addition CEtv has begun marketing DTH service to television households in rural Australia outside of its MMDS markets. CEtv anticipates that it will have initiated marketing to all of the approximately 700,000 serviceable television households in these rural markets by July 1996.

  To focus the strong local management of its multi-channel television systems as well as to maximize experience gained in system launches, CEtv has organized ten regional offices. These regional offices will typically serve three to five MMDS markets as well as CEtv's DTH customers in the surrounding areas. CEtv estimates that approximately 70% of its potential DTH customers are within fifty kilometers of its MMDS service areas. This proximity will enable CEtv to minimize installation and service costs associated with DTH service. System launches will be alternated by region so that launches within a particular region can be sequentially scheduled to allow adequate time for the management and staff of each regional office to be able to participate in each launch and use the experience gained from previous system launches.

  CEtv has entered into agreements with three contractors who are constructing, to CEtv's engineering specifications and on a turn key basis, all of CEtv's head-end facilities and transmission towers for its MMDS markets. CEtv believes that using multiple contractors will provide the flexibility necessary to meet its aggressive launch schedule, while allowing the Company to realize economies of scale by using a limited number of contractors.

  CEtv has also entered into contracts with a number of service companies to install the MMDS receivers, DTH satellite dishes and set-top decoders for most of CEtv's markets. Installers collect the installation fee, install subscriber equipment and test reception quality. CEtv has trained and established certain guidelines for all of its third party service company employees who install CEtv reception equipment. CEtv intends to expend a significant amount of effort to follow-up on installations to ensure customer satisfaction and, in the case of DTH equipment installed within its MMDS markets, verify that more economical MMDS technology could not be used. CEtv's objective is to establish loyalty among its customers and to resolve any service problems quickly in an effort to satisfy and retain subscribers.

  The primary capital expenditures for CEtv's MMDS systems include fixed costs consisting of the head-end facility and equipment and transmission towers and variable per subscriber capital expenditures consisting of MMDS receiver antennas and set-top converters. The DTH services marketed by CEtv require no fixed costs and only variable capital expenditures consisting of satellite reception dishes and set-top converters. CEtv has budgeted approximately $45 million for construction of MMDS head-end and transmission facilities for all of its operating systems. Variable installation and equipment costs for each MMDS and DTH subscriber are currently estimated at $450 and $1,000 per subscriber, respectively. These budgeted amounts are consistent with CEtv's experience to date. These subscriber costs are partially offset by the Company's MMDS and DTH installation charges of $15-$75 and $150, respectively.

  Pricing. In all MMDS markets excluding the Gold Coast, CEtv is currently providing the eight channel Galaxy programming package plus three additional channels of programming as its basic package at a monthly rate ranging from approximately $31 to $38 with a one-time installation charge ranging from approximately $37 to $76. CEtv's DTH subscribers currently pay approximately $31 to $38 for the Galaxy package with an installation rate of approximately $150. In the Gold Coast, the only market where CEtv currently faces competition, CEtv is currently providing twelve channels of programming as its basic package which includes the eight channel Galaxy programming package as well as four additional channels, at a monthly rate of approximately $23 with a one-time installation charge of approximately $15. These lower rates are in response to competitive pressure from Foxtel, which is building a wireline cable television system in the Gold Coast. Foxtel offers the Galaxy package of eight channels as well as nine other satellite or locally originated channels. See "--Competition."

  Competition. Approximately 700,000 of CEtv's 1.5 million franchise homes are in rural regions which generally have densities of less than 25 households per square kilometer. As a result, the Company believes that these markets can only be economically served with DTH technology. Existing regulations prohibit any DTH service, other than the DTH service that is being marketed on an exclusive basis by CEtv in its franchise areas, from being offered in Australia prior to June 1997. Although regulations will no longer prohibit additional DTH services after June 1997, CEtv will retain its exclusive right to market the Galaxy package in its franchise areas through 2004 (extendable to 2014 at CEtv's option). In addition, CEtv launched the marketing of its DTH service in March 1996 and expects to establish a significant presence prior to June 1997. CEtv believes that its franchise agreements which provide it with the exclusive right to distribute the Galaxy package and its status as the first entrant into its markets provide significant competitive advantages in its franchise areas.

  The substantial majority of CEtv's MMDS markets are either small (i.e., less than 30,000 homes), and/or have relatively low household densities (generally 25 to 75 homes per square kilometer as compared to 100 to 130 homes per square kilometer in Australia's largest capital cities). As a result, CEtv believes that its MMDS markets generally do not have sufficient density to justify the construction of wireline cable systems. While the Company believes household densities could potentially support wireline cable construction in areas representing approximately 25% of CEtv's total franchise homes, the relatively small size of these markets reduces the attractiveness of cable construction. In addition, the Company believes CEtv's entrance into these markets will further diminish the economic attractiveness to any potential competitor. Finally, CEtv, as a licensed subscription television provider, is authorized to build wireline cable systems in its markets and where appropriate could deploy this technology. With the exception of the Foxtel cable television system currently being constructed in CEtv's 114,000-home Gold Coast franchise area,

CEtv does not currently have any subscription television competitors in its franchise areas. See "--Australis Franchise Agreements," "Risk Factors-- Reliance on Australis and Other Principal Suppliers."

  Management believes that the Galaxy channels represent the premier programming package available in Australia and that CEtv's right to broadcast the Galaxy package provides a significant competitive advantage over any potential competitor. While other programming services may apply for a DTH license after June 1997 when the Broadcasting Service Act permits additional satellite service licenses to be granted, CEtv will retain the right under its franchise agreements until 2004 (which is extendable until 2014 at the option of CEtv) to market the Galaxy package in its franchise areas. The only current provider of multi-channel television in Australia that does not offer the Galaxy package is Optus Vision and the Company does not currently perceive Optus Vision as a competitive threat because Optus Vision is focusing its efforts on building cable and telephony networks in the major metropolitan areas rather than in regional Australia such as CEtv's franchise areas.

  Programming. The Company believes that programming is an important component in building successful multi-channel television systems. Accordingly, CEtv has secured the right to distribute the Galaxy package of programming in its service areas pursuant to a franchising agreement with Australis with an initial term through 2004 (extendable at the option of CEtv through 2014). CEtv believes that the terms of its franchise agreements with Australis are favorable to CEtv and that these terms provide CEtv with a programming cost advantage over potential competitors. See "--Australis Franchise Agreements."

  The Galaxy package is the most widely distributed programming package in Australia and creates the core programming services of CEtv, ECT, Australis and Foxtel. The channels in the Galaxy package were developed exclusively for the Australian market by several of the world's leading programming companies, including Paramount, Sony, Universal, Fox and Viacom. The Galaxy package consists of the following eight channels:

       GALAXY CHANNEL                        PROGRAMMING GENRE
       --------------                        -----------------
       Showtime............................. premium feature movies
       Encore............................... library movies
       Fox Sports........................... sports
       TV-1................................. general entertainment
       Discovery............................ documentary, adventure, history and lifestyle
       Nickelodeon/Nick at Nite............. children's and family entertainment
       Arena................................ general entertainment
       Red.................................. music video

  Australis, the franchisor of the Galaxy package, has secured certain exclusive pay television rights to first run movies from leading providers of programming including Paramount, Sony and Universal, each of which is also an equity investor in one or more of the Galaxy channels. The Galaxy package also provides programming from Liberty Sports Australia Pty Limited (an affiliate of Telecommunications, Inc.) in conjunction with Fox Sports. See "Risk Factors--Reliance on Australis and Other Principal Suppliers." Four of Galaxy's programming channels are supplied by XYZ, which is 25% owned by the Company. XYZ's program suppliers include Fox, Viacom and Discovery Communications.

  CEtv has secured additional programming on a non-exclusive basis, which it is distributing to its MMDS customers as part of its basic programming package. These channels include:

       OTHER CHANNELS                                       PROGRAMMING GENRE
       --------------                                       -----------------
       CMT................................................. country music videos
       BBC World(1)........................................ world news
       CNBC(1)............................................. business news
       TNT(2)(3)........................................... library movies
       Cartoon Network(2)(3)............................... cartoons
       CNN International(2)................................ international

      ---------------------
      (1)All markets except the Gold Coast.
      (2)The Gold Coast only.
      (3)TNT and Cartoon Network share one channel.

  In March 1996, CEtv began offering its first premium channel to its MMDS customers, World Movies, which consists primarily of foreign movies and art films and features. CEtv is charging approximately $5.30 per month for World Movies and, although it has yet to be formally marketed, demand has been strong with approximately 2,600 customers as of April 30, 1996.

  CEtv intends to further expand the number of programming services available on its MMDS systems and expects that, upon deregulation of the DTH business in 1997, it will be marketing additional channels of programming via DTH. CEtv also plans to consider the introduction of digital compression in certain of its MMDS systems to increase channel capacity when such equipment is available.

  Australis Franchise Agreements. CTV and STV have each entered into a franchise agreement with Australis. Each franchise agreement is for a term of ten years (subject to certain conditions, to be amended to 15 years as part of the Australis Settlement) commencing in October 1994, and CTV and STV have the option to renew the franchise agreements on identical terms for another ten years. Under the respective agreements, Australis granted each of CTV and STV an exclusive license and right to distribute the eight-channel Galaxy package of programming in its respective franchise areas. These franchise agreements are exclusive to any delivery system (MMDS, DTH and wireline cable) and provide that Australis will not grant rights to any other person to transmit Galaxy in CEtv's franchise areas.

  Pursuant to the terms of its franchise agreements, CEtv pays a percentage of net revenues to Australis for the right to distribute the Galaxy package. For purposes of the franchise agreements, net revenues equal gross revenues received from the eight Galaxy channels currently provided less a percentage of certain agreed costs, including depreciation of subscriber equipment, which the Company believes results in a favorable programming pricing structure.

  In March 1995, Australis granted Foxtel a license to distribute the Galaxy package over cable television systems throughout Australia, including CEtv's franchise areas. The Company believes that because of such action Australis was in breach of its franchise agreements. Foxtel is currently distributing Galaxy programming on its cable television system in the Gold Coast. On June 19, 1996, CEtv and the Company agreed, subject to certain conditions described below, to settle their dispute with Australis with respect to this matter. As part of the Australis Settlement, the parties agreed that Australis is entitled to grant Foxtel the non-exclusive right to distribute Galaxy programming by cable, but that Foxtel may not sublicense or assign this right without CEtv's consent. Australis agreed to pay to CEtv an amount equal to the amount Australis received from Foxtel for programming service for the period from March 1995 through June 30, 1996, less the amount Australis paid to third party programming suppliers for such programming with respect to Foxtel subscribers located in CEtv's franchise areas during such period. In addition, from June 30, 1996 though the term of the franchise agreements, CEtv has the right to in its sole discretion, to either: (i) sublicense to Foxtel the right to transmit the services provided to it by Australis (and any other services) by cable transmission in its franchise areas or (ii) require Australis to pay to it an amount each month equal to the sum of (a) the greater of A$4.50 per subscriber and all revenues (less programming costs) per subscriber during such month received under the agreement between Foxtel and Australis with respect to Foxtel subscribers located in CEtv's franchise areas and (b) an additional amount (if any) to put CEtv in the position that it would have been in had it sublicensed the services provided to it by Australis directly to Foxtel. The Company believes that, because its programming costs are less than the revenue to be generated by sublicensing such programming to Foxtel, the benefits to be gained from this portion of the Australis Settlement will be substantial over the years. As part of the Australis Settlement, Australis agreed to extend the term of the franchise agreements by five years to an initial 15-year term and amended favorably certain financial and strategic terms of the franchise agreements. Effectiveness of the Australis Settlement is subject to completion of anticipated financing to Australis of at least $250 million, including at least $50 million of equity (the "Australis Financing"), which conditions may be waived by the Company and CEtv. See "-- Competition" and "Risk Factors--Reliance on Australis and Other Principal Suppliers."

  Marketing. CEtv has focused its marketing efforts to support its strategy of rapid system roll-out in an effort to preempt competition in each of its markets. CEtv's marketing program is based on the traditional multi-channel television system roll-out marketing efforts that have generally been successful in the United States, with a heavy emphasis on door-to-door direct sales by trained sales persons. The Company believes that this direct sales approach has been successful to date in CEtv's existing operating systems which, as of May 1996, had resulted in an approximate 16% subscriber penetration rate for those homes for which the initial direct marketing program had been completed. The direct sales approach also allows CEtv to plan its system rollout installation and marketing in an orderly fashion, allowing CEtv to minimize backlog by regulating demand to match its installation capacity. As multi-channel television services are new to Australia, CEtv believes that the direct sales approach is more successful than more general advertising, although CEtv also engages in print and broadcast advertising during the first few months of a MMDS system launch. In addition, CEtv will selectively use print and broadcast advertising to support the marketing of its DTH service.

  Customer Support. CEtv operates a centralized National Customer Operations Center ("NCOC"), located in the Gold Coast, which currently services all of CEtv's MMDS and DTH subscribers and has the capacity to service all future customers. NCOC employees process installation orders, handle customer inquiries, including programming and technical questions, and implement the customer retention program, which includes telephone contact with customers following a cancellation request, as well as making unprompted contact with customers immediately following installation in an effort to ensure customer satisfaction. CEtv's customer service representatives undergo a training program, which provides instruction on all aspects of CEtv's customer service programs.

  CEtv's NCOC has a sophisticated communications system which ensures a high level of customer service. Incoming calls from all of CEtv's markets are directed to the NCOC where customer service representatives are available to provide sales and service information. The NCOC currently handles approximately 1,300 calls per day but has the capacity to handle 5,000 calls per day. The NCOC facility currently employs 43 customer service professionals, which CEtv will grow as it builds out its franchise areas. In addition, CEtv is exploring the possibility of using the NCOC to outsource customer service to third parties in similar lines of business where appropriate.

  Properties. CEtv leases office space in Sydney for its administrative offices and has established several regional offices in leased space in the areas where it has launched service. CEtv anticipates having a total of ten regional offices upon completion of system construction. CEtv also plans to lease locations for smaller local offices in most of its markets to handle local customer maintenance, marketing and installation. In addition, CEtv leases or plans to lease facilities to house the head-end facility and transmitter tower in each of its markets. CEtv's national customer service center is located in leased facilities in the Gold Coast. Generally, these CEtv facilities are leased with terms of three to six years, with renewal options in many instances. CEtv believes that its leased facilities are sufficient for its foreseeable needs and that it has access to a sufficient supply of additional facilities in its various markets, should it require more space.

  Management and Employees. In October 1994, UIH executed Technical Service Agreements with CTV and STV pursuant to which UIH will provide various management and technical services for a fee equal to 5% of CEtv's total gross revenue through October 1996, 4% through October 2002, 3% through October 2004 and 2% thereafter, and certain direct costs incurred by UIH, including employee expenses. UIH has appointed eight of its employees to senior management positions of CEtv, including managing director, chief operating officer and marketing director. UIH pays those employees' salaries and benefits (which in 1996 are estimated to be approximately $2.5 million) and charges CEtv for these amounts under the Technical Service Agreement. UIH has historically deferred such payables and credited any amounts owed to it against capital contributions UIH was required to make to CEtv. In the future, UIH anticipates collecting such amounts from CEtv on a current basis.

  As of December 31, 1995, CEtv had a total of 184 employees. Substantially all of CEtv's employees are parties to an "award" governing the minimum conditions of their employment including probationary periods of employment, rights upon termination, vacation, overtime and dispute resolution. See "Certain Transactions."

XYZ (AUSTRALIAN PROGRAMMING)

  Background. In order to participate in developing the Australian programming market and enhance program offerings provided by its multi-channel television systems, the Company and its original partner, Century, founded XYZ in late 1994. In September 1995, UIH and Century sold one-half of their respective interests to Foxtel, giving Foxtel a 50% ownership interest and leaving each of the Company and Century with a 25% ownership interest.

  XYZ provides four channels (the "XYZ Channels") of the eight channels which are distributed as the Galaxy package. The XYZ Channels consist of the following:

     CHANNEL                    PROGRAMMING GENRE
     -------                    -----------------
     Discovery Channel......... documentary, adventure, history and lifestyle programming
     Nickelodeon/Nick at Nite.. children's educational, entertainment and cartoons/family oriented drama and
                                entertainment
     Red....................... music video with local presenters
     Arena..................... drama, comedy, general entertainment, programming, library movies

  XYZ provides the XYZ Channels to the A Licenseholder, which in turn, pursuant to long-term carriage agreements, supplies them as part of the Galaxy package to Australis and its franchisees and to Foxtel. The Galaxy package will be available to the majority of Australia's approximately six million television households, including all households marketed via MMDS and DTH by Australis and its franchisees, pursuant to a carriage agreement between Australis and the A Licenseholder that has been warranted to XYZ as having a term through at least 2010. The XYZ Channels are also distributed to Foxtel, the largest cable television system operator in Australia, pursuant to a carriage agreement between Foxtel and the A Licenseholder that has been warranted to XYZ as having a term through 2020. XYZ's agreement with the A Licenseholder provides for fixed per subscriber prices. The Company understands the carriage agreement between the A Licenseholder and Foxtel provide for substantial minimum subscriber guarantees. XYZ currently receives monthly revenues of approximately $3.15 per MMDS or DTH subscriber and $4.15 per Foxtel subscriber. ECT, an affiliate of the A Licenseholder, has guaranteed the performance of all of the A Licenseholder's obligations to XYZ under this agreement. As of May 31, 1996, the XYZ channels were distributed to approximately 200,000 multi-channel television subscribers.

  Operating and Growth Strategy. XYZ is an independently managed venture which purchases programming for, edits, packages and transmits the XYZ Channels in exchange for a monthly fee per subscriber. UIH and Century jointly manage Arena, Foxtel manages Red, and UIH and Century, together with Nickelodeon Australia, Inc. ("Nickelodeon") manage the Nickelodeon/Nick at Nite channel. Each of these three channels reports to a board comprised of UIH, Century and Foxtel executives. The Discovery Channel is managed by Discovery Asia and distributed by XYZ.

  XYZ is focusing its marketing efforts on creating, building and supporting channel identification and brand awareness. XYZ's goal is to acquire quality programming that will engender viewer loyalty. In addition, when restrictions on multi-channel television advertising expire in mid-1997, XYZ plans to offer advertising on each of the XYZ Channels. XYZ also plans to create and distribute two additional channels in 1997. See "Regulation--Australia-- Broadcast Services Act."

  Acquisition of Programming. In July 1995, XYZ and Discovery Asia executed a twelve-year exclusive carriage agreement whereby a localized version of the Discovery Channel replaced the existing documentary channel developed by XYZ. The Company believes that, as a result of this arrangement, XYZ will be able to offer subscribers higher quality programming at a lower cost to XYZ.

  In September 1995, XYZ and Nickelodeon, a division of Viacom, executed a memorandum of understanding, the terms of which provide that, upon receipt of regulatory approvals prior to July 31, 1996 or another agreed date should approvals not be received by such date, Nickelodeon and XYZ will each acquire a 50% interest in a new company to be established to produce and distribute an Australian version of Nickelodeon/Nick at Nite, which XYZ began distributing in October 1995. The memorandum of understanding contemplates at least a 15-year term for the joint venture. Pending finalization of the definitive joint venture agreement, Nickelodeon and XYZ currently are jointly producing Nickelodeon/Nick at Nite for supply to XYZ. XYZ pays a monthly per subscriber license distribution fee that is shared equally by Nickelodeon and XYZ.

  XYZ acquires, locally-produces interstitials for, packages and distributes Arena and Red. XYZ has acquired a two to three year supply of programming for Arena at prices its management considers to be favorable. XYZ is pursuing supply agreements and potential joint venture arrangements with a number of other international programming suppliers. XYZ has non-exclusive licenses with many of the world's largest record companies for music video programming.

  Properties. XYZ currently uses a portion of Foxtel's broadcasting facilities located in Sydney. XYZ is currently negotiating with Foxtel terms of a four-year lease for this facility. The Company believes this arrangement results in operational cost savings. XYZ believes its facilities are sufficient for the foreseeable future.

  Employees. As of December 31, 1995, XYZ had 47 employees and the Nickelodeon joint venture had 20 employees. CUPV had 15 employees that provide management services to XYZ.

SATURN (NEW ZEALAND)

  Market Overview. Management believes that New Zealand is an attractive market for the development of multi-channel television services. New Zealand is one of the world's most unregulated telecommunications markets with strong per capita income, high television viewership and high acceptance of new technologies. In addition, New Zealand's existing regulatory structure permits the delivery of pay television and telephony services over a single network and provides virtually no regulation concerning pricing and only limited program content regulations.

  Multi-channel television has been slow to develop in New Zealand due primarily to the lack of satellite delivered programming and government broadcasting regulations. Government broadcasting deregulation in 1988 led to the auction of UHF frequencies in 1990 and the introduction of TV3, a private national broadcaster, Sky TV ("Sky"), a pay television operator, and several private regional broadcasters. The Company believes that as the Australian multi-channel television market continues to develop, the quality and quantity of programming available in New Zealand will expand.

  Background. Saturn is building an integrated wireline cable and telecommunications network which will pass approximately 135,000 homes in the Wellington area. Wellington is New Zealand's capital and second largest city. Saturn selected Wellington based upon several factors including housing density, demographic profile and expected construction costs. Saturn entered the New Zealand market through the purchase of a small multi-channel subscription television system which passes approximately 6,000 homes on the Kapiti Coast, north of Wellington and serves approximately 1,150 subscribers. Prior to the Company's involvement, this system had not been aggressively marketed and provided only a relatively limited program offering.

  Operating and Growth Strategy. Saturn plans to build-out its integrated network over a two- to three-year period. Saturn has secured pole attachment agreements with various local utilities and has secured permits necessary to construct its network in the Wellington area servicing approximately 135,000 television households. Saturn plans to provide both cable television and telecommunication services at competitive prices. It has secured an attractive programming offering and plans to negotiate for interconnect agreements that will allow it to bundle its subscription television and local residential and business telephone services. By providing both subscription television and telephony services, Saturn can offer pricing discounts across both services, which management believes will provide a significant advantage over competitors that offer only one service. Saturn is currently in the preliminary stages of discussions with several telecommunications providers in the New Zealand market concerning potential strategic partnership arrangements. There can be no assurances, however, that Saturn will be able to successfully conclude any such arrangements that it may choose to pursue.

  Competition. The New Zealand television market is still dominated by state free-to-air broadcaster TVNZ, whose two channels account for approximately 80% of the television audience share. Saturn also competes with one other nationwide broadcast channel and four recently established regional channels. In addition to Saturn, there are currently two providers of subscription television services in New Zealand, Sky and Telecom New Zealand ("Telecom"), the national telephone company.

  The largest provider of subscription television services in New Zealand is Sky, which operates a five channel scrambled UHF subscription television service. Although Sky offers a popular sports channel on an exclusive basis, Sky does not offer the programming diversity or television/telephony bundling that Saturn plans to offer, which Saturn believes will drive its penetration. The Company estimates that since its launch in 1990, Sky's subscriber base has increased to approximately 200,000 with an estimated 800,000 serviceable homes for a penetration rate of 25%. Sky's shareholders include a number of large international telecommunications companies with significant resources, including TCI, Time Warner, Bell Atlantic, Ameritech and TVNZ. Telecom has announced its intention to rebuild its existing networks using hybrid fiber-coax technology which will allow it to offer video, data and voice services. Telecom's multi-channel television offering has to date, however, been limited to a 600-home trial system in the Auckland area. Telecom has also announced its intention to construct a similar system in the Wellington area.

  The primary competitor to Saturn's planned local loop telephony service will be Telecom. Telecom is one of New Zealand's largest companies and is 49% owned by two U.S. regional Bell operating companies, Bell Atlantic and Ameritech. Telecom remains the largest telecommunications service provider with a 100% share of local loop revenues, 75% of national and international toll revenues and 90% of cellular revenues. In addition, Clear Communications, a consortium consisting of British Telecom, MCI, TVNZ and the Todd Corporation, began offering long distance services to residential and business customers in 1991 and today controls approximately 25% of the long distance market.

  Saturn plans to build a substantial portion of its system by attaching cable to utility poles pursuant to its pole attachment agreements. Zoning regulations and technical requirements make it difficult to attach multiple broadband cable lines to existing utility poles. Management believes that it will be able to quickly build-out its service area and, because of the first entrant opportunity afforded by the pole attachment rights as well as zoning restrictions, a potential competitor may be forced to use slower and more expensive underground construction.

  Programming. The Company believes that Saturn's success will be dependent upon its ability to secure attractive programming at competitive rates. Saturn has conducted market research among potential local subscribers and plans to focus its marketing and programming strategies on variety and choice, local content and competitive pricing created through bundling multi-channel television services with telephony services. Saturn, which is currently offering a single tier of service consisting of twenty-two channels and is currently negotiating with a number of programming services, including pay-per-view providers, to upgrade its channel offering. The following is a list of the programming currently offered by Saturn:

     CHANNEL                                      PROGRAMMING GENRE
     -------                                      -----------------
     TV One...................................... general entertainment
     TV 2........................................ general entertainment
     TV 3........................................ general entertainment
     The Community Channel....................... local news, events
     CNN International .......................... world news
     Asia Business News.......................... Asian business news
     Nostalgia................................... general entertainment
     Frontiers................................... documentary
     Cartoon Network............................. childrens' programming
     Country Music Television.................... music video
     Much Music.................................. music video
     TAB......................................... racing channel
     Capital City Television..................... local news, events
     Cable Sports Network........................ local sports
     Information Channel......................... weather, programming line-up
     RFO......................................... French general entertainment
     TNT......................................... movies
     NHK......................................... Japanese general entertainment
     NBC Super Channel........................... general entertainment
     Elijah Television........................... religious programming
     CNBC........................................ world news
     Worldnet.................................... news and science

  Saturn's programming is licensed from various companies that produce original programming or have the distribution rights to such programming. The Company believes that the amount of satellite-delivered programming will increase in the next few years, driven in part by the rapid development of multi-channel television in Australia. Saturn currently anticipates the addition of several pay-per-view channels by mid-1996.

  Pricing. Saturn plans to introduce a basic service package with a minimum of 22 channels in Wellington at a monthly subscription rate of $30. Sky, Saturn's primary competitor, charges subscribers a monthly rate of approximately $36 for five channels of programming.

  Marketing. Saturn's marketing strategy will utilize promotion techniques proven in existing subscription television markets such as the United States and Europe, including direct sales campaigns (door-to-door selling), direct mail and telemarketing supported by press and radio advertising. Direct sales has proven to be the most effective technique in other cable television markets, particularly in areas where multi-channel television is in its introductory stage. Each of these techniques aims to communicate the selling points of cable television: expanded choice, high entertainment value and breadth of programming genre to potential subscribers. In Saturn's case, the sales strategy is also designed to include an emphasis on telephony services and to communicate to potential subscribers the cost, quality and customer service advantages associated with bundled services.

  Customer Support. Saturn is establishing a national customer services center at its corporate headquarters in Wellington. The center will be operational when Saturn's services are launched in mid-1996. The center will initially have the capacity to service 1,200 calls per week with an ability to expand to 2,400 over the next 18 months.

  Properties. Saturn has constructed a head-end facility on leased property in Paraparaumn. Saturn leases office and warehouse facilities for its headquarters in Petone, located north of Wellington, and additional office and warehouse space in the Kapiti Coast. These leases have six and three year terms, respectively, with six- and three-year renewal options, respectively.

  Management and Employees. In July 1994, Saturn and UIH executed a Technical Service Agreement pursuant to which UIH provides technical, administrative and operational assistance to Saturn encompassing the following areas: (i) engineering, design, construction, and equipment purchasing, (ii) marketing, selling and advertising, (iii) selection of programming and public relations,
(iv) accounting, billing and subscriber management systems, and (v) personnel management and training, for a fee of 5% of Saturn's gross revenue through July 1999. UIH is also reimbursed for all direct and indirect costs associated with these services, including employee costs. UIH has appointed three of its employees to senior management positions, including its chief executive officer and technical director. UIH pays these employees' salaries and benefits (which in 1996 are estimated to be approximately $450,000) and charges Saturn for these amounts. See "Certain Relationships."

  As of December 31, 1995, Saturn had 43 employees. Substantially all of Saturn's employees are parties to a collective employment contract governing certain conditions of their employment including probationary periods of employment, termination, redundancy, overtime, holidays, leave and dispute resolution.

TELEFENUA (TAHITI)

  Market Overview. Tahiti and Moorea are the two largest and most populous islands of French Polynesia, a self-governing territory of the Republic of France. The French government contributes heavily to French Polynesia's economy and approximately one-third of Tahiti's population is employed by the national government. Television viewing alternatives are limited, but demand for television is strong as demonstrated by the country's high television and VCR penetration, 99% and 66%, respectively, and television viewing of nearly four hours per day. Prior to late 1994, television choice was limited to two government broadcast channels.

  Background. In January 1995, UIH acquired a majority economic interest in Telefenua, which holds 30-year licenses permitting it to build and operate a multi-channel television system on the islands of Tahiti and Moorea. Telefenua launched service in March 1995. Telefenua has completed the buildout of its MMDS system and is currently in the process of marketing its service to approximately 17,500 homes.

Telefenua is expanding its network by selectively adding beam benders and repeaters that will allow its signal to reach all 31,000 serviceable homes in its franchise areas. Telefenua's MMDS service passed approximately 17,500 serviceable homes and had approximately 4,400 subscribers as of May 31, 1996, representing a 25% penetration rate.

  Operating and Growth Strategy. Telefenua is focusing on increasing its penetration rates through continued direct marketing campaigns, including door-to-door sales, and expanding its serviceable homes through select deployment of beam benders and repeaters. Management is actively seeking to expand its programming offering including the planned introduction of premium movie services.

  Competition. Telefenua's only subscription television competitor is Canal Plus, which offers a single channel UHF service offering a combination of sports, movies and general entertainment programming. The Company estimates Canal Plus has approximately 3,800 subscribers, of which an estimated 1,000 are also customers of Telefenua. The monthly subscription fee for Canal Plus' service is approximately equal to the subscription fee for Telefenua's 14-channel expanded tier service. There is no existing competition in Tahiti from DTH services due to limited satellite coverage in the region and lack of available satellite delivered French language programming.

  Pricing. The subscription fee for Telefenua's basic tier is approximately $49 per month and the expanded tier monthly rate is approximately $65. To date, nearly 99% of Telefenua's customers are subscribing to the expanded tier of service.

  Programming. Telefenua offers a combination of French and English language services. Telefenua's current channel line-up consists of 14 channels segregated into two tiers of service--a basic service with nine channels and an expanded tier with an additional five channels. Telefenua's basic tier offers the two local broadcast channels as well as French language children's, sports, general entertainment and music channels and the English language CNN International channel. Telefenua also offers a French/Tahitian language program guide and plans to offer a local public access channel. The expanded tier includes French language movies, cultural, general entertainment and documentary channels and ESPN International.

  With the exception of CNN International, ESPN International, and the two local broadcast channels, all programming consists of taped French satellite services. Current French regulations require approval of the national regulatory authority for all programming. The following is a list of programming currently offered by Telefenua:

     CHANNEL                         PROGRAMMING GENRE
     -------                         -----------------
     RFO 1.......................... government broadcast, general entertainment
     RFO 2.......................... government broadcast, general entertainment
     CNN International.............. world news
     ESPN International............. sports
     RTL............................ general entertainment
     Eurosport...................... sports
     Canal J/Canal Jimmy............ adult and childrens'
     Serie Club..................... general entertainment
     Paris Premiere................. arts, life
     MCM............................ music video
     Planete........................ documentary
     Cine Cinemas................... movies
     France Supervision............. sports, movies
     Program Guide.................. program guide service

  Marketing. Telefenua utilizes several marketing techniques, proven in the U.S. multi-channel television industry, including door-to-door, direct mail, and local media. The Company's customer service center also conducts telemarketing campaigns and has opened sales boutiques in high traffic areas throughout Tahiti. Marketing campaigns consist of selected promotions targeting specific demographic groups throughout the year and new markets as they are activated.

  Customer Support. Telefenua's customer service center is located at its corporate headquarters. The center handles all customer inquiries, coordinates installations and manages all maintenance activities.

  Properties. Telefenua leases office space in Punaania, Tahiti. This facility also contains the customer service center and the headend equipment for the system, including equipment for the receipt of satellite delivered programming and local broadcasts as well as play-back of taped programming. Telefenua compiles its 14-channel service at this facility and then transmits from its MMDS broadcast tower located on the island of Moorea. Telefenua leases its offices and other facilities.

  Management and Employees. In January 1995, UIH and the parent company of Telefenua executed a Technical Service Agreement whereby UIH has agreed to provide technical, administrative and operational assistance to the parent company. The parent company has a similar technical assistance agreement with Telefenua under which it makes available to Telefenua UIH's services encompassing the following areas: (i) engineering, design, construction, and equipment purchasing, (ii) marketing, selling and advertising, (iii) accounting, billing and subscriber management systems, and (iv) personnel management and training for a fee equal to 5.5% of Telefenua's gross revenue through 1996, 3.5% of gross revenue for the following 12 months, and 2.5% thereafter. The fees payable to UIH under its Technical Service Agreement with Telefenua's parent company are 5%, 3% and 2% of Telefenua's gross revenues over the same periods. UIH is also reimbursed for all direct and indirect costs associated with the services it provides. UIH has appointed two of its employees to serve as managing director and technical director of Telefenua. UIH pays these employees' salaries and benefits (which in 1996 are estimated to be approximately $340,000) and charges Telefenua for these amounts. See "Certain Relationships." The total amount accrued as of December 31, 1995 payable to UIH under the Technical Service Agreement is $1.2 million. Amounts accrued before the closing of the Offering will be paid in cash to

UIH at some time after the Offering. Amounts accruing under the Technical Assistance Agreement after the closing of the Offering will be paid as accrued.

  As of March 15, 1996, Telefenua had 45 employees.

UNITED WIRELESS (AUSTRALIAN MOBILE DATA)

  Market Overview. Wireless data networks provide for the two-way transmission of packet switched data between a customer's terminal and a host computer. The transmission of wireless data occurs over a network, similar in configuration to a cellular telephone network, which is constructed and maintained by a local network carrier, such as United Wireless.

  The Australian wireless mobile and fixed data industry is in an early stage of development. Wireless data services were first introduced in Australia in 1992 by BellSouth Mobile Data, United Wireless' predecessor. Today, there are two public wireless data carriers in Australia with a total estimated installed base of 6,000 customer terminals.

  Background. In September 1995, the Company acquired a 100% interest in BellSouth Mobile Data which was renamed United Wireless. United Wireless is in the second phase of its network deployment in the major metropolitan markets of Australia. United Wireless' network is based on the "Mobitex" technology, developed by Ericsson and Swedish Telekom and launched in 1984. Today, there are 15 operational Mobitex wireless data networks deployed throughout Europe, North America and the Asia/Pacific region.

  Operating and Growth Strategy. United Wireless is aggressively expanding its network coverage areas to encompass the metropolitan markets of Adelaide, Brisbane, Canberra, the Gold Coast, Melbourne, Perth and Sydney. The Company plans on spending approximately $2.8 million for network construction and working capital needs through the end of 1996 and an additional $3.1 million in 1997 and 1998.

  Competition. United Wireless competes primarily with Telstra Wireless Data, a subsidiary of Telstra, whose wireless data network was developed by Motorola. The Company estimates Telstra Wireless Data has an installed base of approximately 5,250 customer terminals.

  The Company believes that the Mobitex network provides certain competitive advantages over other operating platforms including: (i) superior transmission quality; (ii) broader redundancy capabilities; (iii) larger base station coverage areas; (iv) lower maintenance and support requirements; and (v) a greater array of proven application solutions.

  Marketing/Customers. United Wireless' target market includes large companies with significant potential installed bases, such as utilities, commercial banks, transport companies, and courier and delivery companies. Management believes that the most expeditious and economical approach to building an installed customer terminal base is to target its efforts on securing these large corporate accounts. Specific applications that will be targeted include: remote order entry (e.g., sales persons and couriers), credit and debit card validation, remote meter reading for utilities and vending machine inventory monitoring.

  Revenue/Pricing. The majority of United Wireless' revenues are derived from monthly access fees charged on a per terminal basis. The average customer pays a monthly rate of $25 per terminal.

  Sales. United Wireless utilizes a network of systems integrators that act as the primary interface with potential customers. These systems integrators develop specific customer applications which utilize the Mobitex wireless network for transmission of data. United Wireless works closely with these systems integrators providing technical, marketing and other general sales support.

  Properties. United Wireless leases corporate office space in Sydney and has a leased regional sales office in Melbourne.

  Employees. As of December 31, 1995, United Wireless had ten employees.

EMPLOYEES

  The Issuer has no employees. Administrative and other services for the Company are currently provided by UIH. UIH and the Company are parties to the UIH Management Agreement pursuant to which UIH will provide all management and administrative services necessary for the Company. UIH supplies certain employees to CEtv, Saturn and Telefenua pursuant to the Technical Service Agreements. See "Certain Relationships."

LEGAL PROCEEDINGS

  The Company does not believe that, if resolved adversely to the Company, any action to which it is a party or is otherwise described herein would have a material adverse effect on its financial condition or results of operations and, other than as described herein, the Company is not a party to any other material legal proceedings, nor is it currently aware of any other threatened material legal proceedings. From time to time, the Company may become involved in litigation relating to claims arising out of its operations in the normal course of its business.

  The territorial government of Tahiti has legally challenged the Decree and authority of the CSA to award Telefenua the authorizations to operate an MMDS system in French Polynesia. The French Polynesian's challenge to France's authority to award Telefenua an MMDS license in Tahiti was upheld by the Conseil d'Etat, the supreme administrative court of France. The territorial government of Tahiti has brought an action in French court seeking cancellation of the MMDS licenses awarded by the CSA to Telefenua, although no such cancellation has yet taken place. A law recently enacted by the French Parliament gives Telefenua a statutory basis for seeking a new authorization from the communications agency, should the existing authorization be nullified. The Company believes that if the existing authorization is nullified and Telefenua is unable to obtain a new authorization, Telefenua may petition for restitution for the taking of such authorization. There can be no assurance, however, that if the existing authorization is nullified a new authorization will be obtained. If Telefenua does not obtain a new authorization, however, there is no assurance that Telefenua will receive any restitution. In addition, any available restitution could be limited and could take years to obtain. See "Risk Factors--Challenge to Telefenua Authorization."

                                  REGULATION

AUSTRALIA

  Australia is a Federal jurisdiction. The Federal Government of Australia has exclusive jurisdiction with respect to certain matters enumerated in Australia's constitution while the States and Territories of Australia have residual power over all other matters. The provision of subscription television services is regulated by the Federal government under various Commonwealth statutes. In addition, State and Territory laws, including environmental and consumer contract legislation may impact the construction and maintenance of a transmission system for subscription television services, and the content of those services, as well as on various aspects of the subscription television business itself.

  The Australian regulatory framework distinguishes between the regulation of the subscription television services themselves and the regulation of the facilities used to transmit those services. The Broadcasting Services Act ("BSA"), which is a Federal statute, regulates the provision of subscription broadcasting and subscription narrowcasting services in Australia, and certain aspects of the content and satellite transmission of those services. However, the transmission facilities used to provide these services are principally regulated by the Radiocommunications Act and the Telecommunications Act.

 BROADCASTING SERVICES ACT

  Overview. The BSA regulates the ownership and operation of television and radio services in Australia. It applies to all categories of television and radio services, whether those services are broadcasting or narrowcasting; television or radio; national, community, commercial or subscription; transmitted via cable (fiber-optic or coaxial), DTH, MMDS or any other means or a combination of those means of transmission. Generally, only the BSA provisions governing subscription television broadcasting services are relevant to CEtv.

  Subscription Television Broadcasting Services. The BSA regulates subscription television broadcasting services by requiring each service to have an individual license. Non-satellite broadcasting licenses are issued by the Australian Broadcasting Authority ("ABA") on receipt of a written application and fee and a satisfactory report from the Australian Competition and Consumer Commission ("ACCC") that the grant of the license would not substantially lessen competition. In addition, the ABA must also determine whether the applicant is suitable to hold a subscription television broadcasting license under the BSA pursuant to certain enumerated factors. CEtv is not aware of any existing circumstances that would affect its suitability to be a licensee.

  Companies associated with STV and CTV hold approximately 100 non-satellite subscription television broadcasting licenses. These licenses, together with CEtv's MMDS licenses, enable CEtv to provide subscription television broadcasting services by MMDS in its franchise areas.

  Each broadcasting license is issued subject to certain conditions, including: (i) advertisements are prohibited until July 1997; (ii) cigarette or other tobacco product advertising is prohibited; (iii) subscription fees must be the predominant source of revenue for the service, even after advertisements are permitted; (iv) the licensee must remain a "suitable" licensee under the BSA; (v) if the licensee provides a service devoted predominantly to drama programs, the licensee must ensure that at least 10% of its annual programming expenditure relates to new Australian drama programs;
(vi) customers must have the option to rent domestic reception equipment; and
(vii) the licensee must comply with provisions of the BSA relating to anti-siphoning and the broadcasting of R-rated materials. The ABA may vary or revoke license conditions or may, by written notice, specify additional conditions.

  The BSA also provides for the issue of three satellite licenses for DTH service and prohibits the ABA from issuing before July 1997 any other license for delivery of DTH service. While CEtv has been granted a license and franchise by Australis to market DTH services for two satellite license holders and XYZ supplies programming to one satellite license holder, the DTH services are provided by those satellite license holders and the conditions of the satellite licenses do not directly apply to either CEtv or XYZ. However, material non-compliance by a satellite license holder with conditions of its license could have a material adverse effect on CEtv or XYZ. See "Risk Factors--Reliance on Australis and Other Principal Suppliers."

  Foreign Ownership. Foreign ownership of "company interests" of subscription television broadcasting licensees is limited to 20% by a single foreign person and an aggregate of 35% by all foreign persons. "Company interests" under the BSA include a beneficial entitlement to, or an interest in, shares of the company, i.e., exercising control of votes at a shareholders meeting, having a beneficial entitlement to a dividend, a share of profits under the company's memorandum and articles of association or shareholder distributions upon liquidation or otherwise. "Foreign persons" under the BSA include corporations in which non-Australian citizens hold, directly or indirectly, a majority of the company interests. Company interests can be traced through a series of companies in order to determine levels of foreign ownership in accordance with a formula specified in the BSA. Currently, the Issuer's indirect interests in the companies that hold the licenses are in the form of debentures and not company interests under the BSA. See "--Foreign Acquisition and Takeovers Act" and "Corporate Organizational Structure--CEtv."

  Broadcasting Adult Materials. A subscription television broadcasting licensee may not broadcast R-rated material ("restricted to persons over eighteen years of age" as determined by the Office of Film Literature Classification) programming until the ABA has completed an extensive survey on community standards on taste and decency in relation to classifications for subscription television and on what levels of violence and depiction of sex should be allowed, and has recommended, and the Federal Parliament has approved, the broadcast of programs in the category.

  While the ABA has completed its survey and has recommended that R-rated programming should be available to subscription broadcasting television subscribers, subject to certain controls, Parliament has not approved the recommendation. A Senate (upper house) committee issued a unanimous report in February 1995 recommending an extension of the existing moratorium banning R-rated movies from subscription television. The Senate committee also recommended that the Australian Government revise the R-rating system (which is somewhat different than the R-rating system in the United States), creating one version for movies and another, censored version for video and subscription television. The Minister has yet to submit a proposal regarding the transmission of R-rated programming to Parliament.

  The Company is unable to predict the Minister's recommendations or their likely effect on CEtv or XYZ. A change from the current prohibition on R-rated material may enable subscription television service providers, such as CEtv, or programmers, such as XYZ, to provide or produce a broader range of services than is currently permitted. If Parliament approves the broadcast of R-rated programs, the BSA also imposes a condition that the licensee must ensure that access to programs classified as R-rated may be restricted by disabling devices acceptable to the ABA.

  Anti-Siphoning. The BSA prohibits subscription television broadcasting licensees from obtaining exclusive rights to events of national importance or cultural significance that have traditionally been shown on free-to-air television. The prohibition applies to any event that the Minister has specified on the "anti-siphoning list" unless a national broadcaster or commercial television broadcasting licensee (whose services cover more than 50% of the Australian population) has the right to broadcast that event. To date, the anti-siphoning list contains only sports of interest to Australians including certain Rugby League, Rugby Union and Australian Rules football matches, cricket matches, the English FA cup final and World Cup soccer matches, the Australian National Basketball League finals, certain national and international golfing events and tennis matches, all for a period of ten years. The Minister may add or remove events from the anti-siphoning list.

  Australian Content. The BSA requires any subscription television broadcasting service predominantly devoted to drama programs to devote at least 10% of its annual program expenditures to new Australian drama programs. Based on its discussions with government regulators, CEtv believes the programming it distributes currently complies with these provisions. The BSA requires the Minister to conduct a review of Australian content before July 1997, including the feasibility of increasing this percentage to 20%. The new government has indicated that this review should consider whether Australian content requirements should be extended to non-drama services.

 LICENSES

  Radiocommunications Act. The Radiocommunications Act regulates the use of the radio spectrum in Australia, including the issue and use of MMDS apparatus licenses and the grant of spectrum licenses. Apparatus licenses authorize the licensee (and certain persons authorized by the licensee) to operate specified radiocommunications devices. The apparatus licenses issued to CEtv authorize the operation of radiocommunications transmitters at each of CEtv's MMDS systems and permit the transmission of signals over specified frequencies to CEtv's subscribers. As of the date hereof, the government has not issued any spectrum access licenses.

  General conditions apply to each MMDS license, including conditions that apparatus licensees and operators of devices comply with the Radiocommunications Act and its conditions, and meet all obligations under that Act. MMDS licenses of the type held by CEtv are further restricted by conditions including operating on specified frequencies and operating consistently with the frequency band plan, without the likelihood of interference. The Spectrum Management Agency ("SMA"), the government agency established under the Radiocommunications Act to manage the radio frequency spectrum, may at any time impose new conditions or revoke or vary them with respect to individual licenses. See "Risk Factors--Government Regulations; License Renewal."

  Each apparatus licensee may, within six months before an apparatus license is due to expire, apply to the SMA for renewal. Licenses bear the following notation with respect to renewal:

    Issue of the Licenses for a further period is not and cannot be automatic due to changing community demands on the radio frequency spectrum. Every reasonable effort will be made to give adequate notice of any intention not to renew the Licenses or any changes to any conditions placed on the Licenses. The Minister, the Spectrum Management Agency, the Commonwealth of Australia or its officers, servants or agents accept no liability for costs due to refusal to renew the license or changes to any of the conditions placed on the license.

  If the SMA decides to refuse to renew a license, it must notify the licensee in writing of its reasons for doing so. That decision is then reviewable by an administrative appeals body. In deciding whether or not to renew an apparatus license, the SMA must consider the effect on radiocommunications of the proposed operation of the radiocommunications devices that would be authorized under the relevant apparatus license. The SMA may not issue an apparatus license that is inconsistent with the spectrum plan or any relevant frequency bank plan. On renewal, an apparatus license will remain in force, unless canceled or suspended on an earlier date, for the period specified in the apparatus license, which may be a period of up to five years.

  The Radiocommunications Act provides that the SMA may cancel or suspend an apparatus license if it is satisfied that the licensee or a person authorized by the licensee to operate a radiocommunications device has violated the terms of the license or the Radiocommunications Act or any other law. The Radiocommunications Act does not prohibit the sale of shares in a company that holds an apparatus license.

  The Radiocommunications Act provides for the preparation of plans for the conversion of existing apparatus licenses into spectrum apparatus licenses. The SMA is required to prepare conversion plans at the direction of the Minister, but, as at the date hereof, no conversion plans have yet been announced. When conversion occurs, spectrum access charges may be payable to the SMA. In determining the spectrum access charges payable on conversion, consideration may be given to the basis on which a particular license was issued, for example, whether it was issued pursuant to a price-based process (like an auction) or by administrative allocation. The SMA has not made any declarations or issued any guides setting out the basis for calculation of spectrum access charges for licenses.

  The principal differences between apparatus licenses and spectrum licenses relate to subject matter, term and renewal/reallocation. Both apparatus and spectrum licenses are transferable subject to the terms of the Radiocommunications Act and as may be determined by the SMA. Apparatus licenses authorize the licensee to operate specified radiocommunications devices such as MMDS transmitters and repeaters. Spectrum licenses are expected to emphasize the ability of a licensee to use a part of the radiowave spectrum (defined by frequency and geographic location) rather than operate a specifically identified radiocommunications device. MMDS spectrum licenses may have a term of up to ten years, but will not necessarily be reissued to the same licensees. Instead, MMDS spectrum licenses will be reallocated under a price based tender process at the end of their term unless the SMA is satisfied that special circumstances exist as a result of which it is in the public interest for the same licensees to continue to hold the spectrum licenses or the Minister determines that it is in the public interest that the MMDS spectrum licenses be reissued to the same licensees. See "Risk Factors--Government Regulations; License Renewal."

  TELECOMMUNICATIONS ACT

  The Telecommunications Act regulates the use of telecommunications facilities to supply telecommunications services. Telstra and Optus have the right to install and maintain facilities (for example, wireline cable) and, therefore, are expected to be the primary providers of cable and satellite-based facilities and carriage services on these facilities. Non-carriers, such as CTV and STV, can use carriage services provided by such carriers to provide telecommunications services to others and can also install and maintain facilities for the provision of subscription television broadcasting services. However, non-carriers must comply with the Eligible Service Providers Class License under the Telecommunications Act, including technical and operational standards, provision of eligible services, prevention of the supply of eligible services for illegal purposes and use of telecommunications networks for unlawful purposes.

  The Telecommunications Act permits a provider of subscription television services, such as CEtv, to install and maintain a wireline cable network for the purposes of providing multi-channel television services. Other services, such as telephony, cannot currently be provided over the wireline network, but this is expected to be allowed after July 1997.

  Foxtel and Optus Vision, general carriers, have constructed wireline cable networks. Under a direction issued by the Minister, Foxtel, Optus Vision and their associates would be obliged to comply with interconnection and non-discriminatory access principles similar to those applicable to common carriers in Australia. However, such direction provides for a limited exemption from this access regime in relation to connection of subscription television broadcasting services to their respective networks until July 1997. The Minister under the Labor Government (in power from 1983 until March 1996) has stated that this exemption may continue until 1999 if there is "appropriate competition" in the delivery of subscription television broadcasting services using cable transmission. However, the new Government's policy principles issued in January 1996 indicate that they will not grant this extension.

  FOREIGN ACQUISITIONS AND TAKEOVERS ACT

  Generally, the FATA prohibits any non-Australian person from entering into an agreement to acquire a substantial shareholding in an Australian corporation with assets beyond an A$5 million threshold unless that person has notified the Treasurer of his intention to enter into that agreement and either: (a) the Treasurer has advised that the Commonwealth Government has no objection to the transaction, or (b) at the end of 40 days after the person gave the notice, the Treasurer has made no order prohibiting the transaction and the person has received no advice referred to in clause (a) above.

  A "foreign person" for purposes of the FATA is generally defined as a person not ordinarily resident in Australia or any corporation in which a natural person not ordinarily resident in Australia or a foreign corporation (being a corporation organized outside Australia) holds a substantial interest or in which two or more such persons or foreign corporations hold an aggregate substantial interest. A "substantial interest" for purposes of the FATA is defined as 15% or more of the voting power or shares of a corporation. An "aggregate substantial interest" is defined as a total of at least 40% of the voting power or shares of a corporation held by two or more persons. The interests of associates are included in determining whether a foreign person has a substantial interest or two or more persons have an aggregate substantial interest. An interest in a share includes a legal or equitable interest in the share, having entered into a contract to purchase the share or an option over the share, or an interest in the share, or having the right to vote the share. Voting power is determined by reference to the right to vote at an annual general or extraordinary general meeting of the corporation and not by reference to the right to appoint or elect directors. The right of a company to nominate and vote for the election of directors is not voting power expressly limited by the FATA. See "Corporate Organizational Structure--Australia--CEtv."

  The FATA also regulates certain other transactions, such as altering a constituent document of an Australian corporation or entering into an arrangement in relation to an Australian business. However, the FATA does not require compulsory notification of those transactions. If the Treasurer is satisfied that (a) a transaction falls within the description regulated by the FATA, (b) the result of the transaction is that one or more foreign persons or different foreign persons would control the Australian corporation, and (c) that the result would be contrary to the national interests, then the Treasurer may make any order to restore the control of the corporation as closely as possible to the position in which it was immediately prior to giving effect to the relevant transaction.

  While notification of those other transactions is not required, there is a procedure for voluntarily notifying the Treasurer of those transactions. If the Treasurer advises that the Commonwealth Government has no objection to the transaction or does not prohibit the transaction or respond to the notification within a period of 30 days, then the Treasurer may not make any orders in relation to that transaction. The Treasurer may extend the 30-day period by a further 90 days.

  The FATA also provides for the "tracing" of interests of a foreign person through intermediary companies. The FATA tracing formula is not the same as the formula applied under the BSA. Under the FATA, a holder of a substantial interest or holders of aggregate substantial interests in a corporation that is in a position to control any voting power in another corporation or which holds interest in shares in another corporation is taken to be in a position to control that voting power in the other corporation or to hold such interest in the other corporation, as the case may be.

  The CEtv Transaction and certain recent amendments to the articles of association and securityholder agreements of CEtv affected the number of CEtv directors designated by the Company and the manner in which those directors are elected. While those matters did not require any advance notification or approval under Australian law, they could in the future be reviewed by the Treasurer of Australia under provisions of the FATA. If so reviewed and determined by the Treasurer to have resulted in a change of control of an Australian person to a foreign person that is against the national interest of the Commonwealth of Australia, there would be no violation of law but the Treasurer could require control of CEtv to be restored to its previous position. Prior to any change, the Issuer was entitled to appoint directly three of six directors of CEtv. While the Company believes that it is unlikely that the Treasurer would reach such a conclusion if it decided to review the CEtv Transaction, there can be no such assurances. If the Treasurer were to require control of CEtv to be restored to the maximum extent permitted by the FATA, the Issuer could appoint only one-half of the directors of CEtv and it might no longer affirmatively control CEtv. While the Company believes a determination under the FATA would not affect the Company's 94% economic interest in CEtv, there can be no assurances that such would be the case. If the Treasurer were to review matters, the Issuer would seek to minimize the effect of any required change on its relationship with CEtv through a restructuring of its ownership interest or arrangements providing for the designation of independent persons as the directors it does not designate. See "Risk Factors--Foreign Acquisitions and Takeovers Act/Investment Company Act Considerations" and "Corporate Ownership Structure--CEtv."

  TRADE PRACTICES ACT

  The Trade Practices Act ("TPA") governs restrictive trade practices and consumer protection. This may impact on the conduct of a company in developing a multi-channel television business and the associated transmission facilities. The restrictive trade practices provisions prohibit, among other things, agreements that substantially lessen competition, price fixing agreements, exclusive dealing, price discrimination, resale price maintenance, third line forcing, and abuse of market power by corporations having a substantial degree of power in a market. The restrictive trade practices provisions also prohibit acquisitions of the shares or assets of a corporation which would substantially lessen competition in a market.

  The ACCC may authorize otherwise prohibited conduct, other than price fixing agreements (except in special circumstances, price discrimination, and misuse of market power) if it results in, or is likely to result in, a net benefit to the public.

  As part of changes to the Telecommunications Act and associated regulations scheduled to take effect in July 1997, changes to the TPA are also contemplated with respect to providing a framework requiring access to be available to all network and systems. The newly elected government has indicated this open access should apply to both wireline cable and wireless systems. While the detail of the anticipated changes is not known at present, required access could be relevant to CEtv.

  Local Regulation. When CEtv constructs facilities, such as transmitter towers, it must also comply with local government regulations, such as planning and zoning requirements, as well as federal environmental laws.
CEtv works with the local government primarily on issues concerning construction standards. CEtv has established construction standards that CEtv believes meet or exceed the local regulations.

NEW ZEALAND

  The Company believes that the deregulated nature of the New Zealand market is favorable to providers of multi-channel television and telephony services. The New Zealand government does not regulate the rates of multi-channel television or telephony services. There are no programming regulations in New Zealand other than those regulating programming with sexual or violent content, or which is likely to offend good taste and decency, the maintenance of law and order or the privacy of individuals. Unlike the other countries in which the Company operates, there are at present no quotas on foreign originated programming.

  New Zealand's Telecommunications Act is primarily concerned with technical and operational issues such as the licensing of certain forms of radio equipment, and the right in certain circumstances to construct and maintain telecommunications networks across public and privately owned land without the owner's consent. These rights to construct and maintain telecommunications networks are exercisable by "network operators," although they are very infrequently used, with most lines being built with the consent of the relevant landowner or local government body. Saturn holds network operator status, which is granted on a nationwide non-exclusive basis. Construction and operation of a telecommunications network on privately-owned land with the consent of the relevant land owner may be done by any person and there is no legal requirement to hold network operator status.

  The New Zealand government does not specifically regulate pricing of multi-channel television or telecommunications services. However, pricing may be subject to New Zealand's competition legislation, the Commerce Act 1986, which prohibits businesses in a dominant position (i.e., possessing a high degree of monopoly power) in any market from using that position for an anti-competitive purpose. The Commerce Act also prohibits arrangements or understandings which have the purpose or effect of substantially reducing competition. In addition, pursuant to the Commerce Act, the government can impose price controls on any goods or services, although this power has been used only once and is not currently in use.

  New Zealand has no restrictions on foreign ownership of companies that provide multi-channel television and telephony services other than a requirement in certain circumstances for the consent of the Overseas Investment Commission, which is typically given as a matter of course.

TAHITI

  Telefenua's right to operate a multi-channel television service was granted by the CSA in 1994 for a term expiring on December 31, 2004. The CSA authorizations were based on the Decree of the French government and decisions of the Commission Mixte Des Frequences, which controls all radio frequencies for France and grants ranges to various public and private enterprises. Telefenua is the first multi-channel operator to be granted approval to operate a wireless network by the CMDF. Telefenua was granted the right to use all necessary MMDS microwave frequencies, 2.5 GHz to 2.7 GHz, through the year 2004. The Company expects that the term for the MMDS frequency will be renewed when the frequency distribution is revised on January 1, 2005, in accordance with the 1992 World Administrative Radio Communications Conference. No fees are payable for use of such frequencies.

  Telefenua has local franchise agreements with 16 municipalities (of which 14 are exclusive) on the islands of Tahiti and Moorea. The franchise agreements provide the Company with 30-year rights to operate MMDS multi-channel television networks. The franchise agreements require Telefenua to carry certain services, including local broadcast channels, and to provide local programming. No fees are payable by Telefenua under these franchise agreements.

  There are currently no government regulations on subscription rates or rate increases.

  The territorial government of Tahiti has legally challenged the Decree and authority of the CSA to award Telefenua the authorizations to operate an MMDS system in French Polynesia. The French Polynesian's challenge to France's authority to award Telefenua an MMDS license in Tahiti was upheld by the Conseil d'Etat, the supreme administrative court of France. The territorial government of Tahiti has brought an action in French court seeking cancellation of the MMDS licenses awarded by the CSA to Telefenua, although no such cancellation has yet taken place. A law recently enacted by the French Parliament gives Telefenua a statutory basis for seeking a new authorization from the communications agency, should the existing authorization be nullified. The Company believes that if the existing authorization is nullified and Telefenua is unable to obtain a new authorization, Telefenua may petition for restitution for the taking of such authorizations. There can be no assurance, however, that if the existing authorization is nullified a new authorization will be obtained. If Telefenua does not obtain a new authorization, however, there is no assurance that Telefenua will receive any restitution. In addition, any available restitution could be limited and could take years to obtain. See "Risk Factors--Challenge to Telefenua Authorization."

                      CORPORATE ORGANIZATIONAL STRUCTURE

GENERAL

  The Company was formed in October 1994 as a wholly-owned subsidiary of UIH and was recently reorganized to hold UIH's interests in multi-channel television systems in Australia, New Zealand and Tahiti and UIH's interests in XYZ and United Wireless. The following chart summarizes the organizational structure of the Issuer and Operating Companies as well as certain of the Issuer's parent corporations. Some of the Company's interests in such Operating Companies are held through various partnerships and holding companies and the Company's voting rights and rights to participate in earnings of such entities may differ from the economic interest indicated in the chart.


                     -------------------------------------
                     United International Holdings, Inc.
                            (Delaware corporation)
                     -------------------------------------
                                     100%
                     -------------------------------------
                             United Australasian
                             Communications, Inc.
                            (Delaware corporation)
                     -------------------------------------
                                    97.4%
                     =====================================
                         UIH AUSTRALIA/PACIFIC, INC.
                            (COLORADO CORPORATION)
                                 "THE ISSUER"
                      =====================================

 88.8% (1)    93.3% (1)     100.0% (2)      90.0% (3)  50.0% (2)  100.0%(2)

                          --------------------------
                                Salstel Media
                                 Investments
                                 Pty Limited
                          --------------------------
                                   5.3% (1)
                          --------------------------
                               STV Pty Limited
                           (Australian corporation)
                          --------------------------
                          --------------------------
                                Salstel Media
                                   Holdings
                                 Pty Limited
                          --------------------------
                                   1.0% (1)
                          --------------------------
                               CTV Pty Limited
                           (Australian corporation)
                          --------------------------
                          - - - - - - - - - - - - -
                                     CEtv
                          --------------------------
                            Saturn Communications
                                   Limited
                          (New Zealand corporation)
                          --------------------------
                          --------------------------
                                UIH-SFCC, L.P.
                              (Colorado limited
                                 partnership)
                          --------------------------
                          --------------------------
                            Societe Francaise des
                             Communications et du
                                  Cable S.A.
                             (French corporation)
                          --------------------------
                          --------------------------
                                Telefenua S.A.
                              (French Polynesian
                                 corporation)
                          --------------------------
                          --------------------------
                          Century United Programming
                             Ventures Pty Limited
                           (Australian corporation)
                          --------------------------
                                    50.0%
                          --------------------------
                              XYZ Entertainment
                                 Pty Limited
                           (Australian corporation)
                          --------------------------
                          --------------------------
                               United Wireless
                                 Pty Limited
                           (Australian corporation)
                          --------------------------


 ---------------------

(1) The Company holds, directly and indirectly, a combined approximate 94% economic interest in each of STV and CTV. The Company holds ordinary shares and convertible debentures of STV and CTV which account for approximately 1.1% and 87.7%, respectively, of the total economic interests of STV and account for approximately 0.2% and 93.1%, respectively, of the total economic interests of CTV. In addition, the Company holds debentures of two companies that in turn hold ordinary shares of CTV and STV. Through such debentures the Company has an indirect additional 5.3% and 1.0%, respectively, economic interest in STV and CTV. The Company has the right to designate all directors of these companies. The Company's approximate 6% partner in CTV and STV is Australis. The Company and Australis have agreed, subject to certain conditions, for the Company to purchase Australis' interests in CTV and STV for approximately $8.0 million.
(2) The Company's interests in Saturn, Century United Programming Ventures Pty Limited ("CUPV") and United Wireless are or will be held by wholly owned subsidiaries of the Issuer that are each an Unrestricted Subsidiary under the Indenture and, as such, will not be subject to many covenants under the Indenture. See "Risk Factors--Holding Company Structure; Limited on Access to Cash Flow" and "Description of the Notes."


(3) The Company's net economic interest in Telefenua is held through several intermediate partnerships and holding companies. Generally, the Company is entitled to receive 90%, and then 75%, of all economic distributions from the parent company of Telefenua until such time as it has received a 20% and 40% rate of return on its invested capital, respectively. Thereafter, the Company is entitled to receive 64% of all economic distributions. The Company controls 40% of the voting power of the parent company of Telefenua and has the right to appoint three of its six directors.

CETV

  The Issuer currently holds a combined 94% economic interest in CTV and STV, which operate together under the name CEtv, through direct and indirect holdings of convertible debentures and ordinary shares. The Issuer, holds approximately 15.0% of the ordinary shares of CTV and STV, which accounts for an approximately 0.5% economic interest in CEtv. The Issuer holds approximately 94.4% of CTV's and STV's convertible debentures, which accounts for an approximately 91.0% economic interest in CEtv. In addition, through the Issuer's holdings of certain debentures of Salstel Media Holdings Pty Limited ("SMH") and Salstel Media Investments Pty Limited ("SMI"), which in turn hold ordinary shares of CTV and STV, the Issuer has an additional effective 2.6% economic interest in CEtv. Australis, a publicly held Australian corporation, owns the remaining 6% economic interest in CTV and STV. In connection with the Australis Settlement, Australis has agreed to sell and, subject to the completion of the Australis Financing, the Company has agreed, subject to certain conditions, to purchase Australis' 6% economic interest in CEtv for approximately $8.0 million. Although the Company holds debentures and one share in each of SMH and SMI, it does not control such entities or have controlling rights as a shareholder of such entities. See "Risk Factors-- Holding Company Structure; Limitations on Access to Cash Flow."

  These holdings resulted from three acquisitions and certain capital contributions made by the Company. In July 1994, as part of the establishment of CTV, the Company acquired an initial 40% economic interest in CTV, which was later increased to 50%, and in October 1994, as part of the establishment of STV, the Company acquired a 50% economic interest in STV. In the CEtv Transaction in December 1995, the Company acquired an additional 40% economic interest in CTV and STV from existing shareholders for approximately $15.3 million in cash and 170,513 shares of UIH's convertible preferred stock, having a liquidation value upon issuance of approximately $29.8 million. As part of the CEtv Transaction, SMH and SMI, which are Australian companies and members of the Salisbury Securities Limited Group of companies, acquired 74% and 75% of the ordinary shares of CTV and STV, respectively. In late May 1996, the Company increased its economic interest in CEtv to 94% as a result of capital contributions, including the conversion of bridge loans and accrued interest, totalling $50.6 million made by the Company to CEtv as to which Australis, the other principal holder of economic interests in CEtv, did not contribute its pro rata share.

  The Company, CTV, STV, SMI, SMH and Australis are parties to securityholders agreements, (collectively, the "CTV/STV Securityholders' Agreements") that contain provisions relating to governance of the companies, transfers by the securityholders of their respective interests in the companies (including a change in control), raising additional capital and funding for the companies and other matters concerning ownership and operation of the companies. Certain of these provisions are also contained in the Articles of Association of each of CTV and STV (collectively, the "CTV/STV Articles of Association"). In connection with the CEtv Transaction, the Company and SMH, with respect to CTV, and the Company and SMI, with respect to STV, executed agreements (the "SMH/SMI Agreements") relating to the appointment of directors. SMH and SMI also executed deeds under Australian law in which they agreed to be bound by the terms of the CTV/STV Securityholders' Agreements.

  Under the CTV/STV Articles of Association and the CTV/STV Securityholders' Agreements, each of the boards of directors of CTV and STV consist of six voting directors and one non-voting managing director, and each holder of an ordinary share or debenture of CTV and STV is entitled to cast one vote for the election of directors of CTV or STV, respectively, for each share or debenture held. Each such holder is required to vote its shares and debentures for those voting directors nominated by the other holders, with each holder of 15% or more of the shares and debentures having the right to nominate one voting director for each 15% of the shares and debentures held and each holder of 10% or more but fewer than 15% of the shares and debentures having the right to nominate one voting director. For the purposes of determining such rights, the Company and any person nominated by the Company to hold economic interests in CTV and STV are considered one holder and their economic interests are aggregated. Thus, the Company and SMH, with respect to CTV, and the Company and SMI, with respect to STV, are effectively treated as one holder for the purposes of determining the right to nominate voting directors. Based on the current economic interests, the Company and SMH together have the right to nominate all of CTV's six voting directors for election by CTV's securityholders, the Company and SMI together have the right to nominate all of STV's six voting directors for election by STV's securityholders.

  While adoption of the securityholders voting and director selection arrangements for CTV and STV did not require compulsory notification to the Treasurer under the FATA, they may be determined by the Treasurer to result in a change of control of CTV and STV that has resulted in a foreign person being in control who had not previously been in control. If the Treasurer makes such a determination and concludes that the change of control is against the national interest, then the Treasurer may require the parties to the CEtv Transaction to restore the control of CTV and STV to the position it was in before the CEtv Transaction. Before the CEtv Transaction, directors were not elected but were appointed directly by securityholders, and the Company had the right to appoint half of the directors of CTV and STV and the other securityholders had the right to appoint the other half of the directors of CTV and STV. While the Company believes an adverse review and determination by the Treasurer to be unlikely, there can be no assurance that the Treasurer, if he reviews the transaction, would give effect to the contractual provisions of the SMH/SMI Agreements. See "Risk Factors--Foreign Acquisitions and Takeovers Act/Investment Company Act Considerations."

  Under the SMH/SMI Agreements, the Company has the right to nominate all voting directors that the Company and SMH, with respect to CTV's board, and the Company and SMI, with respect to STV's board, have the right to nominate. Thus, the Company is currently entitled to designate all of the six voting directors of each company. The Company and SMH and SMI have agreed that if the Treasurer issues an order restoring control or indicates the intention to do so, the Company will have the right to designate three directors of the relevant company and SMH and SMI will have the right to designate the remaining directors that the parties are entitled to designate pursuant to the CTV/STV Articles of Association and CTV/STV Securityholders' Agreements. They have also agreed that if that arrangement is considered in breach of any law or prompts such government action, then the Company will have the right to designate the maximum number of voting directors permitted by law and the Company and SMH, in the case of CTV, and the Company and SMI, in the case of STV, will designate as independent directors the remaining number of voting directors that the parties are entitled to designate pursuant to the CTV/STV Articles of Association and CTV/STV Securityholders' Agreements. An independent director is a person agreed on by the Company and SMH or SMI, as the case may be, but not associated with either the Company or SMH or SMI. Either the Company or SMH or SMI, as the case may be, will have the right to remove an independent director.

  The CTV/STV Securityholders' Agreements provide that while the day-to-day running of CTV and STV is handled by the management, certain decisions must be made by the board. These decisions include, among other things, the following actions with respect to either company: the adoption or modification of a business plan; entering into or modifying any material agreement; making acquisitions, dispositions or capital expenditures exceeding A$50,000; the negotiation of certain finance facilities and borrowings; the issuance of additional securities; entering a new line of business or changing a current line of business; any consolidation or restructuring; the listing of shares on a securities exchange; changing the management structure of the company; appointing and compensating the Managing Director; the declaration and payment of dividends; making loans of the company's funds; and dealing with any license. CTV and STV's Articles of Association cannot be amended without the consent of the parties to the CTV/STV Securityholders' Agreements, other than CTV or STV.

  While under Australian corporate law shareholders have relatively little power with regard to the management of a company (management resting with the directors), a shareholder vote is required for certain specified actions, such as reductions in capital, amendments to articles of association, the restructuring or takeover of a company and share repurchases. The Company holds 15.0% of the ordinary shares of CTV and STV that may be voted on these matters at an ordinary meeting of shareholders.

  The CTV/STV Securityholders' Agreements provide that a securityholder may not transfer its securities in CTV or STV, except to or between certain affiliates or as security to a bank or in other specified situations, until the securityholder has first offered the securities to the other securityholders. If the other securityholders do not purchase the offered securities, then the selling securityholder may, in the six months after offering the securities to the other securityholders, transfer all or part the securities to a third party at a price no lower than the price offered to the other securityholders, subject to approval by the board of directors of CTV or STV. Such approval is to be granted if the securityholder has followed the requisite procedures.

  In the event of a "change of control" of a securityholder, the party experiencing the change of control must offer its securities in CTV or STV to the other securityholders at the average fair market value of the securities based on the valuations of two qualified independent persons. A change of control is deemed to occur when (i) the power to control the composition of the board or the management of the securityholder passes to a person who did not possess such power at the date of the CTV/STV Securityholders' Agreements,
(ii) the ability to procure or prevent passing an ordinary resolution at the general meeting of the securityholder passes to a person who did not possess that ability at the date of the CTV/STV Securityholders' Agreements, or (iii) a person becomes beneficially entitled to more than 50% of the ordinary shares or voting rights of a securityholder or any holding company of a securityholder and the person was not at the date of the CTV/STV Securityholders' Agreements beneficially entitled to more than 50% of those share or voting rights. These "change of control" provisions do not apply to changes in control of Australis or UIH.

  If securities of CTV or STV are not listed on the Australian Stock Exchange, Nasdaq or other agreed upon exchange by October 1999, then a securityholder may offer to sell its securities in CTV or STV to the other securityholders at an appraised fair market value determined in accordance with the CTV/STV Securityholders' Agreements. If the other securityholders do not purchase all the shares held by the selling securityholder, then the selling securityholder may require CTV or STV, as the case may be, be sold to a third party at or above such fair market value, subject to applicable regulatory requirements and Australian law.

  The CTV/STV Securityholders' Agreements provide that to the extent CTV or STV cannot finance its requirements from external sources and the Board makes a capital call, each securityholder may subscribe for further securities in accordance with that capital call and in proportion to its economic interest. If a securityholder fails to subscribe for such further securities then such securityholder's economic interest will be diluted pro rata to the extent it does not participate in an additional issue.

  The Company and the other securityholders party to the CTV/STV Securityholders' Agreements and their affiliates may not directly or indirectly carry on or otherwise have an interest in any business similar to or competitive with the DTH, MMDS and cable television services provided by CTV and STV in their respective regions unless CTV or STV, as applicable, has first been offered and has declined the opportunity to be involved in that business.

XYZ

  The Company has an indirect 25% interest in XYZ through its 50% interest in CUPV, an Australian corporation owned equally by the Company and Century. CUPV holds a 50% interest in XYZ. The remaining 50% interest in XYZ is held by Foxtel.

  In October 1994, UIH and Century formed XYZ and each acquired an initial 50% interest. In September 1995, Foxtel purchased a 50% interest in XYZ and the Company and Century transferred the remaining 50% interest to CUPV. The sale diluted UIH's indirect interest in XYZ to 25%. UIH received sale proceeds of approximately $4.1 million from Foxtel for one-half of its initial interest in XYZ.

  Pursuant to a shareholders agreement executed in September 1995 (the "XYZ Shareholders' Agreement"), each shareholder holding an economic interest of at least 40% in XYZ may appoint two of the four directors to each of the boards of directors of XYZ and the companies in which XYZ holds interests. As long as CUPV and Foxtel hold an economic interest of at least 40% in XYZ, each of them is entitled to one vote at meetings of each of the XYZ boards and any board decisions must include an affirmative vote by each of them. A quorum consists of two directors, of which one must be a representative of CUPV and one must be a representative of Foxtel, provided that neither CUPV nor Foxtel's interest is less than 40%. If either CUPV or Foxtel's economic interest is less than 40%, that party will not be entitled to any representation on any of the XYZ boards and the other party must appoint further representatives. All board decisions require unanimous consent. Board approval is required for actions relating to, among other things: amendments or variations to the business plan and certain agreements (including the XYZ Shareholders' Agreement) and articles of any company in which XYZ holds an interest; admitting new shareholders or issuing or redeeming any shares of CUPV or Foxtel in XYZ; or requiring additional capital or other contributions, incurring indebtedness or expenditures, issuing securities, or approving distributions of property, not approved in the business plan. Funding required by XYZ must be contributed by each shareholder in proportion to its economic interest or as otherwise provided by the XYZ Shareholders' Agreement and if a shareholder fails to do so within the requisite time period after a call is made, its economic interest will be diluted accordingly.

  The XYZ Shareholders' Agreement provides that a shareholder may not transfer its interest in XYZ, except in limited circumstances, until the shareholder has first offered such interest to the other shareholders at fair market value as determined in accordance with the XYZ Shareholders' Agreement. If the other shareholders do not purchase the offered securities, then during the six-month period following such offer, the selling shareholder may transfer all or part of its XYZ interest to any third party at a price no lower than the price offered to the other shareholders, subject to such third party's agreeing to the same transfer restrictions and the terms of the XYZ Shareholders' Agreement. Century and the Company have granted each other a right of first refusal to acquire the other's interest in CUPV. If neither the Company nor Century purchases the other's interest in CUPV, then Foxtel has a right of first refusal to purchase that interest in CUPV before it may be offered to a third party.

SATURN

  The Company acquired in 1994 a 50% interest in Saturn, a New Zealand corporation, which recently changed its name from Kiwi Cable Company Ltd. In July 1996, the Company acquired the remaining 50% interest in Saturn from Todd International Limited ("Todd"), a company that also owns and operates cable television systems in the Caribbean. The Company acquired Todd's 50% interest in Saturn in exchange for a 2.6% common equity interest in the Issuer, which, if the Issuer's parent has an initial public offering, may be exchanged for an amount of stock of its parent corporation with an equivalent value.

TELEFENUA

  UIH-SFCC Holdings, L.P. ("UIH-SFCC"), a limited partnership wholly-owned by the Company, is the general partner of a limited partnership (the "Partnership") that owns 100% of the preferred stock of Societe Francaise des Communications et du Cable S.A. ("SFCC"), representing approximately 40% of the share capital of SFCC. SFCC is the parent company of Telefenua, which owns and operates the multi-channel television system in Tahiti. As holder of 100% of the preferred stock of SFCC, the Partnership is entitled to certain preferential distributions by SFCC. Through its general partner's interest in the Partnership, UIH-SFCC will receive 90% of distributions made by SFCC until UIH-SFCC has received a return of its investment plus a 20% cumulative compounded annual return, 75% of distributions until it has received the return of its investment plus a 40% cumulative compound annual return and 64% of distributions thereafter. Once UIH-SFCC's total equity investment exceeds $10 million, further equity investments would not be entitled to the 90% and 75% distributions. Instead, equity investments above $10 million, to the extent not matched pro rata by the Company's partners, would increase the 64% that UIH receives after the preferential distributions are made on the first $10 million. As of May 31, 1996, UIH-SFCC has also advanced $5.1 million as a bridge loan to SFCC, approximately $5.0 million of which was used to purchase convertible debentures of SFCC, which are convertible into preferred stock of SFCC. UIH-SFCC intends to convert approximately $3.1 million of such debentures into preferred stock with the same terms as the existing preferred stock of SFCC, to bring UIH-SFCC's total equity investment to $10.0 million. UIH-SFCC has also invested $2.3 million in equipment, which has been leased to Telefenua.

  As holder of 100% of the preferred stock of SFCC, the Partnership is entitled to designate three of the six members of SFCC's board of directors. In addition, certain actions by SFCC require the approval of at least two of the directors designated by the Partnership. These decisions include expenditures exceeding 50,000 French francs, borrowing funds or making loans or guarantees, transferring material assets, adopting or modifying or deviating from an annual business plan, investing in any other business or activity and certain other matters specified in the Articles of Association of SFCC. As general partner of the Partnership, UIH-SFCC has broad powers to manage the Partnership's affairs, subject to fiduciary duties.

  The Articles of Association of SFCC provide that (a) the preferred shares of SFCC are freely transferable and (b) sales of the common shares are subject to a right of first refusal in favor of the other shareholders of the Company. In the case of a sale of common shares, each other shareholder may require the purchaser to purchase the other shareholders' shares on the same terms. As general partner of the Partnership, UIH-SFCC may cause the Partnership to sell the preferred shares of SFCC to third parties. However, if any such sale occurs before June 1, 1999, then each limited partner will have the right to receive a distribution of its pro rata portion of the preferred shares before they are sold to the third party. Sales of interests in the Partnership are subject to a right of first refusal in favor of the other partners. In the case of a sale of a general partner's interest, the limited partners may require the purchaser to purchase their interests on the same terms as the purchase of the general partner's interests.

UNITED WIRELESS

  United Wireless is a wholly owned subsidiary of the Issuer.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company and their ages and positions with the Company are set forth below:

   NAME                               AGE POSITION
   ----                               --- --------
   Gene W. Schneider.................  69 Chairman of the Board, Chief Executive
                                          Officer and Director
   Michael T. Fries..................  33 President and Director
   Bernard G. Dvorak.................  36 Chief Financial Officer and Director
   Donald F. Hagans..................  49 Vice-President--Australia
   Euan F.D. Fannell.................  48 Vice President--South Pacific
   Mark L. Schneider.................  41 Director

  GENE W. SCHNEIDER has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation. He has served as Chairman of the Board of Directors of UIH since May 1989 and UIH's Chief Executive Officer since October 1995. Mr. Schneider was, until November 1991, Chairman of United Artists Entertainment Company, the third-largest U.S. cable television company and the largest theater owner in the world. He was founder of United Cable Television Corporation ("United Cable") in early 1950s and, as its Chairman and Chief Executive Officer, built United Cable into the eighth-largest multiple system operator prior to merging with United Artists in 1989. He has been active in cable television affairs and has served on numerous National Cable Television Association committees and special projects since NCTA's inception in the early 1950s. He also has served on the boards of directors of several other companies, including Turner Broadcasting Corporation.

  MICHAEL T. FRIES has served as President of the Company since its formation and is also a Director of the Company and President of UIH Asia/Pacific, Inc., UIH's subsidiary responsible for all operating and development activities of the Company as well as UIH's other business in the Asia/Pacific region. Prior to assuming that position, Mr. Fries served as Senior Vice President, Development, of UIH, in which capacity he was responsible for managing UIH's worldwide acquisitions and new business development activities since 1990, including UIH's expansion into the Asia/Pacific market. From 1985 to 1990, Mr. Fries was employed by PaineWebber Incorporated where he spent four years in the investment banking division, specializing in domestic and international transactions for companies in the media and communications industry.

  BERNARD G. DVORAK is the Chief Financial Officer and a Director of the Company and has served as Vice President and Treasurer of the Company since its formation. He has also served as Chief Financial Officer of UIH since June 1992. From June 1989 until June 1992, he was Vice President, Finance of UIH. He is responsible for the Company's and UIH's financial, accounting and administrative functions. Prior to joining UIH in June 1989, Mr. Dvorak spent four years as Controller of United Cable, where he was responsible for the accounting, financial reporting and financial planning functions as well as acting as business manager overseeing international investments.

  DONALD F. HAGANS has served as Vice President--Australia of the Company since its formation. Mr. Hagans is a Regional Vice President of UIH Asia/Pacific Inc., a position he has held since January 1994. Mr. Hagans serves as chairman of CEtv and oversees UIH's interests in XYZ and UIH's development activities in Australia. From January 1989 until joining UIH in January 1994, Mr. Hagans was a principal in the firm, Hagans Ziegler, a private investment group specializing in domestic and international ventures. Mr. Hagans also acted as the Legislative Director for Texas Senator Phil Gramm, participated extensively in the activities of the International Bank Subcommittee of the U.S. Senate and practiced law as an attorney in a private practice.

  EUAN F.D. FANNELL is Vice President--South Pacific of the Company and is also a Vice President of UIH Asia/Pacific, Inc., a position he has held since January 1994. Mr. Fannell is responsible for the organization and management of the Company's development activities in the South Pacific regions and provides operational support for UIH's interests in New Zealand and Tahiti. Mr. Fannell has over 14 years of cable television general management, financial and operations management experience at corporate and operating levels. From June 1989 until joining UIH in January 1994, Mr. Fannell was the President and Chief Operating Officer of United Artists Cable of Baltimore. Prior to assuming his position in Baltimore, Mr. Fannell acted as Director of Operational Planning for United Cable, a position he assumed in 1985.

  MARK L. SCHNEIDER is a Director of the Company. Mr. Schneider is also a Director of UIH. In May 1996, Mr. Schneider became Chief of Strategic Planning and Operational Oversight of UIH. He served as President of UIH from July 1992 until March 1995 and was Senior Vice President of UIH from May 1989 until July 1992. At UIH he was responsible for all of its international multi-channel television system and programming activities. Prior to joining UIH, he served as Vice President of Corporate Development at United Cable from March 1987 until May 1989. In that position, he was responsible for United Cable's acquisition and development of international cable television systems and other businesses.

  Gene W. Schneider and Mark L. Schneider are father and son. No other family relationships exist between any other executive officers or directors of the Company.

OTHER MANAGEMENT

  Senior management of the Company's operating companies include the following individuals:

  Robert G. McRann, Managing Director, CEtv, 61. Mr. McRann has served as Managing Director of CEtv since joining that company in March 1995. Mr. McRann is responsible for the management of all aspects of CEtv's MMDS, DTH and cable television operations including engineering, customer service, marketing and administrative functions. For the twelve years prior to joining CEtv, Mr. McRann served as Senior Vice President responsible for Cox Cable's San Diego system, which had annual revenues in 1995 of $140.0 million and a subscriber base of over 325,000. Mr. McRann has over 17 years of management experience in the U.S. multi-channel television industry.

  John C. Porter, Chief Operating Officer, CEtv, 38. Mr. Porter has served as Chief Operating Officer of CEtv since joining that company in April 1995. Mr. Porter directly manages the technical, operating and administrative aspects of CEtv's multi-channel systems and is the principal executive in the field responsible for the launch of MMDS and cable systems, as well as CEtv's DTH business. Prior to joining CEtv, Mr. Porter spent the last 10 years serving in various capacities for Time Warner Cable, a subsidiary of Time Warner, Inc. Most recently, Mr. Porter acted as the Division President, Central Ohio responsible for all activities of this 170,000 subscriber, 400 employee division. Mr. Porter has over 15 years of management experience in the U.S. multi-channel television industry.

  Bruce Mann, Sales and Marketing Director, CEtv, 40. Mr. Mann has served as Sales and Marketing Director of CEtv since joining that company in April 1995. Mr. Mann is responsible for the development of CEtv's marketing and sales techniques and has played a critical role in the successful implementation of these plans throughout CEtv's franchise area. Mr. Mann has been involved in various marketing capacities of communications and entertainment companies for the past 15 years including eight years at Time Warner Cable as Director of Marketing-Brooklyn, Queens. From 1994 until joining CEtv, Mr. Mann served as President, National Division, of Cross Country Wireless, Inc., a U.S. provider of wireless multi-channel television services. From 1991 to 1994, Mr. Mann served as Vice President-Marketing of Washington Redskins/Jack Kent Cooke Stadium, Inc., specializing in sports and entertainment related promotion, advertising and marketing.

  Jack B. Matthews, Chief Executive Officer, Saturn, 44. Mr. Matthews has served as Chief Executive Officer of Saturn since joining that company in January 1995. Mr. Matthews is responsible for all technical, operating and marketing aspects of the business. Mr. Matthews has served in various general management capacities with several U.S. multiple system operators including, Cox Cable Communications and Continental Cablevision. From August 1993 until joining Saturn, Mr. Matthews was the Vice President-Sales & Marketing of Arrowsmith Technologies, a cable technology company which develops and installs advanced field operations management and operations support systems for the cable television industry. From 1990 to 1993, Mr. Matthews was the President of COMM/ONE, a entrepreneurial business marketing sophisticated video and voice processing systems. Mr. Matthews has over 13 years of U.S. multi-channel television industry experience.

  Michel Laurent, Managing Director, Telefenua, 43. Mr. Laurent has served as Managing Director of Telefenua since May 1995. Since joining Telefenua, Mr. Laurent has been responsible for the launch of Telefenua's service and rapid increase in its customer base. From 1991 until joining Telefenua, Mr. Laurent held various positions with Videotron Ltd., the largest cable television and telecommunications company in the province of Quebec and the second largest multiple system operator in Canada. Mr. Laurent most recently served as Vice President of Operations for Videotron's Montreal division and was responsible for all technical, operational and marketing aspects of the business. Mr. Laurent is fluent in French and English.

EXECUTIVE COMPENSATION

  All of the officers of the Company are employed by UIH, the majority stockholder of the Company. The Company pays no separate compensation to these officers, however, in connection with the formation of the Company, the Company and UIH will execute the UIH Management Agreement, pursuant to which the Company will pay UIH a management fee for certain services provided to the Company. See "Certain Transactions."

  Most of the members of senior management of CEtv, Saturn and Telefenua are U.S. or Canadian expatriates who are employed by UIH and have been seconded to the respective operating companies. The respective operating companies reimburse UIH for compensation paid to these employees pursuant to Technical Service Agreements between UIH and each of CEtv, Saturn and Telefenua. Gene W. Schneider, the Company's Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of UIH and spends only a portion of his time on matters pertaining to the Company and its operations. The President of the Company, Michael T. Fries, is also an officer and employee of UIH and spends approximately 75% of his time on matters pertaining to the Company and its operations. Bernard G. Dvorak, the Company's Chief Financial Officer, is also an officer and employee of UIH and spends only a portion of his time on matters pertaining to the Company and its operations. Following this Offering, the services of Messers. Schneider, Fries and Dvorak will be provided to the Company pursuant to the UIH Management Agreement. While the Company and its operating companies do not reimburse UIH directly for a specified portion of the compensation UIH pays to Messrs. Schneider, Fries or Dvorak, the Company pays a management fee to UIH under the UIH Management Agreement for certain services, including those of Messrs. Schneider, Fries and Dvorak, performed on behalf of the Company. The chart below summarizes the compensation paid during the fiscal year ended December 31, 1995 to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company and its 50% or greater owned subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                                  ANNUAL COMPENSATION      AWARDS(1)
                                  --------------------    ------------
                                                           SECURITIES
                                                           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY     BONUS      OPTIONS(#S)  COMPENSATION(2)
- ---------------------------  ---- ---------- ---------    ------------ ---------------
Gene W. Schneider(3)....     1995 $  324,577 $     --        40,000        $4,620
 Chairman and Chief Ex-
 ecutive Officer
Michael T. Fries(3).....     1995    212,769       --        35,000         4,620
 President
Bernard G. Dvorak(3)....     1995    192,769       --        35,000         4,620
 Chief Financial Officer
Donald F. Hagans........     1995    175,000       --        12,000           --
 Vice President--Austra-
 lia
Robert G. McRann(4).....     1995    161,538    24,279(5)       --          3,836
 Managing Director, CEtv

- ---------------------

(1) Options with respect to shares of Class A Common Stock of UIH granted to such executives as officers and employees of UIH.

(2) Consists of matching employer contributions made by UIH under UIH's Employee 401(k) Plan.

(3) Total compensation paid by UIH for duties performed with respect to the Company and other operations of UIH.

(4) Mr. McRann started employment with CEtv in March 1995.

(5) Consists of additional cash compensation relating to the overseas assignment of Mr. McRann.

  UIH and Mr. McRann are parties to a five-year employment agreement. This employment agreement provides for an annual base salary of $210,000 per year, to be reviewed annually, with eligibility for an annual bonus of up to 30% of the base salary, based on the performance of CEtv as well as Mr. McRann's individual performance. Mr. McRann was also granted an incentive interest equal to .75% of the residual equity value of CEtv, calculated as (i) ten times EBITDA from the prior 12 months, less (ii) the sum of CEtv's net liabilities and an amount equal to the total shareholder investment in CEtv, plus a 12% compounded annual return on such investment. The incentive interest vested 20% at the date of Mr. McRann's employment, with the remaining 80% vesting monthly in equal portions over the following 48 months. In the event of a change of control of CEtv, the residual equity value will be the greater of the amount calculated above of the net gross proceeds to the shareholders from the event that causes the change of control, less an amount equal to the total shareholder investment in CEtv, plus a 12% compounded annual return on such investment. The employment agreement also provides for cost of living differentials, relocation and moving expenses, automobile allowances and income tax equalization payments, if necessary, to keep Mr. McRann's tax liability the same as it would be in the United States. CEtv reimbursed UIH under the Technical Services Agreement for employment costs associated with Mr. McRann.

  Messrs. Schneider, Fries, Dvorak and Hagans, as employees and officers of UIH, have been granted options to acquire stock of UIH. Mr. McRann has not been granted any options by UIH. The following table sets forth information concerning options granted to these executives in the last fiscal year as well as unexercised options held by such executives as of December 31, 1995. No such executive has exercised any options during the fiscal year there ended

                   OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                                                                       ANNUAL RATES
                                                                      OF STOCK PRICE
                                                                       APPRECIATION
                                     INDIVIDUAL GRANTS                FOR OPTION TERM
                         ----------------------------------------- ---------------------
                                    PERCENTAGE
                         NUMBER OF   OF TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO
                          OPTIONS   EMPLOYEES  EXERCISE
                          GRANTED   IN FISCAL   PRICE   EXPIRATION
NAME                        (#)        YEAR     ($/SH)     DATE     5% ($)     10% ($)
- ----                     ---------- ---------- -------- ---------- --------- -----------
Gene W. Schneider.......   40,000      6.07%    $15.75   6/16/05   $ 396,204 $ 1,004,058
Michael T. Fries........   35,000      5.32      15.75   6/16/05     346,678     878,551
Bernard G. Dvorak.......   35,000      5.32      15.75   6/16/05     346,678     878,551
Donald F. Hagans........   12,000      1.82      15.75   6/16/05     118,861     301,217

- ---------------------

(1) The stock options granted during the last fiscal year become exercisable with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter. The initial 25% of all of the options listed in this table become exercisable on June 16, 1996. Vesting of the options granted is accelerated upon a change of control of the Company as defined in the Employee Plan.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                  VALUES

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                               OPTIONS AT FY-END (#)     OPTIONS AT FY-END ($)
                             ------------------------- -------------------------
NAME                         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                         ------------------------- -------------------------
Gene W. Schneider...........       90,625/99,375           $475,781/311,719
Michael T. Fries............       72,500/82,500            441,041/288,958
Bernard G. Dvorak...........       60,417/74,583            317,187/207,813
Donald F. Hagans............       40,002/51,998                  0/0

COMPENSATION OF DIRECTORS

  All of the directors of the Company are also directors or officers of UIH, the majority stockholder of the Company. They receive no separate compensation for serving as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Board of Directors has no separate Compensation Committee as the Company currently does not have any employees. Directors or executive officers of the Company may serve on the boards of directors of CEtv, Saturn, Telefenua and XYZ and as part of their duties may determine the compensation of those operating companies' employees. None of the employees of such operating companies, however, are Directors of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Company's Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

  The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Certificate of Incorporation and Bylaws. These agreements require the Company, among other things, to indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines, penalties and settlement amounts incurred by any such person in certain actions or proceedings, including actions by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

                             CERTAIN RELATIONSHIPS

  The Issuer is currently an indirect, majority owned subsidiary of UIH and prior to the Offering, its operations have been funded by UIH. Immediately prior to the Offering, UIH Australia, Inc., UIH Australia II, Inc. and UIH Australia III, Inc. (the "UIH Australia Subsidiaries"); UIH New Zealand, Inc. (the "UIH New Zealand Subsidiary"); UIH-SFCC, Inc. (the "UIH Tahiti Subsidiary"); and UIH Australia Holding, Inc. were merged with and into Issuer (the "Merger"). The UIH Australia Subsidiaries held UIH's interest in CEtv, the UIH New Zealand Subsidiary held UIH's interest in Saturn, the UIH Tahiti Subsidiary held UIH's interest in Telefenua, UIH Australia Holdings, Inc. held UIH's interest in United Wireless (the "UIH Wireless Subsidiary") and the Issuer held UIH's interest in XYZ Entertainment. Each of the UIH Australia Subsidiaries, the UIH New Zealand Subsidiary, the UIH Tahiti Subsidiary, the UIH Wireless Subsidiary and the Issuer were initially capitalized with $100 and 100 shares of common stock were issued to UIH, the sole shareholder of such corporations. During the years ended December 31, 1994 and 1995, UIH contributed (i) a total of $19.7 million and $50.8 million, respectively, to the UIH Australia Subsidiaries, which amounts were used to fund the UIH Australia Subsidiaries' investment in CEtv; (ii) a total of $2.5 million and none, respectively, to the UIH New Zealand Subsidiary, which amounts were used to fund the UIH New Zealand Subsidiary's investment in Saturn, (iii) a total of none and $6.9 million, respectively, to the UIH Tahiti Subsidiary, which amounts were used to fund the UIH Tahiti Subsidiary's investment in Telefenua;
(iv) a total of none and $911,000, respectively, to the UIH Wireless Subsidiary, which amounts were used to fund the UIH Wireless Subsidiary's investment in United Wireless and (v) a total of $629,000 and $5.1 million, respectively, to the Issuer, which amounts were used to fund the Issuer's investment in XYZ Entertainment. No additional shares of capital stock were issued to UIH in connection with these capital contributions. During the years ended December 31, 1994 and 1995, UIH made bridge loans (i) totaling none and $5.4 million, respectively, to certain of the UIH Australia Subsidiaries, which amounts in turn were used to make loans to CEtv; (ii) totaling none and $2.0 million, respectively, to the UIH New Zealand Subsidiary, which amounts in turn were used to make loans to Saturn; and (iii) totaling none and $6.8 million, respectively, to the UIH Tahiti Subsidiary, which amounts in turn were used to make loans to Telefenua. These bridge loans are payable upon demand and bear interest at rates ranging from 9.25% to 14.0% per annum. At the time of the Offering, the Company acquired $25 million of these bridge loans and the remaining portion of the bridge loans were contributed to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  As a result of the Merger, all of the issued and outstanding capital stock of the UIH Australian Subsidiaries, the UIH New Zealand Subsidiary, the UIH Tahiti Subsidiary and the UIH Wireless Subsidiary were canceled.

  In connection with the Saturn Purchase, the Issuer declared and paid a dividend of 387 shares of common stock to UIH and issued to the other shareholder of Saturn 13 shares of common stock, which represented 2.6% of its issued and outstanding common stock.

  In connection with the formation of the Company, the Issuer and UIH have executed the 10-year UIH Management Agreement, pursuant to which UIH will continue to perform certain administrative, accounting, financial reporting and other services for the Issuer, which has no separate employees of its own. Pursuant to the UIH Management Agreement, UIH will be paid a management fee of $750,000 for the first year of such agreement, which fees shall increase on the first anniversary date of the UIH Management Agreement and each anniversary date thereafter by 8% per year. In addition, the Issuer shall reimburse UIH for any out-of-pocket expenses incurred by UIH in performance of its duties under the UIH Management Agreement, including travel, lodging and entertainment expenses. UIH calculated the management fee for the first year of the UIH Management Agreement, based upon an estimate of staff hours to accomplish the various administrative, accounting, financial reporting and other services to be provided to the Issuer under the UIH Management Agreement. UIH then calculated the percentage those hours constituted of the respective employees' annual work hours and multiplied that percentage by the employment cost for such employees to UIH. The Company believes the fee payable under the UIH Management Agreement to be comparable for the costs for such services if obtained from a non-affiliate of UIH.

  UIH and each of CEtv, Saturn and Telefenua are parties to Technical Service Agreements, pursuant to which UIH provides certain technical assistance in connection with such Operating Companies' design, development, construction, marketing and operation of their respective multi-channel television systems. In addition, pursuant to such agreements, certain members of senior management of CEtv, Saturn and Telefenua are employees of UIH that have been seconded to the respective Operating Companies. Fees paid under these technical service agreements are typically a percentage (currently 4% to 5%, declining to 2% in future years) of gross revenues generated by the Operating Companies plus reimbursements for costs associated with such seconded employees. For the year ended December 31, 1994, CEtv, Saturn and Telefenua had accrued fees to UIH under their respective Technical Service Agreements of approximately $89,000, $3,000 and $0, respectively. For the year ended December 31, 1995, CEtv, Saturn and Telefenua had accrued fees to UIH under their respective Technical Service Agreements of approximately $1.5 million, $574,000 and $1.2 million respectively. The fees payable to UIH under each of the Technical Service Agreements were negotiated between UIH and the respective companies and their other shareholders at such time as UIH did not hold the majority interest in such Operating Companies. See "Business--CEtv (Australia), --Saturn (New Zealand), --Telefenua (Tahiti)" and "Management--Executive Compensation."

  The Issuer is included as a member of UIH's consolidated tax return and, after the Offering, will remain a member of the UIH consolidated group (as long as non-UIH ownership of the Issuer does not exceed 20%). UIH and the Issuer are parties to a tax sharing agreement that defines the parties' rights and obligations with respect to tax liabilities and benefits relating to the Company and its operations as part of the consolidated group of UIH. In general, UIH is responsible for filing consolidated tax returns and paying the associated taxes and the Issuer will reimburse UIH for the portion of the tax cost relating to the Company and its operations.

                             AUSTRALIS TRANSACTION

  On April 19, 1996, the Guarantors committed to make or procure guarantees of a total of $125.0 million for an approximately six month period to support the Australis Bank Facility. Initial funding of the Australis Bank Facility occured on May 13, 1996. In connection with this transaction, Australis sold certain of its equity securities, at a price of A$0.545 per share, and warrants to an investor for approximately $10.0 million. The $125.0 million in guarantees will guarantee approximately $38.0 million of refinanced indebtedness as well as provide for $87.0 million of new borrowings under the Australis Bank Facility, which, together with the $10.0 million of proceeds of such equity sale, are to be used for working capital and to repay approximately $25.0 million of existing debt.

  As part of the Australis Transaction, UIH AML guaranteed $10.0 million of the Australis Bank Facility, which guarantee was collateralized by $10.0 million in cash. In connection with the Australis Settlement, the Company has agreed, subject to certain conditions, to convert $4.0 million of its guarantees into equity of Australis. See "Business--CEtv (Australia)-- Australis Franchise Agreements."

  The term of the guarantees and amounts to be borrowed under the Australis Bank Facility is approximately six months. Australis will grant the Guarantors a second priority security interest in all of the assets of Australis and its subsidiaries with limited exceptions. One of the Guarantors (the "First Guarantor") that provided $32.0 million of the guarantee of the Australis Bank Facility will have first rights with respect to this second priority security interest and thereafter the remaining Guarantors, including UIH AML, will have rights to the security pari passu among such remaining Guarantors. Amounts paid under the guarantee will be allocated pro rata among the Guarantors in proportion to the amount each has guaranteed. However, the First Guarantor is entitled to first priority of repayment of any amounts repaid with respect to the guarantees. To the extent amounts are paid pursuant to the guarantees, each Guarantor may elect to have its pro rata portion of such amount converted, at a rate of A$0.545 per note or share, into (i) ordinary shares or convertible notes of Australis of the classes currently listed on the Australian Stock Exchange or (ii) a new class of convertible notes of Australis (the "New Australis Notes"). In addition, at any time during the term of such guarantees, any Guarantor may elect to repay a portion of the Australis Bank Facility by converting all or a portion of the amount of its guarantee into ordinary shares, convertible notes or New Australis Notes on the same terms. The New Australis Notes will be unsecured, bear no interest and will be also convertible prior to maturity into ordinary shares or convertible notes of Australis on the same terms. The New Australis Notes become due and payable upon the earlier of December 31, 1998 or such time as Australis becomes insolvent.

  Upon an event of default under the Australis Bank Facility or if certain conditions imposed by the Guarantors are not satisfied within 60 days after the effective date of the guarantee, Australis must proceed to sell specified programming assets, the proceeds of which will be used to repay the Australis Bank Facility. Australis will grant an affiliate of the First Guarantor a right of first refusal to acquire such programming assets.

  In consideration for the Guarantors agreeing to the Australis Guarantee, Australis granted warrants to the Guarantors to purchase ordinary shares or convertible notes of Australis at an exercise price of A$0.20 per share or note, of which warrants to acquire 4,171,460 ordinary shares or convertible notes were granted to UIH AML. The number of warrants may be reduced to the extent required by Australian Stock Exchange regulations.

  During the six month term of the guarantees and borrowings under the Australis Bank Facility, Australis intends to refinance borrowings under the Australis Bank Facility through debt and/or equity financings as well as potential asset sales. There can be no assurances, however, that Australis will be able to secure adequate long term financing on satisfactory terms or, if such financing is secured, how long such financing will satisfy Australis' working capital needs. As a consequence, there can be no assurances that (i) UIH AML's guarantee will not be drawn, (ii) if amounts are drawn on such guarantee, Australis will be able to repay such amounts or (iii) UIH AML will be able to realize an amount equal to the amounts paid by it under such guarantee if UIH AML elects to convert amounts owed it in connection with the Australis Guarantee into shares or notes of Australis or similarly refinance a portion of the Australis Bank Facility. See "Risk Factors--Reliance on Australis and Other Principal Suppliers."

                               SECURITY OWNERSHIP

  UIH, through its wholly owned subsidiary United Australasian Communications, Inc., owns 487 (97.4%) of the 500 shares of issued and outstanding common stock of the Issuer. The remaining shares are owned by Kiwi Cable Company BVI, Inc., the entity from which the Company acquired the 50% interest in Saturn.

                         DESCRIPTION OF THE SECURITIES

DESCRIPTION OF THE NOTES

  The Notes will be issued under an Indenture to be dated as of May 13, 1996 between the Issuer and American National Bank Association, as trustee (the "Trustee"). A copy of the form of the Indenture is available from the Initial Purchasers upon request. Upon the issuance of the Exchange Notes, if any, or the effectiveness of a Shelf Registration Statement, the Indenture will be subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following is a summary of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." Unless the context otherwise requires, references to the Notes shall include the Exchange Notes.

 GENERAL

  The Notes will be general unsecured senior obligations of the Issuer, limited to $443,000,000 aggregate principal amount at maturity (subject to certain exceptions), and will mature on May 15, 2006. Cash interest will not accrue on the Notes prior to May 15, 2001. Thereafter, cash interest on the Notes will be payable, at the Interest Rate then in effect, semi-annually in arrears on each May 15 and November 15 (each, an "Interest Payment Date"), commencing November 15, 2001, to the holders of record of Notes at the close of business on the May 1 and November 1 immediately preceding such Interest Payment Date. Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 15, 2001. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. If, prior to May 15, 2001 the Issuer defaults in any payment of principal (including any accreted original issue discount), whether at maturity, upon redemption or otherwise, if the payment of cash interest on the Notes is then permitted by law, cash interest will accrue on the amount in default at the interest rate borne by the Notes and, if the payment of such cash interest is not permitted by law, original issue discount will continue to accrete at the rate then in effect. On or after May 15, 2001, interest on overdue principal and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the Notes. The Notes will be issued in the form of one or more fully registered Notes, without coupons, in global form. Except in those limited circumstances described below, Notes in definitive form ("Certificated Notes") will not be issued. See "--Book-Entry System; Delivery and Form."

  As discussed under "Exchange Offer; Registration Rights," pursuant to the Registration Rights Agreement, the Issuer has agreed, at its expense, for the benefit of the holders of the Notes, to effect the Registered Exchange Offer under the Securities Act to exchange the Notes for Exchange Notes. If (a) the Issuer is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of Notes notifies the Issuer within the specified time period that (i) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (ii) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (iii) it is a broker-dealer and owns Notes acquired directly from the Issuer or any affiliate of the Issuer, the Issuer will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined in "Exchange Offer; Registration Rights") by the holders thereof.

  Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

 REDEMPTION

  Mandatory Redemption. The Issuer will not be required to make any mandatory sinking fund payments in respect of the Notes. However, (i) upon the occurrence of a Change of Control, the Issuer will be obligated to make an offer to purchase all outstanding Notes at a price of 101% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to May 15, 2001, or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, if such purchase is on or after May 15, 2001), and (ii) the Issuer may be obligated to make an offer to purchase Notes with the Net Cash Proceeds of certain Asset Sales at a price of 100% of the Accreted Value thereof (determined at the date of purchase). See "-- Certain Covenants--Change of Control" and "--Disposition of Proceeds of Assets Sales," respectively.

  Optional Redemption. The Notes will be redeemable, in whole or in part, at any time on or after May 15, 2001 at the option of the Issuer, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning May 15 of the years indicated below:

                                                        REDEMPTION
         YEAR                                             PRICE
         2001..........................................   107.00%
         2002..........................................   104.67%
         2003..........................................   102.33%
         2004 and thereafter...........................   100.00%

  Notwithstanding the foregoing, on or prior to May 15, 1999 the Issuer may, at its option, use the net cash proceeds of (i) a Public Equity Offering or
(ii) a sale or series of related sales by the Issuer (or any person of which the Issuer is a direct Subsidiary) of its Capital Stock (other than Disqualified Capital Stock) to one or more Strategic Equity Investors to redeem up to an aggregate of 33% of the originally issued principal amount at maturity of Notes from the holders of Notes, on a pro rata basis (or as nearly pro rata as practicable), at a redemption price equal to 113% of the Accreted Value thereof; provided that not less than 67% of the originally issued principal amount at maturity of Notes are outstanding immediately thereafter; provided, however, that in the case of a Public Equity Offering by, or an investment by a Strategic Equity Investor in, a person of which the Issuer is a direct Subsidiary, such person contributes to the capital of the Issuer net cash proceeds in an amount sufficient to redeem Notes called for redemption in accordance with the terms thereof. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering or an investment by a Strategic Equity Investor, the Issuer shall send the redemption notice not later than 60 days after the consummation thereof.

  Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the Notes for redemption will be made on a pro rata basis, by lot or such other method as the Trustee in its sole discretion deems fair and appropriate or in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed; provided that no Notes of a principal amount at maturity of $1,000 shall be redeemed in part; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering or an investment by a Strategic Equity Investor shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company). Upon giving of a redemption notice, interest on Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the funds for such redemption) and, upon redemption on such redemption date, such Notes will cease to be outstanding.

 RANKING OF THE NOTES

  The indebtedness of Issuer evidenced by the Notes will rank senior in right of payment to all indebtedness of the Issuer that is expressly subordinated to the Notes and will rank pari passu in right of payment with all other existing or future unsubordinated indebtedness of the Issuer. At the Issue Date, it is expected that there will be no outstanding Indebtedness of the Issuer ranking junior in right of payment to the Notes. The Notes will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of any of the Issuer's subsidiaries. See "Risk Factors--Holding Company Structure; Limitations on Access to Cash Flow."

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

 CERTAIN COVENANTS

  Set forth below are certain covenants that are contained in the Indenture.

  Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries. The Indenture will provide that (i) the Issuer will not, and will not permit any Restricted Subsidiary, to create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable, contingently or otherwise for or with respect to (in any such case, to "incur"), any Indebtedness (including any Acquired Indebtedness) and (ii) the Issuer will not permit any Restricted Subsidiary to issue any Preferred Stock except for, in each case, Permitted Indebtedness and Preferred Stock; provided that (a) the Issuer will be permitted to incur Indebtedness (including any Acquired Indebtedness) and (b) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if, in either case, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of (x) Total Consolidated Indebtedness and Subsidiary Preferred Stock to
(y) Annualized Pro Forma Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Issuer are available preceding the date of such incurrence or issuance would be less than or equal to (1) 7.0 to 1.0 if the Indebtedness is incurred prior to May 15, 1998 or (2) 6.5 to 1.0 if the Indebtedness is incurred on or after May 15, 1998.

  Limitation on Restricted Payments. The Indenture will provide that the Issuer will not, and will not permit any Restricted Subsidiary to, make, directly or indirectly, any Restricted Payment unless:

    (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

    (ii) immediately prior to and after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries;" and

    (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (including any Designation Amount) does not exceed an amount equal to the sum of (a)(x) the Cumulative Consolidated Operating Cash Flow determined at the time of such Restricted Payment minus (y) 150% of the cumulative Consolidated Interest Expense of the Issuer determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of Issuer are available preceding the date of such Restricted Payment plus (b) the aggregate net cash proceeds received by the Issuer either (x) as capital contributions to the Issuer after the Issue Date or (y) from the issue or sale (other than to a Restricted Subsidiary of the Issuer) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date plus (c) the aggregate net proceeds received by the Issuer from the issuance (other than to a Restricted Subsidiary of Issuer) on or after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Issuer or a Restricted Subsidiary plus
  (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date for cash, (including upon a Revocation after the Issue Date of any Designation made after the Issue Date but excluding Investments made pursuant to clauses
  (v), (vi) and (viii) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Issuer or such Restricted Subsidiary in respect of such disposition. For purposes of the preceding clauses (b)(y) and (c) and without duplication, the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Issuer upon the conversion, exchange or exercise thereof.

  For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

  The provisions of this covenant shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Issuer (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of, shares of Capital Stock of the Issuer (other than Disqualified Stock) provided that any such net cash proceeds pursuant to the immediately preceding clause (B) are excluded from clause
(iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of (A) Preferred Stock of any Restricted Subsidiary made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of (x) Capital Stock (other than Disqualified Stock) of the Issuer provided that any such net cash proceeds pursuant to the immediately predesignate clause (x) are excluded from clause (iii)(b) of the preceeding paragraph or (y) other Preferred Stock of any Restricted Subsidiary having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Preferred Stock being purchased, redeemed, retired, defeased or otherwise acquired or (B) Subordinated Indebtedness made by exchange for or conversion into, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Issuer) of (x) Capital Stock (other than Disqualified Stock) of the Issuer provided that any such net cash proceeds pursuant to the immediately preceeding clause (x) are excluded from clause (iii)(b) of the preceeding paragraph or (y) other Subordinated Indebtedness having an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired; (iv) the purchase by the Issuer on the Issue Date of $25,000,000 outstanding balance of bridge loans extended by UIH to the Operating Companies on the terms described under "Use of Proceeds" for an aggregate purchase price not to exceed $25,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) (it being understood that following the purchase on the Issue Date of such bridge loans with a portion of the proceeds of the Notes as described in this clause (iv), the Issuer will not be permitted to make any other Restricted Payments pursuant to this clause (iv)); (v) so long as no Default shall have occurred and be continuing, Investments in Saturn in an amount not to exceed $15,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) plus, to the extent any such Investment is repaid to the Issuer or a Restricted Subsidiary in cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Issuer or such Restricted Subsidiary in respect of such disposition; (vi) so long as no Default shall have occurred and be continuing, Investments in Unrestricted Subsidiaries and Unrestricted Affiliates that operate principally or have been formed to operate principally a Related Business in an amount not to exceed $15,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) in the aggregate at any time outstanding, provided that no more than $8,000,000 in the aggregate of Investments under this clause (vi) (or to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) shall constitute Investments in persons other than XYZ Entertainment Limited, plus, in the case of the disposition or repayment of any such Investment for cash (including upon a Revocation after the Issue Date of a Designation made after the Issue Date), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Issuer or such Restricted Subsidiary in respect of such disposition; (vii) the purchase by the Issuer on the Issue Date of all of the outstanding Capital Stock of UIH AML for an aggregate purchase price of $10,000,000; (viii) so long as no Default shall have occurred and be continuing, any Investments in Unrestricted Subsidiaries and Unrestricted Affiliates principally engaged in or which will principally engage in a Related Business which is made with the net cash proceeds of a (1) capital contribution to the Issuer or (2) issue or sale of Capital Stock (other than Disqualified Stock) of the Issuer, but (to avoid duplication of the use of such net cash proceeds) only to the extent the Company has not previously made any Restricted Payment either (x) with such net cash proceeds pursuant to clauses (ii), (iii) or (viii) of this paragraph or (y) which the Issuer could not have made without including such net cash proceeds in clause (iii)(b) of the first paragraph of the preceding paragraph plus, in the case of the disposition or repayment of any such Investment for cash (including upon a Revocation after the Issue Date of a Designation made after the Issue Date), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Issuer or such Restricted Subsidiary in respect of such disposition (excluding, in the case of repayment of any such Investments in XYZ Entertainment, the portion of such repayment which may be paid as dividends by the Issuer pursuant to clause (x) of this paragraph),
(ix) so long as no Default shall have occurred and be continuing, payments of dividends (not constituting a return of capital) on Disqualified Stock of the Issuer issued pursuant to and in compliance with the covenant "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries;" (x) so long as no Default shall have occurred and be continuing, following compliance with the provisions of the covenant "Disposition of Proceeds of Asset Sales" with respect to the sale of the Issuer's direct or indirect interest in XYZ Entertainment, the payment of dividends by the Issuer in an amount up to the XYZ Distribution Amount; (xi) so long as no Default shall have occurred and be continuing, payments pursuant to the Tax Sharing Agreement, as such agreement is in effect on the Issue Date and (xii) (a) the acquisition by the Issuer of interests in Saturn not owned (directly or indirectly) by the Issuer on the Issue Date, provided that the consideration paid by the Issuer in such acquisition shall consist solely of Capital Stock (other than Disqualified Capital Stock) of the Issuer and (b) the contribution of such interests acquired by the Issuer in accordance with subclause (a) of this clause (xi) to an Unrestricted Subsidiary. In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i) (net of the amount of dividends declared and previously included as Restricted Payments), (v), (vi), (vii) and (viii), in each case, of the immediately preceding sentence, shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv), (ix),
(x), (xi) and (xii) shall not be included as Restricted Payments.

  Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets, or any proceeds therefrom, or upon any income or profits therefrom or assign or convey any right to receive income therefrom.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Issuer or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Issuer or a Restricted Subsidiary, (c) make any Investment in the Issuer or any Restricted Subsidiary or (d) transfer any of its property or assets to the Issuer or to any Restricted Subsidiary, except for (i) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under the Indenture to the extent relating to the property or asset subject to such Lien following a default in respect of the applicable secured obligation, (ii) any such encumbrance or restriction with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date which encumbrance or restriction is in existence at the time such person becomes a Restricted Subsidiary but not created in contemplation thereof, (iii) any such encumbrance or restriction imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iv) any encumbrance or restriction existing under any amendment to, and any agreement which refinances or replaces, an agreement containing a restriction permitted by clause (ii), provided that any such amendment or agreement constitutes no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, pay Indebtedness, make Investments or transfer property or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations so amended, refinanced or replaced, and (v) any such encumbrance or restriction imposed in any agreement governing Senior Bank Financing; provided no such encumbrance or restriction shall, so long as no default shall exist under such agreement, prevent the payment of amounts to the Issuer required for it to meet its operating expenses (including, without limitation, payments under the Notes and the Indenture).

  Business of the Issuer. The Indenture will provide that the Issuer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, be principally engaged in any business or activity other than a Related Business.

  Limitation on Status as Investment Company. The Indenture will provide that the Issuer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Issuer to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940, as amended.

  Limitation on Transactions with Affiliates. The Indenture will provide that, the Issuer will not, and will not permit, cause, or suffer any of its Subsidiaries or controlled Affiliates to, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate of the Issuer, any beneficial holder of 10% or more of any class of Capital Stock of the Issuer or any officer or director of the Issuer or any Subsidiary (each an "Affiliate Transaction"), except on terms that are fair and reasonable to the Issuer, such Subsidiary or such controlled Affiliate, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $1,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) shall be approved by the Board of the Issuer, such approval to be evidenced by a Board Resolution (delivered to the Trustee) stating that the Board of the Issuer (including a majority of the Disinterested Directors) has determined that such transaction complies with the foregoing provisions. In addition to the foregoing, with respect to any Affiliate Transaction involving aggregate consideration of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more (other than an Investment in an Unrestricted Subsidiary or Unrestricted Affiliate permitted by the covenant "Limitation on Restricted Payments."), the Issuer must obtain a written opinion (delivered to the Trustee) from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Issuer, the Subsidiary or such controlled Affiliate, as the case may be, are fair from a financial point of view.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions between or among the Issuer and/or any of the Restricted Subsidiaries, (ii) any dividend permitted by the covenant "Limitation on Restricted Payments," (iii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries and bonuses (or other incentive compensation) or legal fees in the ordinary course of business, (iv) the purchase by the Issuer on the Issue Date of $25,000,000 outstanding balance of bridge loans extended by UIH to the Operating Companies on the terms described under "Use of Proceeds" for an aggregate purchase price not to exceed $25,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof), (v) the purchase by the Issuer on the Issue Date of all of the outstanding Capital Stock of UIH AML for an aggregate purchase price of $10,000,000, (vi) transactions pursuant to the UIH Management Agreement and the Technical Service Agreements, in each case, as the same may be amended or supplemented, so long as amounts paid or payable under any amended or replacement agreement do not exceed the amounts payable under the original agreement as in effect on the Issue Date; provided, that if a Default shall have occurred and be continuing, amounts paid and payable under the UIH Management Agreement and the Technical Service Agreements shall not exceed reimbursement of the reasonable expenses (including reasonable allocations of salary and overhead) of UIH incurred pursuant to such agreements and (vii) the issuance of Capital Stock (other than Disqualified Capital Stock) of the Issuer.

  Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuer shall notify the holders of the Notes, in the manner prescribed by the Indenture, of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the Accreted Value thereof, if the Change of Control Payment Date is prior to May 15, 2001 or 101% of the principal amount at maturity thereof, together with all accrued and unpaid interest thereon, if the Change of Control Payment Date is on or after May 15, 2001. Notice of a Change of Control Offer shall be given to holders of Notes, not less than 28 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Restrictions in the Indenture described herein on the ability of the Issuer and the Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuer or any of the Restricted Subsidiaries, whether favored or opposed by the management of the Issuer or any of the Restricted Subsidiaries. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer or any of the Subsidiaries by management of the Issuer. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  If the Issuer is required to make a Change of Control Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable United States or foreign securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed.

  Disposition of Proceeds of Asset Sales. The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of cash or Cash Equivalents (provided that any notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee or purchaser that are immediately sold or transferred (on a non-recourse basis) for cash or Cash Equivalents shall be deemed cash for purposes of this provision and be treated as Net Cash Proceeds, subject to application as hereinafter provided). The Issuer or such Restricted Subsidiary, as the case may be, may either (i) within 365 days of an Asset Sale (other than an Asset Sale of the Issuer's direct or indirect interest in XYZ Entertainment, as to which no such limit would exist) apply the Net Cash Proceeds of such Asset Sale to permanently repay, and permanently reduce the commitments under, any Specified Indebtedness, or (ii) apply such Net Cash Proceeds to an investment in properties and assets ("Replacement Assets") that
(x) in the case of an Asset Sale of the Issuer's direct or indirect interest in XYZ Entertainment will be used in a Related Business (or in Capital Stock of any person principally engaged in a Related Business) and (y) in all other cases will be used in a Related Business (or in Capital Stock of any person that will become a Restricted Subsidiary as a result of such investment to the extent such person owns properties and assets that will be used in a Related Business) of the Issuer or any Restricted Subsidiary located in the same nation as the assets disposed of in the Asset Sale within 365 days of such Asset Sale (in the case of clause (y)). Pending the final application of any such Net Cash Proceeds in accordance with the second sentence of this paragraph or to an Asset Sale Offer, the Issuer or such Restricted Subsidiary may invest such Net Cash Proceeds in any manner not prohibited by the Indenture and may temporarily repay Specified Indebtedness. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Specified Indebtedness nor invested in Replacement Assets in accordance with this paragraph shall constitute "Excess Proceeds" subject to disposition as provided below.

  When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof), the Issuer shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, Notes having an aggregate purchase price equal to such Excess Proceeds at a price in cash equal to 100% of the Accreted Value thereof on any purchase date prior to May 15, 2001 or 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any, to any purchase date on or after May 15, 2001. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. Notwithstanding the foregoing, in the event that any Pari Passu Indebtedness contains provisions requiring that the Issuer or a Restricted Subsidiary apply any Excess Proceeds from an Asset Sale made by it to make an offer to purchase or to permanently repay such Pari Passu Indebtedness, and thereby reduce the commitments for such Pari Passu Indebtedness, (i) the Issuer will only be required to make an offer to purchase Notes having an aggregate purchase price, determined as set forth above, equal to the Pro Rata Share of the Excess Proceeds and (ii) the balance of such Excess Proceeds may be used to offer to purchase or to permanently repay, and reduce the commitments in respect of, such Pari Passu Indebtedness. To the extent that the aggregate purchase price for Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds available for such offer, the Issuer and the Restricted Subsidiaries may use such deficiency (the "Deficiency") for general corporate purposes permitted under the Indenture. If the aggregate purchase price for the Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds available for such offer, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

  Notwithstanding the two immediately preceding paragraphs, (a) up to the XYZ Distribution Amount of the Net Cash Proceeds from any Asset Sale of the Issuer's or any Restricted Subsidiary's direct or indirect interest in XYZ Entertainment need not be applied as provided in the second sentence of the first paragraph of this covenant and (b) the Issuer and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 85% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value (with Fair Market Value being determined by an Independent Financial Advisor as required by the definition of Fair Market Value); provided that any Net Cash Proceeds received by the Issuer or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

  If the Issuer is required to make an Asset Sale Offer, the Issuer will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable United States or foreign securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed.

  Issuance of Contingent Warrants. The Indenture will provide that the Issuer will be obligated to issue to holders of the Notes the Warrants, exercisable at the Exercise Price for 3.0% of the Common Stock of the Issuer on a fully diluted basis as of the date of such issuance after giving effect to the exercise of such Warrants in the event that the Issuer does not effect an Equity Sale on or prior to November 15, 1997. Such Warrants will be issued pursuant to the Warrant Agreement. Any Warrants issued shall be issued to the holders of the outstanding Notes as of November 1, 1997 pro rata, based upon the aggregate principal amount of the Notes held by such holders as of November 1, 1997.

  Reports. The Indenture will provide that, whether or not the Issuer has a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after the date on which an Exchange Offer Registration Statement is required to be effective, the Issuer will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, when such filings would be required to be made under the Exchange Act. The Issuer will be required to file with the Trustee and provide to each holder of Notes within 15 days after it files them with the Commission (or, if any such filing is not permitted under the Exchange Act, 15 days after the Issuer would have been required to make such filing) copies of such reports and documents.

  Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates. The Indenture will provide that the Issuer may designate (i) any Subsidiary of the Issuer as an "Unrestricted Subsidiary" under the Indenture and (ii) any Restricted Affiliate as an Unrestricted Affiliate (each, a "Designation") only if:

    (a) no Default shall have occurred and be continuing after giving effect to such Designation; and

    (b) the Issuer would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of such Subsidiary or Restricted Affiliate, as the case may be, on such date.

  In the event of any such Designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. If at any time a person designated as a Restricted Affiliate under the

Indenture ceases to constitute a Restricted Affiliate for any reason, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "Limitation on Restricted Payments" for all purposes of the Indenture in an amount equal to the Fair Market Value of such person at such time. The Indenture will further provide that (i) the Issuer shall not and shall not permit any Restricted Subsidiary to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be, or
(z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be (including any right to take enforcement action against such Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be), except in the case of clause (x) or (y) to the extent permitted under the covenant "Limitation on Restricted Payments," and (ii) no Unrestricted Subsidiary or Unrestricted Affiliate shall at any time guarantee or otherwise provide credit support for any obligation of the Issuer or any Restricted Subsidiary.

  Notwithstanding the foregoing, the Issuer shall be permitted to transfer its indirect interest in XYZ Entertainment to a Subsidiary and designate such Subsidiary as an "Unrestricted Subsidiary" under the Indenture without satisfaction of the foregoing clause (b), and such designation shall not result in the Issuer having been deemed to have made any Investment constituting a Restricted Payment under this Indenture.

  The Indenture will further provide that the Issuer may (i) revoke any Designation of a Subsidiary as an Unrestricted Subsidiary or (ii) designate any Unrestricted Affiliate as a Restricted Affiliate (each, a "Revocation") if:

    (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

    (b) all Liens and Indebtedness of such Unrestricted Subsidiary or Unrestricted Affiliate, as the case may be, outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by Board Resolutions of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions.

  As of the Issue Date, each of Saturn, XYZ Entertainment and United Wireless will be owned, directly or indirectly, through one or more Unrestricted Subsidiaries, and UIH AML will be an Unrestricted Subsidiary.

 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

  The Indenture will provide that the Issuer will not, in a single transaction or through a series of transactions, consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons, and the Issuer will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, taken as a whole, to any person or persons, unless (a) the Issuer shall be the continuing person or the resulting, surviving or transferee person (in either case, the "surviving entity") shall be a company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (b) the surviving entity (if other than the Issuer) shall expressly assume all of the obligations of the Issuer under the Notes and the Indenture and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Issuer or the surviving entity (assuming such surviving entity's assumption of the Issuer's obligations under the Notes and the Indenture), as the case may be, would be able to incur $1.00 of

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

Indebtedness under the proviso of the covenant "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries;" (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Issuer or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

  The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of a person subject to, and in accordance with, the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such surviving entity had been named as such; provided that, solely for purposes of computing Cumulative Adjusted Available Cash Flow for purposes of clause (iii) of the first paragraph of the covenant "Limitation on Restricted Payments" above, the Cumulative Adjusted Available Cash Flow of any persons other than the Issuer and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

  The Indenture will provide that for all purposes of the Indenture and the Notes (including the provisions of this covenant and the covenants "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries", "Limitation on Restricted Payments" and "Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant "Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates" and all Indebtedness, and all Liens on property or assets, of the Issuer and the Restricted Subsidiaries immediately prior to such transaction or series of transactions will be deemed to have been incurred upon such transaction or series of transactions.

 EVENTS OF DEFAULT

  The following are "Events of Default" under the Indenture:

    (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30 days or more; or

    (ii) default in the payment of the principal of, or premium, if any, on the Notes when due, at maturity, upon redemption or otherwise (including pursuant to a Change of Control Offer or an Asset Sale Offer); or

    (iii) failure to make a Change of Control Offer or an Asset Sale Offer, in each case, within the time periods specified in the Indenture or default in the performance, or breach, of any covenant described under "-- Consolidation, Merger, Sale of Assets, Etc."; or

    (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); or

    (v) failure to perform any term, covenant, condition, or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more under which the Issuer or any Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

    (vi) any holder or encumbrancer of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more in aggregate principal amount of Indebtedness of the Issuer or any Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon, have

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

  a receiver appointed with respect to, or dispose of assets of the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

    (vii) one or more judgments, orders or decrees for the payment of money in the amount of $5,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, either individually or in the aggregate, shall be entered against the Issuer or any Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

    (viii) certain events of bankruptcy, insolvency, reorganization or administration with respect to the Issuer or any Restricted Subsidiary shall have occurred; or

    (ix) on or before the tenth day following the termination, satisfaction or release of the Australis Guarantee, failure of (x) UIH AML to distribute all of its assets to the Issuer, or (y) the Issuer to designate UIH AML as a Restricted Subsidiary in accordance with the terms of the Indenture.

  If an Event of Default (other than an Event of Default specified in clause
(viii) above with respect to the Issuer) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount at maturity of the outstanding Notes shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii) above with respect to the Issuer occurs and is continuing, then the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

  After a declaration of acceleration, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount at maturity of the outstanding Notes also have the right to waive past defaults under the Indenture, except a default in the payment of the Default Amount of, or any interest on, any outstanding Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of Notes.

  No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount at maturity of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee has not within such 30-day period received directions inconsistent with such written request by holders of a majority in principal amount at maturity of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the Default Amount of, or any accrued and unpaid interest on, such Note on or after the respective due dates expressed in such Note.

  During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to such Trustee reasonable

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

security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount at maturity of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, or power conferred on the Trustee.

  The Indenture provides that the Trustee will, within 30 days after the occurrence of any Default, give to the holders of the Notes notice of such Default known to it, unless such Default shall have been cured or waived; provided that, except in the case of a Default in payment of principal of or interest on any Note, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.

  The Issuer is required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indenture.

  DEFEASANCE

  The Issuer may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. the Issuer may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "--Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax and other matters.

  SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b)(i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by their terms or shall have been called for redemption and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation or redemption, for the principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Issuer has paid all other sums payable by it under the Indenture; and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

  AMENDMENT AND WAIVERS

  From time to time the Issuer, when authorized by resolutions of its Board, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture, the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by

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

the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, the Notes or amend or modify the calculation of the Accreted Value or the Default Amount so as to reduce the amount of the Accreted Value or the Default Amount, (ii) change the currency in which any Notes or any premium or the accrued interest thereon is payable, (iii) reduce the percentage in principal amount at maturity outstanding of Notes who must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) alter the obligation to purchase the Notes in accordance with the Indenture following the occurrence of a Change of Control or an Asset Sale or waive any default in the performance thereof, or (viii) affect the ranking of the Notes in a manner adverse to the holder of any Notes.

  It is possible that an amendment or modification approved by a majority of the holders as described above could have adverse tax consequences to the holders.

 REGARDING THE TRUSTEE

  American Bank National Association will serve as Trustee under the Indenture. The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

 GOVERNING LAW

  The Indenture will provide that the Indenture and the Notes will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

 REGISTRATION RIGHTS

  Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. Pursuant to the Registration Rights Agreement, the Issuer agreed to file with the Commission the Registration Statement of which this Prospectus is a part with respect to the Exchange Offer. If (i) the Issuer is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted due to a change in applicable law or Commission policy or (ii) any holder of Notes notifies the Issuer within a specified time period that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined below) by the holders thereof. The Issuer will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a

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

purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Note is distributed to the public pursuant to, or is eligible for sale to the public without volume or manner of sale restrictions under Rule 144(k) promulgated under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Note shall have been otherwise transferred by the holder thereof and a new Note, not bearing a legend restricting further transfer, shall have been delivered by the Issuer and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

  Under existing Commission interpretations, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealers in connection with resales of the New Notes. The Issuer has agreed, for a period of one year after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any New Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  The Registration Rights Agreement provides that unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to
     , 1996, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and, if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the SEC as promptly as practicable after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or
prior to      , 1996. If the Company fails to consummate the Exchange Offer, or any Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement is not declared effective, on or prior to
  , (each such event, a "Registration Default"), the Company will pay, as liquidated damages, and not as a penalty, to each Holder, an additional amount (the "Liquidated Damages") equal to (A) during the first 90-day period beginning on, and including, the date of the Registration Default, an amount equal to 0.5% per annum of the Accreted Value (as defined in the Indenture) of Transfer Restricted Notes held by such Holder and (B) during each subsequent 90-day period immediately following the final day of the prior 90-day period, a percentage of the Accreted Value of Transfer Restricted Notes held by such Holder calculated at the rate per annum applicable in the immediately preceding 90-day period plus 0.5%, provided that, the rate at which Liquidated Damages are calculated shall not exceed 2.5% per annum, and, in all cases, ending on, but excluding the date on which the Exchange Offer is consummated or the date on which the applicable Registration Statement again becomes effective, as the case may be.

 CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, as of any date of determination prior to May 15, 2001, the sum (rounded to the nearest whole dollar) of (a) $308.6 for each $1,000 principal amount at maturity of Notes and (b) the portion of the excess of the principal amount of Notes over $308.6 which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the Interest Rate then in effect, compounded semi-annually on each May 15 and November 15 from the date of issuance of the Notes through the date of determination. It is understood that, in the event the Interest Rate increases as provided in the proviso to the definition thereof, the principal amount of the Notes will exceed $1,000 at some point prior to May 15, 2001 and that the principal amount at maturity will exceed $1,000.

  "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition.

  "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Issuer are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Issuer that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Issuer that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer's or one of the Restricted Subsidiaries' (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

  "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Issuer or any Restricted Subsidiary in any other person, or any acquisition or purchase of Capital Stock of any other person by the Issuer or any Restricted Subsidiary, in either case pursuant to which such person shall become a Restricted Subsidiary or shall be merged with or into the Issuer or any Restricted Subsidiary, or (ii) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Issuer or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (whether through the sale of outstanding Capital Stock or the issuance of additional Capital Stock), (ii) any transmission or broadcast license of the Issuer or any Restricted Subsidiary pertaining to a Related Business (whether by the sale of Capital Stock or otherwise), (iii) any assets of the Issuer or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Issuer and the Restricted Subsidiaries, (iv) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business or (v) any direct or indirect interests of the Issuer in XYZ Entertainment. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties or assets of the Issuer or one or more of the Restricted Subsidiaries that is governed under "--Consolidation, Merger, Sale of Assets, Etc." above or (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be. For purposes of the covenant "Disposition of Proceeds of Asset Sales," the term "Asset Sale" shall not include (i) any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (x) involving assets with a Fair Market Value not in excess of $250,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or (y) as part of a Capitalized Lease Obligation, or (ii) any sale and leaseback of an asset within 180 days after the completion of construction or acquisition of such asset; provided the lease constitutes a Capitalized Lease Obligation of the Issuer or any Restricted Subsidiary.

  "Australis Guarantee" means the guarantee by UIH AML of the obligations of Australis Holdings Pty Limited under its bank facility pursuant to the Guarantee Facility dated as of May 9, 1996, among Publishing and Broadcasting Limited, Publishing and Broadcasting (Finance) Limited, Lenfest Communications, Inc., Guinness Peat Group PLC, UIH AML and Toronto Dominion Australia Limited, substantially as such Guarantee Facility is in effect on the Issue Date.

  "Australis Warrants" means the options to purchase Capital Stock of Australis issued to UIH AML by Australis in connection with the making of the Australis Guarantee.

  "Average Life to Stated Maturity" means, with respect to any Indebtedness or Preferred Stock, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal or other return of capital (including, without limitation, any sinking fund requirements) of such Indebtedness or Preferred Stock multiplied by (b) the amount of each such principal or other payment by (ii) the sum of all such principal or other payments.

  "Board" means the Board of Directors of the Issuer.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer, to have been duly adopted by its respective Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) (including share appreciation rights) of, such Person's capital stock or shares, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or shares. "Capital Stock" shall include any convertible notes or debentures or similar instruments constituting a part of a person's consolidated shareholders' equity in accordance with U.S. GAAP.

  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a finance lease under U.S. GAAP and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the Commonwealth of Australia or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Commonwealth of Australia or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution which is a bank authorized under the Banking Act 1959 to carry on banking business in Australia or any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $250,000,000 or, to the extent non-U.S. Dollar denominated, the U.S. Dollar Equivalent thereof; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) incorporated or organized under the laws of the Commonwealth of Australia or any jurisdiction thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's or their respective Australian affiliates; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the Commonwealth of Australia or the United States Government or issued by any agency thereof and backed by the full faith and

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credit of the Australian Federal Government or the United States Government,
respectively, in each case maturing within one year from the date of acquisition.

  "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Issuer; or (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (as determined under applicable law) to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Issuer as a Restricted Payment under the Indenture and (ii) no "person" or "group" (excluding Permitted Holders) owns more than 50% of the total Voting Stock of the Issuer; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Issuer (together with any new directors whose election by the Board of the Issuer or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of the Issuer then in office; provided that to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described above to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law. As what constitutes "substantially all of its assets" has not been quantified under applicable law, it may not be possible for the Trustee or a holder of the Notes to readily determine if a sale by the Issuer of less than all of its assets constitutes a "Change of Control" for purposes of the covenant described under "Certain Covenants--Change of Control."

  "Common Stock" means any Capital Stock other than Preferred Stock.

  "Consolidated Income Tax Expense" means, with respect to any period, the provision for corporation, local, foreign and other income taxes of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP.

  "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.S. GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under any Currency Agreements and Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bills of exchange, promissory notes and bankers' acceptance financing and (e) all accrued interest and (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person during such period as determined on a consolidated basis in accordance with U.S. GAAP.

  "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Issuer and the Restricted Subsidiaries for such period, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (on an after-tax basis) of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) except to the extent dividended or otherwise distributed to the Issuer or any Restricted Subsidiary, income of the Issuer and the Restricted Subsidiaries derived from or in respect of all Investments in persons other than any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in unconsolidated persons for such period, except to the extent actually received by the Issuer or any Restricted Subsidiary, (iv) net income (or loss) of any other person combined with such person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses

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in respect of any Asset Sales (on an after-tax basis and net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary to the Issuer or any Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or constituent documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary.

  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Issuer and the Restricted Subsidiaries for such period (a) increased by (to the extent included in computing such Consolidated Net Income) the sum of (i) the Consolidated Income Tax Expense of the Issuer and the Restricted Subsidiaries for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP; (iv) amortization of the Issuer and the Restricted Subsidiaries for such period, including, without limitation and without duplication, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with U.S. GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of the Issuer and the Restricted Subsidiaries for such period in accordance with U.S. GAAP and (b) decreased by any non-cash gains that were included in computing Consolidated Net Income; provided that the amounts described in clause (a) above with respect to any Restricted Subsidiary shall be added to, and the amounts described in clause
(b) above with respect to any Restricted Subsidiary shall be deducted from such Consolidated Net Income in computing Operating Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Issuer and the Restricted Subsidiaries.

  "consolidation" means, with respect to the Issuer, the consolidation of the accounts of the Restricted Subsidiaries with those of the Issuer, all in accordance with U.S. GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary or Unrestricted Affiliate with the accounts of the Issuer. The term "consolidated" has a correlative meaning to the foregoing.

  "Cumulative Consolidated Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Issuer is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in currency values.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Default Amount" means (i) as of any date prior to May 15, 2001, the Accreted Value of the Notes (plus any applicable premium thereon) as of such date and (ii) as of any date on or after May 15, 2001, 100% of the principal amount at maturity of the Notes (plus any applicable premium thereon).

  "Designation" has the meaning set forth under the covenant "Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates."

  "Disinterested Director" means, with respect to any transaction or series of transactions, a member of the Board of the Issuer other than a director who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

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

  "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent exchangeable at the option of such person subject to the terms of any debt instrument to which such person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

  "Equity Sale" means the sale or sales by the Issuer subsequent to the Issue Date of its Capital Stock (other than Disqualified Capital Stock) for aggregate gross cash proceeds of at least $70 million.

  "Exercise Price" means the number of dollars equal to (x) 4,500,000 divided by (y) the number of Warrants of the Company or Warrants of Parent as the case may be, issued as described in "--Certain Covenants--Issuance of Contingent Warrants."

  "Existing Business" means, with respect to any Restricted Subsidiary, (i) the MMDS, cable television, satellite direct to home or telecommunications business, as the case may be, of such Restricted Subsidiary existing on the Issue Date and (ii) any MMDS, cable television, satellite direct to home or telecommunications business constituting a Replacement Asset received by a Restricted Subsidiary in consideration for a MMDS, cable television, satellite direct to home or telecommunications business of such Restricted Subsidiary constituting a portion of the Existing Business of such Restricted Subsidiary.

  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution of the Issuer delivered to the Trustee; provided that, for purposes of the third paragraph of the covenant "Disposition of Proceeds of Asset Sales" and the covenant "Limitation on Transactions with Affiliates," in the case of any transaction or series of related transactions which involve aggregate consideration of $10,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) or more, Fair Market Value shall also be determined by an Independent Financial Advisor.

  "Final Maturity Date" means May 15, 2006.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

  "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), whether as a cash advance, bill, overdraft or money market facility loan or (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or by any book-entry mechanism or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property, to the extent, in each of clauses (A),
(B) and (C), such liability would appear on a balance sheet of such person prepared in accordance with U.S. GAAP or (D) in respect of an Interest Rate Protection Obligation or any foreign exchange contract, currency swap agreement or other similar agreement; (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien (other than a Lien on Indebtedness or Capital Stock of an Unrestricted Subsidiary or Unrestricted Affiliate which represents the sole recourse of the secured party for any default in respect of the secured obligation) to which the property or assets of such person are subject, whether or not the obligations

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secured thereby shall have been assumed by or shall otherwise be such person's legal liability; (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii); and
(v) the maximum repurchase or redemption price of any Disqualified Stock. In no event shall "Indebtedness" include trade payables incurred in the ordinary course of business or convertible debentures or similar instruments of any Restricted Subsidiary of the Issuer constituting Capital Stock (other than Disqualified Stock); provided, however, that such convertible debentures or similar instruments, (x) provide that payments thereon are subordinated in right of payment to all liabilities of such Restricted Subsidiary, (y) provide that upon a winding-up or liquidation of such Restricted Subsidiary such convertible debentures or similar instruments shall only entitle the holder thereof to a pro rata portion of the distributions available to holders of Common Stock of such Restricted Subsidiary upon such liquidation or winding-up and (z) provide that interest thereon shall only be paid if a distribution is made to holders of the Common Stock of such Restricted Subsidiary and such interest shall be in an amount that the holder of such convertible debentures or similar instruments would have received if all of the convertible debentures or similar instruments of such Restricted Subsidiary had been converted into shares of Common Stock of such Restricted Subsidiary in accordance with the terms thereof. For purposes of the covenant "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries," in determining the principal amount of any Indebtedness (1) to be incurred by the Issuer or a Restricted Subsidiary or which is outstanding at any date, (x) the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination and (y) effect shall be given to the impact of any Currency Agreements with respect to such Indebtedness and (2) outstanding at any time under any Currency Agreement of the Issuer or any Restricted Subsidiary shall be the net payment obligation under such Currency Agreement at such time.

  "Independent Financial Advisor" means a United States investment or merchant banking firm or public accounting firm of national standing in the United States (i) which does not, and whose directors and executive officers and Affiliates do not, have an investment in the Issuer or any of its Affiliates and (ii) which, in the judgment of the Board of the Issuer is otherwise independent with respect to the Issuer and its Affiliates and qualified to perform the task for which it is to be engaged. A trustee or nominee for the true parties in interest shall not be excluded from the definition of "Independent Financial Advisor" solely as a result of such trustee or nominee status.

  "Interest Rate" means, at any time, 14% per annum; provided, that if an Equity Sale has not been consummated on or prior to May 15, 1997, then from (and including) such date through (but excluding) the date of the consummation of an Equity Sale, the "Interest Rate" shall be increased by .75% per annum.

  "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

  "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any other person. In addition, any foreign exchange contract, currency-swap agreement or other similar agreement made or entered into by any person shall constitute an Investment by such person.

  "Issue Date" means the original date of issuance of the Notes.

  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all Taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale, (iv) other amounts required to be treated as Net Cash Proceeds pursuant to the covenant "Disposition of Proceeds of Asset Sales," and (v) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with U.S. GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension, superannuation and other post-employment benefit liabilities, liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate of the Issuer delivered to the Trustee.

  "Pari Passu Indebtedness" means any Indebtedness of the Issuer which ranks pari passu in right of payment with the Notes.

  "Permitted Holders" means (i) any of United International Holdings, Inc., Apollo Cable Partners, L.P., Apollo Advisors, L.P., Albert M. Carollo, Lawrence J. DeGeorge, Amphenol Corporation (so long as it is controlled by Lawrence J. DeGeorge), LPL Technologies, Inc. (so long as it is controlled by Lawrence J. DeGeorge), William J. Elsner, Lawrence Flinn, Jr., L. Flinn Jr. Family Partnership-I (so long as it is controlled by Lawrence Flinn, Jr.), Joseph E. Giovanini, Clarice J. Giovanini, Giovanini Investments, Ltd. (so long as it is controlled by Joseph E. or Clarice J. Giovanini), Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. (so long as it is controlled by Gene W. Schneider), Janet S. Schneider and Mark L. Schneider and (ii) any Affiliate of the foregoing.

  "Permitted Indebtedness and Preferred Stock" means the Indebtedness set forth in the following clauses (each of which shall be given independent effect):

    (a) Indebtedness under the Notes and the Indenture;

    (b) Indebtedness of the Issuer and/or of any Restricted Subsidiary outstanding on the Issue Date;

    (c) Indebtedness of any Restricted Subsidiary to the extent the proceeds of such Indebtedness are utilized to finance the construction of the networks for the Existing Business of such Restricted Subsidiary (including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks), in the licensed service areas of such Restricted Subsidiary existing on the Issue Date or to support the operations or working capital requirements related to any such Existing Business; provided that the aggregate principal amount of Indebtedness incurred after the Issue Date pursuant to this clause (c) and clause (d) below shall not exceed the sum of (x) $85,000,000 plus (y) 200% of the sum of (A) cash proceeds of capital contributions to the Issuer after the Issue Date invested in such Existing Business and (B) cash proceeds of the issuance of Capital Stock (other than Disqualified Capital Stock) of Issuer after the Issue Date invested in such Existing Business;

    (d) Indebtedness of the Issuer to the extent the proceeds of such Indebtedness are utilized to finance the construction of the networks for the Existing Business of a Restricted Subsidiary (including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks) in the licensed service areas of such Restricted Subsidiary existing on the Issue Date or to support the operations or working capital requirements related to any such Existing Business; provided, however, that any such Indebtedness (i) shall not provide for any required payment of principal prior to the Final

  Maturity Date, (ii) shall not provide for any required payment of interest prior to May 15, 2001 and (iii) shall not be guaranteed by any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness incurred after the Issue Date pursuant to this clause (d) and clause (c) above shall not exceed the sum of (x) $85,000,000 plus (y) 200% of the sum of (A) cash proceeds of capital contributions to the Issuer after the Issue Date invested in such Existing Business and (B) cash proceeds of the issuance of Capital Stock (other than Disqualified Capital Stock) of Issuer after the Issue Date invested in such Existing Business;

    (e) Indebtedness of the Issuer the proceeds of which are utilized to finance an Asset Acquisition of a Related Business and Indebtedness of the Restricted Subsidiary acquired in such Asset Acquisition or which acquired such Related Business pursuant to such Asset Acquisition the proceeds of which are utilized to finance the construction of the networks for the Related Business acquired in such Asset Acquisition (including the purchase of equipment for use in and the installation and construction costs related to the construction of such networks) in the licensed service areas of such Related Business or to support the working capital requirements relating to any such Related Business; provided, however, that in no event will the aggregate principal amount of Indebtedness incurred by the Issuer or any Restricted Subsidiary with respect to any Asset Acquisition of a Related Business exceed 125% of the sum of (x) cash proceeds of capital contributions to the Issuer invested in such Related Business and (y) cash proceeds of issuances of Capital Stock (other than Disqualified Capital Stock) of the Issuer invested in such Related Business.

    (f)(i) Indebtedness or Preferred Stock of any Restricted Subsidiary owed or issued to and held by the Issuer or a Restricted Subsidiary and (ii) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary; provided that a new incurrence of Indebtedness or issuance of Preferred Stock shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Issuer or a Restricted Subsidiary referred to in this clause (f) to any person other than the Issuer or a Restricted Subsidiary, (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or Designation of a Restricted Subsidiary as an Unrestricted Subsidiary or Unrestricted Affiliate, which holds Indebtedness of the Issuer or Indebtedness or Preferred Stock of another Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Restricted Subsidiary or (z) any Restricted Affiliate which holds Indebtedness of the Issuer or Indebtedness or Preferred Stock of another Restricted Subsidiary ceases, for any reason, to constitute a Restricted Affiliate;

    (g) Interest Rate Protection Obligations of the Issuer and/or any Restricted Subsidiary relating to (i) Indebtedness of the Issuer or any Restricted Subsidiary (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries" covenant) and/or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be incurred by the Issuer or a Restricted Subsidiary in the following 90 days after such Interest Rate Protection Obligation has been incurred, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate; provided in no event shall any Restricted Subsidiary incur Indebtedness under an Interest Rate Protection Obligation under this clause (g) relating to Indebtedness of the Issuer;

    (h) Indebtedness of the Issuer and/or any Restricted Subsidiary under Currency Agreements relating to (i) Indebtedness of the Issuer or a Restricted Subsidiary and/or (ii) obligations to purchase or sell assets, properties or services or license programming rights, in each case, incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Issuer and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; provided, further, in no event shall any Restricted Subsidiary incur Indebtedness under any Currency Agreement under this clause (h) relating to Indebtedness or obligations of the Issuer;

    (i) Indebtedness of the Issuer and/or any Restricted Subsidiary in respect of performance bonds of the Issuer or any Restricted Subsidiary or surety bonds provided by the Issuer or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Related Business (other than with respect to the production or acquisition of programming);

    (j) issuances of Preferred Stock or Indebtedness by a Restricted Subsidiary (which Indebtedness constitutes Capital Stock of such Restricted Subsidiary) to the holders (or, other than in the case of the Issuer or any Restricted Subsidiary that is a holder, the Affiliates) of the common equity of such Restricted Subsidiary (determined on an economic basis) on a basis that is substantially proportionate to their common equity interests to the equivalent thereof (disregarding for this purpose any disproportionately greater interest issued to the Issuer or any Restricted Subsidiary); provided, however, that such Indebtedness, (x) provides that payments thereon are subordinated in right of payment to all liabilities of such Restricted Subsidiary, (y) provides that upon a winding up or liquidation of such Restricted Subsidiary such Indebtedness shall only entitle the holder thereof to a pro rata portion of the distributions available to holders of Common Stock of such Restricted Subsidiary upon such liquidation or winding-up and (z) provides that interest thereon shall only be paid if a distribution is made to holders of the Common Stock of such Restricted Subsidiary and such interest shall be in an amount that the holder of such Indebtedness would have received if all of the Indebtedness of such Restricted Subsidiary issued pursuant to this clause (j) had been converted into shares of Common Stock of such Restricted Subsidiary in accordance with the terms thereof;

    (k) Indebtedness of the Issuer and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Issuer or any Restricted Subsidiary incurred pursuant to the proviso of the covenant "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries" or clause (a),
  (b) (other than Indebtedness which is to be repaid from the net proceeds from the sale of the Notes as described under "Use of Proceeds") or (c),
  (d) or (e) of this definition; provided that (i) Indebtedness of the Issuer may not be replaced, renewed, refinanced or extended under this clause (k) with Indebtedness of any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary may not be replaced, renewed, refinanced or extended under this clause (k) with Indebtedness of any other Restricted Subsidiary and (ii) any such replacement, renewal, refinancing or extension (x) shall not, in the case of Indebtedness of the Issuer, provide for any payments of principal prior to the Final Maturity Date and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith; and

    (l) Indebtedness of the Issuer and the Restricted Subsidiaries in addition to that described in clauses (a) through (k) above so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (l) does not exceed $25,000,000 at any time outstanding.

  "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the covenant "Disposition of Proceeds of Asset Sales"; (e) any Investment in another person in exchange for Capital Stock (other than Disqualified Stock) of the Issuer; (f) loans and advances to employees of the Issuer or any of the Restricted Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1,000,000 (or, to the extent non-U.S. dollar denominated, the U.S. Dollar Equivalent thereof) at any time outstanding; (g) any Investment in Capital Stock or obligations of any person made in settlement of claims by the Issuer or any Restricted Subsidiary against such person; and (h) any investments in (i) the Australis Warrants or any securities of Australis received by UIH AML or the Issuer upon exercise of the Australis Warrants for aggregate consideration not exceeding the aggregate exercise price of the Australis Warrants as in effect on the Issue Date, and
(ii) securities of Australis received by UIH AML upon the refinancing or conversion of the Australis Guarantee in accordance with the terms thereof.

  "Permitted Liens" means (a) Liens on assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary, which indebtedness is incurred pursuant to clause (c), (e), (k) or (l) of the definition of "Permitted Indebtedness and Preferred Stock"; (b) Liens in favor of the Issuer or a Restricted Subsidiary; (c) Liens on property of a person existing at the time such person is merged into or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation by the Issuer of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with the Issuer; (d) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary provided that such Liens were in existence prior to the contemplation by the Issuer of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the Issue Date; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with U.S. GAAP shall have been made therefor; and (h) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $2,000,000 at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary.

  "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock or shares whether now outstanding, or issued after the Issue Date.

  "Pro Rata Share" means a fraction, (i) the numerator of which is the Accreted Value of Notes outstanding on the applicable purchase date and (ii) the denominator of which is the sum of (x) the aggregate Accreted Value or of Notes outstanding on such date and (y) if there is Pari Passu Indebtedness which require that Net Cash Proceeds be used to offer to purchase such Pari Passu Indebtedness, the outstanding principal amount of such Pari Passu Indebtedness on such date.

  "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Issuer (or any person of which the Issuer is a direct subsidiary) which has been registered under the Securities Act.

  "Purchase Money Financing" means Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance the purchase (other than pursuant to an Asset Acquisition) of any assets by Issuer (or incurred within 60 days after such purchase and secured by the assets so purchased) or any Restricted Subsidiary that will be used in a Related Business to the extent the purchase cost for such assets is or should be included in "additions to property, plant and equipment" in accordance with U.S. GAAP.

  "Related Business" means any business in which the Issuer or its Restricted Subsidiaries are engaged, directly or indirectly, (i) that consists primarily of, or is related to, operating, acquiring, developing and constructing multi-channel television systems, programming services, wire-based or "wireless" telephony services and related services, (ii) that uses existing or future technology for the transmission and delivery of programming, voice or other data or (iii) that supports or is incidental to any business listed in clause
(i) or (ii).

  "Restricted Affiliate" means, with respect to the Issuer, any other person
(i) of which at least 40% of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by the Issuer, and (ii) which has been designated in a Board Resolution as a Restricted Affiliate based on a determination by the Board that the Issuer has, directly or indirectly, the requisite control over such other person to prevent it from taking any action at any time in contravention of any of the provisions of the Indenture that are applicable to Restricted Subsidiaries. The Issuer will be required to deliver an Officers' Certificate to the Trustee, including a copy of the Board Resolution, upon designating any person as a Restricted Affiliate.

  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Issuer); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer (other than any such Capital Stock owned by the Issuer or a Restricted Subsidiary); (iii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any person (other than an Investment by a Restricted Subsidiary in the Issuer or an Investment by the Issuer or a Restricted Subsidiary in either (x) a Restricted Subsidiary other than Saturn or United Wireless or (y) a person that becomes a Restricted Subsidiary as a result of such Investment).

  "Restricted Subsidiary" means (i) any Subsidiary of the Issuer that has not been designated by the Board of the Issuer, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant "Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates," and (ii) any Restricted Affiliate.

  "Revocation" has the meaning set forth under the covenant "Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates."

  "Senior Bank Financing" means (i) any one or more agreements evidencing one or more senior credit facilities providing for (A) the issuance of letters of credit on behalf of the Issuer and/or any Restricted Subsidiary, (B) term loans (including term loans provided by way of bankers' acceptances, bills of exchange or endorsements) to the Issuer and/or any Restricted Subsidiary, (C) revolving loans to the Issuer and/or any Restricted Subsidiary, (D) Currency Agreements and/or (E) Interest Rate Protection Obligations and (ii) any agreement evidencing the refinancing, modification, replacement, renewal, restatement, deferral, extension, substitution, supplement or reissuance thereof.

  "Specified Indebtedness" means any Indebtedness of any Restricted Subsidiary which is not expressly subordinated to any other Indebtedness of such Restricted Subsidiary.

  "Strategic Equity Investor" means any company which is, or a controlled Affiliate of any company which is, engaged principally in a cable or telecommunications business; provided, however, that Strategic Equity Investor shall not include (x) any Subsidiary of the Issuer, (y) any Permitted Holder or (z) any Person that is an Affiliate of the Issuer.

  "Subordinated Indebtedness" means any Indebtedness of the Issuer which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of Voting Stock or Common Stock is at the time, directly or indirectly, owned by such person.

  "Total Consolidated Indebtedness and Subsidiary Preferred Stock" means, at any date of determination, an amount equal to the aggregate principal amount of (i) all Indebtedness of the Issuer and the Restricted Subsidiaries outstanding as of the date of determination and (ii) the aggregate liquidation preference of all Preferred Stock of Restricted Subsidiaries issued and outstanding as of the date of determination (other than Indebtedness owing to and Preferred Stock issued to and held by the Issuer or a Restricted Subsidiary).

  "UIH AML" means UIH AML, Inc., a Colorado corporation that immediately prior to the Issue Date is a wholly owned, indirect subsidiary of United International Holdings, Inc.

  "Unrestricted Affiliate" means any controlled Affiliate of the Issuer other than a Restricted Affiliate.

  "Unrestricted Subsidiary" means any Subsidiary of the Issuer designated as such pursuant to and in compliance with the covenant "Limitation on Unrestricted Subsidiaries and Unrestricted Affiliates." Any such designation may be revoked by a Board Resolution of the Issuer delivered to the Trustee, subject to the provisions of such covenant. The Subsidiaries of the Issuer that hold the Issuer's interests in Saturn and United Wireless, as well as UIH AML, shall initially be Unrestricted Subsidiaries under the Indenture. The Issuer's interest in XYZ Entertainment will be transferred to a Subsidiary to be designated as an Unrestricted Subsidiary after such transfer.

  "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any Affiliate Transaction can be undertaken (a "Tested Transaction"), the "U.S. Dollar Equivalent" of such Indebtedness, Investment or Affiliate Transaction shall be determined on the date incurred, made or undertaken and no subsequent change in the U.S. Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of the Indenture.

  "U.S. GAAP" means generally accepted accounting principles and practices in the United States consistently applied by a corporation or as between corporations and over time, as in effect from time to time; provided that, for purposes of determining compliance with the covenants "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries" and "Limitation on Restricted Payments," U.S. GAAP shall mean such generally accepted accounting principles and practices as adopted by the Issuer on the Issue Date and as are consistent with those set forth in this Offering Memorandum.

  "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Issuer or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

  "Wholly Owned Unrestricted Subsidiary" means any Unrestricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Issuer, a Wholly Owned Restricted Subsidiary or another Wholly Owned Unrestricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

  "XYZ Distribution Amount" means, with respect to an Asset Sale of the direct or indirect interest of the Issuer in XYZ Entertainment, the Net Cash Proceeds of which have been distributed to the Issuer, the sum of (i) with respect to the first $70,000,000 of such Net Cash Proceeds 100% of the amount by which the aggregate amount of such Net Cash Proceeds exceeds $35,000,000 and (ii) 75% of the amount by which the aggregate amount of such Net Cash Proceeds exceeds $70,000,000.

  "XYZ Entertainment" means (i) XYZ Entertainment Limited and (ii) any Replacement Asset received in consideration for the Issuer's direct or indirect interest in XYZ Entertainment Limited upon an Asset Sale of such interest and (iii) any Replacement Asset received in consideration of any Replacement Asset described in the preceding clause (ii) or this clause (iii) upon an Asset Sale of such Replacement Asset.

DESCRIPTION OF THE WARRANTS

  The Warrants, if any, are to be issued under a Warrant Agreement (the "Warrant Agreement") between the Issuer and American Bank National Association, as Warrant Agent (the "Warrant Agent"). The following summaries of certain provisions of the Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrants and the Warrant Agreement, including the definitions therein of certain terms. Copies of the proposed form of Warrant Agreement will be available to prospective purchasers of the Notes upon request to the Issuer.

  Each Warrant will entitle the registered holder thereof (the "holder"), subject to and upon compliance with the provisions thereof and of the Warrant Agreement, at such holder's option, prior to 5:00 p.m., Eastern time, on May 15, 2006, to purchase from the Issuer one share (or such other number as may result from adjustments as provided in the Warrant Agreement) of Common Stock at a purchase price per share (the "Exercise Price") equal to the fair market value thereof. Such fair market value shall be determined assuming that the aggregate fair market value of the Issuer's equity is $150.0 million.

  The Warrants may be exercised by surrendering to the Issuer of the warrant certificates evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made (i) in the form of cash or by certified or official bank check payable to the order of the issuer or (ii) by tendering Notes having an Accreted Value at the time of tender equal to the Exercise Price or (iii) by tendering Warrants having a fair market value equal to the Exercise Price or (iv) any combination of cash, Notes or Warrants. Upon surrender of the Warrant certificate and payment of the Exercise Price, the issuer will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock to which such holder is entitled. If less than all of the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants.

  No fractional shares of Common Stock will be issued upon exercise of the Warrants. The Issuer will pay to the holder of each Warrant at the time of exercise an amount in cash equal to the current market value of any such fractional share of Common Stock less a corresponding fraction of the Exercise Price.

  The holders of the Warrants will have no right to vote on matters submitted to the stockholders of the Issuer and will have no right to receive dividends. The holders of the Warrants will not be entitled to share in the assets of the Issuer in the event of liquidation, dissolution or the winding up of the Issuer. In the event a bankruptcy or reorganization is commenced by or against the Issuer, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Issuer with approval of the bankruptcy court, and the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their Warrants prior to the commencement of any such case.

  The certificates evidencing the Warrants may be surrendered for exercise or exchange, and the transfer of Warrant certificates will be registrable, at the office or agency of the Issuer maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent. The Warrant certificates will be issued only in fully registered form in denominations of whole numbers of Warrants. No service charge will be made for any exercise, exchange or registration of transfer of Warrant certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The number of shares of Common Stock purchasable upon exercise of Warrants and the Exercise Price will be subject to adjustment in certain events including: (i) the payment by the Issuer of dividends (and other distributions) on its common stock in common stock, (ii) subdivisions, combinations and reclassifications of the Common Stock, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for common stock or securities convertible into, or exchangeable or exercisable for, Common Stock within sixty (60) days after the record date for such issuance of rights, options or warrants at an offering price (or with an initial conversion, exchange or exercise price) which is less than the current market price per share

(as defined) of Common Stock, (iv) the distribution to all holders of Common Stock of any of the Issuer's assets (including cash), debt securities, preferred stock or any rights or warrants to purchase any such securities (excluding those rights and warrants referred to in clause (iii) above), (v) the issuance of shares of Common Stock for a consideration per share less than the then current market price per share of Common Stock (excluding securities issued in transactions referred to in clauses (i) through (iv) above), (vi) the issuance of securities convertible into or exchangeable for Common Stock for a conversion or exchange price plus consideration received upon issuance less than the then current market price per share of Common Stock (excluding securities issued in transactions referred to in clauses (iii) or (iv) above) and (vii) certain other events that could have the effect of depriving holders of the Warrants of the benefit of all or a portion of the purchase rights evidenced by the Warrants. The events described in clauses (v) and (vi) above are subject to certain exemptions described in the Warrant Agreement including, without limitation, (A) bona fide public offerings, (B) bona fide private placements to persons that are not Affiliates of the Issuer and (C) Common Stock (and options exercisable therefor) issued to the Issuer's employees, consultants and directors under bona fide benefit plans in an aggregate amount since the date of the Warrant Agreement not to exceed 10% of the Common Stock outstanding at the time of issuance.

  No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment. In addition, the Issuer may at any time reduce the Exercise Price to any amount (but not less than the par value of the Common Stock) for any period of time (but not less than twenty (20) business days) deemed appropriate by the Board of Directors of the Issuer.

  If the Issuer is a party to a consolidation, merger or binding share exchange, or certain transfers of all or substantially all of its assets occur, the right to exercise a Warrant for Common Stock may be changed into a right to receive the same securities, cash or other assets of the Issuer or another person that a holder of Common Stock is entitled to receive upon such consolidation, merger, share exchange or transfer (which securities, cash or other assets may not necessarily be of equal value to the Common Stock).

  In the event of a taxable distribution to holders of Common Stock which results in an adjustment to the number of shares of Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain U.S. Income Tax Considerations."

  The Warrant Agreement permits, with certain exceptions, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of Warrants under the Warrant Agreement at any time by the Issuer and the Warrant Agent with the consent of the holders of a majority of the then outstanding Warrants.

  At the Issuer's option, the obligation of the Issuer to enter into the Warrant Agreement and to issue Warrants to the holders of the Notes if the Issuer does not consummate an Equity Sale on or prior to November 15, 1997 may be satisfied by the issuance of Warrants to purchase Common Stock by the immediate Parent corporation of the Issuer on comparable terms. In the event of such issuance by Parent, the Issuer shall be a wholly-owned subsidiary of the Parent and Parent shall have no other material assets or liabilities. See "Description of Capital Stock."

 REGISTRATION RIGHTS

  Subject to applicable federal and state securities laws, the Issuer has agreed to file the Warrant Shelf Registration Statement under the Securities Act covering the Warrant Shares and, if required under applicable law, the Warrants and to use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective by the Commission on or prior to the date of issuance of the Warrants (the "Warrant Issue Date").

The Issuer will be required to pay liquidated damages to the holders of Warrants under certain circumstances if such registration requirements are not satisfied on or before the required filing date therefor.

  The Issuer will keep the Warrant Shelf Registration Statement with respect to the Warrant Shares as described in the immediately preceding paragraph effective through such date as Warrant Shares may be issued thereunder.

BOOK-ENTRY, DELIVERY AND FORM

  Except as set forth in the next paragraph, the Notes to be resold as set forth herein and any Warrants will initially be issued in the form of one or more global securities (the "Global Securities"). The Global Securities will be deposited on the date of original issuance thereof with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Security Holder").

  Securities that were: (i) originally issued to or transferred to "institutional accredited investors" who are not "qualified institutional buyers" (as such terms are defined under "Notice to Investors" herein) (the "Non-Global Purchasers") or (ii) issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer to a qualified institutional buyer of Certificated Securities initially issued to a Non-Global Purchaser, such Certificated Securities may, unless such Global Security has previously been exchanged for Certificated Securities, be exchanged for an interest in the applicable Global Security representing the number or principal amount, as applicable, of the applicable Securities being transferred.

  The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Issuer expects that pursuant to procedures established by the Depositary
(i) upon deposit of a Global Security, the Depositary will credit the accounts of Participants designated by the Initial Purchaser with portions of the Global Security and (ii) ownership of the Securities evidenced by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Securities evidenced by the Global Securities will be limited to such extent. For certain other restrictions on the transferability of the Securities, see "Notice to Investors."

  So long as the Global Security Holder is the registered owner of any Securities, the Global Security Holder will be considered the sole owner of the Securities represented by such Global Security. Beneficial owners of Securities evidenced by the Global Securities will not be considered the owners or holders thereof under the Indenture or the Issuer's articles of incorporation for any purpose, including with respect to the giving of any directions, instructions or approvals to the applicable agent or trustee thereunder. As a result, the ability of a person having a beneficial interest in Securities represented by any Global Security to pledge such interest to persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest. Neither the Issuer, the

Trustee nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities.

  Payments in respect of the Notes registered in the name of the applicable Global Security Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Security Holder in its capacity as the registered holder of such Notes. Under the terms of the Indenture and the Warrant Agreement, the Issuer, the Trustee and the Warrant Agent may treat the persons in whose names Securities, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Global Note (including principal, premium, interest and liquidated damages, if any).

  The Issuer believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the Securities as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of the Global Securities will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Certificated Securities. Subject to certain conditions, any person having a beneficial interest in any Global Security may, upon request to the Issuer or the Trustee or Warrant Agent, as applicable, exchange such beneficial interest for such Securities in the form of Certificated Securities. Upon any such issuance, the Issuer or Trustee or Warrant Agent, as applicable, is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Securities would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Issuer notifies the Trustee or Warrant Agent in writing that the Depositary is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee or Warrant Agent in writing that it elects to cause the issuance of the applicable Securities in the form of Certificated Securities, then, upon surrender by the applicable Global Security Holder of its Global Security, Securities in such form will be issued to each person that such Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities.

  Neither the Issuer, the Trustee nor the Warrant Agent will be liable for any delay by the Global Security Holder or the Depositary in identifying the beneficial owners of Securities, and the Issuer, the Trustee and the Warrant Agent may conclusively rely on, and will be protected in relying on, instructions from the Global Security Holder or the Depositary for all purposes.

  Same-Day Settlement and Payment. The Indenture will require that payments in respect of the Notes represented by a Global Security (including principal, premium, interest and liquidated damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the applicable Global Security Holder. With respect to Certificated Securities, the Issuer will make all payments in respect of the Notes (including principal, premium, interest and liquidated damages, if any) by mailing a check to each such Holder's registered address. Secondary trading in long-term notes of corporate the issuers is generally settled in clearinghouse or next-day funds. In contrast, the Notes represented by the Global Securities are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Issuer expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Issuer consists of 1,000 shares of Common Stock, $0.01 par value per share. As of the date of this Offering Memorandum, 100 shares are issued and outstanding.

  The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including election of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors of the Issuer with respect to any other series or class of capital stock, the holders of such Common Stock will exclusively possess all voting power. The Issuer's Articles of Incorporation do not provide for cumulative voting for the election of directors. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. The holders of Common Stock are entitled to dividends when and as declared from time to time by the Board of Directors of the Issuer from funds legally available therefor. Upon liquidation of the Issuer, holders of Common Stock are entitled to receive pro rata all assets of the Issuer legally available for distribution to all holders of Common Stock. The Issuer does not expect to pay any dividends on the Common Stock in the forseeable future. See "Dividend Policy."

  If Parent issues Warrants, the class of Common Stock of Parent with respect to which the Warrants may be exercised ("Class A Stock") may be different from the class of common stock of Parent held by UIH or its affiliates ("Class B Stock"). The Class A Stock and the Class B Stock will have substantially the same terms except that Class A Stock may have less votes per share than the Class B Stock. Each share of Class A Stock and Class B Stock will participate on an equal basis with respect to cash dividends declared or paid by Parent and with respect to distributions upon liquidation. In the case of dividends paid in the form of securities, the classes of securities distributed to holders of Class A Stock and Class B Stock may have different voting rights.

                    CERTAIN U.S. INCOME TAX CONSIDERATIONS

  In the opinion of Holme Roberts & Owen LLC, counsel to the Company, the following summarizes the material federal income tax consequences expected to result to holders of the Old Notes who exchange the Old Notes for New Notes pursuant to this Offering, subject to the conditions and limitations described herein. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations ("Regulations") and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively. This discussion also is based on the information included in this registration statement and the related documents, and on certain representations from the Company as to factual matters. This discussion includes only the material federal income tax consequences expected to apply to United States persons (e.g., citizens or residents of the United States and domestic corporations) who were the initial purchasers of Old Notes at the initial purchase price and hold the Old Notes, and will hold the New Notes and any Warrants issued, as capital assets. This discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular holders and does not address state, local and foreign tax consequences.

  The Company has not sought and will not seek any rulings from the Internal Revenue Service (the "Service") with respect to the Notes. There can be no assurance that the Service will not take a different position concerning the tax consequences of the exchange of the Old Notes for New Notes or the ownership or disposition of the New Notes or that the Service's position would not be sustained by a court.

  The tax treatment of a holder of the Notes may vary depending on his particular situation or status. Holders subject to special rules under the Code (including insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities or foreign currency, persons that hold the Notes as part of a "straddle" or as a "hedge" against currency risk, in connection with a conversion transaction, or that have a functional currency other than the U.S. dollar, investors in pass-through entities and foreign entities and individuals) may be subject to special rules not discussed below.

  THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER IS EXPECTED AND URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF EXCHANGING OLD NOTES FOR NEW NOTES AND, HOLDING AND DISPOSING OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND POSSIBLE CHANGES IN FEDERAL INCOME TAX LAW SINCE THE DATE OF THIS REGISTRATION STATEMENT.

  The New Notes will have original issue discount for federal income tax purposes. As a result, a holder who acquires a New Note generally will be required to include original issue discount in gross income as it accrues, for federal income tax purposes. Therefore, inclusion in gross income will take place in advance of the receipt of cash payments on the New Notes. See "Taxation of Original Issue Discount" below. NOTEHOLDERS ARE URGED TO CONSULT THEIR OWN ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES AND, HOLDING AND DISPOSING OF THE NEW NOTES.

EXCHANGE OF NOTES

  There is no direct authority as to whether the exchange of the Old Notes for the New Notes will be treated as a taxable exchange for federal income tax purposes. In the opinion of Holme Roberts & Owen LLC, counsel to the Issuer, the exchange should not be treated as a taxable exchange and the New Notes should be considered a continuation of the Old Notes because, in substance, the exchange is pursuant to the terms of the original Indenture. However, even though an exchange is pursuant to the terms of the original Indenture the exchange is not automatic because the Exchange Offer must be accepted by the holder. The final regulations recently issued by the Treasury Department as to when the modification of a debt instrument constitutes an "exchange" are ambiguous as to these types of exchanges and could be interpreted to treat the exchange of notes under these circumstances as a significant modification and a taxable exchange. If the exchange of Old Notes for New Notes were a taxable exchange, there would be several tax consequences to the holders of the Old Notes including: the holders would recognize gain or loss equal to the difference between the value of the New Notes (or if the New Notes are not traded on an established securities market, their imputed principal amount as determined under applicable Treasury Regulations) and the holders' tax basis for the Old Notes; there would be a recomputation of the original issue discount amounts going forward; and the holder would have a new tax basis and holding period for the New Notes.

TAXATION OF ORIGINAL ISSUE DISCOUNT

  The amount of original issue discount with respect to each Note will be the excess of the "stated redemption price at maturity" of such Note over the "issue price." The stated redemption price at maturity of each Note will include any payment, whether denominated as principal or interest, required to be made thereunder through and including maturity. If the exchange of the Old Notes for the New Notes is not a taxable exchange, the "issue price" of the New Notes will be the same as the issue price of the Old Notes (which is the first price at which a substantial amount of the Old Notes were sold to the public for money). If the exchange of the Old Notes for the New Notes is a taxable exchange, the issue price of the New Notes will be their market value at the time of issue if the New Notes are traded on an established securities market (and if not so traded, the imputed principal amount as determined under applicable Treasury Regulations).

  Each holder will be required to include in gross income an amount equal to the sum of the "daily portions" of the original issue discount of the Note for all days during the taxable year in which such holder holds the Note. The daily portions of original issue discount will be determined by allocating to each day during an accrual period a ratable portion of the original issue discount attributable to that accrual period. The amount of the original issue discount attributable to each full accrual period is equal to the product of the "adjusted issue price" of the Note (at the beginning of the accrual period) and the "yield to maturity" of the Notes (taking into account the length of the particular accrual period). The accrual period with respect to a Note may be of any length as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal occurs on either the first or final day of an accrual period. A Noteholder and the Company may select different accrual periods, subject to the foregoing rules. The adjusted issue price of a Note at the beginning of an accrual period will be the original issue price of the Note plus the aggregate amount of original issue discount that has accrued in all prior accrual periods and less any payments (apparently, other than the Warrants described below) made on the Note. The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Note, produces an amount equal to its issue price.

  The Company is required to furnish certain information to the Service regarding the original issue discount amounts. The Company will furnish annually to record holders of the Notes, information with respect to original issue discount accruing during the calendar year, as well as interest paid during that year. This information will be based upon the adjusted issue price of the debt instrument as if the holder were the original holder of the debt instrument. The Company will classify the Notes as debt under section 385 of the Code.

  The foregoing does not discuss special rules that may affect the treatment of purchasers who acquired the Old Notes (or who may acquire the New Notes) at a price that differs from the adjusted issue price of the Notes at the time of acquisition, including those provisions of the Code relating to the treatment of "market discount," "acquisition premium" and "amortizable bond premium." Noteholders should consult their tax advisors regarding these matters.

CONTINGENT INTEREST

  Pursuant to the terms of the Indenture, the Interest Rate on the Notes will be increased from 14% to 14.75% if an Equity Sale is not consummated on or before May 15, 1997. If the Equity Sale is subsequently consummated, the Interest Rate will be reduced to 14%. The Indenture also provides that if the Issuer does not consummate an Equity Sale prior to November 15, 1997, the holders of the Notes will be entitled to receive the Warrants. The provision for an adjustment in the Interest Rate and the contingent right to the Warrants probably constitute contingent payments for purposes of computing original issue discount.

  The Company believes that the Equity Sale will be timely consummated, either through a private placement transaction or an initial public offering, and it is very unlikely that the Equity Sale would not be consummated timely. Accordingly, the Company intends to treat the contingencies as remote for purposes of computing original issue discount, and to assume that the contingencies will not occur. If a contingency does occur (i.e., the Equity Sale is not completed timely), then the additional interest will be reportable at that time or there will be adjustments in the computation of original issue discount on the Notes. Also, if the contingency does occur, the holder may be subject to special rules with respect to any gain or loss recognized on the disposition of contingent interest debt instrument.

SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION OF NEW NOTES

  In general, the holder of a New Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such debt instrument measured by the difference between the amount of cash and fair market value of property received in exchange therefor and the holder's adjusted tax basis for such debt instrument.

  If the exchange of the Old Notes for New Notes is not a taxable exchange, the holder's initial tax basis in a New Note will generally equal the holder's tax basis in an Old Note exchanged therefor. If the exchange of the Old Notes for New Notes is a taxable exchange, the holder's initial tax basis for a New Note will equal the value of the New Note at the time of issuance, if the New Notes are traded on an established securities market (and if not so traded, their imputed principal amount as determined under applicable Treasury Regulations). The holder's initial tax basis in a New Note will be increased from time to time by the portion of original issue discount included in gross income to the date of disposition as adjusted by acquisition premium, if any, (and increased by the accruals of market discount, if any, that the holder has previously elected to include in gross income on an annual basis), and decreased by any payments (apparently, other than the Warrants described below) received from the Company on the New Note.

  Any gain or loss on the sale, retirement or other taxable disposition of a New Note, measured as described above, will generally be capital gain or loss (subject to special rules for market discount), provided the New Note was a capital asset in the hands of the holder. Any capital gain or loss will be long-term capital gain or loss if the debt instrument has been held for more than one year at the time of disposition and otherwise will be short-term capital gain or loss.

  With respect to tax matters relating to legal defeasance and covenant defeasance in certain circumstances, see "Description Of Notes--Defeasance."

LIMITATION ON THE COMPANY'S INTEREST DEDUCTIONS

  The New Notes probably will be subject to the "applicable high yield discount obligation" provisions of the Code. If the yield on the New Notes is at least five percentage points above the applicable Federal rate, the Company will not be able to deduct any original issue discount accruing with respect thereto until such interest is actually paid. In addition, if the yield on the New Notes is more than six percentage points above the applicable Federal rate, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the applicable Federal rate will not be deductible by the Company at any time, and (ii) a corporate Holder may be entitled to treat the portion of the interest that is not deductible by the Company as a dividend, which may then qualify for the dividends received deduction provided for by the Code. In such event, corporate holders of New Notes should consult with their own tax advisors as to the applicability of the dividends received deduction. Except as described above, treatment of the New Notes as "applicable high yield discount obligations" will not affect the reporting of the original issue discount as income by the noteholders.

WARRANTS

  Contingent Interest. Although the treatment is not free from doubt, the contingent right of holders of New Notes to receive Warrants would appear to be treated for tax purposes as a right to receive a contingent payment of interest. See the discussion under "Contingent Interest" above. The tax basis of Warrants received by a holder would equal the fair market value of the Warrants at the time they are issued.

  Exercise of Warrants. Generally, a holder of a Warrant will not recognize any gain or loss upon exercise of the Warrant. However, the use of a Warrant or Note as payment of the exercise price of a Warrant probably would result in recognition of gain or loss with respect to the Warrant or Note so used. The tax basis of the Common Stock received generally will be equal to the holder's tax basis, as adjusted, of the Warrant so exercised, plus the exercise price.

  Sale or Exchange of Warrants. A holder's basis for federal income tax purposes of a Warrant will be its fair market value at the time the Warrant is issued. Upon a sale or exchange of a Warrant, a holder thereof will recognize long-term or short-term gain or loss, depending upon whether the holding period is more than one year. Such gain or loss generally will be a capital gain or loss, provided that the Common Stock issuable upon exercise of the Warrant would have been a capital asset if acquired by the holder. The amount of gain or loss will be the difference between the amount realized and the tax basis, as adjusted, or the Warrant sold. Any loss realized by a holder of a Warrant due to the failure to exercise prior to its expiration date will be treated as a capital loss provided that the Common Stock issuable upon exercise of the Warrant would have been a capital asset if acquired by the holder. Such capital loss will be long-term if the Warrant was held for more than one year.

BACKUP WITHHOLDING

  The backup withholding rules require a payor to deduct and withhold a tax amount if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (b) the Service notifies the payor that the TIN furnished by the payee is incorrect, (c) the payee has failed to report properly the receipt of a "reportable payment" and the Service has notified the payor that withholding is required, or (d) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under Section 3406 of the Code. If any one of the events discussed above occurs, the Issuer, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" includes, among other things, interest actually paid, original issue discount and amounts paid through brokers in retirement of securities. Any amount withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the Service. Certain holders (including, among other, corporations and certain tax-exempt organizations) are not subject to the backup withholding information reporting requirements.

EMPLOYEE BENEFIT PLANS

  Prior to acquiring a Note, a prospective holder who is a fiduciary with respect to an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), must comply with the fiduciary responsibility requirements of ERISA, including the prudency and diversification requirements, in making a decision to purchase a Note. In addition, such plans, together with plans described in Section 4975(e)(1) of the Code, must consider the prohibited transaction provisions of ERISA and the Code and determine that UIH is not a "disqualified person" (as defined in the Code) or a "party in interest" (as defined in ERISA) with respect to such plan or that an exemption from the prohibited transaction provisions of ERISA or the Code is available.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer acknowledges and each holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of New Notes. The Issuer has agreed that starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters regarding the securities offered hereby will be passed upon for the Company by Holme Roberts & Owen LLC, Denver, Colorado.

                                    EXPERTS

  The consolidated financial statements of the Company included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. In that report, that firm states that with respect to the consolidated amounts from the financial statements of Telefenua S.A. and the equity in losses from XYZ Entertainment Pty Ltd. as of and for the year ended December 31, 1995, its report is based on the reports of other auditors, namely Coopers & Lybrand (with respect to Telefenua S.A.) and Deloitte Touche Tohmatsu (with respect to XYZ Entertainment Pty Ltd.). The consolidated financial statements and report referred to above have been included herein upon the authority of said firm as experts in giving said report.

  The consolidated financial statements of CTV Pty Ltd. included in this Prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto and is included herein upon the authority of said firm as experts in giving said report.

  The consolidated financial statements of STV Pty Ltd. included in this Prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and is included herein upon the authority of said firm as experts in giving said report.

  The financial statements of Saturn Communications Limited (formerly Kiwi Cable Company Ltd.) included in this Prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and is included herein upon the authority of said firm as experts in giving said report.

  The financial statements of XYZ Entertainment Pty Ltd. as of December 31, 1994 and 1995 and for the years then ended included in this Prospectus have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report appearing herein. The financial statements referred to above have been included herein upon the authority of said firm as experts in giving said report.

                       INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
UNITED AUSTRALASIAN COMMUNICATIONS, INC.
Report of Independent Public Accountants.................................  F- 3
Report of Independent Auditors...........................................  F- 4
Report of Independent Auditors...........................................  F- 5
Consolidated Balance Sheet as of December 31, 1994 and 1995 and March 31,
 1996 (unaudited)...                                                       F- 6
Consolidated Statements of Operations for the Years Ended December 31,
 1994 and 1995 and for the Three Months Ended March 31, 1995 and 1996
 (unaudited).............................................................  F- 7
Consolidated Statements of Stockholder's Equity for the Years Ended De-
 cember 31, 1994 and 1995 and for the Three Months Ended March 31, 1996
 (unaudited).............................................................  F- 8
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1994 and 1995 and for the Three Months Ended March 31, 1995 and 1996
 (unaudited).............................................................  F- 9
Notes to Consolidated Financial Statements...............................  F-10
CTV PTY LIMITED
Independent Audit Report.................................................  F-24
Balance Sheet as of December 31, 1994 and 1995 and March 31, 1996 (unau-
 dited)..................................................................  F-25
Profit and Loss Account for the Years Ended December 31, 1994 and 1995
 and for the Three Months Ended March 31, 1995 and 1996 (unaudited)......  F-26
Statement of Cash Flows for the Years Ended December 31, 1994 and 1995
 and for the Three Months Ended March 31, 1995 and 1996 (unaudited)......  F-27
Notes to the Financial Statements........................................  F-28
STV PTY LIMITED
Independent Audit Report.................................................  F-38
Balance Sheet as of December 31, 1994 and 1995 and March 31, 1996 (unau-
 dited)..................................................................  F-39
Profit and Loss Account for the Years Ended December 31, 1994 and 1995
 and for the Three Months Ended March 31, 1995 and 1996 (unaudited)......  F-41
Statement of Cash Flows for the Years Ended December 31, 1994 and 1995
 and for the Three Months Ended March 31, 1995 and 1996 (unaudited)......  F-42
Notes to the Financial Statements........................................  F-43
SATURN COMMUNICATIONS LIMITED (FORMERLY KNOWN AS KIWI CABLE COMPANY
 LIMITED)
Auditor's Report.........................................................  F-53
Statement of Financial Performance for the Years Ended December 31, 1994
 and 1995 and March 31, 1996 (unaudited).................................  F-54
Statement of Movements in Equity for the Years Ended December 31, 1994
 and 1995 and the Three Months Ended March 31, 1996 (unaudited)..........  F-55
Statement of Financial Position as of December 31, 1994 and 1995 and
 March 31, 1996 (unaudited)..............................................  F-56
Statement of Cash Flows for the Years Ended December 31, 1994 and 1995
 and for the Three Months Ended March 31, 1995 and 1996 (unaudited)......  F-58
Notes to and Forming Part of the Financial Statements....................  F-59
XYZ ENTERTAINMENT PTY LIMITED
Independent Auditors' Report.............................................  F-65
Consolidated Statements of Operations for the period from October 17,
 1994 (date of inception) to December 31, 1994 and the year ended Decem-
 ber 31, 1995 and for the three months ended March 31, 1995 and 1996 (un-
 audited)................................................................  F-66
Consolidated Balance Sheets as of December 31, 1994 and 1995 and March
 31, 1996 (unaudited)....................................................  F-67
Consolidated Statements of Shareholders' Deficiency for the period from
 October 17, 1994 (date of inception) to December 31, 1994 and the year ended December 31, 1995 and for the three months ended March 31, 1995 and 1996 (unaudited)....................................................  F-68
Consolidated Statements of Cash Flows for the period from October 17,
 1994 (date of inception) to December 31, 1994 and the year ended Decem-
 ber 31, 1995 and for the three months ended March 31, 1995 and 1996 (un-
 audited)................................................................  F-69
Notes to the Consolidated Financial Statements...........................  F-70

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To United International Holdings, Inc.:

  We have audited the accompanying consolidated balance sheets of UIH Australia/Pacific, Inc. (a Colorado corporation and wholly owned subsidiary of UIH Asia/Pacific, Inc.) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, parent's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Telefenua S.A. as of and for the year ended December 31, 1995, a subsidiary which is consolidated in the accompanying financial statements. UIH Australia/Pacific, Inc.'s consolidated financial statements for the year ended December 31, 1995 reflects assets, liabilities, revenues, expenses and a net loss related to Telefenua S.A. of $10,989,000, $9,710,000, $1,882,000, $5,806,000 and $3,924,000, respectively. We did not audit the financial statements of XYZ Entertainment Pty Ltd. ("XYZ") for the year ended December 31, 1995, an investment which is reflected in the accompanying financial statements on the equity method of accounting. UIH Australia/Pacific, Inc.'s consolidated statement of operations reflects equity in losses related to XYZ of $11,729,000 for the year ended December 31, 1995 and Note 4 to the consolidated financial statements includes summarized financial data for XYZ. The financial statements of Telefenua S.A. and XYZ as of and for the year ended December 31, 1995, were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the summarized financial data for XYZ included in Note 4 to the consolidated financial statements and to the amounts included in the accompanying consolidated financial statements for Telefenua S.A. and XYZ, is based solely on the reports of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of UIH Australia/Pacific, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Denver, Colorado
May 8, 1996

                        REPORT OF INDEPENDENT AUDITORS

To the shareholders of TELEFENUA SA.

  We have audited the balance sheet of TELEFENUA SA as of december 31, 1993, 1994 and 1995 and the related statement of income and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards in France, which do not differ substantially from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TELEFENUA SA as of december 31, 1993 1994 and 1995 and the results of its operations and changes in its financial position for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

  The accounting practices of the Company used in preparing the accompanying financial statements conform with generally accepted accounting principles in the United States of America, but do not fully conform with accounting principles generally accepted in France. As a consequence those financial statements differ from statutory financial statements that will be submitted to the approval of the company's shareholders in conformity with local corporate laws.

  A description of the significant differences between such principles and those accounting principles generally accepted in the United States, and the effect of those differences on net income, total assets and shareholder's equity are set forth in Note 2.a of the notes to the financial statements.

                                          Coopers & Lybrand

Papeete,
february 16, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors

  We have audited the accompanying consolidated balance sheet of XYZ Entertainment Pty Ltd as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 1995 and the period from October 17, 1994 (date of inception) to December 31, 1994, which are expressed in Australian dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in Australia which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of XYZ Entertainment Pty Ltd as of December 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from October 17, 1994 (date of inception) to December 31, 1994, in conformity with accounting principles generally accepted in Australia.

  Generally accepted accounting principles in Australia vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected amounts reported as stockholders' deficiency and net loss as at and for the year ended December 31, 1995 and from the period from October 17, 1994 (date of inception) to December 31, 1994 to the extent summarized in Note 12 to the financial statements.

                                          Deloitte Touche Tohmatsu
                                          Chartered Accountants

Sydney, Australia
March 15, 1996

                          UIH AUSTRALIA/PACIFIC, INC.
                          CONSOLIDATED BALANCE SHEETS
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                             (STATED IN THOUSANDS)

                                               DECEMBER 31,        MARCH 31,
                                              ----------------  ---------------
                                               1994     1995       1996
                                                                (UNAUDITED)
ASSETS
  Cash and cash equivalents.................. $   --   $ 8,730   $  1,791
  Receivables, including related party re-
   ceivables of $1,035, $1,623, and $0, re-
   spectively................................     --     2,045      2,187
  Investments in and advances to affiliated
   companies, accounted for under the equity
   method....................................  22,296    2,829      4,308
  Property, plant and equipment, net of accu-
   mulated depreciation of $2,863, $1,217 and
   $0, respectively..........................       1   27,125     44,789
  Acquisition, transaction and development
   costs, net................................   1,787      --         --
  License fees, net of accumulated amortiza-
   tion of $442 in 1995......................     --    10,693     11,678
  Goodwill...................................     --    45,324     44,703
  Other assets, net..........................     --     2,549      3,725
                                              -------  -------   --------
    Total assets............................. $24,084  $99,295   $113,181
                                              =======  =======   ========
LIABILITIES AND PARENT'S EQUITY
  Accounts payable and accrued liabilities... $    11  $ 6,407   $ 10,783
  Accrued funding obligation.................     --     1,834        699
  Due to parent..............................     --    12,583     26,534
  Capital lease obligations..................     --       890      1,685
                                              -------  -------   --------
    Total liabilities........................      11   21,714     39,701
                                              -------  -------   --------
Minority interest in subsidiaries............     --     2,515      1,894
Commitments (Note 7)
Parent's Equity:
  Common stock, $.01 par value, 1,000 shares
   authorized, 100 issued....................     --       --         --
  Contributed capital........................  25,342   93,782     97,649
  Cumulative translation adjustments.........     405      191      1,508
  Accumulated deficit........................  (1,674) (18,907)   (27,571)
                                              -------  -------   --------
    Total Parent's equity....................  24,073   75,066     71,586
                                              -------  -------   --------
    Total liabilities and Parent's equity.... $24,084  $99,295   $113,181
                                              =======  =======   ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                          UIH AUSTRALIA/PACIFIC, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                             (STATED IN THOUSANDS)

                                                             FOR THE THREE
                                   FOR THE YEARS ENDED       MONTHS ENDED
                                       DECEMBER 31             MARCH 31,
                                   ---------------------  --------------------
                                                              (UNAUDITED)
                                     1994        1995      1995       1996
Service revenue..................  $     --   $    1,883  $    96  $     1,934
Operating expense, including $85
 of related party expenses in
 1996............................        --       (3,230)    (191)      (5,083)
General and administrative ex-
 pense...........................       (659)     (3,402)    (389)      (2,336)
Depreciation and amortization....        --       (1,003)     (85)      (2,748)
                                   ---------  ----------  -------  -----------
  Net operating loss.............       (659)     (5,752)    (569)      (8,233)
Equity in losses of affiliated
 companies.......................     (1,015)    (16,379)  (1,494)      (1,033)
Gain on sale of investment in af-
 filiated company................        --        4,132      --           --
Interest income..................        --          157      --            57
Interest expense.................        --          (30)     --           --
Other............................        --          219       (2)        (181)
                                   ---------  ----------  -------  -----------
  Net loss before minority inter-
   est...........................     (1,674)    (17,653)  (2,065)      (9,390)
Minority interest in subsidiary..        --          420       53          726
                                   ---------  ----------  -------  -----------
  Net loss.......................  $  (1,674) $  (17,233) $(2,012) $    (8,664)
                                   =========  ==========  =======  ===========


 The accompanying notes are an integral part of these consolidated statements.

                          UIH AUSTRALIA/PACIFIC, INC.
                   CONSOLIDATED STATEMENTS OF PARENT'S EQUITY
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                             (STATED IN THOUSANDS)

                          COMMON STOCK              CUMULATIVE
                          ------------- CONTRIBUTED TRANSLATION ACCUMULATED
                          SHARES AMOUNT   CAPITAL   ADJUSTMENT    DEFICIT    TOTAL
                          ------ ------ ----------- ----------- ----------- --------
Balances, January 1,
 1994...................   --     $--     $   --      $  --      $    --    $    --
Issuance of common
 stock..................   100     --         --         --           --         --
Capital contributions
 from parent............   --      --      25,342        --           --      25,342
Cumulative translation
 adjustment.............   --      --         --         405          --         405
Net loss................   --      --         --         --        (1,674)    (1,674)
                           ---    ----    -------     ------     --------   --------
Balances, December 31,
 1994...................   100     --      25,342        405       (1,674)    24,073
Capital contributions
 from parent............   --      --      68,440        --           --      68,440
Change in cumulative
 translation
 adjustment.............   --      --         --        (214)         --        (214)
Net loss................   --      --         --         --       (17,233)   (17,233)
                           ---    ----    -------     ------     --------   --------
Balances, December 31,
 1995...................   100     --      93,782        191      (18,907)    75,066
Capital contributions
 from parent
 (unaudited)............   --      --       3,867        --           --       3,867
Cumulative translation
 adjustment
 (unaudited)............   --      --         --       1,317          --       1,317
Net loss (unaudited)....   --      --         --         --        (8,664)    (8,664)
                           ---    ----    -------     ------     --------   --------
Balances, March 31, 1996
 (unaudited)............   100    $--     $97,649     $1,508     $(27,571)  $ 71,586
                           ===    ====    =======     ======     ========   ========



 The accompanying notes are an integral part of these consolidated statements.

                          UIH AUSTRALIA/PACIFIC, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                             (STATED IN THOUSANDS)

                                                             FOR THE THREE MONTHS
                                      FOR THE YEARS ENDED            ENDED
                                          DECEMBER 31              MARCH 31,
                                      ---------------------  ----------------------
                                        1994        1995        1995        1996
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss............................  $  (1,674) $  (17,233) $   (2,012) $   (8,664)
Adjustments to reconcile net loss to
 net cash flows from operating
 activities:
  Depreciation and amortization.....        --        1,003          85       2,748
  Equity in losses of affiliate com-
   panies, net......................      1,015      16,379       1,494       1,033
  Gain on sale of investment in af-
   filiated company.................        --       (4,132)        --          --
  Minority interest share of loss-
   es...............................        --         (420)        (53)       (726)
  Increase in receivables...........        --          --         (192)        (50)
  Increase in goodwill..............        --          --          --         (226)
  Increase in other assets..........        --       (1,211)         39      (1,968)
  Increase in accounts payable, ac-
   crued liabilities and other......         11         238        (320)      4,874
                                      ---------  ----------  ----------  ----------
Net cash flows from operating activ-
 ities..............................       (648)     (5,376)       (959)     (2,979)
                                      ---------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in and advances to af-
 filiated companies and other in-
 vestments..........................    (22,841)    (22,472)    (11,862)     (3,538)
Purchase of additional 40% interest
 in CEtv, net of cash acquired......        --       (8,017)        --          --
Proceeds from sale of investment in
 affiliated company.................        --        4,132         --          --
Acquisition, transaction and devel-
 opment costs incurred..............     (1,852)       (781)       (781)        --
Purchase of property and equipment..         (1)     (7,143)     (3,909)    (17,762)
                                      ---------  ----------  ----------  ----------
Net cash flows from investing activ-
 ities..............................    (24,694)    (34,281)    (16,552)    (21,300)
                                      ---------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions from parent...     25,342      38,600      18,103       3,867
Borrowings on bridge loan payable to
 parent.............................        --        9,927         --       12,600
Borrowing on other debt.............        --          --          --          725
                                      ---------  ----------  ----------  ----------
Net cash flows from financing activ-
 ities..............................     25,342      48,527      18,103      17,192
                                      ---------  ----------  ----------  ----------
EFFECT OF EXCHANGE RATES ON CASH....        --         (140)        145         148
                                      ---------  ----------  ----------  ----------
INCREASE IN CASH AND CASH EQUIVA-
 LENTS..............................        --        8,730         737      (6,939)
                                      ---------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD..........................        --          --          --        8,730
                                      ---------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF
 PERIOD.............................  $     --   $    8,730  $      737  $    1,791
                                      =========  ==========  ==========  ==========
NON-CASH INVESTING AND FINANCING AC-
 TIVITIES
  Non-cash capital contribution of
   preferred stock from parent uti-
   lized in purchase of additional
   40% interest in CEtv.............  $     --   $   29,840  $   29,840  $      --
                                      =========  ==========  ==========  ==========

 The accompanying notes are an integral part of these consolidated statements.

                          UIH AUSTRALIA/PACIFIC, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

1. ORGANIZATION AND BACKGROUND

  UIH Australia/Pacific, Inc. (the "Company"), a wholly-owned subsidiary of UIH Asia/Pacific, Inc., which is in turn a wholly-owned subsidiary of United International Holdings, Inc. ("UIHI"), was formed on October 14, 1994. In connection with a contemplated offering (the "Offering") of senior discount notes, UIHI merged into the Company UIHI's subsidiaries that hold interests in certain operating properties and early stage projects in Australia and the South Pacific. The accompanying financial statements have been prepared on a basis of reorganization accounting as though the Company had performed all foreign development activities and made all acquisitions of UIHI's foreign multi-channel television, programming and mobile data interests in Australia, Tahiti and New Zealand since inception. The Company reflected all of the transfers from UIHI as a capital contribution from parent in the accompanying consolidated financial statements. The accompanying consolidated financial statements have been prepared as though the Company made investments in the following entities on the original date UIHI or certain of its wholly-owned subsidiaries made the investment:

  . The Company acquired, through directly and indirectly held interests, an effective 50.0% economic interest in two companies that form CEtv in 1994. In December 1995, the Company increased its effective economic interest in CEtv to 90.0%. The companies that comprise CEtv (CTV Pty Ltd. ("CTV") and STV Pty Ltd ("STV")) have acquired Multi-point Microwave Distribution Systems ("MMDS") licenses to supply subscription television services to television households in the north, northeastern and southern regions of Australia outside of the country's largest cities and are currently constructing multi-channel television systems to service many of the television homes in their license areas. Those homes that cannot be served by MMDS will be serviceable by a direct to home satellite service marketed by CEtv.

  . The Company acquired an effective 90.0% economic interest in Telefenua
    S.A. ("Telefenua") in January 1995. The Company's economic interest will decrease to 75.0% and 64.0% once the Company has received a 20.0% and 40.0% internal rate of return on its investment in Telefenua, respectively. Telefenua operates, since March 1995, the only multi-channel subscription television system on the islands of Tahiti and Moorea in French Polynesia.

  . In July 1994, the Company acquired a 50.0% interest in Kiwi
    Communications Ltd., which recently changed its name to Saturn Communications Limited ("Saturn"). Saturn is constructing a wireline multi- channel television system in New Zealand, primarily in the greater Wellington area.

  . XYZ Entertainment Pty Ltd ("XYZ Entertainment") is an Australian proprietary company incorporated in New South Wales. Century United Programming Ventures Pty Limited, an Australian corporation ("CUPV"), owned equally by the Company and Century Communications Corp. ("Century"), holds a 50.0% interest in XYZ Entertainment. In October 1994, the Company acquired an initial 50.0% interest in XYZ Entertainment. In September 1995, a third party purchased a 50.0% interest in XYZ Entertainment, thereby diluting the Company's indirect interest in XYZ Entertainment to 25.0%.

  . The Company acquired a 100.0% interest in August 1995 in United Wireless
    Pty Limited ("United Wireless"), a provider of wireless mobile data services in Australia, primarily Sydney and Melbourne, and is the initial stages of deploying its distribution network and marketing its services. The Company accounted for its acquisition using the purchase method of accounting. The Company has granted Microage Australian Pty Limited ("Microage"), an Australian supplier of telecommunications equipment, the option to acquire a 49.9% interest in United Wireless at a price equal to the Company's investment in United Wireless plus 10.0%. Microage in return has granted the Company an option to require Microage to acquire up to 100.0% of United Wireless at a price equal to the Company's

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)


   investment in United Wireless plus 10.0%. These options expire on June 5, 1996. At this time, the Company does not anticipate that either Microage or the Company will exercise such options.

  The Company has no operating activities of its own. The Company has been funded by capital contributions and loans from UIHI which enabled it to make its investments in the entities described above. The Company will continue to be dependent on UIHI for its capital requirements until the completion of the Offering discussed above. In the event the Offering is not completed, the Company will require continued financial support from UIHI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF PRESENTATION

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries where it exercises majority control. During the year ended December 31, 1995, the Company consolidated Telefenua, and subsequent to August 31, 1995, United Wireless. Due to the Company's acquisition of the majority economic interest in CEtv in late December 1995, the accompanying December 31, 1995 consolidated balance sheet consolidates the accounts of CTV and STV as of December 31, 1995. The Company recognized equity losses from its investments in CTV and STV through December 31, 1995. The Company will consolidate the operations of CTV and STV beginning January 1, 1996. All significant intercompany accounts and transactions have been eliminated in consolidation. Exchange rates used are as of December 31, 1995, unless otherwise noted.

 CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include cash and investments with original maturities of less than three months.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION - SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

 INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES, ACCOUNTED FOR UNDER THE EQUITY METHOD

  For those investments in companies in which the Company's interest is 20% to 50%, or for investments where the Company's interest is less than 20% in which the Company exerts significant influence through board representation and management authority, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's proportionate share of net earnings or losses of the affiliates, limited to the extent of the Company's investment in and advances to the affiliates, including any debt guarantees or other funding commitments. The Company's proportionate share of net earnings or losses of affiliates includes the amortization of the excess of cost over net tangible assets acquired. Investments in and advances to affiliated companies are as follows:

                                             AS OF DECEMBER 31, 1994
                         ---------------------------------------------------------------
                            INVESTMENTS IN      CUMULATIVE EQUITY    CUMULATIVE
                           AND ADVANCES TO          IN LOSS OF       TRANSLATION
                         AFFILIATE COMPANIES   AFFILIATE COMPANIES   ADJUSTMENT   TOTAL
                         -------------------- ---------------------- ----------- -------
Australia (CEtv)........       $19,738               $   (551)          $344     $19,531
Saturn..................         2,539                   (365)            60       2,234
XYZ Entertainment.......           629                    (99)             1         531
                               -------               --------           ----     -------
                               $22,906                $(1,015)          $405     $22,296
                               =======               ========           ====     =======
                                             AS OF DECEMBER 31, 1995
                         ---------------------------------------------------------------
                            INVESTMENTS IN      CUMULATIVE EQUITY    CUMULATIVE
                           AND ADVANCES TO          IN LOSS OF       TRANSLATION
                         AFFILIATE COMPANIES  AFFILIATE COMPANIES(1) ADJUSTMENT   TOTAL
                         -------------------- ---------------------- ----------- -------
Saturn..................       $ 4,520               $ (1,803)          $112     $ 2,829
XYZ Entertainment.......        11,718(2)             (11,828)           110         --
                               -------               --------           ----     -------
                               $16,238               $(13,631)          $222     $ 2,829
                               =======               ========           ====     =======
                                              AS OF MARCH 31, 1996
                                                   (UNAUDITED)
                         ---------------------------------------------------------------
                            INVESTMENTS IN      CUMULATIVE EQUITY    CUMULATIVE
                           AND ADVANCES TO          IN LOSS OF       TRANSLATION
                         AFFILIATED COMPANIES  AFFILIATE COMPANIES   ADJUSTMENT   TOTAL
                         -------------------- ---------------------- ----------- -------
Saturn..................       $ 6,290               $ (2,204)          $222      $4,308
XYZ Entertainment.......        12,350                (12,460)           110         --
                               -------               --------           ----     -------
                               $18,640               $(14,664)          $332      $4,308
                               =======               ========           ====     =======

- ---------------------
(1) Does not include cumulative equity in losses for CEtv of $3,763, as CEtv's balance sheet is consolidated as of December 31, 1995.
(2) Includes $4,132 of proceeds received for the sale of 50% of the Company's interest. As the Company had recorded equity in losses from XYZ Entertainment in an amount equal to its invested capital, the Company recognized a gain of $4,132 on this transaction. In addition, the Company accrued an additional funding obligation of $1,834 as of December 31, 1995.

    The Company recognized $11,729 of equity losses from XYZ Entertainment for the year ended December 31, 1995, including $1,834 of additional equity losses associated with the Company's accrued funding obligation to XYZ Entertainment. The Company does not have a contractual funding obligation to XYZ Entertainment, however the Company would face significant and punitive dilution if it did not make the scheduled fundings. Subsequent to year end, the Company funded $1,511 of the funding obligation accrued.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

 PROPERTY, PLANT AND EQUIPMENT

  Property and equipment are stated at cost. Additions, replacements and major improvements are capitalized and costs for normal repair and maintenance of property, plant and equipment are charged to expense as incurred. Depreciation expense is computed by the straight-line method over their estimated useful lives as shown below.

                                                       AVERAGE YEARS
                                                       -------------
        Cable plant...................................     5-10
        Other fixed assets............................      3-5
        Furniture and fixtures........................       10
        Leasehold improvements........................     6-10

 LEASED ASSETS

  Assets acquired under capital leases are included in property, plant and equipment. The initial amount of the leased asset and corresponding lease liability are recorded at the present value of future minimum lease payments. Leased assets are amortized over the life of the relevant lease.

 ACQUISITION, TRANSACTION AND DEVELOPMENT COSTS

  The Company capitalizes direct and incremental costs incurred relative to pursuing potential investments. If an investment is made, these costs are either reimbursed to the Company by the affiliated company or capitalized as part of the cost basis of the Company's investment. If the potential investment is abandoned, these costs are expensed. The majority of the balance as of December 31, 1994 was related to Telefenua. Upon closing of the Telefenua acquisition, the Company contributed $2,039 of equipment to Telefenua (which was included in acquisition, transaction and development costs as of December 31, 1995).

 LICENSE FEES

  The acquisition of MMDS licenses has been recorded at cost. The cost to acquire these licenses ($8,890), acquired for a 5-year period for Australia, will be amortized over the remaining license period upon commencement of operations. They are renewable every 5 years. In Tahiti, the license rights, totaling $2,225 are amortized over a 10-year period.

 GOODWILL

  The Company's acquisition of an additional 40% economic interest in CTV and STV was recorded as a step acquisition. The majority of the purchase price of $45,081 was recorded as goodwill as the underlying net book value of all tangible and intangible assets approximated their respective fair values at that date. Accordingly, goodwill of $44,790 will be amortized over 15 years beginning January 1, 1996.

 RECOVERABLE AMOUNTS OF TANGIBLE AND INTANGIBLE ASSETS

  The carrying amount of all tangible and intangible assets are reviewed at least annually to determine whether they exceed their recoverable amount. The recoverable amounts of all tangible and intangible assets have been determined using net cash flows which have not been discounted to their present values.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

 REVENUE RECOGNITION

  Monthly service and installation fees are recognized as revenue in the period the related services are provided to the subscribers.

 INCOME TAXES

  The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions which have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets are then reduced by a valuation allowance for amounts which do not satisfy the realization criteria of SFAS 109.

 FOREIGN OPERATIONS

  The functional currency for the Company's foreign operations is the applicable local currency for each affiliate company. Assets and liabilities of foreign subsidiaries are translated at the exchange rates in effect at year end and the statements of operations are translated at the average exchange rates during the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars result in unrealized gains or losses referred to as translation adjustments. Cumulative translation adjustments are recorded as a separate component of parent's equity.

  Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translations) or realized upon settlement of the transactions.

  In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations in foreign countries are calculated based on their reporting currencies. As a result, amounts related to assets and liabilities reported on the Consolidated Statements of Cash Flows will not agree to changes in the corresponding balances on the Consolidated Balance Sheets. The effects of exchange rate changes on cash balances held in foreign currencies is reported as a separate line below cash flows from financing activities.

 NEW ACCOUNTING PRINCIPLES

  The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") which is required to be adopted by affected companies for fiscal years beginning after December 15, 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has not adopted the principles of this statement within the accompanying consolidated financial statements; however, the Company does not believe that the provisions of SFAS 121 will have a material effect on the Company's reported results.

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") which is required to be adopted by affected companies for fiscal years beginning after December 15, 1995. The Company does not believe that the provisions of SFAS 123 will have a material effect on the Company's reported results.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION - SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In management's opinion, the unaudited financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

3. ACQUISITIONS

  In January 1995, the Company acquired an initial 90% economic interest in Telefenua in exchange for a cash contribution into Telefenua of $6,060, the contribution of a note and accrued interest due UIHI of $817 and equipment leased to Telefenua totaling $2,039. Details of the net assets acquired are as follows:

                                 (CONVERTED AT ACQUISITION DATE)
     Tangible assets...........              $ 4,213
     Intangible assets.........                1,835
     Other.....................                  107
     Cash......................                6,181
     Accounts payable and ac-
      crued liabilities........                 (783)
     Due to affiliate..........               (2,110)
     Minority shareholders' in-
      terest...................                 (527)
                                             -------
       Total consideration.....              $ 8,916
                                             =======

  The purchase price was allocated to the net assets acquired based on relative fair market values.

  The Company's cumulative investment as of December 31, 1995 in Telefenua includes the cash and notes contributed of $6,877, an equipment lease of $2,285 and bridge loans in the amount of $4,527. The Company's consolidated assets, liabilities, revenues, expenses and net loss after intercompany eliminations related to Telefenua for the year ended December 31, 1995 totaled $10,989, $9,710, $1,882, $5,806 and $3,924, respectively.

  In response to a legal challenge by the President of Tahiti, the Conseil d'Etat of France recently canceled a decree authorizing MMDS systems in French Polynesia and similar French territories. The cancellation could provide a legal basis to cancel a required authorization already granted to Telefenua by the communications agency, the CEA, because the authorization was based in part on the decree. A law recently enacted by the French Parliament gives Telefenua a legal basis to ask for a new authorization from the communications agency, should the existing authorization be nullified. There can be no assurance, however, that if the existing authorization is nullified a new authorization will be obtained or, if a new authorization is obtained, that it would not differ from the existing authorization.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

  In December 1995, the Company acquired an additional 40% effective economic interest in CEtv from other shareholders increasing its effective economic interest to 90%. The Company paid $15,241 in cash and contributed 170,513 shares of UIHI's convertible preferred stock having an initial liquidation value and fair value of $29,840 for the additional 40% effective economic interest. Details of the net assets are as follows:

                                               (CONVERTED AT ACQUISITION DATE)
     Tangible assets..........................            $ 18,268
     Intangible assets........................               8,643
     Receivables, prepaids and other..........               2,704
     Cash.....................................               7,222
     Accounts payable and accrued liabili-
      ties....................................              (6,140)
     Other debt...............................                (890)
     Minority shareholders' interest..........              (2,363)
     Net investment prior to acquisition of
      40%.....................................             (27,153)
                                                          --------
                                                               291
     Goodwill.................................              44,790
                                                          --------
       Total consideration....................            $ 45,081
                                                          ========

  The Company's cumulative investment as of December 31, 1995 in CEtv includes cash invested of $19,903, bridge loans of $5,400, the purchase of a 10% interest from another shareholder for $5,613 and the purchase of the 40% interest from another shareholder for $45,081. The Company's equity in losses from CEtv for the years ended December 31, 1994 and 1995 are $551 and $3,212, respectively.

4. INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES, ACCOUNTED FOR UNDER THE EQUITY METHOD

  Investments in and advances to affiliated companies accounted for under the equity method amount to $22,296 and $2,829 as of December 31, 1994 and 1995, respectively.

  Condensed financial information for the Company's significant equity investees is presented below.

CTV

  In September 1994, the Company began to fund its 40.0% economic interest in CTV, an Australian company that currently holds MMDS licenses in Australia. The Company then acquired an additional 10.0% economic interest in CTV from another shareholder for $5,613. As of December 31, 1994, the Company's paid-in interest was 37.2%. As noted above, in December 1995, the Company purchased an additional 40% economic interest in CTV which increased its economic interest to 90% and accordingly, the Company has consolidated the balance sheet of CTV as of December 31, 1995.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

  Condensed financial information for CTV, stated in U.S. dollars, is as follows:

                                                                     AS OF
                                                               DECEMBER 31, 1994
                                                               -----------------
CONDENSED CONSOLIDATED BALANCE SHEET DATA
Cash..........................................................      $15,023
Property, plant and equipment, net............................        2,130
Intangible assets, net........................................        3,896
Other assets..................................................          577
                                                                    -------
  Total assets................................................      $21,626
                                                                    =======
Accounts payable and accrued liabilities......................      $ 2,159
Shareholders' equity, including shareholder debentures........       19,467
                                                                    -------
  Total liabilities and shareholders' equity..................      $21,626
                                                                    =======

                                 FOR THE YEARS ENDED    FOR THE THREE MONTHS
                                    DECEMBER 31,           ENDED MARCH 31,
                                 ---------------------  ----------------------
                                  1994(1)     1995        1995        1996
                                                             (UNAUDITED)
CONDENSED CONSOLIDATED INCOME
 STATEMENT DATA
Revenue........................   $    --   $      433  $     --   $       980
Operating, selling, general and
 administrative expenses.......       (243)     (4,804)      (301)      (3,820)
Depreciation and amortization..         (3)     (1,113)        (9)      (1,343)
                                  --------  ----------  ---------  -----------
  Net operating loss...........       (246)     (5,484)      (310)      (4,183)
Interest, net..................        246         914        329          (67)
Other..........................        --          245        --           324
                                  --------  ----------  ---------  -----------
  Net loss.....................   $    --      $(4,325) $      19      $(3,926)
                                  ========  ==========  =========  ===========

- ---------------------
(1) CTV began operations during 1994.

STV

  In October 1994, the Company began to fund its 50.0% economic interest in STV, an Australian company that holds MMDS licenses in Australia. As of December 31, 1994, the Company's paid in interest was 10.71%. In December 1995, the Company purchased an additional 40.0% economic interest in STV which increased its economic interest to 90.0%, and accordingly, the Company has consolidated the balance sheet of STV as of December 31, 1995.

  Condensed financial information for STV, stated in U.S. dollars, is as follows:

                                                                     AS OF
                                                               DECEMBER 31, 1994
                                                               -----------------
CONDENSED CONSOLIDATED BALANCE SHEET DATA
Cash..........................................................      $7,816
Property, plant and equipment, net............................         409
Intangible assets, net........................................           3
Other assets..................................................          50
                                                                    ------
  Total assets................................................      $8,278
                                                                    ======
Accounts payable and accrued liabilities......................      $  617
Shareholders' equity, including shareholder debentures........       7,661
                                                                    ------
  Total liabilities and shareholders' equity..................      $8,278
                                                                    ======

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

                                 FOR THE YEARS ENDED    FOR THE THREE MONTHS
                                    DECEMBER 31,           ENDED MARCH 31,
                                 ---------------------  ----------------------
                                  1994(1)     1995        1995        1996
                                                             (UNAUDITED)
CONDENSED INCOME STATEMENT DATA
Revenue........................   $    --   $       10  $     --   $        89
Operating, selling, general and
 administrative expenses.......       (197)     (2,670)      (272)      (1,617)
Depreciation and amortization..         (3)       (158)        (9)        (264)
                                  --------  ----------  ---------  -----------
  Net operating loss...........       (200)     (2,818)      (281)      (1,792)
Interest, net..................        107         315        145            5
                                  --------  ----------  ---------  -----------
  Net loss.....................   $    (93)    $(2,503) $    (136)     $(1,787)
                                  ========  ==========  =========  ===========

- ---------------------
(1) STV began operations during 1994.

XYZ

  Condensed financial information for XYZ Entertainment stated in U.S. dollars, which is derived from financial statements audited by Deloitte Touche Tohmatsu, is as follows:

                                                                     AS OF
                                                                 DECEMBER 31,
                                                                ---------------
                                                                1994(1)  1995
CONDENSED CONSOLIDATED BALANCE SHEET DATA
Cash...........................................................  $ 520  $ 2,309
Property, plant and equipment, net.............................     45    2,499
Intangible assets, net.........................................    --     1,871
Other assets...................................................     25    1,933
                                                                 -----  -------
  Total assets.................................................  $ 590  $ 8,612
                                                                 =====  =======
Accounts payable and accrued liabilities.......................  $ --   $16,068
Shareholder loans..............................................    771   21,597
Shareholders' equity...........................................   (181) (29,053)
                                                                 -----  -------
  Total liabilities and shareholders' equity...................  $ 590  $ 8,612
                                                                 =====  =======

- ---------------------
(1) XYZ Entertainment began operations during 1994.

                                FOR THE YEARS ENDED     FOR THE THREE MONTHS
                                    DECEMBER 31,           ENDED MARCH 31,
                                ----------------------  ----------------------
                                 1994(1)      1995         1995        1996
                                                             (UNAUDITED)
CONDENSED CONSOLIDATED INCOME
 STATEMENT DATA
Revenue.......................   $    --   $     1,266  $      --   $    1,820
Operating, selling, general
 and administrative expenses..       (183)     (27,511)     (1,911)     (4,287)
Depreciation and amortiza-
 tion.........................        --        (2,662)        --         (468)
                                 --------  -----------  ----------  ----------
  Net operating loss..........       (183)     (28,907)     (1,911)     (2,935)
Interest, net.................          2          145          10         175
                                 --------  -----------  ----------  ----------
  Net loss....................      $(181)    $(28,762)    $(1,901)    $(2,760)
                                 ========  ===========  ==========  ==========

- ---------------------
(1) XYZ Entertainment began operations during 1994.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

SATURN

  Condensed financial information for Saturn, stated in U.S. dollars, is as follows:

                                                                      AS OF
                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1994   1995
CONDENSED CONSOLIDATED BALANCE SHEET DATA
Cash............................................................. $  469  $ 248
Property, plant and equipment, net...............................  1,278  1,478
Other assets.....................................................    272    303
                                                                  ------ ------
  Total assets................................................... $2,019 $2,029
                                                                  ====== ======
Accounts payable and accrued liabilities......................... $  184 $2,802
Shareholders' equity.............................................  1,835   (773)
                                                                  ------ ------
  Total liabilities and shareholders' equity..................... $2,019 $2,029
                                                                  ====== ======

                                 FOR THE YEARS ENDED   FOR THE THREE MONTHS
                                    DECEMBER 31,          ENDED MARCH 31,
                                 --------------------  ----------------------
                                   1994       1995        1995        1996
                                                            (UNAUDITED)
CONDENSED CONSOLIDATED INCOME
 STATEMENT DATA
Revenue......................... $      43  $     148  $       21  $       52
Operating, selling, general and
 administrative expenses........      (976)    (2,365)       (407)       (690)
Depreciation and amortization...      (351)      (385)        (90)        (92)
                                 ---------  ---------  ----------  ----------
  Net operating loss............    (1,284)    (2,602)       (476)       (730)
Other...........................        69        (55)          1          40
                                 ---------  ---------  ----------  ----------
  Net loss......................   $(1,215)   $(2,657)      $(475)      $(690)
                                 =========  =========  ==========  ==========

5. PROPERTY, PLANT AND EQUIPMENT                                      AS OF
                                                                   DECEMBER 31,
                                                                   ------------
                                                                   1994  1995
Leasehold improvements............................................ $--  $ 1,582
Plant and equipment...............................................  --   22,683
Capitalized network construction expenditures.....................  --    2,776
Other.............................................................   1    1,301
                                                                   ---  -------
                                                                     1   28,342
Accumulated depreciation and amortization.........................  --   (1,217)
                                                                   ---  -------
Net property, plant and equipment................................. $ 1  $27,125
                                                                   ===  =======

6. INCOME TAXES

  In general, a United States corporation may claim a foreign tax credit against its federal income tax expense for foreign income taxes paid or accrued. Because the Company must calculate its foreign tax credit separately for dividends received from each foreign corporation in which the Company owns 10% to 50% of the voting stock and because of certain other limitations, the Company's ability to claim a foreign tax credit may be limited, particularly with respect to dividends paid out of earnings subject to a high rate of foreign income tax. This limitation and the inability of the Company to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective tax rate on the Company's earnings. The Company

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)
has an ownership interest in Telefenua, which is located in Tahiti, a self-governing territory of France, with which the United States does not have an income tax treaty. As a result, the Company may be subject to increased withholding taxes on dividend distributions and other payments from Telefenua and also may be subject to double taxation with respect to income generated by Telefenua.

  The Company is included as a member of UIHI's consolidated tax return and, after the Offering, will remain a member of the UIHI consolidated group (as long as non-UIHI ownership of the Company does not exceed 20%). UIHI and the Company are parties to a tax sharing agreement that defines the parties' rights and obligations with respect to tax liability and benefits relating to the Company and its operations as part of the consolidated group of UIHI . In general, UIHI is responsible for filing consolidated tax returns and paying the associated taxes and the Company will reimburse UIHI for the portion of the tax cost relating to the Company and its operations. For financial reporting purposes, the Company accounts for income taxes in accordance with SFAS 109 as if it filed separate income tax returns in accordance with the fundamental provisions of the tax sharing agreement. The primary differences between taxable income (loss) and net income (loss) for financial reporting purposes relate to accounting for equity in income (losses) of affiliated companies and the non-consolidation of its consolidated subsidiaries for U.S. tax purposes. Because the Company holds certain of its foreign investments through affiliates which hold investments, accounted for under the equity method, in foreign corporations, taxable income (loss) generated does not flow through to the Company for United States federal and state tax purposes even though the Company records its allocable share of affiliate income (losses) for financial reporting purposes. Accordingly, due to the indefinite reversal of such amounts in future periods, no deferred tax assets have been established for tax basis in excess of the Company's book basis (approximately $238 and $5,940 at December 31, 1994 and 1995, respectively) in investments in affiliated companies who, in turn have equity investments in foreign corporations.

  The Company's United States net operating loss, totaling approximately $3,049 at December 31, 1995, expires beginning in 2009 through 2011.

  The significant components of the net deferred tax asset are as follows:

                                                                   AS OF
                                                               DECEMBER 31,
                                                               --------------
                                                               1994    1995
Company's United States tax net operating loss carryforward... $ 257  $ 1,189
Tax net operating loss carryforward of consolidated foreign
 subsidiaries.................................................   --     4,165
                                                               -----  -------
Deferred tax asset............................................   257    5,354
Valuation reserve.............................................  (257)  (5,354)
                                                               -----  -------
Deferred tax asset, net....................................... $ --   $   --
                                                               =====  =======

  For Australian income tax purposes, the net operating loss carryforward may be limited in the event of a change in control of CEtv or a change in the business.

  The difference between income tax expense provided in the financial statements and the expected income tax expense (benefit) at statutory rates is reconciled as follows:

                                                               FOR THE YEAR
                                                                   ENDED
                                                               DECEMBER 31,
                                                               --------------
                                                               1994    1995
                                                               -----  -------
Expected income tax expense (benefit) at statutory rates...... $ (34) $(3,628)
Tax effect of permanent and other differences:
  Other.......................................................   --        39
  Amortization of licenses....................................   --       157
  Non-deductible Entertainment................................    12      222
  Effect of net operating losses not recognized...............    22    3,210
                                                               -----  -------
Total income tax expense (benefit)............................ $ --   $   --
                                                               =====  =======

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

7. COMMITMENTS

  CEtv has license fees payable annually as follows:

     1996............................................................. $ 3,194
     1997.............................................................   3,194
     1998.............................................................   3,194
     1999.............................................................   1,868
     2000.............................................................     --
                                                                       -------
                                                                       $11,450
                                                                       =======

  CEtv has capital lease obligations as follows:

     1996............................................................. $   235
     1997.............................................................     261
     1998.............................................................     575
     1999.............................................................      17
     2000.............................................................     --
                                                                       -------
                                                                         1,088
     Future finance charges...........................................    (198)
                                                                       -------
                                                                       $   890
                                                                       =======

  CEtv has operating lease obligations as follows:

     1996............................................................. $   474
     1997.............................................................     474
     1998.............................................................     474
     1999.............................................................     475
     2000.............................................................     475
     After............................................................     504
                                                                       -------
                                                                       $ 2,876
                                                                       =======

  CEtv entered into franchise agreements with Australis Media Limited ("Australis"). The franchise agreements provide for CEtv to have access to Australis programming in the franchise area and be the sole Australis franchisee in the region on all medium, being MMDS, satellite and cable. CEtv acquires a significant portion of its programming from Australis. (See Note
10)

  Under the agreements, certain minimum payments are due based on a proportion of subscriber revenue. The future commitments are dependent upon the number of subscribers.

8. RELATED PARTY

  In connection with the corporate reorganization discussed in Note 1, the Company and UIHI will execute a 10-year management services agreement (the "UIHI Management Agreement"), pursuant to which UIHI will continue to perform certain administrative, accounting, financial reporting and other services for the Company, which has no separate employees of its own. For the years ended December 31, 1994 and 1995, UIHI allocated approximately $659 and $918 to the Company for such services. Pursuant to the UIHI Management Agreement, UIHI will be paid a management fee of $750 for the first year of such agreement, which fees shall increase on the first anniversary date of the UIHI Management Agreement and each anniversary date thereafter by 8% per year. In addition, the Company shall reimburse UIHI for any out-of-pocket expenses incurred by UIHI in

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)


performance of its duties under the UIHI Management Agreement, including travel, lodging and entertainment expenses.

  UIHI has executed technical assistance agreements with CTV and STV pursuant to which it will provide various management and technical services. Under the agreements, UIHI receives a management fee equal to 5% of CTV and STV's total revenue for the first two years, 4% for the next six years, 3% for the following two years and 2% thereafter. In addition, UIHI is reimbursed for all direct costs associated with services it provides for CEtv. CEtv's managing director, chief operating officer and marketing director are employees of UIHI that have been seconded to CEtv. In addition, UIHI has appointed five other management personnel and five of six directors.

  UIHI and Telefenua have executed a technical services agreement whereby UIHI has agreed to provide technical, administrative and operational assistance to Telefenua encompassing the following areas: (i) engineering, design, construction, and equipment purchasing, (ii) marketing, selling and advertising, (iii) accounting, billing and subscriber management systems, and
(iv) personnel management and training for a fee equal to 5.5% of Telefenua's gross revenue through 1996, 3.5% of gross revenue for the following 12 months, and 2.5% thereafter. The fees payable to UIHI under its technical service agreement with an indirect majority owned subsidiary are 5%, 3% and 2% of Telefenua's gross revenues over the same periods. UIHI is also reimbursed for all direct and indirect costs associated with the services it provides. UIHI has appointed two of its employees to serve as managing director and the technical director of Telefenua. UIHI pays these employee's salaries and benefits.

  Saturn and UIHI have executed a technical services agreement pursuant to which UIHI provides technical, administrative and operational assistance to Saturn encompassing the following areas: (i) engineering, design, construction, and equipment purchasing, (ii) marketing, pricing and packaging of services, (iii) selection of programming and negotiations with suppliers and (iv) accounting, billing and subscriber management systems. UIHI receives a management fee equal to 5% of Saturn's gross revenue through July 1999. UIHI is also reimbursed for all direct and indirect costs associated with these services. The managing director and construction manager are employees of UIHI that have been seconded to Saturn pursuant to the terms of the technical services agreement.

  Included in the due to parent payable as of December 31, 1995 is the following:

     CTV Bridge loan(1)................................................ $ 5,400
     Telefenua Bridge loan, including accrued interest of $231(2)......   4,527
     CEtv technical assistance agreement obligations...................   1,488
     Telefenua technical assistance agreement obligations..............   1,168
                                                                        -------
                                                                        $12,583
                                                                        =======

- ---------------------

(1) The loan extended to CTV is at an interest rate of 9.25% and has no terms of repayment. The Company has the option to convert the bridge loan into equity of CTV.

(2) The loan extended to Telefenua is at an interest rate of 14% and is compounded annually and has no terms of repayment. The Company has the option to convert the bridge loan into equity of Telefenua.

  Upon completion of the Offering discussed in Note 1, approximately $25,000 of the proceeds will be used to acquire certain bridge loans made by UIHI to CTV and Telefenua noted above, including $15,073 advanced to CEtv and Telefenua subsequent to year end.

                          UIH AUSTRALIA/PACIFIC, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                 (AFTER CORPORATE REORGANIZATION--SEE NOTE 1)
                       AS OF DECEMBER 31, 1994 AND 1995
                        (MONETARY AMOUNTS IN THOUSANDS)

9. PRO FORMA INFORMATION

  The following unaudited pro forma information for the year ended December 31, 1995 gives effect to the acquisitions of the additional 40% economic interests in CEtv and the disposition of the 25% interest in XYZ Entertainment as if each had occurred on January 1, 1995. The pro forma financial information does not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on such date. The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under current circumstances.

                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                     ------------------------------------------
                                      ACTUAL     CETV(1)    XYZ(2)   PRO FORMA
Consolidated Condensed Statement of
 Operations:
  Service revenue................... $   1,883  $     443  $    --   $   2,326
  Operating expense.................    (3,230)      (793)      --      (4,023)
  General and administrative
   expense..........................    (3,402)    (6,681)      --     (10,083)
  Depreciation and amortization
   expense..........................    (1,003)    (4,259)      --      (5,262)
                                     ---------  ---------  --------  ---------
    Net operating loss..............    (5,752)   (11,290)      --     (17,042)
  Equity in losses of affiliated
   companies, net...................   (16,379)     3,212     4,132     (9,035)
  Interest, net.....................       127      1,230       --       1,357
  Other, net........................     4,771        927    (4,132)     1,566
                                     ---------  ---------  --------  ---------
    Net loss........................ $ (17,233) $  (5,921) $    --   $ (23,154)
                                     =========  =========  ========  =========

- ---------------------
(1) Represents the consolidation of CEtv and the elimination of the previously recorded equity in losses. Included in depreciation and amortization expense is $2,987 of amortization related to the goodwill recorded in connection with the acquisition of an additional 40% effective economic interest, amortized over 15 years on a straight line basis.
(2) Represents the elimination of the gain on sale of XYZ and 25% of the equity in losses previously recognized.

10. SUBSEQUENT EVENT

  On April 19, 1996, a group of investors, including UIHI, committed to make or procure guarantees totalling $125,000 under Australis' existing bank facility to facilitate new bank financing for Australis, a principal supplier of CEtv's programming. UIHI has agreed that a newly-formed subsidiary will make or procure a guarantee of $10,000 of the bank financing. UIHI plans to contribute $10,000 to the new subsidiary, which cash will be used to collateralize such guarantee. The Company will use $10,000 of the net proceeds of the Offering to purchase such new subsidiary from UIHI. As consideration, Australis has granted warrants to acquire 4,171,460 ordinary shares or convertible notes, at a price of A$0.20 per share or note, to the new subsidiary, which number is subject to adjustment. The warrants expire on December 31, 1998. This transaction is subject to execution of final documentation and other conditions and is scheduled to close by April 30, 1996.

  Australis has indicated its intention to refinance its existing bank facility prior to its maturity through the sale of debt and/or equity securities and/or the sale of assets to existing shareholders or third parties. There can be no assurance that Australis will be able to secure adequate long term financing on satisfactory terms or, if such financing is secured, how long such financing will satisfy Australis' working capital needs. The Company believes that if CEtv is no longer able to obtain the programming provided by Australis on an exclusive basis and it was required to seek replacement programming, it would have access to the same programming directly from the suppliers of Australis' programming or sufficient alternative programming on competitive terms. However, there can be no assurance that this would be the case and the inability of CEtv to procure the same or suitable alternative programming at competitive rates and on an exclusive basis in its service areas could have a material adverse effect on the Company.

                           INDEPENDENT AUDIT REPORT

To the Board of Directors of
 CTV Pty Limited

  We have audited the accompanying consolidated financial statements of CTV Pty Limited and its subsidiaries for the years ended 31 December 1994 and 1995. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audit.

  We conducted our audit in accordance with Australian Auditing Standards, which do not differ substantially from generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the consolidated financial position of CTV Pty Limited as of 31 December 1994 and 1995, and the consolidated results of the group's operations and consolidated cash flows for the years then ended in accordance with Australian Accounting Standards.

  There are certain differences between Australian Accounting Standards and those generally accepted in the United States of America. Application of the generally accepted accounting principles in the United States of America would not result in material differences to these consolidated financial statements.

Arthur Andersen
Chartered Accountants

Sydney, Australia
29 March 1996

                      CTV PTY LIMITED AND ITS SUBSIDIARIES
                                 BALANCE SHEET
                             AS AT 31 DECEMBER 1995

                                           ECONOMIC ENTITY
                                            DECEMBER 31,       MARCH 31, 1996
                                        ---------------------  ----------------
                                   NOTE    1994       1995     (UNAUDITED)
                                            $A         $A          $A
Current assets:
  Cash............................      19,371,145  9,712,936          --
  Receivables.....................   3     718,939  4,538,627    3,579,676
  Inventory.......................             --     679,628    2,222,668
  Other...........................   4      25,582    830,133      235,564
                                        ---------- ----------  -----------
    Total current assets..........      20,115,666 15,761,324    6,037,908
                                        ---------- ----------  -----------
Non-current assets
  Investments.....................   5           2          2            2
  Property, plant and equipment...   6   2,746,809 17,955,579   33,019,025
  Intangibles.....................   7   5,021,630  7,906,674    8,571,490
                                        ---------- ----------  -----------
    Total non-current assets......       7,768,441 25,862,255   41,590,517
                                        ---------- ----------  -----------
      Total assets................      27,884,107 41,623,579   47,628,425
                                        ---------- ----------  -----------
Current liabilities
  Creditors and borrowings........   8   2,747,734 15,477,769   21,486,121
  Provisions......................             --         --       166,894
                                        ---------- ----------  -----------
    Total current liabilities.....       2,747,734 15,477,769   21,653,015
                                        ---------- ----------  -----------
Non-current liabilities
  Creditors and borrowings........   9      36,165    684,945    6,428,882
  Provisions......................  10         --     156,267          --
                                        ---------- ----------  -----------
    Total non-current liabili-
     ties.........................          36,165    841,212    6,428,882
                                        ---------- ----------  -----------
      Total liabilities...........       2,783,899 16,318,981   28,081,897
                                        ---------- ----------  -----------
Net assets........................      25,100,208 25,304,598   19,546,528
                                        ========== ==========  ===========
Shareholders' equity
  Share capital...................  11      42,729     42,729       42,729
  Reserves........................  13   5,116,536  5,116,536    5,116,536
  Retained profits/(accumulated
   losses)........................             206 (5,795,404) (11,553,474)
                                        ---------- ----------  -----------
                                         5,159,471   (636,139)  (6,394,209)
  Convertible debentures..........  12  19,940,737 25,940,737   25,940,737
                                        ---------- ----------  -----------
      Total shareholders' equity..      25,100,208 25,304,598   19,546,528
                                        ========== ==========  ===========


      The accompanying notes form an integral part of this balance sheet.

                      CTV PTY LIMITED AND ITS SUBSIDIARIES
                            PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                                         MARCH 31,   MARCH 31,
                                     ECONOMIC ENTITY       1995        1996
                                   --------------------  ---------  -----------
                                     1994       1995          (UNAUDITED)
                                      $A         $A         $A          $A
Revenue:
  Service.........................      --      579,690       --      1,288,162
                                   --------  ----------  --------   -----------
                                        --      579,690       --      1,288,162
                                   --------  ----------  --------   -----------
Expenses:
  General and administration......  321,494   6,406,782   401,123     4,969,915
  Depreciation and amortisation...    4,055   1,491,456    12,118     1,769,604
  Management fees.................      --       29,651       --         70,231
                                   --------  ----------  --------   -----------
                                    325,549   7,927,889   413,241     6,809,750
                                   --------  ----------  --------   -----------
Operating loss.................... (325,549) (7,348,199) (413,241)   (5,521,588)
                                   --------  ----------  --------   -----------
Non-operating income (expense)
  Interest income.................  327,355   1,227,029   439,849        55,197
  Interest expense and costs of
   finance........................   (1,600)     (2,180)     (195)     (142,679)
  Other, net foreign exchange
   gains--non-speculative trad-
   ing............................      --      327,740       --       (149,000)
                                   --------  ----------  --------   -----------
                                    325,755   1,552,589   439,654      (236,482)
                                   --------  ----------  --------   -----------
Net profit (loss) before tax......      206  (5,795,610)   26,413    (5,758,070)
Income tax attributable to net
 profit/(loss)....................      --          --        --            --
                                   --------  ----------  --------   -----------
Net loss..........................      206  (5,795,610)   26,413    (5,758,070)
                                   --------  ----------  --------   -----------
Retained profits/(accumulated
 losses) at beginning of year.....      --          206       206    (5,795,404)
                                   --------  ----------  --------   -----------
Retained profits/(accumulated
 losses) at end of year...........      206  (5,795,404)   26,619   (11,553,474)
                                   ========  ==========  ========   ===========



 The accompanying notes form an integral part of this profit and loss account.

                      CTV PTY LIMITED AND ITS SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                                        MARCH 31,    MARCH 31,
                                  ECONOMIC ENTITY          1995        1996
                               -----------------------  ----------  -----------
                         NOTE     1994        1995           (UNAUDITED)
                                   $A          $A           $A          $A
Cash flows from operat-
 ing activities
  Receipts from custom-
   ers..................              --       522,211         --     2,247,115
  Payments to suppliers
   and employees........         (297,332)  (3,973,333)    (22,457)  (1,152,927)
  Interest received.....          327,355    1,227,029     439,849       55,197
  Interest and other
   costs of finance
   paid.................           (1,600)      (2,180)       (195)    (142,679)
                               ----------  -----------  ----------  -----------
  Net operating cash
   flows................           28,423   (2,226,273)    417,197    1,006,706
                               ----------  -----------  ----------  -----------
Cash flows from invest-
 ing activities
  Purchase of
   subsidiaries, net of
   cash acquired........              (12)         (10)        --           --
  Payments for plant and
   equipment............          (55,871) (15,326,279)    (87,289) (16,833,050)
  Payments for MDS and
   broadcast licenses...       (5,021,630)  (3,437,458)     (1,099)     (15,646)
  Loans granted.........         (718,939)  (3,768,962)        --           --
  Payments for invest-
   ments................              --            (2)        --           --
                               ----------  -----------  ----------  -----------
  Net investing cash
   flows................       (5,796,452) (22,532,711)    (88,388) (16,848,696)
                               ----------  -----------  ----------  -----------
Cash flows from financ-
 ing activities
  Proceeds from share
   issues...............        5,159,265          --          --           --
  Proceeds from issue of
   convertible
   debentures...........       19,940,737    6,000,000         --           --
  Proceeds from short
   term loans...........           39,781    8,818,202         --           --
  Proceeds from loan
   from related body
   corporate............              --           --    6,000,000    5,405,405
  Repayment of finance
   lease principal......             (609)     (45,167)        --       338,532
                               ----------  -----------  ----------  -----------
  Net financing cash
   flows................       25,139,174   14,773,035   6,000,000    5,743,937
                               ----------  -----------  ----------  -----------
Net increase/(decrease)
 in cash held...........       19,371,145   (9,985,949)  6,328,809  (10,098,053)
Cash at beginning of
 year...................              --    19,371,145  19,371,145    9,712,986
Effect of different ex-
 change rate............              --       327,740         --      (149,000)
                               ----------  -----------  ----------  -----------
Cash at the end of the
 year................... 8, 16 19,371,145    9,712,936  25,699,954     (534,067)
                               ==========  ===========  ==========  ===========


 The accompanying notes form an integral part of this statement of cash flows.

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                       NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES:

 BASIS OF ACCOUNTING

  The financial statements have been prepared in accordance with the historical cost convention using the accounting policies described below. They do not take account of changes in either the general purchasing power of the dollar or in the prices of specific assets.

 PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the financial statements of the parent entity, CTV Pty Limited, and its subsidiaries. The term "Economic Entity" used throughout these financial statements means the parent entity and its subsidiaries.

 FOREIGN CURRENCY TRANSACTIONS

  Transactions in foreign currencies are converted at the exchange rates in effect at the date of each transaction.

  Amounts payable to or by the economic entity in foreign currencies have been translated into Australian currency at the exchange rates current at year end.

  Exchange differences relating to monetary items are brought to account in the profit and loss account in the period when the exchange rates change, as exchange gains or losses.

 INCOME TAX

  The economic entity follows the policy of tax-effect accounting. The income tax expense in the profit and loss account represents the tax on the pre-tax accounting profit adjusted for income and expenses never to be assessed or allowed for taxation purposes. The provision for deferred income tax liability and the future income tax benefit represent the tax effect of differences between income and expense items recognised in different accounting periods for book and tax purposes, calculated at the tax rates expected to apply when the differences reverse.

  The benefit arising from estimated carry forward tax losses has not been recorded in the future income tax benefit account as realisation of such benefit is considered not to be virtually certain.

 LEASED ASSETS

  Assets of the economic entity acquired under finance leases are capitalised. The initial amount of the leased asset and corresponding lease liability are recorded at the present value of minimum lease payments. Leased assets are amortised over the life of the relevant lease. Lease liabilities are reduced by the principal component of lease payments. The interest component is charged against operating profit.

  Operating leases are not capitalised and rental payments are charged against operating profit in the period in which they are incurred.

 PROPERTY, PLANT AND EQUIPMENT

  Land and buildings are valued at cost. The carrying amount of property, plant and equipment is reviewed annually by directors to ensure that it is not in excess of the recoverable amount from the assets.

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

  Property, plant and equipment, excluding freehold land, are depreciated or amortised at rates based upon their expected useful lives using the straight line method.

      Leasehold improvements.........................................  6 years
      Computer equipment.............................................  3 years
      Motor vehicles.................................................  5 years
      Furniture and fittings......................................... 10 years

 INTANGIBLES

  The acquisition of MDS licenses has been brought to account at cost. The cost to acquire these licenses, acquired for a 5 year period, will be amortised over the remaining license period upon commencement of broadcasting operations. They are renewable every 5 years.

  The licenses have been issued for a term of five years, with the license fee payable annually in advance. The license fee is payable to Spectrum Management Agency, an agent of the Australian Federal Government.

 RECOVERABLE AMOUNTS OF NON-CURRENT ASSETS

  The carrying amount of all non-current assets are reviewed at least annually to determine whether they exceed their recoverable amount. The recoverable amounts of all non-current assets have been determined using net cash flows which have not been discounted to their present values.

 PROVISION FOR ANNUAL LEAVE

  Provision has been made in the financial statements for benefits accruing to employees in relation to such matters as annual leave.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In management's opinion, the unaudited financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

NOTE 2. INCOME TAX

  (a) The difference between income tax expense provided in the financial statements and the prima facie income tax expense is reconciled as follows:

                                                               ECONOMIC ENTITY
                                                             -------------------
                                                             1994       1995
                                                              $A         $A
Operating profit/(loss)...................................      206  (5,795,610)
Prima facie tax thereon @ 36%.............................       74  (2,086,420)
Tax effect of permanent and other differences:
    --Timing differences..................................  (14,367)   (339,527)
    --Amortisation of licences............................      --      198,873
    --Entertainment non-deductible........................   14,293     165,618
    --Effect of tax losses not brought to account.........      --    2,061,456
                                                            -------  ----------
Total income tax attributable to operating profit/(loss)..      --          --
                                                            =======  ==========

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995
  (b) Benefit of income tax losses not brought to account

  As at 31 December 1995, the parent entity has unconfirmed unrecouped income tax losses of $5,795,404 available to offset against future years' taxable income. The benefit of these losses of $2,061,456 has not been brought to account as realisation is not virtually certain. The benefit will only be obtained if:

    (i) the company derives future assessable income of a nature and of an amount sufficient to enable the benefits from the deductions for the losses to be realised;

    (ii) the company continues to comply with the conditions for deductibility imposed by the law;

    (iii) no changes in tax legislation adversely affect the company in realising the benefit from the deductions for the losses; and

    (iv) any change in the business or control of the company does not affect the ability to utilise the available losses.

NOTE 3. RECEIVABLES (CURRENT):

                                              ECONOMIC ENTITY   MARCH 31, 1996
                                             -----------------  --------------
                                              1994     1995      (UNAUDITED)
                                               $A       $A            $A
Trade debtors...............................     --     57,479      209,124
Less: provision for doubtful debts..........     --     (5,792)     (32,302)
                                             ------- ---------    ---------
                                                 --     51,687      176,822
Related parties:
  --United International Holdings Inc.......  95,865   140,217      394,363
  --Other...................................     --    712,554      712,554
 --Related body corporate--STV Pty Ltd...... 623,074 3,627,044    2,288,162
Other persons...............................     --      7,125        7,775
                                             ------- ---------    ---------
                                             718,939 4,538,627    3,579,676
                                             ======= =========    =========

NOTE 4. OTHER ASSETS (CURRENT):

Prepaid expenses............................  10,465   787,916      130,107
Security deposits...........................  15,117    42,217      104,957
                                             ------- ---------    ---------
Total other assets (current)................  25,582   830,133      235,564
                                             ======= =========    =========

NOTE 5. INVESTMENTS (NON-CURRENT):

Investments in associated companies (Note
 18)........................................       2         2            2
                                             ======= =========    =========

                      CTV PTY LIMITED AND ITS SUBSIDIARIES
                 NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995
NOTE 6. PROPERTY, PLANT AND EQUIPMENT:

                                             ECONOMIC ENTITY      MARCH 31, 1996
                                           ---------------------  --------------
                                             1994        1995      (UNAUDITED)
                                              $A          $A            $A
Leasehold improvements:
  --At cost..............................        --      151,200       152,934
  --Accumulated depreciation.............        --       (8,705)      (15,122)
                                           ---------  ----------    ----------
Total leasehold improvements, net........        --      142,495       137,812
                                           ---------  ----------    ----------
Plant and equipment:
  --At cost..............................     55,881  15,737,143    19,700,289
  --Accumulated depreciation.............     (4,055)   (872,818)   (1,446,834)
                                           ---------  ----------    ----------
Total plant and equipment, net...........     51,826  14,864,325    18,253,455)
                                           ---------  ----------    ----------
Plant and equipment under lease:
  --At capitalised cost..................     44,506     912,820     2,818,854
  --Accumulated depreciation.............        --      (61,563)     (195,882)
                                           ---------  ----------    ----------
Total leased plant and equipment, net....     44,506     851,257     2,122,972
                                           ---------  ----------    ----------
Capitalised network construction expendi-
 tures:
  --At cost..............................  2,650,477   2,097,502    13,183,386
  --Accumulated amortisation.............        --          --       (678,600)
                                           ---------  ----------    ----------
Total capitalised development expendi-
 tures, net:.............................  2,650,477   2,097,502    12,504,786
                                           ---------  ----------    ----------
Total property, plant and equipment,
 net:....................................  2,746,809  17,955,579    33,019,025
                                           =========  ==========    ==========

NOTE 7. INTANGIBLE ASSETS (NON-CURRENT):

MDS licenses:
  --At cost..............................  5,018,215   8,196,618     9,237,130
  --Accumulated amortisation.............        --     (544,093)     (920,344)
                                           ---------  ----------    ----------
Total MDS licenses net:..................  5,018,215   7,652,525     8,316,786
                                           ---------  ----------    ----------
Program Rights fees at cost:                     --      250,000       250,000
  --Accumulated amortisation.............        --       (8,333)       (8,333)
Other at cost............................        --          --          1,570
Organisation costs at cost:..............      3,415      12,482        11,467
                                           ---------  ----------    ----------
Total intangible assets, net.............  5,021,630   7,906,674     8,571,490
                                           =========  ==========    ==========

NOTE 8. CREDITORS AND BORROWINGS (CURRENT):

Unsecured:
  Overdraft..............................        --          --        534,067
  Trade creditors........................      1,684   5,727,304     9,382,945
  Unearned Income........................        --       29,062        22,117
  Accrued Expenses.......................  2,698,537     728,113     1,881,694
  Due to related body corporate--United
   International Holdings Inc............     39,781   8,857,983     9,414,564
Secured:
  Finance lease liability (Note 15)......      7,732     135,307       250,734
                                           ---------  ----------    ----------
Total current creditors and borrowings...  2,747,734  15,477,769    21,486,121
                                           =========  ==========    ==========

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 9. CREDITORS AND BORROWINGS (NON-CURRENT):

                                            ECONOMIC ENTITY     MARCH 31, 1996
                                        ----------------------- --------------
                                           1994        1995      (UNAUDITED)
                                            $A          $A            $A
Unsecured:
  Finance lease liability (Note 15)....         --          --   1,023,477
  Loan from related body corporate.....         --          --   5,405,405
                                        ----------- -----------  -----------
Secured
  Finance lease liability (Note 15)....      36,165     684,945          --
                                        ----------- -----------  -----------
Total non-current creditors and
 borrowings............................      36,165     684,945    6,428,882
                                        =========== ===========  ===========

NOTE 10. PROVISIONS (NON-CURRENT):

Annual leave...........................         --      156,267      166,894
                                        =========== ===========  ===========

NOTE 11. SHARE CAPITAL:

Authorised capital:
  --100,000,000 ordinary shares of $1
   each................................ 100,000,000 100,000,000  100,000,000
                                        ----------- -----------  -----------
Total authorised capital as at 31 De-
 cember 1995........................... 100,000,000 100,000,000  100,000,000
Issued and paid up capital:
  --42,729 ordinary shares of $1 each..      42,729      42,729       42,729
                                        ----------- -----------  -----------
Total issued and paid up capital.......      42,729      42,729       42,729
                                        =========== ===========  ===========

Movement in issued shares for the year:

                                                 NUMBER OF            NUMBER OF
                                       NUMBER OF REDEEMABLE NUMBER OF REDEEMABLE
                                       ORDINARY  PREFERENCE ORDINARY  PREFERENCE
                                        SHARES     SHARES    SHARES     SHARES
                                         1994       1994      1995       1995
Opening number of shares..............       3      --       42,729      --
Issued during the year................  42,726       13         --       --
Redeemed..............................     --        13         --       --
                                        ------      ---      ------      ---
Closing number of shares..............  42,729      --       42,729      --
                                        ======      ===      ======      ===

NOTE 12. CONVERTIBLE DEBENTURES:

  During the year, the company issued 162,643 convertible debentures for $A6,000,000. These debentures confer rights upon the holders as creditors of the company. They do not confer any right to attend or vote at general meetings. Interest is payable to the holders equal to the amount of the distribution that the holder would have received if, as at the date the entitlement to the distribution was determined, all of the debentures of that holder and all other holders had been converted into shares.

  The convertible debentures have been included in shareholders' equity in the balance sheet as debenture holders are entitled to an equivalent return to the ordinary shareholders.

  Conversion of debentures is permitted at anytime provided conversion would not result in the breach of any Statute by the debenture holder or any other person.

  Debentures may be converted into fully paid ordinary shares on a one for one basis unless the normal value of the issued shares is reconstructed which would result in a different conversion factor. Debentures may not be redeemed for cash.

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

  In the event of a winding up of the company, the rights of the debenture holders against the company in respect of the debentures are postponed until the claims of all holders of senior indebtedness have been satisfied in full. Senior indebtedness means secured obligations, unsecured and unsubordinated obligations of the company, other than debentures and shares.

NOTE 13. RESERVES:

                                                               ECONOMIC ENTITY
                                                             -------------------
                                                               1994      1995
                                                                $A        $A
Share premium opening balance...............................       --  5,116,536
Premium on issues of shares................................. 5,116,536       --
Redemption of preference shares.............................       --        --
                                                             --------- ---------
Total reserves.............................................. 5,116,536 5,116,536
                                                             ========= =========

NOTE 14. EMPLOYEE ENTITLEMENTS:

 SUPERANNUATION COMMITMENTS

  The economic entity contributes to a defined contribution superannuation plan for substantially all of its employees. Each participating entity in the economic entity has a legal obligation to contribute to the schemes, which are as follows:

    (a) Hourly employees and commission employees--Employee Retirement Fund, a fund administered by MLC. This is a defined contribution fund; and

    (b) Salaried employees--CEtv Superannuation Fund, a fund administered by MLC (contributions 6%). This is a defined contribution fund.

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 15. COMMITMENTS:

                                                             ECONOMIC ENTITY
                                                           --------------------
                                                             1994       1995
                                                              $A         $A
(a)Annual licence fees are payable as follows:
  Not later than one year................................  1,212,627  3,068,099
  Later than one year but not later than two years.......  1,212,627  3,068,099
  Later than two years but not later than five years.....  3,637,881  5,121,828
  Later than five years..................................        --         --
                                                           --------- ----------
                                                           6,063,135 11,258,026
                                                           ========= ==========
(b)Finance lease expenditure contracted for is payable as
 follows:
  Not later than one year................................     12,429    215,798
  Later than one year but not later than two years.......     12,429    233,412
  Later than two years but not later than five years.....     30,044    553,335
  Later than five years..................................        --         --
                                                           --------- ----------
                                                              54,902  1,002,545
  Future finance charges.................................     11,005    182,293
                                                           --------- ----------
  Net finance lease liability............................     43,897    820,252
                                                           ========= ==========
Reconciled to:
  Current liability (Note 8).............................      7,732    135,307
  Non-current liability (Note 9).........................     36,165    684,945
                                                           --------- ----------
                                                              43,897    820,252
                                                           ========= ==========
(c)Operating lease expenditure contracted for is payable
 as follows:
  Not later than one year................................    137,500    467,767
  Later than one year but not later than two years.......    137,500    467,767
  Later than two years but not later than five years.....    412,500  1,405,357
  Later than five years..................................        --     529,372
                                                           --------- ----------
                                                             687,500  2,870,263
                                                           ========= ==========

(d) On 24 July 1994, CTV Pty Limited entered into a franchise agreement with Australis Media Limited. The franchise provides for CTV Pty Limited to have access to Australis Media Limited programming in the franchise area and be the sole Australis franchisee in the region on all medium, being MDS, satellite and cable.

    Under the agreement, certain minimum payments are due based on a proportion of subscriber revenue. The future commitments are dependent upon the number of subscribers.

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 16. NOTES TO THE STATEMENT OF CASH FLOWS:

(a)Reconciliation of Cash

  For the purposes of the statement of cash flows, cash includes cash on hand and in banks and deposits at call, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the Statement of cash flows is reconciled to the related items in the balance sheet as follows:

                                                                      MARCH 31,
                                                ECONOMIC ENTITY         1996
                                             ----------------------  -----------
                                                1994        1995     (UNAUDITED)
                                                 $A          $A          $A
Cash.......................................      73,377    (261,963)   (534,067)
Short term money market deposits...........  19,297,768   9,974,899         --
                                             ----------  ----------  ----------
                                             19,371,145   9,712,936    (534,067)
                                             ==========  ==========  ==========

(b) Reconciliation of net cash provided by operating activities to operating loss after income tax.

                                                                      MARCH 31,
                                                ECONOMIC ENTITY         1996
                                             ----------------------  -----------
                                                1994        1995     (UNAUDITED)
                                                 $A          $A          $A
Operating profit (loss) after income tax:..         206  (5,795,610) (5,758,070)
  Adjustments for non-cash income and ex-
   pense items:
  Depreciation and amortisation expense....       4,055   1,491,456   1,769,604
  Bad debts expense and provision for
   doubtful debts..........................         --        5,792      10,627
Transfers to provisions:
  Annual leave.............................         --      156,267         --
Unrealised foreign exchange gain...........         --     (327,740)    149,000
Increase in other receivables..............         --      (57,479)    958,953
Increase in trade creditors................      49,744   3,785,221   4,825,063
Increase in inventory......................         --     (679,628) (1,543,040)
Increase in other assets...................     (25,582)   (804,552)    594,569
                                             ----------  ----------  ----------
Net cash from operating activities.........      28,423  (2,226,273)  1,006,706
                                             ==========  ==========  ==========

(c)Subsidiaries acquired

  The following subsidiaries were acquired by the economic entity for cash consideration. The fair value of net tangible assets acquired was as follows:

                                                                 FAIR VALUE OF
                                                                 NET TANGIBLE
                                                                    ASSETS
                                                                 --------------
                                                                  1994    1995
      ENTITY                                                       $A      $A
Jacolyn Pty Limited.............................................      2     --
Yanover Pty Limited.............................................      2     --
Keansburg Pty Limited...........................................      2     --
Orloff Pty Limited..............................................      2     --
Maxi-Vu Pty Limited.............................................      2     --
Vinatech Pty Limited............................................      2     --
Palara Vale Pty Limited.........................................    --        2
Auldana Pty Limited.............................................    --        2
Grovern Pty Limited.............................................    --        2
Lystervale Pty Limited..........................................    --        2
Minorite Pty Limited............................................    --        2
                                                                 ------  ------
Fair value of net identifiable assets...........................     12      10
Goodwill on acquisition.........................................    --      --
                                                                 ------  ------
Total consideration.............................................     12      10
                                                                 ======  ======

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

(d) Non-cash financing and investing activities

  During the year the economic entity acquired plant and equipment with an aggregate fair value of $A821,522 (1994: $A44,506) by means of finance leases. These transactions are not reflected in the statement of cashflows.

NOTE 17. SUBSIDIARIES:

  The following were subsidiaries at 31 December 1995, and have been included in the consolidated financial statements. The financial years of all subsidiaries are the same as that of the parent entity.

                                                             BOOK VALUE OF                 CONTRIBUTION TO
                                                                PARENT                      CONSOLIDATED
                                                               ENTITY'S         % OF       RESULT FOR THE
                                                              INVESTMENT     SHARES HELD       PERIOD
                                                             --------------  ------------  ----------------
                            PLACE OF
NAME OF CONTROLLED        INCORPORATION   DATE OF   TYPE OF   1994    1995   1994   1995    1994     1995
ENTITY                    FORMATION (A) ACQUISITION  SHARES    $A      $A      %      %      $A       $A
Jacolyn Pty Limited.....    Australia     14/6/94   Ordinary              2           100                --
Yanover Pty Limited.....    Australia     21/7/94   Ordinary              2           100                --
Keansburg Pty Limited...    Australia     14/6/94   Ordinary              2           100                --
Orloff Pty Limited......    Australia     14/6/94   Ordinary              2           100                --
Maxi-Vu Pty Limited.....    Australia      4/8/94   Ordinary              2           100                --
Palara Vale Pty Limit-
 ed.....................    Australia     24/4/95   Ordinary              2           100                --
Auldana Beach Pty Limit-
 ed.....................    Australia     24/4/95   Ordinary              2           100                --
Grovern Pty Limited.....    Australia     24/4/95   Ordinary              2           100                --
Lystervale Pty Limited..    Australia     24/4/95   Ordinary              2           100                --
Vinatech Pty Limited....    Australia     29/7/94   Ordinary              2           100                --
Minorite Pty Limited....    Australia     24/4/95   Ordinary              2           100                --
                                                                     ------                         -------
                                                                         22                              --
                                                                     ======                         =======

- ---------------------
(a) All entities operate solely in their place of incorporation/formation.

NOTE 18. ASSOCIATED COMPANIES:

  Details of material interests in associated companies are as follows:

                                               OWNERSHIP            DIVIDENDS
                                               INTEREST             RECEIVED
                                               ----------           ---------
       NAME OF
     ASSOCIATED        PRINCIPAL ACTIVITY OF               BALANCE
       COMPANY           ASSOCIATED COMPANY    1994  1995    DATE   1994 1995
Communication &       Delivery of subscription
 Entertainment        television services to
 Australia Pty        regional Australia.                     31
 Limited                                        50%   50%  December --   --
Ilona Investments     Delivery of subscription
 Pty Limited          television services to                  30
                      regional Australia        50%   50%    June   --   --

                                                              ECONOMIC ENTITY
                                                              ----------------
                                                               1994     1995
                                                                $A       $A
Aggregate carrying amount of investments in associated
 companies...................................................       2        2
                                                              -------  -------
Aggregate amount of investments in associated companies, as
 determined under the equity method of accounting............       2        2
                                                              =======  =======

                     CTV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995
NOTE 19. RELATED PARTY DISCLOSURES:

(a) Other director transactions

  Crase Partners, a director-related firm of J. K. Crase, provided general accounting services to the company during the year. These services were provided at an arms length basis.

  J. K. Crase, a director, purchased equipment from the company during the year. The purchase was made on an arms length basis.

(b) Transactions with related parties in the wholly owned group

  The parent entity entered into the following transactions during the year with related parties in the wholly owned group:

  . loans were advanced to subsidiaries to fund the acquisition of MDS licenses

  These transactions were undertaken on commercial terms and conditions.

(c) Transactions with associated companies

  The parent entity entered into certain transactions with associated companies, being loans advanced and received on an arms length basis.

NOTE 20. US GAAP INFORMATION:

  The accounting policies followed in preparation for the consolidated financial statements differ in one respect to those generally accepted in the United States of America (US GAAP). For US GAAP purposes, the convertible debentures would be classified as a non-current liability and not equity.

  The calculation of shareholder's equity in accordance with US GAAP is as follows:

                                             DECEMBER 31,          MARCH 31,
                                        ------------------------  -----------
                                           1994         1995         1996
                                        -----------  -----------  -----------
                                            $A           $A           $A
   Shareholder's equity as per balance
    sheet.............................   25,100,208   25,304,598   19,546,528
   Adjustments to reported equity:
     Convertible debentures...........  (19,940,737) (25,940,737) (25,940,737)
                                        -----------  -----------  -----------
   Shareholder's equity in accordance
    with
    US GAAP...........................    5,159,471     (636,139)  (6,394,209)
                                        ===========  ===========  ===========

                           INDEPENDENT AUDIT REPORT

To the Board of Directors of STV Pty Limited

  We have audited the accompanying consolidated financial statements of STV Pty Limited and its subsidiaries for the years ended 31 December 1994 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audit.

  We conducted our audit in accordance with Australian Auditing Standards, which do not differ substantially from generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the consolidated financial position of STV Pty Limited as of 31 December 1994 and 1995, and the consolidated results of the group's operations and consolidated cash flows for the years then ended in accordance with Australian Accounting Standards.

  There are certain differences between Australian Accounting Standards and those generally accepted in the United States of America. Application of the generally accepted accounting principles in the United States of America would not result in material differences to these consolidated financial statements.

Arthur Andersen
Chartered Accountants

Sydney, Australia
29 March 1996

                      STV PTY LIMITED AND ITS SUBSIDIARIES
                                 BALANCE SHEET
                             AS AT 31 DECEMBER 1995

                                               ECONOMIC ENTITY    MARCH 31, 1996
                                            --------------------- --------------
                                       NOTE    1994       1995     (UNAUDITED)
                                                $A         $A           $A
Current assets
  Cash................................      10,078,250      2,236    1,353,266
  Receivables.........................   3      63,934  1,325,563    1,386,056
  Prepayments.........................             --     382,866      387,409
                                            ---------- ----------   ----------
Total current assets..................      10,142,184  1,710,665    3,126,731
                                            ---------- ----------   ----------
Non-current assets
  Investments.........................   4           2          2            2
  Property, plant and equipment.......   5     527,373  6,085,042   12,347,647
  Intangibles.........................   6       3,562  3,727,654    3,811,775
                                            ---------- ----------   ----------
Total non-current assets..............         530,937  9,812,698   16,159,424
                                            ---------- ----------   ----------
Total assets..........................      10,673,121 11,523,363   19,286,155
                                            ---------- ----------   ----------
Current liabilities
  Creditors and borrowings............   7     759,411  4,673,587   14,592,142
                                            ---------- ----------   ----------
Total current liabilities.............         759,411  4,673,587   14,592,142
                                            ---------- ----------   ----------
Non-current liabilities
  Creditors and borrowings............   8      36,165    313,981      699,016
  Provisions..........................   9         --      11,495       87,335
                                            ---------- ----------   ----------
Total non-current liabilities.........          36,165    325,476      786,351
                                            ---------- ----------   ----------
Total liabilities.....................         795,576  4,999,063   15,378,493
                                            ---------- ----------   ----------
Net assets............................       9,877,545  6,524,300    3,907,662
                                            ========== ==========   ==========


      The accompanying notes form an integral part of this balance sheet.

                      STV PTY LIMITED AND ITS SUBSIDIARIES
                                 BALANCE SHEET
                             AS AT 31 DECEMBER 1995

                                             ECONOMIC ENTITY      MARCH 31, 1996
                                           ---------------------  --------------
                                      NOTE   1994        1995      (UNAUDITED)
                                              $A          $A            $A
Shareholders' equity
  Share capital......................  10    133,296     133,296       133,296
  Reserves...........................  12  1,426,959   1,426,959     1,426,959
  Accumulated losses.................       (122,457) (3,475,702)   (6,092,340)
                                           ---------  ----------    ----------
                                           1,437,798  (1,915,447)   (4,532,085)
Convertible debentures...............  11  8,439,747   8,439,747     8,439,747
                                           ---------  ----------    ----------
Total shareholders' equity...........      9,877,545   6,524,300     3,907,662
                                           =========  ==========    ==========




      The accompanying notes form an integral part of this balance sheet.

                      STV PTY LIMITED AND ITS SUBSIDIARIES
                            PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                     ECONOMIC ENTITY          MARCH 31,
                                   --------------------  --------------------
                              NOTE   1994       1995       1995       1996
                                                             (UNAUDITED)
                                      $A         $A              $A
Revenue:
  Service....................           --       13,819       --      116,512
                                   --------  ----------  --------  ----------
                                        --       13,819       --      116,512
                                   --------  ----------  --------  ----------
Expenses:
  General and administra-
   tion......................       258,991   3,576,688   362,736   2,231,580
  Depreciation and amortiza-
   tion......................         4,055     212,635    11,974     346,531
  Management fees............           --          --        --        5,825
                                   --------  ----------  --------  ----------
                                    263,046   3,789,323   374,710   2,583,936
                                   --------  ----------  --------  ----------
Operating loss...............      (263,046) (3,775,504) (374,710) (2,467,424)
                                   --------  ----------  --------  ----------
Non-operating income (ex-
 pense)
  Interest income............       142,189     422,563   193,457       7,204
  Interest expense and costs
   of finance................        (1,600)       (304)      (50)       (250)
                                   --------  ----------  --------  ----------
                                    140,589     422,259  (181,303)      6,954
                                   --------  ----------  --------  ----------
Other, net foreign exchange
 gains (losses)..............           --          --        --     (156,169)
Net loss before tax..........      (122,457) (3,353,245) (181,303) (2,616,639)
Income tax attributable to
 net loss....................           --          --
                                   --------  ----------  --------  ----------
Net loss.....................      (122,457) (3,353,245) (181,303) (2,616,639)
                                   --------  ----------  --------  ----------
Accumulated losses at begin-
 ning of year................           --     (122,457) (122,457) (3,475,701)
                                   --------  ----------  --------  ----------
Accumulated losses at end of
 year........................      (122,457) (3,475,702) (303,760) (6,092,340)
                                   ========  ==========  ========  ==========



 The accompanying notes form an integral part of this profit and loss account.

                      STV PTY LIMITED AND ITS SUBSIDIARIES
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                           ECONOMIC ENTITY                  MARCH 31,
                                ------------------------------------- -----------------------
                          NOTES        1994               1995           1995        1996
                                        $A                 $A              (UNAUDITED)
                                INFLOWS/(OUTFLOWS) INFLOWS/(OUTFLOWS)           $A
Cashflows from operating
 activities:
  Receipts from
   customers............                   --              74,749            --        56,019
  Payments to suppliers
   and employees........              (210,202)        (3,876,242)      (334,157) (2,673,328)
  Interest received.....                78,255            422,563        192,653        7,204
  Interest and other
   costs of finance
   paid.................                (1,600)              (304)           (50)        (250)
                                    ----------        -----------     ----------  -----------
Net operating
 cashflows..............              (133,547)        (3,379,234)      (141,554) (2,610,355)
                                    ----------        -----------     ----------  -----------
Cashflows from investing
 activities:
  Purchase of
   subsidiaries, net of
   cash acquired........                    (2)               (12)           --           --
  Payments for plant,
   equipment and
   construction in
   process..............              (486,922)        (5,381,613)      (125,109)  (6,609,137)
  Payments for MDS
   licenses.............                (3,562)        (3,757,962)           --       (84,120)
  Payments for
   investments..........                   --                  (2)           --           --
  Loans granted.........                   --          (1,322,587)           --           --
                                    ----------        -----------     ----------  -----------
Net investing
 cashflows..............              (490,486)       (10,462,176)      (125,109)  (6,693,257)
                                    ----------        -----------     ----------  -----------
Cashflows from financing
 activities:
  Proceeds from issues
   of shares............             1,560,255                --             --           --
  Proceeds from short-
   term loans...........               702,890          3,787,493        460,402   10,810,810
  Proceeds from
   debenture issues.....             8,439,747                --             --           --
  Repayment of finance
   lease principal......                  (609)           (22,097)        (1,087)         --
                                    ----------        -----------     ----------  -----------
Net financing
 cashflows..............            10,702,283          3,765,396        459,315   10,810,810
                                    ----------        -----------     ----------  -----------
Net increase (decrease)
 in cash held...........            10,078,250        (10,076,014)       192,652    1,507,198
Cash at the beginning of
 the year...............                   --          10,078,250     10,078,244        2,236
Effect of different
 exchange rate..........  15(c)            --                 --             --     (156,168)
                                    ----------        -----------     ----------  -----------
Cash at the end of the
 year...................  15(a)     10,078,250              2,236     10,270,896    1,353,266
                                    ==========        ===========     ==========  ===========

 The accompanying notes form an integral part of this statement of cash flows.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                       NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES:

 BASIS OF ACCOUNTING

  The financial statements have been prepared in accordance with the historical cost convention using the accounting policies described below. Further, they do not take account of changes in either the general purchasing power of the dollar or in the prices of specific assets.

 PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the financial statements of the parent entity, STV Pty Limited, and its subsidiaries. The term "Economic Entity" used throughout these financial statements means the parent entity and its subsidiaries.

 FOREIGN CURRENCY TRANSACTIONS

  Transactions in foreign currencies are converted at the exchange rates in effect at the date of each transaction.

  Amounts payable to or by the economic entity in foreign currencies have been translated into Australian currency at the exchange rates current at year end.

  Exchange differences relating to monetary items are brought to account in the profit and loss account in the period when the exchange rates change, as exchange gains or losses.

 INCOME TAX

  The economic entity follows the policy of tax-effect accounting. The income tax expense in the profit and loss account represents the tax on the pre-tax accounting profit adjusted for income and expenses never to be assessed or allowed for taxation purposes. The provision for deferred income tax liability and the future income tax benefit represent the tax effect of differences between income and expense items recognized in different accounting periods for book and tax purposes, calculated at the tax rates expected to apply when the differences reverse.

  The benefit arising from estimated carry forward tax losses has not been recorded in the future income tax benefit account as realization of such benefit is considered not to be virtually certain.

 LEASED ASSETS

  Assets of the economic entity acquired under finance leases are capitalized. The initial amount of the leased asset and corresponding lease liability are recorded at the present value of minimum lease payments. Leased assets are amortized over the life of the relevant lease. Lease liabilities are reduced by the principal component of lease payments. The interest component is charged against operating profit.

  Operating leases are not capitalized and rental payments are charged against operating profit in the period in which they are incurred.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

 PROPERTY, PLANT AND EQUIPMENT

  Land and buildings are valued at cost. The carrying amount of property, plant and equipment is reviewed annually by directors to ensure that it is not in excess of the recoverable amount from the assets.

     Leasehold improvements............................................  6 years
     Computer equipment................................................  3 years
     Motor vehicles....................................................  5 years
     Furnitures and fixtures........................................... 10 years

  Property, plant and equipment, excluding freehold land, are depreciated or amortized at rates based upon their expected useful lives using the straight line method.

 INTANGIBLES

  The acquisition of MDS licenses has been brought to account at cost. The cost to acquire these licences, acquired for a 5 year period, will be amortized over the remaining licence period upon commencement of broadcasting operations. They are renewable every 5 years.

  The licenses have been issued for a term of five years, with the license fee payable annually in advance. The license fee is payable to Spectrum Management Agency, an agent of the Australian Federal Government.

 RECOVERABLE AMOUNTS OF NON-CURRENT ASSETS

  The carrying amounts of all non-current assets are reviewed at least annually to determine whether they exceed their recoverable amount. The recoverable amounts of all non-current assets have been determined using net cashflows which have not been discounted to their present values.

 ANNUAL LEAVE

  Provision has been made in the financial statements for benefits accruing to employees in relation to such matters as annual leave.

 INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In management's opinion, the unaudited financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 2. INCOME TAX

  (a) The difference between income tax expense provided in the financial statements and the prima facie income tax expense is reconciled as follows:

                                                             ECONOMIC ENTITY
                                                           --------------------
                                                             1994       1995
                                                              $A         $A
   Operating loss......................................... (122,457) (3,353,245)
   Prima facie tax thereon @ 36%..........................  (44,085) (1,207,168)
   Tax effect of permanent and other differences
    --Timing differences..................................      --     (133,683)
    --Entertainment non deductible........................    1,585     133,397
    --Amortisation of licenses............................      --       12,193
    --Effect of losses not brought to account.............   42,500   1,195,261
                                                           --------  ----------
   Total income tax attributable to operating profit......      --          --
                                                           ========  ==========

  (b) Benefit of income tax losses not brought to account

  As at 31 December 1995, the parent entity has unconfirmed unrecouped income tax losses of $A 3,475,702 available to offset against future years' taxable income. The benefit of these losses of $A 1,237,761 has not been brought to account as realization is not virtually certain. The benefit will only be obtained if:

    (a) the company derives future assessable income of a nature and of an amount sufficient to enable the benefits from the deductions for the losses to be realized;

    (b) the company continues to comply with the conditions for deductibility imposed by the law;

    (c) no changes in tax legislation adversely affect the company in realizing the benefit from the deductions for the losses; and

    (d) any change in the business or control of the company does not affect the ability to utilize the available losses.

NOTE 3. RECEIVABLES (CURRENT):

                                                                    MARCH 31,
                                                 ECONOMIC ENTITY      1996
                                                 ----------------  -----------
                                                  1994    1995     (UNAUDITED)
                                                   $A      $A          $A
   Accounts Receivable Trade....................    --      3,004      64,662
    --Allowance for Bad Debts...................    --        (28)     (1,193)
   Non-trade amounts owing by:
    Related parties
     --Wholly owned group.......................    --        --          --
     --Associated companies.....................    --  1,322,587   1,322,587
    Other persons............................... 63,934       --          --
                                                 ------ ---------   ---------
   Total current receivables.................... 63,934 1,325,563   1,386,056
                                                 ====== =========   =========

NOTE 4. INVESTMENTS (NON-CURRENT):

   Investments in associated companies (Note
    17).........................................      2         2           2
                                                 ====== =========   =========

                      STV PTY LIMITED AND ITS SUBSIDIARIES
                 NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 5. PROPERTY, PLANT AND EQUIPMENT:

                                             ECONOMIC ENTITY    MARCH 31, 1995
                                            ------------------  --------------
                                             1994      1995      (UNAUDITED)
                                              $A        $A            $A
   Leasehold improvements:
    --At cost..............................     --     128,274       128,273
    --Accumulated amortization.............     --      (7,801)      (13,268)
                                            -------  ---------    ----------
   Total leasehold improvements, net.......     --     120,473       115,005
                                            -------  ---------    ----------
   Plant and equipment:
    --At cost..............................  55,881  4,093,944    11,166,223
    --Accumulated depreciation.............  (4,055)  (149,677)     (446,725)
                                            -------  ---------    ----------
   Total plant and equipment, net..........  51,826  3,944,267    10,194,498
                                            -------  ---------    ----------
   Plant and equipment under lease:
    --At capitalized cost..................  44,506    408,832       733,650
    --Accumulated depreciation.............     --     (25,343)      (47,616)
                                            -------  ---------    ----------
   Total lease plant and equipment, net....  44,506    383,489       686,034
                                            -------  ---------    ----------
   Capitalized network construction
    expenditures:
    --At cost.............................. 431,041  1,636,813       827,109
    --Accumulated amortization.............     --         --            --
                                            -------  ---------    ----------
   Total capitalized development
    expenditures, net...................... 431,041  1,636,813       827,109
                                            -------  ---------    ----------
   Total property, plant and equipment,
    net.................................... 527,373  6,085,042    12,347,647
                                            =======  =========    ==========

NOTE 6. INTANGIBLE ASSETS (NON-CURRENT):

   MDS licences............................   1,570  3,501,285     3,605,669
    --Accumulated Amortization.............     --     (25,536)      (47,280)
   Other licenses..........................     --     251,570       251,570
    --Accumulated Amortization.............     --      (8,333)       (8,333)
   Other...................................   1,992      8,668        10,149
                                            -------  ---------    ----------
   Total intangible assets, net............   3,562  3,727,654     3,811,775
                                            =======  =========    ==========

NOTE 7. CREDITORS AND BORROWINGS (CURRENT):

   Unsecured:
    Trade creditors........................   1,689    120,561        99,925
    Accrued expenses.......................  47,100        --            --
    Due to associated company--CTV Pty
     Limited............................... 623,074  3,627,044     2,288,162
    Due to related body corporate--United
     International Holdings Inc............  79,816    863,341    12,023,967
   Secured:
    Secured:Finance lease liability (Note
     14)...................................   7,732     62,641       180,088
                                            -------  ---------    ----------
                                            759,411  4,673,587    14,592,142
                                            =======  =========    ==========

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 8. CREDITORS AND BORROWINGS (NON-CURRENT):

                                             ECONOMIC ENTITY     MARCH 31, 1996
                                         ----------------------- --------------
                                            1994        1995      (UNAUDITED)
                                         ----------- ----------- --------------
                                             $A          $A            $A
   Secured:
    Finance lease liability (Note 14)..       36,165     313,981      699,016
                                         ----------- -----------  -----------
   Total non-current creditors and
    borrowings.........................       36,165     313,981      699,016
                                         =========== ===========  ===========

NOTE 9. PROVISIONS (NON-CURRENT):

   Annual leave........................          --       11,495       87,335

NOTE 10. SHARE CAPITAL:

   Authorized capital:
    --100,000,000 ordinary shares of $1
     each..............................  100,000,000 100,000,000  100,000,000
                                         ----------- -----------  -----------
   Total authorized capital............  100,000,000 100,000,000  100,000,000
                                         =========== ===========  ===========
   Issued and paid up capital:
    --133,296 ordinary shares of $1.00
     each..............................      133,296     133,296      133,296
                                         ----------- -----------  -----------
   Total issued and paid up capital....      133,296     133,296      133,296
                                         =========== ===========  ===========

  Movement in issued shares for the year:

                                                NUMBER OF            NUMBER OF
                                      NUMBER OF REDEEMABLE NUMBER OF REDEEMABLE
                                      ORDINARY  PREFERENCE ORDINARY  PREFERENCE
                                       SHARES     SHARES    SHARES     SHARES
                                      --------- ---------- --------- ----------
                                        1994       1994      1995       1995
                                      --------- ---------- --------- ----------
   Opening number of shares..........      --      --       133,296       --
   Issued during the year (a)........  133,296       2          --        --
   Redeemed..........................      --        2          --        --
                                       -------     ---      -------    ------
   Closing number of shares..........  133,296     --       133,296       --
                                       =======     ===      =======    ======

NOTE 11. CONVERTIBLE DEBENTURES:

  During the year, the company had outstanding 986,707 convertible debentures for $A 8,439,747. These debentures confer rights upon the holders as creditors of the company. They do not confer any right to attend or vote at general meetings. Interest is payable to the holders equal to the amount of the distribution that the holder would have received if, as at the date the entitlement to the distribution was determined, all of the debentures of that holder and all other holders had been converted into shares.

  The convertible debentures have been included in shareholders' equity in the balance sheet as debenture holders are entitled to an equivalent return to the ordinary shareholders.

  Conversion of debentures is permitted at anytime provided conversion would not result in the breach of any Statute by the debenture holder or any other person.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

  Debentures may be converted into fully paid ordinary shares on a one for one basis unless the normal value of the issued shares is reconstructed which would result in a different conversion factor. Debentures may not be redeemed for cash.

  In the event of a winding up of the company, the rights of the debenture holders against the company in respect of the debentures are postponed until the claims of all holders of senior indebtedness have been satisfied in full. Senior indebtedness means secured obligations, unsecured and unsubordinated obligations of the company, other than debentures and shares.

NOTE 12. RESERVES:

                                                               ECONOMIC ENTITY
                                                             -------------------
                                                               1994      1995
                                                             --------- ---------
                                                                $A        $A
                                                             --------- ---------
   Share premium opening balance............................       --  1,426,959
   Premium on issue of shares............................... 1,426,959       --
                                                             --------- ---------
   Total reserves........................................... 1,426,959 1,426,959
                                                             ========= =========

NOTE 13. EMPLOYEE ENTITLEMENTS:

  Superannuation commitments

  The economic entity contributes to a defined contribution superannuation plan for substantially all of its employees. Each participating entity in the economic entity has a legal obligation to contribute to the schemes, which are as follows:

    (a) Hourly employees and commission employees--Employee Retirement Fund, a fund administered by MLC. This is a defined contribution fund.

    (b) Salaried employees--CEtv Superannuation Fund, a fund administered by MLC (contributions 6%). This is a defined contribution fund.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 14. COMMITMENTS:

                                                              ECONOMIC ENTITY
                                                              ----------------
                                                               1994    1995
                                                                $A      $A
(a)Annual licence fees are payable as follows:
  Not later than one year....................................    --  1,227,291
  Later than one year but not later than two years...........    --  1,227,291
  Later than two years but not later than five years.........    --  1,686,787
  Later than five years......................................    --        --
                                                              ------ ---------
                                                                 --  4,141,369
                                                              ====== =========
(b)Finance lease expenditure contracted for is payable as
 follows:
  Not later than one year.................................... 12,429    99,657
  Later than one year but not later than two years........... 12,429   117,272
  Later than two years but not later than five years......... 30,043   243,506
  Later than five years......................................    --        --
                                                              ------ ---------
                                                              54,901   460,435
                                                              ====== =========
Future finance charges....................................... 11,004    83,813
                                                              ------ ---------
Net finance lease liability.................................. 43,897   376,622
                                                              ====== =========
Reconciled to:
  Current liability (Note 7).................................  7,732    62,641
  Non-current liability (Note 8)............................. 36,165   313,981
                                                              ------ ---------
                                                              43,897   376,622
                                                              ====== =========
(c)Operating lease expenditure contracted for is payable as
follows
  Not later than one year....................................    --    169,642
  Later than one year but not later than two years...........    --    169,642
  Later than two years but not later than five years.........    --    510,984
  Later than five years......................................    --    148,112
                                                              ------ ---------
                                                                 --    998,380
                                                              ====== =========

(d) On 12 October 1995, STV Pty Ltd entered into a Franchise Agreement with Australis Media Limited. The franchise provides for STV Pty Ltd to have access to Australis Media Limited programming in the franchise area and be the sole Australis franchisee in the region on all mediums, being MDS, satellite and cable.

    Under the agreement, certain minimum payments are due based on a proportion of subscriber revenue. The future commitments are dependent upon the number of subscribers.

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995
NOTE 15. NOTES TO THE STATEMENT OF CASH FLOWS:

  (a) Reconciliation of Cash

  For the purposes of the statement of cash flows, cash includes cash on hand and in banks and deposits at call, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the Statement of cash flows is reconciled to the related items in the balance sheet as follows:

                                                 ECONOMIC ENTITY  MARCH 31, 1996
                                                 ---------------- --------------
                                                    1994    1995   (UNAUDITED)
                                                     $A      $A         $A
   Cash.........................................      5,994 2,236   1,353,266
   Short-term money market deposits............. 10,072,256   --          --
                                                 ---------- -----   ---------
                                                 10,078,250 2,236   1,353,266
                                                 ========== =====   =========

  (b) Reconciliation of net cash provided by operating activities to operating loss after income tax.

                                             ECONOMIC ENTITY     MARCH 31, 1996
                                           --------------------  --------------
                                             1994       1995      (UNAUDITED)
                                              $A         $A
   Operating loss after income tax.......  (122,457) (3,353,245)   (2,616,639)
   Adjustments for non-cash income and
    expense items:
     Depreciation and amortization ex-
      pense..............................     4,055     212,635       346,531
     Bad debts expense and provision for
      doubtful debts.....................       --           28         1,165
     Unrealised foreign exchange gain....       --          --        156,169
     Transfers to provisions:
     Annual leave........................       --       11,495        75,841
     Increase in other receivables.......   (63,934)     60,930       (60,493)
     Increase (decrease) in trade credi-
      tors...............................    48,789      71,789      (508,386)
     Increase in other assets............       --     (382,866)       (4,543)
                                           --------  ----------    ----------
     Net cash from operating activities..  (133,547) (3,379,234)   (2,610,355)
                                           ========  ==========    ==========

  (c) Subsidiaries acquired

  The following subsidiaries were acquired by the economic entity for cash consideration. The fair value of net tangible assets acquired was as follows:

                                                                 FAIR VALUE
                                                               OF NET TANGIBLE
                                                               ASSETS ACQUIRED
                                                               ----------------
        ENTITY                                                  1994     1995
        ------                                                   $A       $A
   Selectra Pty Limited.......................................       2      --
   Vermint Grove Pty Ltd--cash................................     --         2
   Kidilla Pty Limited--cash..................................     --         2
   Dovevale Pty Limited--cash.................................     --         2
   Carryton Pty Limited--cash.................................     --         2
   Xtek Bay Pty Limited--cash.................................     --         2
   Windytide Pty Limited--cash................................     --         2
                                                               -------  -------
   Fair value of net identifiable assets......................       2       12
   Goodwill on acquisition....................................     --       --
                                                               -------  -------
   Total consideration........................................       2       12
                                                               =======  =======

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

  (d) Non-cash financing and investing activities.

  During the year the economic entity acquired plant and equipment with an aggregate fair value of $A 354,822 (1994: $A 44,506) by means of finance leases. These transactions are not reflected in the Statement of cash flows.

NOTE 16. SUBSIDIARIES:

  The following were subsidiaries at 31 December 1995, and have been included in the consolidated financial statements. The financial years of all subsidiaries are the same as that of the parent entity.

                                                                                            CONTRIBUTION TO
                                                             BOOK VALUE OF                   CONSOLIDATED
                                                            PARENT ENTITY'S      % OF       RESULT FOR THE
                           PLACE OF                           INVESTMENT      SHARES HELD        YEAR
       NAME OF          INCORPORATION/   DATE OF   TYPE OF  ----------------  ------------  ----------------
  CONTROLLED ENTITY      FORMATION(A)  ACQUISITION  SHARES   1994     1995    1994   1995    1994     1995
                                                                                %      %
Vermint Grove Pty Lim-
 ited                     Australia      26/4/95   Ordinary     --         2    100    --       --       --
Kidilla Pty Limited       Australia      26/4/95   Ordinary     --         2    100    --       --       --
Dovevale Pty Limited      Australia      26/4/95   Ordinary     --         2    100    --       --       --
Carryton Pty Limited      Australia      26/4/95   Ordinary     --         2    100    --       --       --
Xtek Bay Pty Limited      Australia      26/4/95   Ordinary     --         2    100    --       --       --
Selectra Pty Limited      Australia      29/7/94   Ordinary       2        2    100    100      --       --
Windytide Pty Limited     Australia      26/4/95   Ordinary     --         2    100    --       --       --
                                                            -------  -------                -------  -------
                                                                  2       14                    --       --
                                                            =======  =======                =======  =======

- ---------------------
(a) All entities operate solely in their place of incorporation/formation.

NOTE 17. ASSOCIATED COMPANIES:

  Details of material interests in associated companies are as follows:

                                             OWNERSHIP              DIVIDENDS
                                             INTEREST               RECEIVED
 NAME OF ASSOCIATED   PRINCIPAL ACTIVITY OF  ---------   BALANCE   ------------
      COMPANY           ASSOCIATED COMPANY   1994 1995    DATE     1994   1995
Communication &       Delivery of
 Entertainment         subscription
 Australia Pty         television services
 Limited               to regional
                       Australia             50%  50%  31 December   --     --
Chippawa Pty Limited  Delivery of
                       subscription
                       television services
                       to regional
                       Australia             50%  50%      30 June   --     --
                                                                   -----  -----
                                                                     --     --
                                                                   =====  =====

                                                               ECONOMIC ENTITY
                                                               ----------------
                                                                1994     1995
                                                                 $A       $A
   Aggregate carrying amount of investments in associated
    companies................................................        2        2
                                                               -------  -------
   Aggregate amount of investment in associated companies, as
    determined under the equity method of accounting.........        2        2
                                                               =======  =======

                     STV PTY LIMITED AND ITS SUBSIDIARIES
                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
                      FOR THE YEAR ENDED 31 DECEMBER 1995

NOTE 18. RELATED PARTY DISCLOSURES:

 A. Other director transactions

  Crase Partners, a director-related firm of J. K. Crase, a director, provided general accounting services to the company during the period. These services were provided at an arms length basis.

 B. Transactions with related parties in the wholly owned group

  The parent entity entered into the following transactions during the year with related parties in the wholly owned group:

  . loans were advanced to subsidiaries to fund the acquisition of MDS licenses

  These transactions were undertaken on commercial terms and conditions.

 C. Transactions with associated companies

  The parent entity entered into certain transactions with associated companies, being loans advanced and received on an arms length basis.

NOTE 19. US GAAP INFORMATION

  The accounting policies followed in preparation for the consolidated financial statements differ in one respect to those generally accepted in the United States of America (US GAAP). For US GAAP purposes, the convertible debentures would be classified as a non-current liability and not equity.

  The calculation of shareholder's equity in accordance with US GAAP is as follows:

                                            DECEMBER 31,        MARCH 31,
                                        ----------------------  ----------
                                           1994        1995        1996
                                        ----------  ----------  ----------
                                            $A          $A          $A
   Shareholder's equity as per balance
    sheet.............................   9,877,545   6,524,300   3,907,662
   Adjustments to reported equity:
     Convertible debentures...........  (8,439,747) (8,439,747) (8,439,747)
                                        ----------  ----------  ----------
   Shareholder's equity in accordance
    with US GAAP......................   1,437,798  (1,915,447) (4,532,085)
                                        ==========  ==========  ==========

                             AUDITORS' REPORT

To the shareholders of Saturn Communications Limited (formerly Kiwi Cable Company Limited):

  We have audited the accompanying financial statements of Saturn
Communications Limited (formerly Kiwi Cable Company Limited) for the year ended 31 December 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

  We conducted our audits in accordance with New Zealand Auditing Standards, which do not differ substantially from generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Saturn Communications Limited as of 31 December 1994 and 1995, and the results of the Company's operations for the years then ended in accordance with New Zealand Accounting Standards.

  There are certain differences between New Zealand Accounting Standards and those generally accepted in the United States of America. Application of the generally accepted accounting principles in the United States of America would not result in material differences to these financial statements.

Arthur Andersen

Wellington, New Zealand

20 February 1996

                       SATURN COMMUNICATIONS LIMITED

                     STATEMENT OF FINANCIAL PERFORMANCE

                                                         FOR THE THREE
                                  FOR THE YEARS          MONTHS ENDED
                                ENDED 31 DECEMBER          31 MARCH
                              ----------------------  --------------------
                         NOTE    1994        1995       1995       1996
                                 NZ$         NZ$        NZ$        NZ$
                                                          (UNAUDITED)
Programming Revenue.....          70,389     169,223    26,064      61,901
Other Revenue...........             --       57,835     7,969      74,615
                              ----------  ----------  --------  ----------
Total Revenue...........          70,389     227,058    34,033     136,516
Expenses
Programming Expenses....         203,901     448,243   130,732      65,417
Selling, general & ad-
 ministration...........         684,811   1,306,969   206,752     578,670
Management fee expense
 to related party.......         309,426      17,209     3,560       7,448
Other operating ex-
 penses.................         845,791   2,506,326   436,325     504,456
                              ----------  ----------  --------  ----------
Deficit before taxation
 for the year...........   2  (1,973,540) (4,051,689) (743,336) (1,019,475)
Income tax expense......  11         --          --        --          --
                              ----------  ----------  --------  ----------
Net deficit for the
 year...................      (1,973,540) (4,051,689) (743,336) (1,019,475)
                              ==========  ==========  ========  ==========

  The accompanying notes form an integral part of these financial statements.

                       SATURN COMMUNICATIONS LIMITED

                     STATEMENT OF MOVEMENTS IN EQUITY

               FOR THE YEARS ENDED 31 DECEMBER 1994 AND 1995

                                                                        NZ$
                                                                     ----------
Balance, at December 31, 1993....................................... (2,314,485)
Contributions from owners...........................................  7,155,259
Net deficit......................................................... (1,973,540)
                                                                     ----------
Balance, at December 31, 1994.......................................  2,867,234
Net deficit......................................................... (4,051,689)
                                                                     ----------
Balance, at December 31, 1995....................................... (1,184,455)
Net deficit (unaudited)............................................. (1,019,475)
                                                                     ----------
Balance, at March 31, 1996 (unaudited).............................. (2,203,930)
                                                                     ==========

  The accompanying notes form an integral part of these financial statements.

                       SATURN COMMUNICATIONS LIMITED

                      STATEMENT OF FINANCIAL POSITION

                                              AS AT 31 DECEMBER
                                            ----------------------   31 MARCH,
                                       NOTE    1994        1995        1996
                                               NZ$         NZ$          NZ$
                                                                    (UNAUDITED)
OWNER'S EQUITY
Share capital [Shares issued: 347,368
 (1994: 347,368)]....................    3     347,368     347,368     347,368
Reserves.............................    3   6,981,575   6,981,575   6,981,575
Retained earnings....................       (4,461,709) (8,513,398) (9,532,873)
                                            ----------  ----------  ----------
                                             2,867,234  (1,184,455) (2,203,930)
NON-CURRENT LIABILITIES
Related party loan...................    8         --    3,076,199   5,687,059
CURRENT LIABILITIES
Accounts Payable & Accruals
  Trade creditors....................          103,584     135,894   2,141,271
  Other..............................          110,868     122,207      11,865
                                            ----------  ----------  ----------
                                               214,452     258,101   2,153,136
Employee Entitlements................           24,554      62,747      63,178
Converter Deposits...................           24,356         --          --
Current-portion finance lease liabil-
 ity.................................    9      23,701      14,270      10,878
Related party payables...............    8         --      879,336      29,998
                                            ----------  ----------  ----------
                                               287,063   1,214,454   2,257,190
                                            ----------  ----------  ----------
TOTAL LIABILITIES AND EQUITY.........        3,154,297   3,106,198   5,740,319
                                            ==========  ==========  ==========

  The accompanying notes form an integral part of these financial statements.

                       SATURN COMMUNICATIONS LIMITED

                                              AS AT 31 DECEMBER
                                            ----------------------   MARCH 31,
                                       NOTE    1994        1995        1996
                                                $           $            $
                                                                    (UNAUDITED)
NON-CURRENT ASSETS
Property, plant and equipment
  Cost................................       3,297,551   4,150,307   5,463,293
  Accumulated depreciation............      (1,300,597) (1,887,172) (2,021,183)
                                            ----------  ----------  ----------
                                         4   1,996,954   2,263,135   3,442,110
Investments--Unlisted Shares..........             --        5,000       5,000
                                            ----------  ----------  ----------
                                             1,996,954   2,268,135   3,447,110
CURRENT ASSETS
Cash..................................         733,407     379,547       9,842
Accounts receivables
  Customers...........................             --       21,746       4,583
  Employees...........................          34,472      32,545      32,545
  Others..............................          17,143      21,236     232,256
  Provision for doubtful debts........             --      (10,000)    (10,000)
                                            ----------  ----------  ----------
                                                51,615      77,754     259,384
Inventories...........................         170,709     160,074   1,796,288
Prepayments...........................             --       29,351      24,131
Related party receivables.............   8     201,612     191,337     203,564
                                            ----------  ----------  ----------
                                             1,157,343     838,063   2,283,367
                                            ----------  ----------  ----------
TOTAL ASSETS..........................       3,154,297   3,106,198   5,740,319
                                            ==========  ==========  ==========

  The accompanying notes form an integral part of these financial statements.

                       SATURN COMMUNICATIONS LIMITED

                          STATEMENT OF CASHFLOWS

                    FOR THE YEAR ENDED 31 DECEMBER 1995

                                                             FOR THE THREE
                                   FOR THE YEARS ENDED       MONTHS ENDED
                                       31 DECEMBER             31 MARCH
                                  ----------------------  --------------------
                             NOTE    1994        1995       1995       1996
                                     NZ$         NZ$        NZ$        NZ$
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
Cash was provided from:
  Customers................           22,031     171,749    24,900     130,879
Cash was disbursed to:
  Payments to suppliers and
   employees...............       (1,496,891) (3,624,051) (768,193)   (949,120)
                                  ----------  ----------  --------  ----------
Net cash flows from operat-
 ing activities............   10  (1,474,860) (3,452,302) (743,293)   (818,241)
CASH FLOWS FROM INVESTING
 ACTIVITIES
Cash was provided from:
  Proceeds from sale of
   fixed assets............          142,306      69,829       --          --
Cash was applied to:
  Purchase of fixed as-
   sets....................         (726,123)   (932,018) (119,441) (1,312,986)
  Purchase of investments..              --       (5,000)      --          --
                                  ----------  ----------  --------  ----------
Net cash flows from invest-
 ing activities............         (583,817)   (867,189) (119,441) (1,312,986)
CASH FLOWS FROM FINANCING
 ACTIVITIES
Cash was provided from:
  Share issue..............    3   7,155,259         --        --          --
  Related party loans......              --    3,965,811   163,956   1,761,552
Cash was applied to:
  Related party loan repay-
   ment....................       (4,402,250)        --        --          --
                                  ----------  ----------  --------  ----------
Net cash flow from financ-
 ing activities............        2,753,009   3,965,811   163,956   1,761,552
Net increase/(decrease) in
 cash held.................          694,332    (353,680) (698,778)   (369,705)
Add opening cash brought
 forward...................           39,075     733,407   733,407     379,547
                                  ----------  ----------  --------  ----------
Ending cash carried for-
 ward......................          733,407     379,547    34,629       9,842
                                  ==========  ==========  ========  ==========

  The accompanying notes form an integral part of these financial statements.

                         SATURN COMMUNICATIONS LIMITED
             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

1. STATEMENT OF ACCOUNTING POLICIES

 A) The reporting entity changed its name subsequent to year end from Kiwi Cable Company Limited to Saturn Communications Limited. These financial statements have been prepared under the requirements of the Companies Act 1955 and the Financial Reporting Act 1993.

  The measurement base adopted is that of historical cost.

 B) CURRENCY

  These financial statements have been prepared in New Zealand dollars.

 C) FIXED ASSETS

  All fixed assets are recorded at cost. Additions, retirements and major improvements are capitalized and costs for normal repair and maintenance are charged to expense as incurred.

 D) DEPRECIATION

  Depreciation is provided on a straight line basis on all tangible fixed assets at rates calculated to allocate the assets' cost, less estimated residual value, over their estimated useful lives.

  Major depreciation rates are:

      Plant and equipment............................................... 10-20%
      Leasehold improvements............................................    20%
      Office equipment..................................................    20%
      Motor vehicles....................................................    20%

 E) INCOME TAX

  The income tax expense charged to the statement of financial performance includes both the current year liability and the income tax effects of timing differences after allowing for non-assessable income and non-deductible expenses.

  Deferred taxation is calculated using the liability method on a comprehensive basis. Debit balances in the deferred tax account arising from net accumulated timing differences and future income tax benefits arising from income tax losses carried forward are only recognised if realisation is more likely than not.

 F) INVENTORIES

  Inventories are valued at lower of actual cost or net realisable value.



 G) LEASES

  Finance leases, which effectively transfer to the entity substantially all of the risks and benefits incident to ownership of the leased item, are capitalised at the lower of the fair value of the leased property, and the present value of the minimum lease payments. The leased assets and corresponding liabilities are disclosed and the leased assets are amortised over the period the entity is expected to benefit from their use.

  Operating lease payments, where the lessors effectively retain substantially all the risks and benefits of ownership of the leased items, are included in the determination of the operating surplus in equal instalments over the lease term.

                      SATURN COMMUNICATIONS LIMITED

                   FOR THE YEAR ENDED 31 DECEMBER 1995

 H) EXPENDITURE CARRIED FORWARD

  Significant items of expenditure having a benefit or relationship to more than one period are written off over the period to which they relate.

 I) REVENUE RECOGNITION

  Monthly service are recognised as revenue in the period the related services are provided to the subscribers. Installation fees are recognised as revenue to the extent of direct selling costs.

 J) FOREIGN CURRENCIES

  Transactions in foreign currencies are translated at the New Zealand rate of exchange ruling at the date of transaction.

  At balance date foreign monetary assets and liabilities are translated at the closing rate, and exchange variations arising from these translations are included in the statement of financial performance as operating items.

ADDITIONAL UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES


 K) USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

 L) CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include cash and investments with original maturities of less than three months.

 M) NEW ACCOUNTING PRINCIPLES

  The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" ("SFAS 121") which is required to be adopted by affected companies for fiscal years beginning after December 15, 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has not adopted the principles of this statement within the accompanying financial statements; however, the Company does not believe that the provisions of SFAS 121 will have a material effect on the Company's reported results.

  The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 "Accounting for the Stock-Based Compensation" ("SFAS 123") which is required to be adopted by affected companies for fiscal years beginning after December 15, 1995. The Company does not believe that the provisions of SFAS 123 will have a material effect on the Company's reported results.

 N) CHANGES IN ACCOUNTING POLICIES

  There have been no material changes in accounting policies during the year. All policies have been applied on consistent bases with previous years.

 O) INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 are unaudited. In management's opinion, the unaudited financial statements as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 include all adjustments necessary for a fair presentation. Such adjustments were of a normal recurring nature.

                      SATURN COMMUNICATIONS LIMITED

                   FOR THE YEAR ENDED 31 DECEMBER 1995


2. DEFICIT BEFORE TAXATION

  Has been determined

                                                                  1994    1995
                                                                   NZ$     NZ$
   After charging:
     Audit fees and expenses....................................  15,080   6,000
     Depreciation............................................... 570,904 586,575
     Interest...................................................   8,151      82
     Rental and leasing costs...................................  71,804  77,489

3. SHARE CAPITAL

                                                                1994    1995
                                                                 NZ$     NZ$
   Issued 347,368 ordinary shares of $1.00 each (1994 347,368 shares)
    fully paid................................................ 347,368 347,368
                                                               ------- -------
                                                               347,368 347,368
                                                               ======= =======

  On 8 July 1994 United International Holdings, Inc, (UIH), a publicly listed company incorporated in the USA, acquired a 50% interest in the company via the issue of 173,684 shares by the company.

  The shares were purchased by UIH at a price of $US 14.39 ($NZ 24.12), giving rise to a share premium reserve at balance date of $US 2,389,509 ($NZ 4,005,883).

  Also on the 8 July 1994 the balance of the Todd International loan account, being $US 1,775,000 ($NZ 2,975,692) after forgiveness of $US 50,176 ($NZ 84,117) and repayment of $US 900,000 ($NZ 1,508,801), converted to equity.

4. FIXED ASSETS

                                                             1994
                                                         ACCUMULATED  NET BOOK
                                                 COST    DEPRECIATION   VALUE
                                               --------- ------------ ---------
Leasehold improvements.......................    121,516     (49,341)    72,175
Office Equipment (including Finance Lease As-
 sets).......................................    227,909     (74,638)   153,271
Plant and equipment..........................  2,895,750  (1,159,362) 1,736,388
Motor vehicles...............................     52,376     (17,256)    35,120
                                               ---------  ----------  ---------
                                               3,297,551  (1,300,597) 1,996,954
                                               =========  ==========  =========
                                                             1995
                                                         ACCUMULATED  NET BOOK
                                                 COST    DEPRECIATION   VALUE
                                               --------- ------------ ---------
Leasehold improvements.......................    127,912     (74,197)    53,715
Office Equipment (including Finance Lease As-
 sets).......................................    445,160    (143,085)   302,075
Plant and equipment..........................  3,477,675  (1,640,460) 1,837,215
Motor vehicles...............................     99,560     (29,430)    70,130
                                               ---------  ----------  ---------
                                               4,150,307  (1,887,172) 2,263,135
                                               =========  ==========  =========

                      SATURN COMMUNICATIONS LIMITED

                   FOR THE YEAR ENDED 31 DECEMBER 1995

                                                      MARCH 31, 1996
                                                ACCUMULATED  NET BOOK
                                        COST    DEPRECIATION   VALUE
                                      --------- ------------ ---------
                                                       (UNAUDITED)
   Leasehold improvements............   156,452     (77,908)    78,544
   Office Equipment (including fi-
    nance leases)....................   462,653    (162,940)   299,713
   Plant and equipment............... 4,686,708  (1,745,928) 2,940,780
   Motor vehicles....................   157,480     (34,407)   123,073
                                      ---------  ----------  ---------
                                      5,463,293  (2,021,183) 3,442,110
                                      =========  ==========  =========

5. CONTINGENT LIABILITIES

  There are no contingent liabilities outstanding at year end (1994: nil).


6. CAPITAL EXPENDITURE COMMITMENTS

  Estimated capital expenditure contracted for at balance date but not provided for NZ$659,235 (1994: nil).

7. OPERATING LEASE COMMITMENTS

  At balance date the Company had the following operating lease commitments for office space and certain vehicles:

                                                                 1995     1994
                                                                  NZ$      NZ$
   Payable:
     within 1 year............................................   449,982  84,985
     between 1 and 2 years....................................   457,468  82,535
     between 2 and 3 years....................................   357,915  80,031
     between 3 and 4 years....................................   233,425  52,487
     between 4 and 5 years....................................   233,425  52,487
     greater than 5 years.....................................   571,989 393,653
                                                               --------- -------
                                                               2,304,204 746,178
                                                               ========= =======

8. RELATED PARTIES

  During the year ended December 31, 1995, Saturn Communications Limited were involved in the following related party transactions:

     United International Holdings, Inc (significant
      shareholder)
       Received funding.............................. NZ$3,910,256 (1994: Nil)

  Funding was provided by United International Holdings for Saturn to meet its day to day obligations. The funding has been provided interest free and repayable on demand. Although the amount is repayable on demand a call will not be made until Saturn can afford to meet its day to day obligations and pay back this funding.

     An affiliate of Todd International Limited
      (significant shareholder)
       Received funding.............................     NZ$45,279 (1994: nil)

  Todd provided funding allowing Saturn to meet its day to day obligations.

   An affiliate of United International Holdings
     Received payment of prior year balance
     Cash Received.................................. NZ$22,195 (1994: nil)
     Balance Receivable............................. NZ$12,227 (1994: $34,422)

                      SATURN COMMUNICATIONS LIMITED

                   FOR THE YEAR ENDED 31 DECEMBER 1995

  Saturn also have a receivable balance owing from:

     Todd International Limited (significant
      shareholder) Receivable................ NZ$191,337(1994: NZ$201,613)

  The receivable from Todd International is denominated in US dollars and is on interest free terms.

  During the quarter ended March 31, 1996, Saturn Communications Limited were involved in the following related party transactions:

     United International Holdings, Inc
      (significant shareholder) Received
      funding................................ NZ$1,761,522 (1994: NZ$163,956)

  Funding was provided by United International Holdings for Saturn to meet its day to day obligations. The funding has been provided interest free and repayable on demand. Although the amount is repayable on demand a call will not be made until Saturn can afford to meet its day to day obligations and pay back this funding.

   United International Holdings--Tahiti
    (subsidiary of United International
    Holdings, Inc) Received payment of prior
    year balance
     Cash Received........................... NZ$         Nil (1994: $22,195)
     Balance Receivable...................... NZ$      12,227 (1994: $12,227)

  Saturn also have the following balances with:

   Todd International Limited (significant
    shareholder)
     Receivable.............................. NZ$191,337(1994: $201,612)
     Payable................................. NZ$ 45,279(1994: Nil)

  The receivable from Todd International is denominated in US dollars and is on interest free terms. The payable is denominated in New Zealand dollars and is interest free repayable on demand.

9. FINANCE LEASES

  At 31 December the following finance lease existed:

                                                                ASSET    LEASE
                                                                VALUE  LIABILITY
                                                                 NZ$      NZ$
   Canon photocopier and fax
   1995........................................................ 19,263  14,270
   1994........................................................ 24,400  23,701

  The finance lease payment commitments as at balance date were payable:

                                                                    1995   1994
                                                                    NZ$    NZ$
   within 1 year..................................................  7,752  9,431
   between 1 and 2 years..........................................  6,518  7,752
   between 2 and 3 years..........................................         6,718
                                                                   ------ ------
                                                                   14,270 23,701
                                                                   ====== ======

                      SATURN COMMUNICATIONS LIMITED

                   FOR THE YEAR ENDED 31 DECEMBER 1995

10. RECONCILATION OF NET DEFICIT AFTER TAXATION TO NET CASH OUTFLOW FROM OPERATING ACTIVITIES

                                 FOR THE YEARS ENDED    FOR THE THREE MONTHS
                                    DECEMBER 31,           ENDED MARCH 31,
                                ----------------------  ----------------------
                                   1994        1995       1995        1996
                                   NZ$         NZ$         NZ$         NZ$
                                                             (UNAUDITED)
Net deficit after taxation..... (1,973,540) (4,051,509)  (743,336)  (1,019,475)
Add non-cash items:
  Depreciation.................    570,905     586,575    140,954      134,011
  Provision for doubtful
   debts.......................        --       10,000        --           --
  Add/(less) movements in work-
   ing capital items
  (Increase) in receivables and
   prepayments.................    (48,358)    (65,489)    (9,133)      (5,637)
  (Increase)/decrease in inven-
   tories......................   (170,709)     10,635     26,869   (1,636,214)
  Increase/(decrease) in ac-
   counts payable and
   accruals....................    134,897      19,293   (158,647)   1,708,643
  Increase in employee entitle-
   ments.......................     11,945      38,193        --           431
                                ----------  ----------  ---------  -----------
    Net cash outflow from
     operations................ (1,474,860) (3,452,302)  (743,293)    (818,241)
                                ==========  ==========  =========  ===========

11. INCOME TAXATION

  The Company has accumulated tax losses of approximately NZ$7,500,000 (1994:
NZ$3,785,650), tax effect NZ$2,475,000 (1994:NZ$1,249,330), carried forward and available to offset against future assessable income. The benefit of these losses has not been brought to account. The ability to utilise these losses will not expire, subject to the company maintaining continuity of ownership and meeting other requirements of income tax legislation.

  The Company's net deferred tax asset is as follows:

                                                          AS AT 31
                                                          DECEMBER
                                                            1994        1995
                                                         ----------  ----------
Net operating loss carryforward.........................  1,249,330   2,475,000
Valuation allowance..................................... (1,249,330) (2,475,000)
                                                         ----------  ----------
Net deferred tax asset..................................        --          --
                                                         ==========  ==========

                           XYZ ENTERTAINMENT PTY LTD

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors

  We have audited the accompanying consolidated balance sheets of XYZ Entertainment Pty Ltd as of December 31, 1994 and 1995 and the related consolidated statements of operations, shareholders' deficiency and cash flows for the period from October 17, 1994 (date of inception) to December 31, 1994 and the financial year ended December 31, 1995, which are expressed in Australian dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in Australia which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of XYZ Entertainment Pty Ltd as of December 31, 1994 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in Australia.

  Generally accepted accounting principles in Australia vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected amounts reported as shareholders' deficiency and net loss as at and for the period from October 17, 1994 (date of inception) to December 31, 1994 and the year ended December 31, 1995 to the extent summarized in Note 12 to the financial statements.

Deloitte Touche Tohmatsu
Chartered Accountants

Sydney, Australia
March 15, 1996

                           XYZ ENTERTAINMENT PTY LTD
                      CONSOLIDATED STATEMENT OF OPERATIONS

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995

                                                          THREE MONTHS ENDED
                                                         MARCH 31,   MARCH 31,
                                      1994      1995       1995        1996
                                NOTE  AUD $    AUD $       AUD $       AUD $
                                                        (UNAUDITED) (UNAUDITED)
Revenue
  Channel supply..............           Nil  1,117,091        Nil   2,117,748
  Other.......................           Nil    592,149        Nil     459,930
  Interest....................         2,829    196,291     16,815      59,124
                                     ------- ----------  ---------   ---------
                                       2,829  1,905,531     16,815   2,636,802
                                     ------- ----------  ---------   ---------
Operating expenses
  Cost of services............           Nil 24,677,575  2,646,188   4,534,088
  Selling, general and
   administrative.............       236,703 12,475,597    140,375   1,132,708
  Depreciation and
   amortization...............    2      Nil  3,594,737        Nil     619,405
                                     ------- ----------  ---------   ---------
Cost of operations............       236,703 40,747,909  2,786,503   6,286,201
                                     ------- ----------  ---------   ---------
Net loss before income taxes..       233,874 38,842,378  2,769,748   3,649,399
                                     ------- ----------  ---------   ---------
Income taxes..................    3      Nil        Nil        Nil         Nil
                                     ------- ----------  ---------   ---------
Net loss......................    2  233,874 38,842,378  2,769,748   3,649,399
                                     ------- ----------  ---------   ---------
Net loss per share............       116,937 19,421,189  1,384,874   1,824,700
                                     ======= ==========  =========   =========
Weighted average number of or-
 dinary shares outstanding
 during the period............             2          2          2           2
                                     ======= ==========  =========   =========



        The accompanying notes form part of these financial statements.

                           XYZ ENTERTAINMENT PTY LTD
                           CONSOLIDATED BALANCE SHEET

                     AS OF DECEMBER 31, 1994 AND 1995

                                                                    MARCH 31,
                                              1994       1995         1996
                                       NOTE  AUD $       AUD $        AUD $
                                                                   (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents...........       670,754    3,105,803    7,049,820
  Receivables.........................        33,000    1,006,241    1,786,861
  Amounts due from stockholder........           Nil       21,219    1,708,113
  Program material rights (net of ac-
   cumulated amortization of
   A$1,430,000, A$nil and
   A$1,990,289).......................           Nil    2,298,935    4,758,521
                                            --------  -----------  -----------
    Total current assets..............       703,754    6,432,198   15,303,315
                                            --------  -----------  -----------
Non-current assets
  Property, plant and equipment.......   4    57,448    3,361,070    3,112,297
  Investment in associated company....   6       Nil      245,518          Nil
  Amounts due from related party......   8       Nil    1,326,578          Nil
  Program material rights (net of ac-
   cumulated amortization of $A180,000
   and A$nil).........................           Nil      217,916          Nil
                                            --------  -----------  -----------
    Total non-current assets..........        57,448    5,151,082    3,112,297
                                            --------  -----------  -----------
      Total assets....................       761,202   11,583,280   18,415,612
                                            ========  ===========  ===========
LIABILITIES AND STOCKHOLDERS' DEFI-
 CIENCY
Current liabilities
  Creditors, trade....................           Nil   20,792,868   18,850,866
  Other creditors and accruals........           Nil       75,656    4,160,441
                                            --------  -----------  -----------
    Total current liabilities.........           Nil   20,868,524   23,011,307
                                            --------  -----------  -----------
Non-current liabilities
  Creditors, trade....................           Nil      743,086      196,772
  Amounts due to stockholders.........   8   995,074   29,047,920   37,933,182
                                            --------  -----------  -----------
    Total non-current liabilities.....       995,074   29,791,006   38,129,954
                                            --------  -----------  -----------
      Total liabilities...............       995,074   50,659,530   61,141,261
                                            --------  -----------  -----------
Commitments and Contingencies (See
 Notes)
Stockholders' deficiency
  Redeemable preferences shares, par
   value A $1.00 per share:
   Authorised 100,000 shares, none is-
   sued and outstanding...............           Nil          Nil          Nil
  Ordinary shares, par value A$1.00
   per share:
   Authorised 900,000 shares, 2 issued
   and outstanding....................   9         2            2            2
  Accumulated deficit.................      (233,874) (39,076,252) (42,725,651)
                                            --------  -----------  -----------
      Total stockholders' deficiency..      (233,872) (39,076,250) (42,725,649)
                                            --------  -----------  -----------
      Total liabilities and stockhold-
       ers' deficiency................       761,202   11,583,280   18,415,612
                                            ========  ===========  ===========

        The accompanying notes form part of these financial statements.

                           XYZ ENTERTAINMENT PTY LTD
               CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994


                   AND THE YEAR ENDED DECEMBER 31, 1995

                                              ORDINARY ACCUMULATED     TOTAL
                                               AUD $      AUD $        AUD $
Balance at October 17, 1994..................                               Nil
Issue of ordinary shares.....................     2                           2
Net loss.....................................             (233,874)    (233,874)
                                                ---    -----------  -----------
Balance at December 31, 1994.................     2       (233,874)    (233,872)
                                                ---    -----------  -----------
Net loss.....................................          (38,842,378) (38,842,378)
                                                ---    -----------  -----------
Balance at December 31, 1995.................     2    (39,076,252) (39,076,250)
                                                ---    -----------  -----------
Net loss (unaudited).........................           (3,649,399)  (3,649,399)
                                                ---    -----------  -----------
Balance at March 31, 1996 (unaudited)........     2    (42,725,651) (42,725,649)
                                                ===    ===========  ===========



        The accompanying notes form part of these financial statements.

                           XYZ ENTERTAINMENT PTY LTD
                      CONSOLIDATED STATEMENT OF CASH FLOWS

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995

                                                           THREE MONTHS ENDED
                                                          MARCH 31,    MARCH 31,
                                    1994       1995         1995         1996
                                   AUD $       AUD $        AUD $        AUD $
                                                         (UNAUDITED)  (UNAUDITED)
Cash flows from operating activ-
 ities
  Cash receipts in the course of
   operations...................       Nil      370,348         Nil    1,375,391
  Cash payments in the course of
   operations...................  (269,703) (17,351,047) (1,229,710)  (3,883,611)
  Interest received.............     2,829      196,291      13,000       59,124
                                  --------  -----------  ----------   ----------
  Net cash used in operating ac-
   tivities.....................  (266,874) (16,784,408) (1,216,710)  (2,449,096)
                                  --------  -----------  ----------   ----------
Cash flows from investing activ-
 ities
  Payments for property, plant
   and equipment................   (57,448)  (4,999,012) (2,807,786)      10,017
  Proceeds from sale of program
   material rights..............       Nil    2,304,795         Nil     (127,340)
  Payment for investment........       Nil           (1)        Nil          Nil
  Payments for program material
   rights.......................       Nil   (7,164,583) (1,066,074)  (2,044,898)
                                  --------  -----------  ----------   ----------
  Net cash used in investing ac-
   tivities.....................   (57,448)  (9,858,801) (3,873,860)  (2,162,221)
                                  --------  -----------  ----------   ----------
Cash flows from financing activ-
 ities
  Proceeds from issues of
   shares.......................         2          Nil         Nil          Nil
  Proceeds from stockholder
   loans........................   995,074   29,078,258   7,301,795    8,555,334
                                  --------  -----------  ----------   ----------
  Net cash provided by financing
   activities...................   995,076   29,078,258   7,301,795    8,555,334
                                  --------  -----------  ----------   ----------
Net increase in cash and cash
 equivalents held...............   670,754    2,435,049   2,211,225    3,944,017
Cash and cash equivalents at the
 beginning of the period........       Nil      670,754     670,754    3,105,803
                                  --------  -----------  ----------   ----------
Cash and cash equivalents at the
 end of the period..............   670,754    3,105,803   2,881,979    7,049,820
                                  ========  ===========  ==========   ==========
Reconciliation of Net Loss to
 Net Cash Used in Operating Ac-
 tivities
  Net loss......................  (233,874) (38,842,378) (1,623,319)  (3,649,399)
  Add non-cash items:
    Amounts set aside to provi-
     sions......................       Nil    1,771,817         Nil        7,238
    Depreciation and amortiza-
     tion.......................       Nil    3,594,737         Nil      619,405
    Gain on disposal of program
     material rights............       Nil     (189,213)        Nil     (171,667)
    Loss on disposal of program
     material rights............       Nil    1,511,315         Nil      168,358
    Gain on disposal of fixed
     assets.....................       Nil     (168,358)        Nil          Nil
    Loss on disposal of fixed
     assets.....................       Nil        9,690         Nil          Nil
                                  --------  -----------  ----------   ----------
  Net cash used in operating
   activities before change in
   assets and liabilities.......  (233,874) (32,312,390) (1,623,319)  (3,026,065)
  Change in assets and liabili-
   ties:
    Increase in trade receiv-
     ables......................   (33,000)    (994,460)        Nil     (811,008)
    (Increase) decrease in other
     receivables................       Nil   (1,518,255)   (956,994)     245,518
    Increase in creditors.......       Nil   18,040,697   1,363,603    1,142,459
                                  --------  -----------  ----------   ----------
      Net cash used in operating
       activities...............  (266,874) (16,784,408) (1,216,710)  (2,449,096)
                                  ========  ===========  ==========   ==========

        The accompanying notes form part of these financial statements.

                           XYZ ENTERTAINMENT PTY LTD
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994


                   AND THE YEAR ENDED DECEMBER 31, 1995

NOTE 1--STATEMENT OF ACCOUNTING POLICIES

  The significant policies which have been adopted in the preparation of these consolidated financial statements are:

 (A) BASIS OF PREPARATION

  This statement of significant accounting policies is given to assist in the understanding of the consolidated financial statements. For the purposes of these consolidated financial statements, XYZ Entertainment Pty Ltd (the "Company") and its controlled entities (subsidiaries) (collectively, "XYZ") are defined under Australian law as the Economic Entity. This term is used throughout these Notes to the consolidated financial statements. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Australia (Australian GAAP), include disclosures required by the United States Securities and Exchange Commission and are presented in Australian dollars (A$ or AUD). The accounting principles differ in certain respects from accounting principles generally accepted in the United States (US GAAP). The significant differences and the approximate related effect on the consolidated financial statements are set out in Note 12. Although the company is financially dependent on related bodies corporate for its ongoing viability, the financial statements have been prepared on a going concern basis, after considering undertakings by related bodies corporate to provide ongoing financial support. The financial statements have been prepared on the basis of historical costs and do not take into account changing money values. Consistent accounting policies have been employed in the preparation and presentation of the consolidated financial statements.

  The company was incorporated on October 17, 1994 and commenced trading from that date. Through its controlled entities, the company provides programming for four of eight channels of the multi-channel base programming package (the "Galaxy package") offered and distributed by the Satellite A and B licence holders in Australia. The Galaxy package is distributed via satellite, microwave multipoint distribution system and other transmission technologies by the Satellite B licence holder through distribution facilities in the six largest capital cities in Australia and regional Western Australia, and by franchisees to substantially all of the population in Australia.

  The Company's programming for the four channels was first aired on April 23, 1995 by the Satellite A and B licence holders. Regional distribution commenced in New South Wales in August 1995 and in other states in October 1995.

  Programming provided by the Company as at the date of this report includes Red, a music video channel; Arena, a general entertainment channel; Nickelodeon, a children's/family/classic channel; and Discovery, a documentary channel.

 (B) PRINCIPLES OF CONSOLIDATION

  The accounts have been prepared by consolidating the financial statements of all the entities that comprise the Economic Entity, being the Company (the chief entity) and its controlled entities. A list of controlled entities appears in Note 7.

  The purchase method of accounting has been used to account for subsidiaries acquired during the period. The Company undertakes a valuation of the net assets acquired in purchase transactions in accordance with generally accepted accounting principles. Accordingly, the Company has stated the net assets acquired from purchased companies at their estimated fair values at the date of acquisition. The consolidated accounts include the information and results of each controlled entity from the date on which the Company obtains control and until such time as the Company ceases to control such entity.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994


                   AND THE YEAR ENDED DECEMBER 31, 1995

  In preparing the consolidated accounts, the intercompany balances and transactions, and any unrealised profits arising within the Economic Entity have been eliminated in full.

 (C) REVENUE AND REVENUE RECOGNITION

  Sales revenue comprises licence fees earned from a related entity for development and production of channels of programming for subscription television broadcasting services. Revenue is recognised at the time subscription services are provided to customers.

 (D) RECOVERABLE AMOUNT OF NON-CURRENT ASSETS

  The carrying amounts of all non-current assets are reviewed to determine whether they are in excess of their recoverable amount as of the balance sheet date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts, the relevant net cash inflows arising from the continued use and subsequent disposal of non-current assets have not been discounted to their present value unless otherwise indicated.

 (E) FOREIGN CURRENCY TRANSACTIONS

  Foreign currency transactions are translated to Australian currency at the rates of exchange existing at the dates of the transactions. Amounts receivable and payable in foreign currencies at the balance sheet date are translated at the rates of exchange existing on that date.

  Exchange differences relating to amounts payable and receivable in foreign currencies are recorded in the profit and loss account as exchange gains or losses in the financial year in which the exchange rates change.

 (F) TAXATION

  XYZ adopts the liability method of tax effect accounting. The tax effect of temporary differences which arise from items recorded in different periods for income tax and accounting purposes, are carried forward on the balance sheet as deferred tax assets and deferred tax liabilities, as applicable. Deferred tax assets arising from temporary differences are not recorded unless realisation of the asset is assured beyond a reasonable doubt. Deferred tax assets which include tax losses are only recorded when their realisation is virtually certain.

  The recovery of deferred tax assets (both recognised and unrecognised) is contingent upon sufficient taxable income being earned in future periods, continuation of the relevant tax laws and each relevant company continuing to comply with the appropriate legislation.

 (G) PLANT AND EQUIPMENT

  Acquisition

  Items of plant and equipment are recorded at historical cost and depreciated as outlined below.

  Depreciation

  Items of plant and equipment are depreciated over their estimated useful lives on a straight-line basis. The estimated useful lives of such items range from four to ten years. Items of plant and equipment are depreciated from the date the asset commences earning revenue.

  Leases

  Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the lease term, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994


                   AND THE YEAR ENDED DECEMBER 31, 1995

 (H) SUPERANNUATION

  XYZ contributes to one defined contribution fund for all employee groups. Contributions of A$135,675 were made to the fund during the year as a percentage of salaries based on statutory requirements.

 (I) PROGRAM MATERIAL RIGHTS

  Program material rights are recognised as an asset and stated at the lower of unamortized cost and net realisable value. The rights represent the ability to use television programs over a specified period of time, as set out in the licence agreements. Program material rights acquired under licence agreements are recognised when the licence period begins and all of the following conditions are met:

    (i) The cost of each licence fee for each program is known or is reasonably determinable;

    (ii) The program material has been accepted by the licensee in accordance with the terms of the licence agreement; and,

    (iii) The licensor can deliver the program material rights, and the licensee can exercise the rights.

  Amortization of the cost of program material rights is charged to the statement of operations based on the regular assessment of the benefit of individual licence agreements, over the term of the agreement. If the benefits are reasonably determinable through the number of times a particular program is aired, then costs are charged to the statement of operations accordingly. An accelerated method of amortization is used when the first broadcast of a program is estimated to be more valuable than its reruns. Costs are allocated on a straight-line basis over the period of the agreement if each broadcast is expected to produce approximately the same amount of revenue.

  Program material rights are classified as current assets if they are expected to be used within one year.

 (J) STATEMENT OF CASH FLOWS

  For the purposes of the statement of cash flows, cash and cash equivalents includes bank overdrafts and all highly liquid investments which are readily convertible to cash at the Company's option.

 (K) LOSS PER SHARE

  Loss per share is calculated by dividing net loss by the weighted average number of issued ordinary shares outstanding during the period.

 (L) PROVISIONS

  Employee Entitlements

  Provision is made for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and are capable of being measured reliably.

  Provisions made in respect of wages and salaries, annual leave, sick leave, and other employee entitlements expected to be settled within twelve months, are measured at their nominal values.

  Provisions made in respect of other employee entitlements which are not expected to be settled within twelve months are measured as the present value of the estimated future cash outflows to be made by the economic entity in respect of services provided by employees up to the reporting date.

 (M) DATE OF INCORPORATION

  The company was incorporated on October 17, 1994 and accordingly comparative figures cover the period from inception.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

   FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31,
                 1994AND THE YEAR ENDED DECEMBER 31, 1995
 (N) INVESTMENTS

  Associated Companies

  The Company equity accounts for its investments in associated companies in equity supplementary financial statements. Investments in which the Company has a material interest and over which it exercises significant influence, but does not control, are considered to be associated companies. The ability to exercise significant influence over the strategic operating, investing and financing policies of a company may be indicated by, for example, representation on the board of directors, participation in policy-making processes, material intercompany transactions, interchange of management personnel or provision of technical information.

  Investments in associated companies are carried at the lower of cost and recoverable amount. Dividends are recorded in the profit and loss account after they have been declared by the associated company in a general meeting.

  During the year, the Company entered into an agreement with Nickelodeon Australia, Inc to produce Nickelodeon Australia, a children's channel. The Company jointly controls Nickelodeon Australia Management Pty Limited with Nickelodeon Australia, Inc, and as such has the capacity to significantly influence decision-making in these companies. The term of the joint venture is 15 years.

  Selected disclosures under the equity method of accounting relating to the entity in which the Company is able to exercise significant influence are provided in Note 6.

  None of the shares in associated companies are listed on the Australian Stock Exchange.

 (O) INTERIM FINANCIAL STATEMENTS

  The financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited. In management's opinion, the unaudited financial statements as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 include all adjustments necessary for a fair presentation. Such adjustments were of normal recurring nature.

NOTE 2--EXPENDITURES

                                                          THREE MONTHS ENDED
                                                         MARCH 31    MARCH 31,
                                       1994    1995        1995        1996
                                       AUD $   AUD $       AUD $       AUD $
                                                        (UNAUDITED) (UNAUDITED)
Expenses included in the net loss
 were:
Depreciation and amortization:
  --plant and equipment..............   Nil    828,647      Nil       238,756
  --program material rights..........   Nil  2,766,090      Nil       380,649
                                        ---  ---------      ---      --------
    Total depreciation and
     amortization....................   Nil  3,594,737      Nil       619,405
                                        ===  =========      ===      ========
Amounts set Aside to Provision:
  --employee entitlements--annual
   leave.............................   Nil     75,656      Nil         7,237
  --provision for doubtful debts.....   Nil  1,696,160      Nil           --
                                        ---  ---------      ---      --------
                                        Nil  1,771,816      Nil         7,237
                                        ===  =========      ===      ========
Exchange (gain) loss, net, on foreign
 currency transactions:
  Exchange gain on foreign currency
   transactions......................   Nil   (368,670)     Nil      (767,175)
                                        ---  ---------      ---      --------
  Exchange (gain) loss, net..........   Nil   (368,670)     Nil      (767,175)
                                        ===  =========      ===      ========

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995


NOTE 3--INCOME TAXES

  At December 31, 1995 XYZ had accumulated tax losses carried forward of approximately A$7,997,055 (1994: A$71,840). The losses may be carried forward indefinitely under Australian income tax legislation.

  The tax effects of temporary differences, at the Australian statutory rate of 36%, which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 1995 are as follows:

                                                                1994     1995
                                                               AUD $    AUD $
Deferred tax assets
  Tax loss carryforward....................................... 77,978  9,816,188
  Accrued expenses and other..................................    Nil    266,479
                                                               ------ ----------
                                                               77,978 10,082,667
Deferred tax liabilities
  Depreciation and amortization...............................    Nil  1,897,111
                                                               ------ ----------
  Net deferred tax assets..................................... 77,978  8,185,556
  Less valuation allowance.................................... 77,978  8,185,556
                                                               ------ ----------
                                                                  Nil        Nil
                                                               ====== ==========

  Tax losses of A$1,897,111 (1994: A$nil) have been brought to account and fully applied against deferred tax liabilities.

  XYZ has provided a valuation allowance for the total amount of net deferred tax assets since realization of these assets is not assured, principally due to the Economic Entity being in the start-up phase of operations. For US GAAP purposes as described in Note 12, a valuation allowance for the total amount of the net deferred tax assets has also been provided.

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

                                                                      MARCH 31,
                                                    1994    1995        1996
                                                   AUD $    AUD $       AUD $
                                                                     (UNAUDITED)
Plant and equipment--at cost...................... 57,448 4,026,837   4,019,211
Less: accumulated depreciation....................    Nil  (665,767)   (906,914)
                                                   ------ ---------   ---------
  Total property, plant and equipment............. 57,448 3,361,070   3,112,297
                                                   ====== =========   =========

  There have been no current valuations included in the above amounts.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994


                   AND THE YEAR ENDED DECEMBER 31, 1995

NOTE 5--COMMITMENTS AND CONTINGENCIES

                                                                   1994   1995
                                                                   AUD $  AUD $
Contracts for Expenditure for Program Material Rights
  --Not later than one year.......................................  Nil  174,082
  --Later than one year but not later than two years..............  Nil      Nil
  --Later than two years but not later than three years...........  Nil      Nil
  --Later than three years but not later than four years..........  Nil      Nil
  --Later than four years but not later than five years...........  Nil      Nil
  --Later than five years.........................................  Nil      Nil
                                                                    ---  -------
                                                                    Nil  174,082
                                                                    ===  =======
Commitments Under Non-cancellable Operating Leases
  --Not later than one year.......................................  Nil   11,794
  --Later than one year but not later than two years..............  Nil   12,362
  --Later than two years but not later than three years...........  Nil   10,976
  --Later than three years but not later than four years..........  Nil      568
  --Later than four years but not later than five years...........  Nil      Nil
  --Later than five years.........................................  Nil      Nil
                                                                    ---  -------
                                                                    Nil   35,700
                                                                    ===  =======

 CONTINGENCIES

  The Company and its controlled entities are party to matters involving certain claims which arise in the normal course of business, none of which, in the opinion of management, is expected to have a materially adverse effect on the Company's consolidated financial position or results of operation.

 REGULATION

  Management asserts that no communication of any kind has been received from the Australian Broadcasting Authority ("ABA"), the Australian Competition and Consumer Commission of Australia ("ACCC"), or the Foreign Investment Review Board of Australia ("FIRB"), or any other agency indicating that the Company and/or its controlled entities is or may be in violation of any law or regulation of the Commonwealth of Australia or any subdivision or agency thereof.

NOTE 6--INFORMATION ABOUT INVESTMENTS IN ASSOCIATED COMPANIES

                                                                             EQUITY-
                                                  OWNERSHIP   CARRYING      ACCOUNTED
                                                  INTEREST     AMOUNT        AMOUNT
                                                  --------- ------------- -------------
    NAME OF COMPANY         PRINCIAL ACTIVITY     1994 1995 1994   1995   1994   1995
                                                   PERCENT  AUD $  AUD $  AUD $  AUD $
Nickelodeon Australia   Production and
 Management Pty          Development of the
 Limited                 Nickelodeon Channel      N/A   50   Nil  245,518  Nil  245,518

  The balance date of the associate is June 30.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995

  The carrying amount of the investment in the associated company is as follows:

                                                                       AUD $
Carrying amount of investment in shares in associate company........          1
Amounts due from associated company at the balance date ............  1,941,677
Provision for non-recoverability.................................... (1,696,160)
                                                                     ----------
                                                                        245,518
                                                                     ==========

  The carrying amount of the investment equates to the equity-accounted amount at December 31 , 1995 as follows:

                                                                     AUD $
Carrying amount of investment in shares in associated company.....          1
XYZ's maximum obligation to contribute to the operating losses of the associated company........................................... (1,696,160)
                                                                   ----------
                                                                   (1,696,159)
Amounts due from associated company at the balance date...........  1,941,677
                                                                   ----------
                                                                      245,518
                                                                   ==========

NOTE 7--PARTICULARS IN RELATION TO CONTROLLED ENTITIES

                                             BOOK VALUE OF             CONTRIBUTION TO
                                              INVESTMENT              CONSOLIDATED LOSS
                                        ----------------------- ------------------------------
                         CLASS INTEREST              MARCH 31,                      MARCH 31,
                          OF     HELD   1994  1995     1996      1994      1995       1996
                         SHARE PERCENT  AUD $ AUD $    AUD $     AUD $    AUD $       AUD $
                                                    (UNAUDITED)                    (UNAUDITED)
Chief Entity
  XYZ Entertainment Pty
   Ltd..................                                        233,874 38,842,378  3,649,399
Corporate Bodies Corpo-
 rate
  XYZ Programming Pty
   Limited..............  Ord    100     Nil     2        2         Nil        Nil        Nil
  Arena Television Pty
   Limited..............  Ord    100     Nil     2        2         Nil        Nil        Nil
  Quest Television Pty
   Limited..............  Ord    100     Nil     2        2         Nil        Nil        Nil
  Max Television Pty
   Limited..............  Ord    100     Nil     2        2         Nil        Nil        Nil
  Red Television Pty
   Limited..............  Ord    100     Nil     2        2         Nil        Nil        Nil
                                                                ------- ----------  ---------
  Consolidated net
   loss.................                                        233,874 38,842,378  3,649,399
                                                                ======= ==========  =========

  Each of the controlled entities are incorporated in, and carry on business in, Australia.

NOTE 8--RELATED PARTY DISCLOSURES

 OWNERSHIP INTERESTS IN RELATED PARTIES

Information in relation to ownership interests in controlled entities is provided in Note 7.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995


 REMUNERATION OF DIRECTORS

The directors of the Company during the period were:

  D F Hagans (appointed 12/12/94)
  A Tow (appointed 11/5/95)
  R J Freudenstein (appointed 6/9/95)
  R J Birrel (appointed 17/10/94, resigned 11/5/95)

  M W Booth (appointed 17/10/94, resigned 12/12/94, reappointed 6/9/95) D Garry (appointed 17/10/94, resigned 17/10/94)
  L M Head (appointed 17/10/94, resigned 17/10/94)

                                                                  1994   1995
                                                                 AUD $   AUD $
Total income received, or due and receivable, by directors of the Company from the Company and any related body corporate, and by all directors of each entity in the Economic Entity from corporations of which they are directors, or related bodies corporate or an entity controlled by the chief entity.......... 52,500 363,786
                                                                 ====== =======
The number of directors of the Company whose total income falls
 within the following bands:                                         No      No
 A$Nil -- A$9,999...............................................      4       7
                                                                 ====== =======

 LOANS TO DIRECTORS

  There were no loans in existence at balance date (or at December 31, 1994) made, guaranteed or secured by the Company to directors of a corporation in the Economic Entity or a related body corporate, their spouses, relatives or relatives of spouses.

 LOANS FROM DIRECTOR RELATED ENTITIES

                                                                                                 MARCH 31,
        TYPE OF          TERMS AND CONDITIONS OF   NAME OF RELATED      DIRECTOR        1995       1996
      TRANSACTION          TYPE OF TRANSACTION         ENTITY           RELATED        AUD $       AUD $
                                                                                                (UNUADITED)
Loans advanced from
 stockholder............  Non-interest           Century United       D Hagans and
                          bearing, no set        Programming          A Tow
                          terms of repayment     Ventures Pty
                                                 Limited                             14,523,960 18,966,591
Loans advanced from
 stockholder............  Non-interest           Foxtel Management    R Freudenstein
                          bearing, no set        Pty Limited          and M Booth
                          terms of repayment                                         14,523,960 18,966,591
                                                                                     ---------- ----------
                                                                                     29,047,920 37,933,182
                                                                                     ========== ==========

  Loans from Director Related Entities at December 31, 1994 amounted to $995,074. Of this amount, $820,074 had been advanced by UIH Australia Programming Inc. and $175,000 by Century Programming Ventures Corp., both being joint and equal stockholders in the Company at that date.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31,
                 1994AND THE YEAR ENDED DECEMBER 31, 1995

 LOANS TO DIRECTOR RELATED ENTITIES

                                                                                           MARCH 31,
        TYPE OF          TERMS AND CONDITIONS OF   NAME OF RELATED     DIRECTOR    1995      1996
      TRANSACTION          TYPE OF TRANSACTION         ENTITY          RELATED      AUD       AUD
                                                                                          (UNAUDITED)
Loans advanced to
 stockholder............                         Century United      D Hagans and
                          Non-interest           Programming         A Tow
                          bearing, no set        Ventures Pty                     881,633  1,708,113
                          terms of repayment     Limited
                                                                                  =======  =========

  There were no loans to Director Related Entities at December 31, 1994.

 OTHER TRANSACTIONS WITH DIRECTOR RELATED ENTITIES

                                                                                               MARCH 31,
        TYPE OF           TERMS AND CONDITIONS OF   NAME OF RELATED      DIRECTOR      1995      1996
      TRANSACTION           TYPE OF TRANSACTION         ENTITY           RELATED        AUD       AUD
                                                                                              (UNAUDITED)
Establishment and
 restructuring fees        Normal commercial      UIH Australia        D Hagans
 paid...................   terms and              Programming Inc.
                           conditions                                                 250,000       --
Establishment and
 restructuring fees        Normal commercial      Century Programming  A Tow
 paid...................   terms and              Ventures Corp.
                           conditions                                                 250,000       --
Establishment, operating
 and management fees....   Normal commercial      Century United       D Hagans and A
                           terms and              Programming          Tow
                           conditions             Ventures Pty
                                                  Limited                             860,444       --
Channel supply licence
 fee revenue............   Normal commercial      Continental Century
                           terms and              Pay Television Pty
                           conditions             Limited              A Tow          943,358   973,816
Cable distribution
 licence fee revenue....   Normal commercial      Foxtel Management    R Freudenstein
                           terms and              Pty Limited          and M Booth
                           conditions                                                 330,753   399,040

  There were no other transactions with Director Related Parties at December 31, 1994.

 LOANS TO OTHER RELATED ENTITIES

                                                                               MARCH 31,
      TYPE OF        TERMS AND CONDITIONS OF    NAME OF RELATED       1995       1996
    TRANSACTION        TYPE OF TRANSACTION           ENTITY            AUD        AUD
                                                                              (UNAUDITED)
Loans advanced to     Non-interest           Nickelodeon Australia
 associated company   bearing, no set        Management Pty
                      terms of repayment     Limited                1,941,677     --
Loans advanced to     Non-interest           Nickelodeon Australia
 related party        bearing, no set        Inc.
                      terms of repayment                            1,326,578     --

  There were no loans to Other Related Entities at December 31, 1994.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995
 OTHER TRANSACTIONS WITH OTHER RELATED ENTITIES

                                                                              MARCH 31,
        TYPE OF          TERMS AND CONDITIONS OF   NAME OF RELATED    1995      1996
      TRANSACTION          TYPE OF TRANSACTION         ENTITY          AUD       AUD
                                                                             (UNAUDITED)
Subscriptions payable...  Normal commercial      Nickelodeon
                          terms and              Australia
                          conditions             Management Pty
                                                 Limited             113,219   118,077

  There were no other transactions with other related entities at December 31, 1994.

 TRANSACTIONS WITHIN THE WHOLLY-OWNED GROUP

  During the financial period, the company provided management services to other entities in the wholly- owned group at no charge. In addition, the company paid licence fees and reimbursed certain costs to other entities in the wholly-owned group in the ordinary course of business and on normal terms and conditions.

 CONTROLLING ENTITIES

  The chief (parent) entity in the economic entity is XYZ Entertainment Pty
Ltd.

  The ultimate holding company in the wholly-owned group is XYZ Entertainment Pty Ltd.

  The chief entity, at the year end, was jointly controlled by Century United Programming Ventures Pty Limited ("CUPV") and Foxtel Management Pty Limited. Both companies are incorporated in Australia.

  CUPV is jointly owned by UIH Australia Programming Inc. ("UIH") and Century Programming Ventures Corp. ("CPVC"). The ultimate parent entity of UIH is
United International Holdings Inc........ The ultimate parent entity of CPVC is
Century Communications Corporation.

  Foxtel Management Pty Limited is jointly owned by The News Corporation Limited and Telstra Corporation Limited.

NOTE 9--SHARE CAPITAL

                                                               1994      1995
                                                               AUD $     AUD $
Authorised Capital
  900,000 ordinary shares of A $1.00 each...................   900,000   900,000
  100,000 redeemable preference shares of A $1.00 each......   100,000   100,000
                                                             --------- ---------
                                                             1,000,000 1,000,000
                                                             --------- ---------
Issued and Paid-Up Capital
  2 ordinary shares of A $1.00 each.........................         2         2
                                                             ========= =========

  Upon incorporation the Company issued two fully paid ordinary shares of $1 each.

NOTE 10--FINANCIAL REPORTING BY SEGMENTS

  The Company predominantly operates in Australia and in one industry, being programming for subscription television services.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995


NOTE 11--NON-HEDGED FOREIGN CURRENCY BALANCES

  The Australian dollar equivalent of foreign currency balances included in the accounts which are not effectively hedged are as follows:

                                                                1994     1995
                                                                AUD $    AUD $
US Dollars
 Liabilities
   Current....................................................     Nil 1,719,055
   Non-current................................................ 995,074   743,085
                                                               ------- ---------
     Total.................................................... 995,074 2,462,140
                                                               ======= =========
 Assets
   Current....................................................     Nil    25,729
                                                               ======= =========
Sterling
 Liabilities
   Current....................................................     Nil    10,949
                                                               ======= =========

NOTE12--SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY
         ACCEPTED IN AUSTRALIA AND THE UNITED STATES

  As stated in note 1, the consolidated financial statements of XYZ have been prepared in accordance with accounting principles generally accepted in Australia, which differ in certain significant respects from those generally accepted in the United States. A description of the major differences between Australian GAAP and US GAAP affecting the Company follows:

 (A) STATEMENT OF CASH FLOWS

  Under US GAAP, a Statement of Cash Flows would not provide a subtotal for "net cash used in operating activities before changes in assets and liabilities" as shown in Reconciliation of Net Loss to Net Cash Used in Operating Activities.

 (B) DEFERRED TAXATION

  Australian GAAP adopts the full liability method of tax effect accounting whereby deferred tax assets and liabilities arising from timing differences are recorded in the balance sheet at the rate of tax expected to be applicable at the time those timing differences reverse. A deferred tax asset in relation to available tax losses may be recognized to the extent that there is virtual certainty of its recovery against future taxable income.

  Under US GAAP, deferred taxes are provided on all temporary differences. Temporary differences encompass timing differences and other events that create differences between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax asset is recorded in a loss period and is reduced by a valuation allowance to the extent it is more likely than not that the deferred tax asset will not be realised.

  No deferred tax asset has been recognised in these accounts.

 (C) INVESTMENTS IN AND ADVANCES TO ASSOCIATED COMPANIES

  The Economic Entity equity accounts for its investments in associated companies in equity supplementary financial statements. Corporations in which the Economic Entity has a material interest and over which the

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995


Economic Entity exercises significant influence, but does not control, are considered to be associated companies. The ability to exercise significant influence over the strategic operating, investing and financing policies of a company may be indicated by, for example, representation on the board of directors, participation in policy-making processes, material intercompany transactions, interchange of management personnel or provision of technical information.

  Investments in associated companies are carried at the lower of cost and recoverable amount. Dividends are recorded in the profit and loss account after they have been declared by the associated company in a general meeting.

  Under US GAAP, the equity method of accounting is used for investments in which the Company exerts significant influence. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the associates, limited to the extent of the Company's investment in and advances to the associates, including any debt guarantees or other contractual funding commitments.

  Investments in and advances to associated companies are as follows:

                                                                        AUD $
Investment............................................................       1
Amounts due from associated company (net of provision for non-
 recoverability of $A1,696,160)....................................... 245,517
                                                                       -------
                                                                       245,518
                                                                       =======

 (D) RECONCILIATION OF NET LOSS AND STOCKHOLDERS' DEFICIENCY AS REPORTED UNDER AUSTRALIAN GAAP TO US GAAP

  A reconciliation of net loss and stockholders' deficiency as reported under Australian GAAP to US GAAP is not required as there is no difference between the results reported under Australian GAAP and UA GAAP at the balance date.

  Fair Value of Other Financial Instruments and Other Disclosures

  The carrying amount of the following instruments approximate fair value because of the short maturity of these instruments--cash at bank, promissory notes, trade and other receivables, and trade creditors and accruals (including amounts owing to related entities).

  New Accounting Principles

  The US Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") which is required to be adopted by affected companies for fiscal years beginning after December 15, 1995. The Company does not believe that the provisions of SFAS 121 will have a material effect on the Company's reported results.

                           XYZ ENTERTAINMENT PTY LTD
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 FOR THE PERIOD FROM OCTOBER 17, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994
                   AND THE YEAR ENDED DECEMBER 31, 1995


NOTE 13--REPORTING OF SIX MONTH PERIODS

                                                  SIX MONTHS      SIX MONTHS
                                                     ENDED           ENDED
                                                 JUNE 30, 1995 DECEMBER 31, 1995
                                                 ------------- -----------------
                                                     AUD $           AUD $
Revenue
  Channel Supply................................     100,747       1,016,344
  Other.........................................         Nil         592,149
  Interest......................................      62,587         133,704
                                                  ----------      ----------
                                                     163,334       1,742,197
Operating Expenses
  Cost of services..............................  15,732,400       8,945,175
  Selling, general and admininstrative .........   7,162,916       5,312,681
  Depreciation and amortization.................   1,366,875       2,227,862
                                                  ----------      ----------
                                                  24,262,191      16,485,718
NET LOSS........................................  24,098,857      14,743,521
                                                  ==========      ==========

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

                                 ------------

                               TABLE OF CONTENTS

                                                                          PAGE
Additional Information...................................................   3
Prospectus Summary.......................................................   4
Risk Factors.............................................................  17
The Exchange Offer.......................................................  26
Use of Proceeds..........................................................  32
Dividend Policy..........................................................  32
Exchange Rate Data.......................................................  32
Capitalization...........................................................  33
Pro Forma Consolidated Condensed Financial Information...................  34
Selected Consolidated Financial Data.....................................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Business.................................................................  43
Regulation...............................................................  62
Corporate Organizational Structure.......................................  69
Management...............................................................  75
Certain Relationships....................................................  80
Australis Transaction....................................................  80
Security Ownership.......................................................  81
Description of the Securities............................................  82
Description of Capital Stock............................................. 113
Certain U.S. Income Tax Considerations................................... 113
Plan of Distribution..................................................... 117
Legal Matters............................................................ 117
Experts.................................................................. 118
Index to Financial Statements............................................ F-1

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                                 $443,000,000

                  UIH
    (ART)         AUSTRALIA/
                  PACIFIC, INC.

                           14% SENIOR DISCOUNT NOTES
                              DUE 2006, SERIES B


                               ----------------

                                  PROSPECTUS

                               ----------------


                                      , 1996


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  Capitalized terms used but not defined in Part II have the meanings ascribed to them in the prospectus contained in this Registration Statement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

    3.1*  Articles of Incorporation of the Issuer, as amended.
    3.2*  By-laws of the Issuer.
    4.1*  Indenture dated as of May 14, 1996, between the Issuer and American
          Bank National Association (the "Indenture").
    4.2   The form of New Note is included as Exhibit A-2 to the Indenture.
    4.3 The Articles of Incorporation, as amended, and By-laws of the Issuer are included as Exhibits 3.1 and 3.2.
    5.1   Opinion of Holme Roberts & Owen llc as to the legality of the New
          Notes.
    8.1   Opinion of Holme Roberts & Owen llc as to certain other matters.
   10.1   The Indenture is included as Exhibit 4.1.
   10.2*  Registration Rights Agreement dated May 14, 1996, among the Issuer,
          Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and
          Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
          Incorporated ("Merrill Lynch").
   10.3*  Purchase Agreement dated May 8, 1996, among the Issuer, DLJ and
          Merrill Lynch.
   10.4* Memorandum of Variation dated December 21, 1995 to the Subscription and Securityholders Agreement, among United International Holdings,
          Inc. ("UIHI"), UIH Australia, Inc. ("UIHA"), Salstel Media Holdings
          Pty Limited ("SMH"), Australis Media Limited ("Australis") and CTV
          Pty Ltd ("CTV").
   10.5* Memorandum of Variation dated December 21, 1995 to the Subscription and Securityholders Agreement dated October 12, 1994, among UIHI, UIH
          Australia II, Inc. ("UIHA II"), Salstel Media Investment Pty Limited
          ("SMI"), Australis and STV Pty Ltd ("STV").
   10.6*  Memorandum of Variation dated April 4, 1996 to the CTV
          Securityholders Agreement, among UIHI, UIHA, Australis, SMH and CTV.
   10.7*  Memorandum of Variation dated April 4, 1996 to the STV
          Securityholders Agreement, among UIHI, UIHA II, Australis, SMI and
          STV.
   10.8*  Security Purchase Agreement dated December 21, 1995, between Media
          International Holdings Limited ("MHL") and UIHA.
   10.9*  Security Purchase Agreement dated December 21, 1995, between MIHL and
          UIHA II.
   10.10* Agreement dated December 21, 1995, among UIHI, UIHA and SMH.
   10.11* Amending Agreement dated April 4, 1996 to CTV Securityholders
          Agreement, among UIHI, UIHA and SMH.
   10.12* Agreement dated December 21, 1995, among UIHI, UIHA II and SMI.
   10.13* Amending Agreement dated April 4, 1996 to the STV Securityholders
          Agreement, among UIHI, UIHA II and SMI.
   10.14* Share Acquisition Agreement dated September 9, 1995, between
          Australia New System L.P. and United Wireless, Inc. ("UWI").

   10.15*   Option Agreement dated September 5, 1995, between UWI and Prodelin
            Corporation (Australia) Pty Limited.
   10.16    XYZ Shareholders Agreement dated September 6, 1995, among Century
            United Programming Venturers Pty Limited ("CUPV"), Foxtel
            Management Pty Limited ("Foxtel"), XYZ Entertainment Pty Limited
            ("XYZ"), Century United Programming Ventures ("CPVC") and the
            Issuer.
   10.17    Shareholders Deed dated June 30, 1995, among Century Communications
            Corp., CPVC, UIHI, the Issuer and CUPV.
   10.18*   Subscription and Investment Agreement dated July 8, 1994, among UIH
            New Zealand, Inc. ("UIHNZ"), Todd International Ltd. ("Todd") and
            Kiwi Cable Co. Ltd. ("Kiwi").
   10.19*   Shareholders Agreement dated July 8, 1994, between Todd and UIHNZ.
   10.20*   UIH-SFCC L.P. Amended and Restated Agreement of Limited Partnership
            dated January 6, 1995, among UIH-SFCC Inc. and the limited partners named therein.
   10.21*   Master Agreement dated January 11, 1995, between UIH-SFCC, L.P. and
            Societe Francaise des Communications et du Cable S.A. ("Societe").
   10.22*   Shareholders' Agreement dated January 11, 1995, among UIH-SFCC,
            L.P. and the shareholders named therein.
   10.23    Franchise Agreement dated October 12, 1994, between Australis and
            CTV.
   10.23A** Agreement dated June 19, 1996, between Australis, the Issuer and
            Galaxy Communications Pty Limited ("Galaxy") re: CTV Franchise
            Agreement.
   10.24    Franchise Agreement dated October 12, 1994, between Australis and
            STV.
   10.24A** Agreement dated June 19, 1996, between Australis, the Issuer and
            Galaxy re: STV Franchise Agreement.
   10.25    Channel Supply Agreement dated June 30, 1995, among XYZ, CUPV and
            East Coast Pay Television Pty Limited ("ECT").
   10.26*   Technical Assistance Agreement dated October 12, 1994, between CTV and United International Management, Inc. ("UIMI").
   10.27*   Technical Assistance Agreement dated October 12, 1994, between STV and UIMI.
   10.28    Stock Purchase Agreement dated July 3, 1996, among Kiwi Cable
            Company BVI, Inc., the Issuer and United Australasian
            Communications, Inc.
   10.29*   Technical Assistance Agreement dated July 8, 1994, between Kiwi and
            UIHI.
   10.30*   Technical Assistance Agreement dated July 8, 1994, between Kiwi and
            Todd.
   10.31*   Technical Assistance Agreement dated January 11, 1995, between
            Telefenua S.A. and Societe.
   10.32*   Assignment of Rights and Delegation of Duties under Technical
            Assistance Agreement dated January 11, 1995, between Societe and
            UIMI.
   10.33*   Management Agreement dated May 1, 1996, between UIH Management,
            Inc. and the Issuer.
   10.34*   Tax Allocation Agreement dated May 8, 1996, among UIHI, United
            Australasian Communications, Inc. and the Issuer.
   10.35*   Employment Letter Agreement dated February 21, 1995, between UIHI and Robert G. McRann.
   10.36    Securities Purchase Agreement dated June 19, 1996, between
            Australis and the Issuer (CTV securities).
   10.37    Securities Purchase Agreement dated June 19, 1996, between
            Australis and the Issuer (STV securities).
   12.1     Statement re: Ratio of Earnings to Fixed Charges.
   21.1     List of Subsidiaries.

   23.1 Consent of Independent Public Accountants--Arthur Andersen LLP (UIH
        Australia/Pacific, Inc.).
   23.2 Consent of Independent Public Accountants--Arthur Andersen (CTV Pty
        Ltd).
   23.3 Consent of Independent Public Accountants--Arthur Andersen (STV Pty
        Ltd).
   23.4 Consent of Independent Public Accountants--Arthur Andersen (Saturn
        Communication Limited).
   23.5 Consent of Independent Public Accountants--Deloitte Touche Tohmatsu
        (XYZ Entertainment Pty Ltd).
   23.6 Consent of Independent Public Accountants--Coopers & Lybrand (Telefenua
        S.A.)
   23.7 The consent of Holme Roberts & Owen LLC is included in Exhibit 5.1.
   24.1 Powers of Attorney.
   25.1 Statement of eligibility of Trustee.

  ---------------------

   * Previously filed.

  ** To be filed by amendment.

  (b) Index to Financial Statement Schedules

  None.

ITEM 22. UNDERTAKINGS

  The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by a final adjudication of such issue.

  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The Registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rules 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THIS 25TH DAY OF JULY, 1996.

                                          UIH Australia/Pacific, Inc., A
                                           Colorado corporation

                                          By: /s/ Bernard G. Dvorak
                                            -----------------------------------
                                                 BERNARD G. DVORAK
                                                CHIEF FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THE DATES INDICATED.

               SIGNATURE                TITLE POSITION HELD
                                        WITH THE REGISTRANT
                                                                     DATE

                  *                    Chairman of the
- -------------------------------------   Board, Chief            July 25, 1996
          GENE W. SCHNEIDER             Executive Officer
                                        and Director

                  *                    President and
- -------------------------------------   Director                July 25, 1996
          MICHAEL T. FRIES

        /s/ Bernard G. Dvorak          Chief Financial
- -------------------------------------   Officer and             July 25, 1996
          BERNARD G. DVORAK             Director

                  *                    Director
- -------------------------------------                           July 25, 1996
          MARK L. SCHNEIDER

                  *                    Controller
- -------------------------------------   (Principal              July 25, 1996
          VALERIE L. COVER              Accounting Officer

     */s/ Bernard G. Dvorak
- -------------------------------------
          BERNARD G. DVORAK
          ATTORNEY-IN-FACT

                                                         FILE NO. 333-05017
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS
                                       TO

                            AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                          UIH AUSTRALIA/PACIFIC, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXHIBIT INDEX

   EXHIBIT
    NO.                                 DESCRIPTION
   -------                              -----------
    3.1*   Articles of Incorporation of the Issuer, as amended.
    3.2*   By-laws of the Issuer.
    4.1*   Indenture dated as of May 14, 1996, between the Issuer and American
           Bank National Association (the "Indenture").
    4.2    The form of New Note is included as Exhibit A-2 to the Indenture.
    4.3    The Articles of Incorporation, as amended, and By-laws of the Issuer are included as Exhibits 3.1 and 3.2.
    5.1    Opinion of Holme Roberts & Owen llc as to the legality of the New
           Notes.
    8.1    Opinion of Holme Roberts & Owen llc as to certain other matters.
   10.1    The Indenture is included as Exhibit 4.1.
   10.2*   Registration Rights Agreement dated May 14, 1996, among the Issuer,
           Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and
           Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ("Merrill Lynch").
   10.3*   Purchase Agreement dated May 8, 1996, among the Issuer, DLJ and
           Merrill Lynch.
   10.4*   Memorandum of Variation dated December 21, 1995 to the Subscription and Securityholders Agreement, among United International Holdings,
           Inc. ("UIHI"), UIH Australia, Inc. ("UIHA"), Salstel Media Holdings
           Pty Limited ("SMH"), Australis Media Limited ("Australis") and CTV
           Pty Ltd ("CTV").
   10.5*   Memorandum of Variation dated December 21, 1995 to the Subscription and Securityholders Agreement dated October 12, 1994, among UIHI,
           UIH Australia II, Inc. ("UIHA II"), Salstel Media Investment Pty
           Limited ("SMI"), Australis and STV Pty Ltd ("STV").
   10.6*   Memorandum of Variation dated April 4, 1996 to the CTV
           Securityholders Agreement, among UIHI, UIHA, Australis, SMH and CTV.
   10.7*   Memorandum of Variation dated April 4, 1996 to the STV
           Securityholders Agreement, among UIHI, UIHA II, Australis, SMI and
           STV.
   10.8*   Security Purchase Agreement dated December 21, 1995, between Media
           International Holdings Limited ("MHL") and UIHA.
   10.9*   Security Purchase Agreement dated December 21, 1995, between MIHL and UIHA II.
   10.10*  Agreement dated December 21, 1995, among UIHI, UIHA and SMH.
   10.11*  Amending Agreement dated April 4, 1996 to CTV Securityholders
           Agreement, among UIHI, UIHA and SMH.
   10.12*  Agreement dated December 21, 1995, among UIHI, UIHA II and SMI.
   10.13*  Amending Agreement dated April 4, 1996 to the STV Securityholders
           Agreement, among UIHI, UIHA II and SMI.
   10.14*  Share Acquisition Agreement dated September 9, 1995, between
           Australia New System L.P. and United Wireless, Inc. ("UWI").

   EXHIBIT
     NO.                                DESCRIPTION
   --------                             -----------
   10.15*   Option Agreement dated September 5, 1995, between UWI and Prodelin
            Corporation (Australia) Pty Limited.
   10.16    XYZ Shareholders Agreement dated September 6, 1995, among Century
            United Programming Venturers Pty Limited ("CUPV"), Foxtel
            Management Pty Limited ("Foxtel"), XYZ Entertainment Pty Limited
            ("XYZ"), Century United Programming Ventures ("CPVC") and the
            Issuer.
   10.17    Shareholders Deed dated June 30, 1995, among Century Communications
            Corp., CPVC, UIHI, the Issuer and CUPV.
   10.18*   Subscription and Investment Agreement dated July 8, 1994, among UIH
            New Zealand, Inc. ("UIHNZ"), Todd International Ltd. ("Todd") and
            Kiwi Cable Co. Ltd. ("Kiwi").
   10.19*   Shareholders Agreement dated July 8, 1994, between Todd and UIHNZ.
   10.20*   UIH-SFCC L.P. Amended and Restated Agreement of Limited Partnership
            dated January 6, 1995, among UIH-SFCC Inc. and the limited partners named therein.
   10.21*   Master Agreement dated January 11, 1995, between UIH-SFCC, L.P. and
            Societe Francaise des Communications et du Cable S.A. ("Societe").
   10.22*   Shareholders' Agreement dated January 11, 1995, among UIH-SFCC,
            L.P. and the shareholders named therein.
   10.23    Franchise Agreement dated October 12, 1994, between Australis and
            CTV.
   10.23A** Agreement dated June 19, 1996, between Australis, the Issuer and
            Galaxy Communications Pty Limited ("Galaxy") re: CTV Franchise
            Agreement.
   10.24    Franchise Agreement dated October 12, 1994, between Australis and
            STV.
   10.24A** Agreement dated June 19, 1996, between Australis, the Issuer and
            Galaxy re: STV Franchise Agreement.
   10.25    Channel Supply Agreement dated June 30, 1995, among XYZ, CUPV and
            East Coast Pay Television Pty Limited ("ECT").
   10.26*   Technical Assistance Agreement dated October 12, 1994, between CTV and United International Management, Inc. ("UIMI").
   10.27*   Technical Assistance Agreement dated October 12, 1994, between STV and UIMI.
   10.28    Stock Purchase Agreement dated July  , 1996, among Kiwi Cable
            Company BVI, Inc., the Issuer and United Australasian
            Communications, Inc.
   10.29*   Technical Assistance Agreement dated July 8, 1994, between Kiwi and
            UIHI.
   10.30*   Technical Assistance Agreement dated July 8, 1994, between Kiwi and
            Todd.
   10.31*   Technical Assistance Agreement dated January 11, 1995, between
            Telefenua S.A. and Societe.
   10.32*   Assignment of Rights and Delegation of Duties under Technical
            Assistance Agreement dated January 11, 1995, between Societe and
            UIMI.
   10.33*   Management Agreement dated May 1, 1996, between UIH Management,
            Inc. and the Issuer.
   10.34*   Tax Allocation Agreement dated May 8, 1996, among UIHI, United
            Australasian Communications, Inc. and the Issuer.
   10.35*   Employment Letter Agreement dated February 21, 1995, between UIHI and Robert G. McRann.
   10.36    Securities Purchase Agreement dated June 19, 1996, between
            Australis and the Issuer (CTV securities).

   EXHIBIT
    NO.                                 DESCRIPTION
   -------                              -----------
   10.37   Securities Purchase Agreement dated June 19, 1996, between Australis and the Issuer (STV securities).
   12.1    Statement re: Ratio of Earnings to Fixed Charges.
   21.1    List of Subsidiaries.
   23.1    Consent of Independent Public Accountants--Arthur Andersen LLP (UIH
           Australia/Pacific, Inc.).
   23.2    Consent of Independent Public Accountants--Arthur Andersen (CTV Pty
           Ltd).
   23.3    Consent of Independent Public Accountants--Arthur Andersen (STV Pty
           Ltd).
   23.4    Consent of Independent Public Accountants--Arthur Andersen (Saturn
           Communications Limited).
   23.5    Consent of Independent Public Accountants--Deloitte Touche Tohmatsu
           (XYZ Entertainment Pty Ltd).
   23.6    Consent of Independent Public Accountants--Coopers & Lybrand
           (Telefenua S.A.)
   23.7    The consent of Holme Roberts & Owen LLC is included in Exhibit 5.1.
   24.1    Powers of Attorney.
   25.1    Statement of eligibility of Trustee.

  ---------------------

   * Previously filed.

  ** To be filed by amendment.